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As filed with the Securities and Exchange Commission on November 14, 2003

Registration No. 333-109049

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 1 to

FORM S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MSW Energy Holdings LLC	Delaware	6719	14-1873119
MSW Energy Finance Co., Inc.	Delaware	6719	20-0047886
MSW Energy Hudson LLC*	Delaware	6719	01-0744984
(Exact name of each registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

* Guarantor

c/o AIG Highstar Capital L.P.	c/o DLJ Merchant Banking Partners
175 Water Street, 26th Floor	Eleven Madison Avenue, 16th Floor
New York, NY 10038	New York, NY 10010
Attention: Michael J. Miller and	Attention: Daniel H. Clare
Marc C. Baliotti Phone No. 212-458-1661	Phone No. 212-325-6281
(Address, including zip code, and telephone number, including area code, of the registrants' principal executive offices)
Michael J. Miller, Chief Executive Officer and Daniel H. Clare, Secretary MSW Energy Holdings LLC
c/o AIG Highstar Capital L.P.	c/o DLJ Merchant Banking Partners
175 Water Street, 26th Floor	Eleven Madison Avenue, 16th Floor
New York, NY 10038	New York, NY 10010
Attention: Michael J. Miller and	Attention: Daniel H. Clare
Marc C. Baliotti Phone No. 212-458-1661	Phone No. 212-325-6281
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to: John R. Utzschneider, Esq. Bingham McCutchen LLP 150 Federal Street Boston, MA 02110 617-951-8000

        Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this Registration Statement.

        If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8 OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8, MAY DETERMINE.

EXPLANATORY NOTE

        This registration statement covers the registration of an aggregate principal amount of $200,000,000 of 8 1/2% Series B Senior Secured Notes due 2010 (the exchange notes) of MSW Energy Holdings LLC and MSW Energy Finance Co., Inc. (collectively, the Issuers) that may be exchanged for equal principal amounts of the Issuers' outstanding 8 1/2% Series A Senior Secured Notes due 2010 (the old notes) in an exchange offer.

        This registration statement also covers the registration of the exchange notes for resale by Credit Suisse First Boston LLC, the initial purchaser of the old notes, in market-making transactions. The complete prospectus relating to the exchange offer (the "Exchange Offer Prospectus") follows immediately after this Explanatory Note. Following the Exchange Offer Prospectus are certain pages of the prospectus relating solely to market-making transactions (the "Market-Making Prospectus"), including alternate front and back cover pages, and alternate sections entitled "Table of Contents", "Prospectus Summary—Risk Factors," "Use of Proceeds", "Federal Income Tax Consequences" and "Plan of Distribution." In addition, the Market-Making Prospectus will not include the following captions (or the information set forth under such captions) in the Exchange Offer Prospectus: "Prospectus Summary—The Exchange Offer," "Risk Factors—If you do not properly tender your old notes, your ability to transfer your old notes will be adversely affected," and "The Exchange Offer." All other sections of the Exchange Offer Prospectus will be included in the Market-Making Prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated November 14, 2003

PROSPECTUS

MSW ENERGY HOLDINGS LLC

MSW ENERGY FINANCE CO., INC.

OFFER TO EXCHANGE

$200,000,000 principal amount of 8 1/2% Series B Senior Secured Notes due 2010, which have been registered under the Securities Act of 1933, for any and all of the outstanding 8 1/2% Series A Senior Secured Notes due 2010

        We are offering to exchange all of our outstanding 8 1/2% Series A Senior Secured Notes due 2010, which we refer to as the old notes, for our registered 8 1/2% Series B Senior Secured Notes due 2010, which we refer to as the exchange notes, and together with the old notes, the notes. The terms of the exchange notes are substantially identical to the terms of the old notes except that the exchange notes have been registered under the Securities Act of 1933 and, therefore, are freely transferable. The exchange notes will represent the same debt as the old notes, and we will issue the exchange notes under the same indenture.

        The principal features of the exchange offer are as follows:

  •
  The exchange offer expires at 5:00 p.m., New York City time, on            , 2003, unless extended.

  •
  We will exchange all old notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer.

  •
  You may withdraw tendered old notes at any time prior to the expiration of the exchange offer.

  •
  The exchange of old notes for exchange notes pursuant to the exchange offer will not be a taxable event for U.S. federal income tax purposes.

  •
  We will not receive any proceeds from the exchange offer.

  •
  There is no established trading market for the exchange notes, and we do not intend to apply for listing of the exchange notes on any securities exchange or automated quotation system.

        Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date (as defined herein), we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

        The exchange notes will be our senior secured obligations and will rank equally in right of payment with all of our senior secured indebtedness, including the old notes. The exchange notes will be jointly and severally guaranteed by our current and future restricted subsidiaries. In addition, the exchange notes and the guarantees will be secured by a first-priority perfected lien on substantially all our assets.

Participating in the exchange offer involves risks.
See "Risk Factors" beginning on page 21.

        Neither the Securities and Exchange Commission nor any other federal or state agency has approved or disapproved of the securities to be distributed in the exchange offer, nor have any of these organizations determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is November     , 2003.

FORWARD-LOOKING STATEMENTS	1
PROSPECTUS SUMMARY	2
RISK FACTORS	21
USE OF PROCEEDS	30
CAPITALIZATION	31
THE ACQUISITION	32
SELECTED FINANCIAL DATA	33
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULT OF OPERATIONS	35
BUSINESS OF AMERICAN REF-FUEL	53
MSW ENERGY HOLDINGS	69
REF-FUEL HOLDINGS	73
REGULATION	75
MANAGEMENT	80
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	84
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	86
THE EXCHANGE OFFER	87
DESCRIPTION OF NOTES	95
BOOK-ENTRY; DELIVERY AND FORM	135
FEDERAL INCOME TAX CONSEQUENCES	137
PLAN OF DISTRIBUTION	143
LEGAL MATTERS	144
EXPERTS	144
WHERE YOU CAN FIND MORE INFORMATION	145
INDEX TO PRO FORMA FINANCIAL STATEMENTS	P-1
INDEX TO HISTORICAL FINANCIAL STATEMENTS	F-1

        We have not authorized any person to give any information or to make any representation other than those contained in this prospectus. You must not rely upon any unauthorized information or representation. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it relates, nor does this prospectus constitute an offer to sell or a solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation.

FORWARD-LOOKING STATEMENTS

        All statements other than statements of historical facts included in this prospectus that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. Forward-looking statements give our current expectations and projections relating to the financial condition, results of operations, plans, objectives, future performance and business of MSW Energy Holdings LLC. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

        These forward-looking statements are based on our expectations and beliefs concerning future events affecting us. They are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Many factors mentioned in our discussion in this prospectus, including the risks outlined under "Risk Factors," will be important in determining future results.

        Because of these factors, we caution that investors should not place undue reliance on any of our forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

PROSPECTUS SUMMARY

        This summary highlights information contained elsewhere in this prospectus. It does not contain all of the information that may be important to you. We encourage you to read this prospectus in its entirety.

        As used in prospectus, the term "MSW Energy Holdings" refers to MSW Energy Holdings LLC only; the term "MSW Energy Finance" refers to MSW Energy Finance Co., Inc. only; the term "Hudson" refers to MSW Energy Hudson LLC only; unless otherwise indicated, the terms "we," "our," "ours" and "us" refer only to MSW Energy Holdings; the term the "Issuers" refers only to MSW Energy Holdings and MSW Energy Finance and not to any of our other affiliates; the terms "American Ref-Fuel" and "ARC" refer to American Ref-Fuel Company LLC; and the term "Ref-Fuel Holdings" refers to Ref-Fuel Holdings LLC. This prospectus contains financial statements and other financial information of American Ref-Fuel and Ref-Fuel Holdings. Our sole assets relate to an indirect 49.8% membership interest in Ref-Fuel Holdings, which owns 100% of American Ref-Fuel. As a 49.8% owner that has voting control over an additional 0.2% interest, we do not have the ability to unilaterally control Ref-Fuel Holdings or American Ref-Fuel. Given our interest in Ref-Fuel Holdings, the financial statements and other financial information contained in this prospectus relating to Ref-Fuel Holdings and American Ref-Fuel are not directly comparable to our financial statements and other financial information.

MSW Energy Holdings

        We were formed in March 2003 as a Delaware limited liability company for the purpose of acquiring a 50% indirect membership interest in Ref-Fuel Holdings LLC (formerly known as Duke/UAE Ref-Fuel LLC). Ref-Fuel Holdings is a holding company whose sole assets and source of operating cash flow relate to its 100% membership interest in American Ref-Fuel. American Ref-Fuel is one of the largest owners and operators of waste-to-energy (WTE) facilities in the United States, as measured by tons of municipal solid waste processed in 2002.

        Our principal executive offices are c/o DLJ Merchant Banking Partners, Eleven Madison Avenue, 16th Floor, New York, NY 10010, Attention: Daniel H. Clare, telephone number 212-325-6281.

American Ref-Fuel

        American Ref-Fuel was formed as a Delaware limited liability company for the purpose of owning partnerships that develop, own and operate WTE facilities, which combust municipal solid waste and produce energy in the form of electricity and steam. American Ref-Fuel owns or controls and operates six state-of-the-art WTE facilities located in the northeastern United States, which we refer to as the ARC operating facilities. Predecessors of American Ref-Fuel were formed beginning in 1983.

        The subsidiaries of American Ref-Fuel that operate the ARC operating facilities (or the ARC operating companies) derive revenues principally from disposal or tipping fees received by the ARC operating facilities for accepting waste and the sale of electricity and steam produced by those facilities.

        The following information relates to the ARC operating facilities:

		Capacity		Contract Expiration Date
Operating Facility	Location	Waste Disposal (tons per day)	Electric Generating (megawatts)	Service Agreements/ Disposal Contracts	Electricity Sales Contracts	Date of Commercial Operation/ Date Acquired by American Ref-Fuel	2002 Revenues Under Long-Term Contracts(1)
Hempstead	Hempstead, NY	2,505	72	2009	2009	1989	96%
Essex	Newark, NJ	2,700	70	2020	2021	1991	97%
SECONN	Preston, CT	689	18	2015	2017	1992	90%
Niagara	Niagara Falls, NY	2,250	50	2007-2012	2014	1980/1993	73%
SEMASS	Rochester, MA	2,700	79	2003-2016	2015	1989/1996	55%
Delaware Valley	Chester, PA	2,688	79	2017	2016	1992/1997(2)	61%

(1)
Represents the portion of gross revenues generated by contracts with an original term of three years or greater. Gross revenues do not include fair value adjustment amortization and revenue levelization adjustments.

(2)
Date acquired for the Delaware Valley facility refers to the date of acquisition by Allied Waste Industries, Inc. Following that date, the Delaware Valley facility was managed by a predecessor of American Ref-Fuel until it was acquired by American Ref-Fuel on April 30, 2001.

        American Ref-Fuel indirectly owns 100% of the ARC operating companies, except for SEMASS Partnership (which owns the SEMASS facility), of which American Ref-Fuel indirectly owns 90%. American Ref-Fuel also owns TransRiver Marketing Co., L.P. (or TransRiver), a waste procurement company. In addition to providing waste procurement services to American Ref-Fuel, TransRiver owns a 740-ton-per-day transfer station in Lynn, Massachusetts and a waste hauling company that operates in Pennsylvania and Delaware.

        On May 9, 2003, American Ref-Fuel completed the issuance of $275 million aggregate principal amount of 6.26% Senior Notes due 2015. The notes achieved a rating of "Baa2" by Moody's Investors Service, Inc. (or Moody's) and "BBB" by Standard & Poor's (or S&P). Net proceeds of $270 million from the financing were used, in part, to repay and retire $242.6 million under outstanding credit facilities. As part of this refinancing, American Ref-Fuel entered into a $75 million amended and restated revolving credit facility, of which $2.2 million of letters of credit were outstanding and no advances were outstanding as of September 30, 2003. We sometimes refer to these refinancings as the ARC refinancing.

ARC Competitive Strengths

        We believe that American Ref-Fuel has the following competitive strengths:

  •
  Predictable Revenue Base and Stable Margins. American Ref-Fuel's revenues are generated from multiple sources with a broad range of customers in different geographical locations in the northeastern United States. In 2002, approximately 74% of American Ref-Fuel's total gross revenues were derived from long-term waste disposal and energy contracts. Approximately 84% of these contracted revenues were derived from investment grade utilities and municipalities. American Ref-Fuel's Adjusted EBITDA margins were 57.9%, 56.2% and 54.6% for 2000, 2001 and 2002, respectively.

  •
  Positive Industry Fundamentals. American Ref-Fuel primarily derives its revenues from fees associated with waste processing and electricity and steam sales. The waste processing industry tends to be recession resistant. The northeastern United States, where American Ref-Fuel's facilities are located, is characterized as having a high population density with limited waste disposal alternatives.

  •
  Proven Operating Performance History. American Ref-Fuel's proven technology and operational excellence have resulted in availability levels higher than industry average at the ARC operating facilities. The proven technology includes pollution control equipment that is state-of-the-art relative to technology designed to accomplish comparable goals. In addition, American Ref-Fuel has maintained a safety and environmental record that is among the best in the industry, and American Ref-Fuel continues to improve the operating efficiencies at each ARC operating facility.

  •
  Experienced Management Team. American Ref-Fuel's senior management has an average of over 14 years of experience in the WTE industry. In addition, the management at the operational level of the ARC operating facilities has substantial industry experience.

The Acquisition

        Pursuant to an equity purchase agreement between us and an affiliate of Duke Energy Corporation (or Duke), we agreed to acquire Duke's 50% membership interest in Ref-Fuel Holdings in two separate closings. At the initial closing on June 30, 2003, we acquired MSW Energy Hudson LLC (or Hudson), which holds a 49.8% membership interest in Ref-Fuel Holdings. Prior to the initial closing, Hudson was known as Duke Energy Hudson, LLC. We have agreed to acquire Duke Energy Erie, LLC (or Erie), a wholly owned subsidiary of Duke that holds an additional 0.2% membership interest in Ref-Fuel Holdings, at a second closing to occur at a future date within two years and six months after the initial closing. We refer to these transactions collectively as the Acquisition.

        The aggregate purchase price for the Acquisition is $326.8 million, which includes a purchase price adjustment of $20.8 million based on changes in net equity. We paid Duke $304.8 million at the initial closing on June 30, 2003 and $20.7 million on September 5, 2003 as part of the purchase price adjustment. We will pay Duke $1.3 million at the second closing, which includes a purchase price adjustment of approximately $100,000. The proceeds of the old notes, together with capital contributions made by our two owners of $75 million each, were used to fund the initial closing. The purchase price payable at the second closing is expected to be financed by cash on hand or capital contributions from our owners. We currently own a 49.8% membership interest in Ref-Fuel Holdings and have the right and the obligation to acquire the additional 0.2% membership interest. At the initial closing, we entered into a voting agreement with Erie pursuant to which Erie granted us the right to vote the 0.2% membership interest in Ref-Fuel Holdings held by Erie until such time as the membership interest in Erie is transferred to us. As a result, we currently own 49.8% and have voting control over an additional 0.2% of the membership interests in Ref-Fuel Holdings. Our sole source of operating cash flow is distributions from Ref-Fuel Holdings. Ref-Fuel Holdings' sole source of operating cash flow is distributions from American Ref-Fuel.

        Under the terms of the Ref-Fuel Holdings limited liability company agreement, Ref-Fuel Holdings is required to distribute available cash to its members on at least a quarterly basis. American Ref-Fuel's credit facilities only permit American Ref-Fuel to make quarterly distributions to Ref-Fuel Holdings so long as certain financial tests are satisfied. As the holder of indirect voting control of 50% of the membership interests in Ref-Fuel Holdings, no amendment of these distribution provisions may be made without our consent. Certain other significant actions by Ref-Fuel Holdings, including those taken by Ref-Fuel Holdings as the 100% owner of American Ref-Fuel, may also not be made without our consent. However, this indirect voting control of 50% of the membership interests does not give us the ability to unilaterally control Ref-Fuel Holdings or American Ref-Fuel.

Our Structure

        We were formed in March 2003 as a Delaware limited liability company for the purpose of acquiring the 50% indirect membership interest in Ref-Fuel Holdings. Ref-Fuel Holdings is a holding company whose sole assets and source of operating cash flow relate to its 100% membership interest in American Ref-Fuel. American Ref-Fuel is one of the largest owners and operators of WTE facilities in the United States, as measured by tons of municipal solid waste processed in 2002. Ref-Fuel Holdings is currently 49.8% owned by MSW Energy Holdings (plus an additional 0.2% interest over which we have voting control) and 50% owned by subsidiaries of United American Energy Holdings Corp. (or UAE Holdings). Upon consummation of the transactions described below under "Recent Developments," MSW Energy Holdings II LLC will directly and indirectly hold the 50% membership interest in Ref-Fuel Holdings that is currently owned by the UAE Holdings subsidiaries.

        The following chart reflects the ownership structure of Ref-Fuel Holdings and American Ref-Fuel as of today:

(1)
We also have the right to vote an additional 0.2% interest. The intermediate wholly owned subsidiary through which we hold this 49.8% ownership interest is not shown.

(2)
To simplify the presentation, the ownership shown includes a 49.9% membership interest directly held by UAE Ref-Fuel LLC and a 0.1% membership interest held by UAE Ref-Fuel II Corp., a wholly owned subsidiary of UAE Ref-Fuel LLC. UAE Ref-Fuel LLC is wholly owned by United American Energy Corp., which in turn is wholly owned by UAE Holdings.

        Each of the ARC operating companies has outstanding indebtedness with respect to the ARC operating facilities. The majority of this indebtedness is evidenced by tax-exempt bonds and is collateralized by the ARC operating facilities and other assets of the ARC operating companies. American Ref-Fuel also has outstanding indebtedness. Substantially all distributions to American Ref-Fuel from the ARC operating companies, after the payment of expenses and debt service on ARC operating company-level indebtedness, are subject to the satisfaction of financial tests. Distributions from American Ref-Fuel to Ref-Fuel Holdings, after the payment of expenses and debt service on American Ref-Fuel indebtedness, are also subject to the satisfaction of financial tests.

Our Owners

        We are jointly owned by (i) Highstar Renewable Fuels LLC (Highstar Renewable Fuels), which is affiliated with AIG Global Asset Management Holdings Corp. (AIGGIG), a subsidiary of American International Group, Inc. (AIG), and (ii) several funds affiliated with CSFB Private Equity, Inc. (CSFB Private Equity), the global private equity arm of Credit Suisse First Boston.

MSW Energy Finance

        Our wholly owned subsidiary, MSW Energy Finance, was formed in June 2003 solely for the purpose of serving as a co-issuer of the old notes in order to facilitate the offering of the notes. Other than serving as a co-issuer of the notes, MSW Energy Finance does not have any operations or assets and will not have any revenues. As a result, you should not expect MSW Energy Finance to participate in servicing the interest and principal obligations on the notes.

Recent Developments

        On October 2, 2003, UAE Holdings announced that it had entered into an agreement and plan of merger (the UAE Merger Agreement) with an affiliate of CSFB Private Equity. Upon completion of the transactions contemplated by the merger agreement as well as a series of related transactions (which are described below and which we collectively refer to as the UAE Transactions), MSW Energy Holdings II LLC (MSW Energy II), a Delaware limited liability company, will hold directly and indirectly the 50% membership interest in Ref-Fuel Holdings that is currently held by subsidiaries of UAE Holdings. MSW Energy II is owned by MSW Intermediate Merger LLC (MSW Intermediate Merger), a wholly owned subsidiary of MSW Merger LLC (MSW Merger), a Delaware limited liability company. MSW Merger is owned by several investment funds affiliated with CSFB Private Equity. MSW Merger has informed us that it expects the closing of the UAE Transactions to occur by December 31, 2003.

        We are not a party to any of the UAE Transactions. Furthermore, the UAE Transactions will not change our ownership interest in Ref-Fuel Holdings, including our right to receive ongoing cash distributions from Ref-Fuel Holdings.

        Pursuant to the UAE Merger Agreement, MSW Merger will merge with and into UAE Holdings. UAE Holdings will continue as the surviving corporation in the merger and the members of MSW Merger will become the only stockholders of UAE Holdings. At the same time, MSW Energy II's direct parent, MSW Intermediate Merger, will merge with and into UAE Ref-Fuel LLC (UAE Ref-Fuel), an indirect wholly owned subsidiary of UAE Holdings, and UAE Ref-Fuel will contribute to MSW Energy II its direct 49.9% membership interest in Ref-Fuel Holdings and its 100% equity interest in UAE Ref-Fuel II Corp. (UAE Ref-Fuel II), which owns a 0.1% membership interest in Ref-Fuel Holdings. The total amount of payments to be made by MSW Merger is currently expected to approximate $392 million. The closing of the UAE Transactions is subject to customary closing conditions, including regulatory approvals.

        We also understand that affiliates of AIGGIG are currently in discussions with CSFB Private Equity regarding the possibility of participation, after the closing of the UAE Transactions, in the ownership of the successor to MSW Merger. Any such participation may also include a shift in the respective ownership positions of our owners. We cannot assure you as to the eventual structure or terms of any such participation or whether any such transaction will ever be consummated.

        After giving effect to the UAE Transactions, the joint consent of each of MSW Energy II and us will be required for certain significant actions to be taken by Ref-Fuel Holdings, including modifications of the Ref-Fuel Holdings limited liability company agreement and actions taken by Ref-Fuel Holdings as the 100% owner of American Ref-Fuel. Notwithstanding the fact that, after giving effect to the UAE Transactions, affiliates of CSFB Private Equity will indirectly own a majority of the membership interests of Ref-Fuel Holdings, the consent of Highstar Renewable Fuels, as one of our 50% owners, will be required for certain significant actions to be taken by Ref-Fuel Holdings. Neither we nor CSFB Private Equity or MSW Energy II will unilaterally control Ref-Fuel Holdings or American Ref-Fuel.

The Exchange Offer

        The following is a brief summary of the terms of the exchange offer. For a more complete description, see "The Exchange Offer."

        On June 25, 2003, MSW Energy Holdings and MSW Energy Finance completed an offering of $200,000,000 aggregate principal amount of 8 1/2% senior secured notes due 2010, which was exempt from registration under the Securities Act of 1933 (the Securities Act).

        Credit Suisse First Boston LLC, the initial purchaser, subsequently resold the old notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act.

        In connection with the sale of the old notes, we, together with MSW Finance and Hudson, entered into a registration rights agreement with the initial purchaser. We are obligated to file a registration statement with respect to an offer to exchange the notes for a new issue of equivalent notes registered under the Securities Act within 90 days after the date on which the old notes were purchased by the initial purchaser. We are also obligated to use our commercially reasonable best efforts to cause the registration statement to be declared effective prior to 180 days after the date on which the old notes were purchased by the initial purchaser. We may be required to provide a shelf registration statement to cover resales of the notes under certain circumstances.

        If we fail to meet any of these requirements, it will constitute a default under the registration rights agreement and we must pay additional interest on the notes of 0.25% per annum for the first 90-day period after any such default. This interest rate will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all such defaults have been cured, up to a maximum additional interest rate of 1.0% per annum. The exchange offer is being made pursuant to the registration rights agreement and is intended to satisfy the rights granted under the registration rights agreement.

Securities Offered	$200,000,000 in aggregate principal amount of 8 1/2% Series B Senior Secured Notes due 2010.
Exchange Offer
The exchange notes are being offered in exchange for a like amount of old notes. $1,000 principal amount of exchange notes will be issued in exchange for each $1,000 principal amount of old notes validly tendered.
The form and terms of the exchange notes are the same as the form and terms of the outstanding notes except that:
	•	the exchange notes have been registered under the federal securities laws and will not bear any legend restricting their transfer;
	•	the exchange notes bear a different CUSIP number than the old notes; and
	•	the holders of the exchange notes will not be entitled to certain rights under the registration rights agreement.

Resale
Based upon interpretations by the staff of the SEC set forth in no-action letters issued to unrelated third parties, we believe that the exchange notes may be offered for resale, resold or otherwise transferred to you without compliance with the registration and prospectus delivery requirements of the Securities Act, unless you:
• are an "affiliate" of ours within the meaning of Rule 405 under the Securities Act;
• are a broker-dealer who purchased the old notes directly from us for resale under Rule 144A or any other available exemption under the Securities Act;
• acquired the exchange notes other than in the ordinary course of business; or
• have an arrangement with any person to engage in the distribution of exchange notes.

However, we have not submitted a no-action letter and there can be no assurance that the SEC will make a similar determination with respect to the exchange offer. Furthermore, in order to participate in the exchange offer, you must make the representations set forth in the letter of transmittal that we are sending you with this prospectus.
Expiration Date
The exchange offer will expire at 5:00 p.m., New York City time, on , 2003, which we refer to as the expiration date, unless we, in our sole discretion, extend it. Any old notes not accepted for exchange for any reason will be returned without expense to the tendering holders promptly after the expiration or termination of the exchange offer.
Conditions to Exchange Offer	The exchange offer is subject to certain customary conditions, some of which may be waived by us. See "The Exchange Offer—Conditions to the Exchange Offer."
Procedure for Tendering Old Notes
The exchange offer will expire at 5:00 p.m., New York City time, on , 2003. If you wish to accept the exchange offer, you must complete, sign and date the letter of transmittal, or a copy of the letter of transmittal, in accordance with the instructions contained in this prospectus and in the letter of transmittal, and mail or otherwise deliver the letter of transmittal, or the copy, together with the old notes and any other required documentation, to the exchange agent at the address set forth in this prospectus and in the letter of transmittal.

We will accept for exchange any and all old notes that are properly tendered in the exchange offer prior to the expiration date. The exchange notes issued in the exchange offer will be delivered promptly following the expiration date. See "The Exchange Offer—Terms of the Exchange Offer."

Special Procedures for Beneficial Owners
If you are the beneficial owner of old notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee and wish to tender in the exchange offer, you should contact the person in whose name your notes are registered and promptly instruct the person to tender on your behalf.
Guaranteed Delivery Procedures
If you wish to tender your old notes and time will not permit your required documents to reach the exchange agent by the expiration date, or the procedure for book-entry transfer cannot be completed on time, you may tender your notes according to the guaranteed delivery procedures. For additional information, you should read the discussion under "The Exchange Offer—Guaranteed Delivery Procedures."
Withdrawal Rights	The tender of the old notes pursuant to the exchange offer may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.
Acceptance of Old Notes and Delivery of Exchange Notes

Subject to customary conditions, we will accept old notes that are properly tendered in the exchange offer and not withdrawn prior to the expiration date. The exchange notes will be delivered promptly following the expiration date.
Effect of Not Tendering
Any old notes that are not tendered or that are tendered but not accepted will remain subject to the restrictions on transfer. Since the old notes have not been registered under the federal securities laws, they bear a legend restricting their transfer absent registration or the availability of a specific exemption from registration. Upon the completion of the exchange offer, we will have no further obligations, except under limited circumstances, to provide for registration of the old notes under the federal securities laws. See "The Exchange Offer—Effect of Not Tendering."
Interest on the Exchange Notes and the Old Notes

The exchange notes will bear interest from the most recent interest payment date to which interest has been paid on the old notes. Interest on the old notes accepted for exchange will cease to accrue upon the issuance of the exchange notes.
Federal Income Tax Considerations
The exchange of old notes for exchange notes by tendering holders will not be a taxable exchange for federal income tax purposes, and such holders will not recognize any taxable gain or loss or any interest income for federal income tax purposes as a result of such exchange. See "Federal Income Tax Consequences."
Exchange Agent
Wells Fargo Bank Minnesota, National Association, the trustee under the indenture, is serving as exchange agent in connection with the exchange offer. Contact details for the exchange agent are set forth under "The Exchange Offer—Exchange Agent."

Use of Proceeds	We will not receive any proceeds from the issuance of exchange notes pursuant to the exchange offer.

Terms of the Exchange Notes

        The following is a summary of the terms of the exchange notes. For a more complete description, see "Description of the Notes."

Issuers	MSW Energy Holdings LLC and MSW Energy Finance Co., Inc.
Notes Offered	$200,000,000 aggregate principal amount of 8 1/2% Series B Senior Secured Notes due 2010.
Maturity Date	September 1, 2010.
Interest	8 1/2% per annum, payable semiannually in arrears on March 1 and September 1, commencing March 1, 2004.
Ranking	The exchange notes and the subsidiary guarantees rank:
• equally with all of our existing and future senior secured debt, including the old notes;
• effectively senior to all of our and our guarantors' existing and future senior unsecured indebtedness; and
• senior to any of our and our guarantors' future indebtedness that expressly provides it is subordinated to the notes and the guarantees (including senior subordinated notes).
Collateral
The exchange notes and the subsidiary guarantees are secured by a first-priority perfected lien on substantially all our assets, including a pledge of the membership interests of Ref-Fuel Holdings LLC and the subsidiaries directly held by us and our restricted subsidiaries.
Optional Redemption
On or before September 1, 2006, we may redeem up to 35% of the aggregate principal amount of the exchange notes with the net proceeds of certain equity offerings. We may make that redemption only if, after the redemption, at least 65% of the aggregate principal amount of the exchange notes remains outstanding.

We may redeem some or all of the exchange notes prior to September 1, 2007, at a redemption price equal to the make-whole amount set forth in this prospectus, and accrued and unpaid interest and liquidated damages, if any, to the date of redemption.

We may redeem any of the exchange notes at any time on or after September 1, 2007, in whole or in part, in cash, at the redemption prices described in this prospectus, plus accrued and unpaid interest and liquidated damages, if any, to the date of redemption.

Offer to Repurchase upon Certain Sales of Assets; Financings by American Ref-Fuel

If we receive more than $20 million in proceeds from certain financings or asset sales by Ref-Fuel Holdings LLC or American Ref-Fuel Company LLC and their subsidiaries, we will be required to make an offer to repurchase all or a portion of each holder's exchange notes, on a pro rata basis with all other holders electing to have their notes repurchased, at a price equal to 100% of their principal amount together with accrued and unpaid interest and liquidated damages, if any, to the date of repurchase, limited to the amount of net proceeds received by us as a result of such sales of assets or financings.
Change of Control
Upon a change of control, we will be required to make an offer to purchase each holder's exchange notes at a price of 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase.
Subsidiary Guarantees	The exchange notes are jointly and severally guaranteed on a senior secured basis by all of our existing and future restricted subsidiaries.
Certain Covenants	The indenture governing the notes contains covenants that, among other things, limit our ability and the ability of our restricted subsidiaries to:
	•	incur additional indebtedness;
	•	create liens;
	•	pay dividends or make other equity distributions;
	•	purchase or redeem capital stock;
	•	make investments;
	•	sell assets or consolidate or merge with or into other companies; and
	•	engage in transactions with affiliates.
These limitations are subject to a number of important qualifications and exceptions.

In the event that we and our affiliates control 100% of Ref-Fuel Holdings LLC, American Ref-Fuel Company LLC and its subsidiaries will not be subject to the covenants contained in the indenture except in limited circumstances.

Absence of Public Market
The exchange notes generally will be freely transferable but will also be new securities for which there will not initially be a market. Accordingly, we cannot assure you that a market for the exchange notes will develop or as to the liquidity of any market that does develop. We do not intend to apply for the listing of the exchange notes on any securities exchange or automated dealer quotation system. The initial purchaser in the private offering of the outstanding notes has advised us that it currently intends to make a market in the exchange notes. However, it is not obligated to do so, and any market making with respect to the exchange notes may be discontinued at any time without notice. See "Plan of Distribution."

Risk Factors

        Before deciding to tender your old notes in exchange for exchange notes pursuant to the exchange offer, you should consider carefully the information included in the "Risk Factors" section, as well as all other information included in this prospectus.

MSW Energy Holdings
Unaudited Summary Pro Forma Condensed Consolidated Financial and Other Data

        Our assets at September 30, 2003 related primarily to our indirect 49.8% interest in American Ref-Fuel.

        The unaudited summary pro forma condensed consolidated statement of operations data, pro forma MSW other data and pro forma proportionate other data for the year ended December 31, 2002, the nine months ended September 30, 2002 and September 30, 2003, and the twelve months ended September 30, 2003 have been prepared as if the initial closing of the Acquisition, the issuance of the notes and the UAE Transactions had occurred on January 1, 2002. The proportionate Adjusted EBITDA and proportionate interest expense included in proportionate other data for the twelve months ended September 30, 2003 is derived by adding the accompanying proportionate other data for the year ended December 31, 2002 to the accompanying data for the nine months ended September 30, 2003, and subtracting the accompanying data for the nine months ended September 30, 2002. The unaudited summary condensed consolidated balance sheet data as of September 30, 2003 represents our historical balances at that date. The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable.

        Upon consummation of the UAE Transactions, and taking into account our ownership interest in Ref-Fuel Holdings, affiliates of CSFB Private Equity and AIGGIG (the "control group") will own, directly and indirectly, 99.8% of the membership interests in Ref-Fuel Holdings and will exercise voting power with respect to the remaining 0.2% interest. Emerging Issues Task Force (EITF) Topic D-97, "Push-Down Accounting," requires that Ref-Fuel Holdings' financial statements reflect this change in ownership. Effectively, the aggregate excess of purchase price over the net assets acquired by the control group will be pushed-down to Ref-Fuel Holdings and its subsidiaries.

        The following tables should be read in conjunction with our historical balance sheet and related notes and the historical financial statements and related notes of Ref-Fuel Holdings and American Ref-Fuel, our unaudited pro forma condensed consolidated statements of operations and the unaudited pro forma condensed consolidated financial statements for Ref-Fuel Holdings and American Ref-Fuel as of September 30, 2003 and for the year ended December 31, 2002, the nine months ended September 30, 2002 and September 30, 2003, and the twelve months ended September 30, 2003, and related notes, our and American Ref-Fuel's "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the other financial information included elsewhere in this prospectus.

        The table includes certain items that are not measures under generally accepted accounting principles and are not intended to supplant the information provided in accordance with generally accepted accounting principles. Furthermore, these measures may not be comparable to those used by other companies. Because our sole source of operating cash flow is cash distributions from Ref-Fuel Holdings, and Ref-Fuel Holdings' sole source of operating cash flow is cash distributions from American Ref-Fuel, we present certain proportionate calculations in which we combine 49.8% of selected financial performance metrics at American Ref-Fuel and Ref-Fuel Holdings as well as 100% of their equivalents at MSW Energy Holdings. These pro forma calculations include proportionate Adjusted EBITDA, proportionate interest expense, proportionate total debt, and proportionate total cash and equivalents and reserves. These calculations are not measurements that are customarily used in generally accepted accounting principles because, among other things, we are not entitled to 49.8% of operating cash flow generated at American Ref-Fuel prior to the satisfaction of debt service at the American Ref-Fuel level, we are not responsible for debt service of indebtedness at the American Ref-Fuel level, we are not guarantors of 49.8% of debt at American Ref-Fuel and its subsidiaries, and we are not entitled to and do not unilaterally control 49.8% of cash and cash equivalents available at American Ref-Fuel, respectively. However, in light of our indirect 49.8% membership interest in American Ref-Fuel, we believe that these calculations provide useful indicators of levels of operating performance, leverage and debt service coverage applicable to the notes and that this supplemental information is important to investors and readers of our financial statements. In addition, the ratio of proportionate Adjusted EBITDA to proportionate interest expense is a measure that is equivalent to the Proportionate Consolidated Interest Coverage Ratio used in certain covenants in the notes indenture. This information is not necessarily indicative of future performance.

	Pro Forma
		Nine Months Ended September 30,		As of and for the Twelve Months Ended September 30, 2003
	Year Ended December 31, 2002
		2002	2003
	(in thousands)
Statements of Operations Data:
Revenue
Equity in net earnings of Ref-Fuel Holdings(1)	$31,918	$19,207	$21,917	$34,628
Interest income	—	—	79	79

	31,918	19,207	21,996	34,707
Expenses
Interest expense	17,000	12,750	12,750	17,000
Accretion of Essex Agreement obligation	2,028	1,505	1,607	2,130
Other financing fees	250	187	187	250
Amortization of deferred financing fees	1,123	842	842	1,123
Other expenses	—	—	537	537

	20,401	15,284	15,923	21,040

Net income	$11,517	$3,923	$6,073	$13,667

Historical Balance Sheet Data (at end of period):
Cash and cash equivalents				$3,093
Restricted cash(2)				5,564
Investment in Ref-Fuel Holdings				364,933
Total assets				381,482
Total debt				200,000
Total members' equity				154,919
MSW Other Data:
Dividends received(3)	$47,061	$36,105	$33,142	$44,098
Cash flow available for debt service(4)	46,811	35,918	32,955	43,848
Ratio of cash flow available for debt service to interest				2.6	x
Proportionate Other Data:
Proportionate total cash and equivalents and reserves(5)				$126,462
Proportionate total debt(6)				757,656
Proportionate Adjusted EBITDA(7)				130,161
Proportionate interest expense(8)				46,474
Proportionate net leverage ratio(9)				4.8	x
Ratio of proportionate Adjusted EBITDA to proportionate interest expense(10)				2.8	x

(1)
We utilize the equity method of accounting to account for our 49.8% interest in Ref-Fuel Holdings. Our 49.8% equity in net earnings of Ref-Fuel Holdings has been adjusted to reflect the push-down basis differential due to differing purchase prices assumed to be paid by an affiliate of one of our owners and us for each respective membership interest in Ref-Fuel Holdings.

(2)
As required under the terms of the deposit agreement for the notes, we paid into a restricted account the $500 Essex Agreement payment due June 30, 2004, the $64 letter of credit payment and an additional $5,000 which is required to be put into an escrow account on behalf of Duke Capital by June 30, 2004.

(3)
Dividends received are calculated as if we owned 49.8% of Ref-Fuel Holdings as of January 1, 2002:

	Pro Forma
		Nine Months Ended September 30,
	Year Ended December 31, 2002			Twelve Months Ended September 30, 2003
		2002	2003
	(in thousands)
Ref-Fuel Holdings dividends paid	$94,500	$72,500	$66,550	$88,550
MSW ownership percentage	49.8%	49.8%	49.8%	49.8%

Dividends received	$47,061	$36,105	$33,142	$44,098

(4)
Cash flow available for debt service is based on distributions received by us less other financing charges.

(5)
Total ARC cash and equivalents and reserves includes, in addition to cash and equivalents, both restricted cash and short-term investments and restricted cash and long-term investments. American Ref-Fuel is required to maintain cash and investment balances that are restricted by provisions of its debt agreements and lease agreements.

        Proportionate total cash and equivalents and reserves is calculated as follows:

Pro Forma
September 30, 2003
(in thousands)
ARC cash and equivalents	$55,257
ARC restricted cash and short-term investments	87,929
ARC restricted cash and long-term investments	93,370

Total ARC cash and equivalents and reserves	$236,556
MSW ownership percentage	49.8%

ARC proportionate total cash and equivalents and reserves	$117,805
Ref-Fuel Holdings incremental cash	$1
MSW ownership percentage	49.8%

Ref-Fuel Holdings incremental proportionate total cash and equivalents and reserves	$—

Ref-Fuel Holdings proportionate total cash and equivalents and reserves	$117,805
MSW cash and cash equivalents and restricted cash	8,657

Proportionate total cash and equivalents and reserves	$126,462

(6)
Proportionate total debt is defined as 49.8% of the total debt for American Ref-Fuel (excluding unamortized debt premium) plus 100% of our total debt. There is no incremental debt at Ref-Fuel Holdings.

        Proportionate total debt is calculated as follows:

Pro Forma
September 30, 2003
(in thousands)
ARC current portion of long-term debt	$81,001
ARC long-term debt (excluding net unamortized debt premium of $32.8 million)	1,038,790

Total ARC debt (excluding net unamortized debt premium of $32.8 million)	$1,119,791
MSW ownership percentage	49.8%

ARC proportionate total debt	$557,656
MSW total debt	200,000

Proportionate total debt	$757,656

(7)
Proportionate Adjusted EBITDA is defined as 49.8% of the Adjusted EBITDA of Ref-Fuel Holdings. Adjusted EBITDA (as calculated below) is not a measurement of financial performance under generally accepted accounting principles and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of our operating performance or any other measures of performance derived in accordance with generally accepted accounting principles.

        Proportionate Adjusted EBITDA is calculated as follows:

	Pro Forma
		Nine Months Ended September 30,
	Year Ended December 31, 2002			Twelve Months Ended September 30, 2003
		2002	2003
	(in thousands)
Pro forma ARC operating income	$110,110	$73,859	$92,734	$128,985
Pro forma ARC depreciation and amortization	74,858	57,108	49,501	67,251
Pro forma ARC loss on retirements	1,886	1,715	1,717	1,888
Pro forma ARC relocation expenses	5,411	5,411	—	—

Pro forma ARC EBITDA	192,265	138,093	143,952	198,124
Pro forma ARC fair value adjustment amortization and revenue levelization adjustments	64,609	47,918	46,568	63,259

Pro forma ARC Adjusted EBITDA	$256,874	$186,011	$190,520	$261,383
Ref-Fuel Holdings general and administrative expenses	16	16	14	14

Ref-Fuel Holdings Adjusted EBITDA	$256,858	$185,995	$190,506	$261,369
MSW ownership percentage	49.8%	49.8%	49.8%	49.8%

Proportionate Adjusted EBITDA	$127,915	$92,626	$94,872	$130,161

(8)
Proportionate interest expense is defined as 49.8% of the interest expense for American Ref-Fuel plus 100% of our pro forma interest expense.

        Proportionate interest expense is calculated as follows:

	Pro Forma
		Nine Months Ended September 30,
	Year Ended December 31, 2002			Twelve Months Ended September 30, 2003
		2002	2003
	(in thousands)
Pro forma ARC interest expense	$60,249	$48,790	$47,725	$59,184
MSW ownership percentage	49.8%	49.8%	49.8%	49.8%

ARC proportionate interest expense	$30,004	$24,297	$23,767	$29,474
Pro forma MSW interest expense	17,000	12,750	12,750	17,000

Proportionate interest expense	$47,004	$37,047	$36,517	$46,474

(9)
Proportionate net leverage ratio is defined as the quotient of proportionate total debt less proportionate total cash divided by proportionate Adjusted EBITDA.

(10)
Proportionate Adjusted EBITDA to proportionate interest expense is defined as the quotient of proportionate Adjusted EBITDA divided by proportionate interest expense.

Supplemental Information
American Ref-Fuel
Summary Condensed Consolidated Financial and Other Data

        The following tables set forth summary selected historical consolidated financial data for American Ref-Fuel and its predecessors. The summary selected historical consolidated financial data has been derived from the financial statements of American Ref-Fuel and its predecessors included elsewhere in this prospectus. Information presented for the twelve months ended September 30, 2003 is derived by adding the accompanying financial data for the year ended December 31, 2002 to the accompanying data for the nine months ended September 30, 2003, and subtracting the accompanying data for the nine months ended September 30, 2002.

        Prior to April 30, 2001, Ref-Fuel Holdings had non-controlling ownership interests in the ARC operating companies, TransRiver and American Ref-Fuel Company (which we refer to as ARC Management Company), other than Delaware Valley, which was 100% owned by Allied Waste Industries, Inc. We sometimes refer to these combined companies, other than Delaware Valley, as the Predecessor. Therefore, for the four months ended April 30, 2001 and for the year ended December 31, 2000, combined financial data for the Predecessor are shown. In addition, the Predecessor/ARC combined financials are presented for the year ended December 31, 2001. All of this information is provided for the purpose of presenting helpful and comparable historical information.

        We only hold a 49.8% indirect economic interest in American Ref-Fuel. Accordingly, American Ref-Fuel's financial data is not directly comparable to our financial data.

        The tables include certain items, including the Predecessor/ARC combined financial data for the year ended December 31, 2001, that are not measures under generally accepted accounting principles and are not intended to supplant the information provided in accordance with generally accepted accounting principles. Furthermore, these measures may not be comparable to those used by other companies. We believe, however, that this information provides useful supplemental information that is important to investors and readers of this financial and other data.

					ARC
		Predecessor Combined Four Months Ended April 30, 2001		Predecessor/ ARC Combined Year Ended December 31, 2001
	Predecessor Combined Year Ended December 31, 2000					Nine Months Ended September 30,		Twelve Months Ended September 30, 2003
			ARC Year Ended December 31, 2001(1)		Year Ended December 31, 2002
						2002	2003
	(in thousands)
Statement of Operations Data:
Total net revenues	$402,543	$138,359	$301,878	$440,237	$438,542	$328,623	$348,395	$458,314
Operating and other expenses	133,518	58,169	99,238	157,407	171,752	130,813	147,665	188,604
Depreciation and amortization	62,648	21,378	43,978	65,356	67,249	51,293	44,119	60,075
General and administrative expenses	37,941	12,624	29,521	42,145	43,626	36,798	34,042	40,870

Operating income	168,436	46,188	129,141	175,329	155,915	109,719	122,569	168,765
Interest income	9,800	2,670	4,663	7,333	3,740	2,712	2,319	3,347
Interest expense	77,009	25,331	55,747	81,078	60,893	49,434	47,725	59,184
Net income	$103,020	$23,915	$65,945	$89,860	$108,620	$73,322	$73,357	$108,655
Cash Flow and Other Data:
EBITDA(2)	$232,790	$71,384	$173,876	$245,260	$230,461	$168,138	$168,405	$230,728
Adjusted EBITDA(3)	233,721	72,358	182,281	254,639	256,874	186,011	190,520	261,383
Capital expenditures	29,203	19,262	9,181	28,443	35,727	31,156	28,684	33,255
Adjusted EBITDA/Interest expense								4.5x
Net debt/Adjusted EBITDA								4.2x
ARC coverage ratio(4)								3.6x
Balance Sheet (at end of period):
Total cash and equivalents and reserves(5)								$236,556
PP&E								1,087,976
Total assets								1,761,392
Total debt(6)								1,119,791
Total liabilities								1,460,088
Total members equity								301,304

(1)
Reflects the period from April 30, 2001 (inception of operations) through December 31, 2001.

(2)
"EBITDA" means, for any period, the (a) income (or loss) before interest and taxes, plus (b) to the extent deducted in determining such income (or loss), depreciation and amortization, plus (c) loss on retirements and relocation expenses. EBITDA is not a measurement of financial performance under generally accepted accounting principles and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of our operating performance or any other measures of performance derived in accordance with generally accepted accounting principles.

(3)
"Adjusted EBITDA" means, for any period, EBITDA plus fair value adjustment amortization and revenue levelization adjustments. Adjusted EBITDA is not a measurement of financial performance under generally accepted accounting principles and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of our operating performance or any other measures of performance derived in accordance with generally accepted accounting principles.

        EBITDA and Adjusted EBITDA are calculated as follows:

					ARC
		Predecessor Combined Four Months Ended April 30, 2001		Predecessor/ ARC Combined Year Ended December 31, 2001
	Predecessor Combined Year Ended December 31, 2000					Nine Months Ended September 30,		Twelve Months Ended September 30, 2003
			ARC Year Ended December 31, 2001(1)
					Year Ended December 31, 2002
						2002	2003
	(in thousands)
Operating income	$168,436	$46,188	$129,141	$175,329	$155,915	$109,719	$122,569	$168,765
Depreciation and amortization	62,648	21,378	43,978	65,356	67,249	51,293	44,119	60,075
Loss on asset retirements	1,706	3,818	757	4,575	1,886	1,715	1,717	1,888
Relocation expenses	—	—	—	—	5,411	5,411	—	—

EBITDA	$232,790	$71,384	$173,876	$245,260	$230,461	$168,138	$168,405	$230,728
Amortization of long-term waste contracts	(7,365)	(2,507)	(6,283)	(8,790)	(8,453)	(7,033)	(5,894)	(7,314)
Amortization of deferred revenue	(5,737)	(1,777)	(1,762)	(3,539)	(198)	(1,796)	(829)	769
Amortization of energy contracts	4,076	1,357	12,505	13,862	25,984	18,841	21,410	28,553
Energy contract levelization	9,957	3,901	7,464	11,365	14,359	11,820	11,387	13,926
Amortization of lease	—	—	(3,519)	(3,519)	(5,279)	(3,959)	(3,959)	(5,279)

Total fair value adjustment amortization and revenue levelization adjustments	931	974	8,405	9,379	26,413	17,873	22,115	30,655

Adjusted EBITDA	$233,721	$72,358	$182,281	$254,639	$256,874	$186,011	$190,520	$261,383

(4)
Represents the ratio of cash flow available to service certain of American Ref-Fuel's debt obligations to the debt service associated with such obligations, as defined in "Business of American Ref-Fuel—Financing."

(5)
Total cash and equivalents and reserves includes, in addition to cash and equivalents, both restricted cash and short-term investments and restricted cash and long-term investments. American Ref-Fuel is required to maintain cash and investment balances that are restricted by provisions of its debt agreements and lease agreements.

(6)
Total debt excludes net unamortized debt premium of $32.8 million.

RISK FACTORS

        You should carefully consider the risks described below, as well as other information and data included in this prospectus, before deciding whether to participate in the exchange offer. The risks described below are not the only ones facing us. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. Any of the following risks could materially adversely affect our business, financial condition or results of operations. In such case, you may lose all or part of your original investment.

Risks Related to the Notes and the Exchange Offer

Our substantial indebtedness and the substantial indebtedness of American Ref-Fuel could adversely affect our financial condition and prevent us from fulfilling our obligations under the notes.

        We have a substantial amount of indebtedness. As of September 30, 2003, our total indebtedness was $200 million, which represented approximately 56.4% of our total capitalization. As of September 30, 2003, American Ref-Fuel's total indebtedness was approximately $1.2 billion, which represented approximately 79.3% of American Ref-Fuel's total capitalization.

        This substantial indebtedness could have important consequences for you. For example, it could:

  •
  make it more difficult for us to satisfy our obligations with respect to the notes, including our repurchase obligations;

  •
  increase our vulnerability to general economic and industry conditions;

  •
  limit our flexibility in planning for, or reacting to, changes in the business and industry in which American Ref-Fuel operates;

  •
  place us and American Ref-Fuel at a competitive disadvantage compared to competitors of American Ref-Fuel that have less debt; and

  •
  limit our ability to borrow additional funds in order to make capital contributions to fund the ARC operating facilities.

        In addition, the indenture governing the notes contains restrictive covenants that limit our ability to engage in activities that may be in our long-term best interests. Our failure to comply with those covenants could result in an event of default which, if not cured or waived, could result in the acceleration of all of our debt. Moreover, it is possible that in the future the owners of MSW Energy Holdings and MSW Energy II could determine to merge those companies with each other or into Ref-Fuel Holdings. While such a merger would be required to comply with the terms of the indenture governing the notes, a result would be an increase in the amount of indebtedness of the successor.

Our only assets relate to our investment in Ref-Fuel Holdings, whose only assets, in turn, relate to its 100% interest in American Ref-Fuel, and accordingly our performance will depend solely on cash distributions from American Ref-Fuel and Ref-Fuel Holdings.

        Our only assets relate to our investment in Ref-Fuel Holdings, whose only assets relate to its 100% interest in American Ref-Fuel. We will need to receive sufficient ongoing cash distributions from Ref-Fuel Holdings in order to pay principal and interest on the notes. Accordingly, our ability to service our debt is subject to a number of risks, including the following:

  •
  We depend on the ability of American Ref-Fuel and its subsidiaries to generate sufficient cash flow to service American Ref-Fuel's significant debt and to make distributions to Ref-Fuel Holdings. The business of American Ref-Fuel is subject to a variety of risks, many of which, as described below, are outside the control of American Ref-Fuel. Any of these risks could affect

    American Ref-Fuel's ability to generate cash flow. In the event that American Ref-Fuel fails to generate cash flow sufficient to make distributions to Ref-Fuel Holdings, we will not be able to pay interest and principal on the notes.

  •
  American Ref-Fuel and the ARC operating companies have a significant amount of indebtedness outstanding. The ARC operating companies must satisfy restrictions imposed by their debt agreements on distributions to American Ref-Fuel, and American Ref-Fuel must satisfy restrictions imposed by its debt agreements on distributions to Ref-Fuel Holdings. The ARC operating companies must also satisfy any applicable legal restrictions on distributions to equity holders before making cash distributions to American Ref-Fuel, and American Ref-Fuel must also satisfy any applicable legal restrictions on distributions to equity holders before making cash distributions to Ref-Fuel Holdings.

We own an indirect 49.8% membership interest in American Ref-Fuel and have voting control over an additional 0.2% interest, and our lack of unilateral control over American Ref-Fuel could impair our ability to fulfill our obligations under the notes.

        We own an indirect 49.8% membership interest and have voting control over an additional 0.2% interest in Ref-Fuel Holdings, which owns 100% of American Ref-Fuel. Voting by the board of directors of Ref-Fuel Holdings is done in accordance with ownership percentage. The other 50% membership interest in Ref-Fuel Holdings is currently owned by subsidiaries of UAE Holdings and, after giving effect to the UAE Transactions, will be owned by MSW Energy II. Notwithstanding the fact that affiliates of CSFB Private Equity will indirectly own a majority of the membership interests of Ref-Fuel Holdings, the consent of Highstar Renewable Fuels, as one of our 50% owners, will be required for certain significant actions to be taken by Ref-Fuel Holdings. Neither we nor CSFB Private Equity or MSW Energy II will possess unilateral control over American Ref-Fuel or the cash flows from Ref-Fuel Holdings. All actions by the board require the affirmative vote of representatives designated by members holding a majority of the membership interests. As the current holders of 50% of the voting interests in Ref-Fuel Holdings, we and the subsidiaries of UAE Holdings have equal voting rights. However, UAE Holdings (and, after giving effect to the UAE Transactions, MSW Energy II) may have intentions with respect to Ref-Fuel Holdings and American Ref-Fuel that are different than ours. Additionally, MSW Energy II has its own outstanding indebtedness, which is secured by, among other things, its interest in Ref-Fuel Holdings. Our inability to unilaterally control decisions made by the board of directors of Ref-Fuel Holdings could impair our ability to service the debt and fulfill our obligations under the notes.

We may not have the ability to raise the funds necessary to finance any change of control offer required by the indenture governing the notes or to pay principal on the notes at maturity.

        If we undergo a change of control, as defined in the indenture governing the notes, we may need to refinance large amounts of our debt, including the notes. If a change of control occurs, we must offer to buy back the notes for a price equal to 101% of the principal amount of the notes, plus any accrued and unpaid interest, and liquidated damages, if any. We cannot assure you that there will be sufficient funds available for us to make any required repurchases of the notes upon a change of control. If we fail to repurchase the notes, we will go into default under the indenture governing the notes. Any future debt that we incur may contain restrictions on repayment upon a change of control. If any change of control occurs, we cannot assure you that we will have sufficient funds to satisfy all of our debt obligations. The purchase offer requirements could also delay or make it more difficult for others to effect a change of control. However, certain other corporate events, such as a leveraged recapitalization that would increase our level of indebtedness, would not constitute a change of control under the indenture governing the notes. In addition, there is no requirement for us to pay any portion of the principal of the notes prior to maturity in 2010. We cannot assure you that we will have sufficient funds available on hand or the ability to obtain additional financing sufficient to pay principal and accrued interest at maturity.

Despite current indebtedness levels, we and our subsidiaries may still be able to incur substantially more debt, and American Ref-Fuel and its subsidiaries may incur significant additional indebtedness, which would further increase the risks associated with our substantial indebtedness and the substantial indebtedness of American Ref-Fuel.

        We and our subsidiaries may be able to incur substantial additional indebtedness in the future because the terms of the indenture do not prohibit us or our subsidiaries from doing so. If new debt is added to our and our subsidiaries' current debt levels, the related risks that we and they face would be increased. In addition, the indenture does not prevent us from incurring obligations that do not constitute indebtedness. Furthermore, American Ref-Fuel and its subsidiaries may be able to incur substantial additional indebtedness in the future.

Any realization on the collateral securing the notes could be insufficient to repay all amounts due on the notes and could be delayed by regulatory approvals or other factors.

        Our obligation to make payments on the notes is secured only by the collateral described in this prospectus and does not include a lien on the ARC operating facilities, the ARC operating companies, any equity interest in American Ref-Fuel or any assets of Ref-Fuel Holdings. The trustee's ability to foreclose on this collateral may be subject to perfection and priority issues and practical problems associated with the realization of the trustee's security interest in the collateral. Furthermore, we cannot assure you that enforcement of the security interest with respect to the collateral would provide sufficient funds to repay all amounts due on the notes.

        The collateral for the notes includes the pledge of all of our interests in the subsidiaries owning our interest in Ref-Fuel Holdings and their respective interests in Ref-Fuel Holdings. The limited liability company agreement for Ref-Fuel Holdings permits a pledge of membership interests in Ref-Fuel Holdings, but requires that any foreclosure of any pledge comply with a right of first offer in favor of the other members, which could delay or otherwise adversely affect the trustee's ability to realize upon this portion of the collateral. Foreclosure of the pledges of membership interests in our subsidiaries that own our interests in Ref-Fuel Holdings are not subject to this right of first offer. In addition, foreclosure of our interests in Ref-Fuel Holdings, or of our interests in our subsidiaries that own our interests in Ref-Fuel Holdings, could cause a tax termination of Ref-Fuel Holdings, resulting in the loss or deferral of depreciation and amortization deductions.

        In addition, any attempt by the trustee to transfer these membership interests in connection with the enforcement of its rights as a secured creditor would be subject to approval by the Federal Energy Regulatory Commission (FERC) and possibly certain state environmental or energy regulators. While we believe there is no history of the FERC declining to authorize foreclosures and similar changes in control over FERC-regulated facilities such as those owned by ARC, the FERC could deny the required authorization if the FERC believed that the change in control would harm competition, rates, or the regulatory jurisdiction of any governmental agency. The process of obtaining the required FERC authorization could take up to several months to accomplish. Furthermore, compliance with any state environmental or energy regulatory process could also delay the trustee's realization on the collateral.

The notes are not obligations of Ref-Fuel Holdings, American Ref-Fuel or the ARC operating companies.

        The notes are obligations solely of MSW Energy Holdings and MSW Energy Finance and our existing and future restricted subsidiaries (including Hudson), and will not be guaranteed by, will not otherwise be the obligations of, and will not be collateralized by any assets of the ARC operating facilities or any other assets of, the ARC operating companies, American Ref-Fuel, Ref-Fuel Holdings or UAE Holdings or the members, partners, or any affiliates or subsidiaries of those entities and persons. Recourse under the notes is limited to the Issuers, our subsidiary guarantors and the collateral described in this prospectus.

        American Ref-Fuel and its subsidiaries are separate and distinct legal entities that have no obligation, contingent or otherwise, to pay any amount due pursuant to the notes or to make any funds available therefor. American Ref-Fuel and its subsidiaries do not guarantee or otherwise support the payment of the notes. American Ref-Fuel has outstanding indebtedness. Substantially all of its assets are pledged to secure that indebtedness or are subject to negative pledge provisions. In addition, each of the ARC operating companies has outstanding indebtedness with respect to the ARC operating facilities. Substantially all of the assets of the ARC operating companies are pledged to secure that indebtedness or are subject to negative pledge provisions. Substantially all distributions from the ARC operating companies to American Ref-Fuel and from American Ref-Fuel to Ref-Fuel Holdings are subject to the satisfaction of financial tests.

We are controlled by AIGGIG and CSFB Private Equity or their respective affiliates, whose interests in our business may be different than holders of the notes.

        Affiliates of AIGGIG and CSFB Private Equity own all of our equity and are able to control our affairs in all cases. With the exception of one independent director, who is entitled to vote only with respect to certain bankruptcy matters, our entire board has been designated by affiliates of AIGGIG and CSFB Private Equity and is associated with AIGGIG and CSFB Private Equity. In addition, affiliates of AIGGIG and CSFB Private Equity control the appointment of management, the entering into of mergers, sales of substantially all of our assets and other extraordinary transactions. The interests of AIGGIG and CSFB Private Equity and their affiliates could conflict with yours.

        For example, if we encounter financial difficulties or are unable to pay our debts as they mature, the interests of AIGGIG and CSFB Private Equity as equity holders might conflict with your interests as a note holder. Affiliates of AIGGIG and CSFB Private Equity may also have an interest in pursuing, or having American Ref-Fuel pursue, acquisitions, divestitures, financings or other transactions that, in their judgment, could enhance their equity investments, even though those transactions might involve risks to you as a holder of the notes. In addition, AIGGIG and CSFB Private Equity or their affiliates may in the future own businesses that directly compete with ours.

If American Ref-Fuel or the ARC operating companies were to become bankrupt, the creditors of American Ref-Fuel would be paid in full before any distributions are made to Ref-Fuel Holdings.

        In the event of any bankruptcy, liquidation or reorganization of American Ref-Fuel or the ARC operating companies, creditors of American Ref-Fuel or the ARC operating companies, as applicable, would have to be paid in full before American Ref-Fuel could make any distributions to Ref-Fuel Holdings. Distributions, if any, from Ref-Fuel Holdings to us may be insufficient for us to pay interest and principal on the notes.

If you do not properly tender your old notes, your ability to transfer your old notes will be adversely affected.

        We will only issue exchange notes in exchange for old notes that are timely received by the exchange agent, together with all required documents, including a properly completed and signed letter of transmittal. Therefore, you should allow sufficient time to ensure timely delivery of the old notes and you should carefully follow the instructions on how to tender your old notes. Neither we nor the exchange agent are required to tell you of any defects or irregularities with respect to your tender of the old notes. If you do not tender your old notes or if we do not accept your old notes because you did not tender your old notes properly, then, after we consummate the exchange offer, you may continue to hold old notes that are subject to the existing transfer restrictions.

        In addition, if you tender your old notes for the purpose of participating in a distribution of the exchange notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes. If you are a broker-dealer that receives exchange notes for your own account in exchange for old notes that you acquired as a result of market-making activities or any other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of such exchange notes. After the exchange offer is consummated, if you continue to hold any old notes, you may have difficulty selling them because there will be fewer old notes outstanding. In addition, if a large amount of old notes are not tendered or are tendered improperly, the limited amount of exchange notes that would be issued and outstanding after we consummate the exchange offer could lower the market price of such exchange notes.

There is no existing market for the exchange notes, and we cannot assure you that an active trading market will develop for the exchange notes or that you will be able to sell your exchange notes.

        There is no existing market for the exchange notes, and we cannot assure you as to the liquidity of any market that may develop for the exchange notes, your ability to sell your exchange notes or the prices at which you would be able to sell your exchange notes. Future trading prices of the exchange notes will depend on many factors, including, among other things, prevailing interest rates, our operating results and the market for similar securities. Although CSFB, the initial purchaser of the old notes, is not obligated to do so, it intends to make a market in the exchange notes. Any such market making by it may be discontinued at any time without notice. CSFB is affiliated with CSFB Private Equity and is required to deliver a prospectus in connection with any market-making activities in the exchange notes.

        We do not intend to apply for a listing of the exchange notes on any securities exchange or on any automated dealer quotation system. Historically, the market for non-investment grade debt has been subject to disruptions that have caused volatility in prices. It is possible that the market for the exchange notes will be subject to disruptions. Any such disruptions may have a negative effect on you, as a holder of the exchange notes, regardless of our prospects and financial performance.

Risks Relating to American Ref-Fuel's Business

American Ref-Fuel's revenues depend on the operation of the ARC operating facilities.

        American Ref-Fuel's receipt of distributions from the ARC operating companies and TransRiver are dependent on the successful operation of the ARC operating facilities. The operation of the ARC operating facilities involves many risks, including:

  •
  the breakdown or failure of equipment or processes;

  •
  difficulty or inability to find suitable replacement parts for equipment;

  •
  the performance of the ARC operating facilities below expected levels of waste throughput, electric or steam generation or efficiency;

  •
  the unavailability of sufficient quantities of waste;

  •
  decreases in the fees for solid waste disposal;

  •
  decreases in the demand or market prices for recovered ferrous and nonferrous metal;

  •
  disruption in the transmission of electricity generated;

  •
  labor disputes;

  •
  operator error;

  •
  catastrophic events such as hurricanes, earthquakes, floods and acts of terrorism;

  •
  changes in law or application of law (including any applicable environmental laws or permit requirements); and

  •
  the exercise of the power of eminent domain.

        While American Ref-Fuel will maintain insurance to protect against certain of these risks, the insurance may not cover all of these risks and the proceeds of the insurance may not fully compensate for damages to the ARC operating facilities and the ARC operating facilities' lost revenues or increased expenses. A decrease or elimination of revenues generated by the ARC operating facilities or an increase in the costs of operating the ARC operating facilities could decrease or eliminate funds available to American Ref-Fuel to make distributions to Ref-Fuel Holdings, which in turn would decrease or eliminate the funds available to Ref-Fuel Holdings to make distributions to us, which would decrease or eliminate the funds available to us to make payments of principal and interest on the notes.

American Ref-Fuel depends on performance by third parties under contractual arrangements.

        American Ref-Fuel depends on third parties to, among other things, purchase the electric and steam energy produced by the ARC operating facilities, and supply and deliver the waste and other goods and services necessary for the operation of the ARC operating facilities. The viability of the ARC operating facilities and the ability of American Ref-Fuel to make distributions to Ref-Fuel Holdings depend significantly upon the performance by third parties in accordance with the contracts entered into by the ARC operating companies and the third parties in connection with the ARC operating facilities.

        If the third parties to those contracts do not perform their obligations, or are excused from performing their obligations because of nonperformance by the ARC operating companies or other parties to the documents, or due to force majeure events or changes in laws or regulations, the ARC operating companies may not be able to secure alternate arrangements on substantially the same terms, if at all, for the services provided under the contracts. Furthermore, the ability of the ARC operating companies and TransRiver to make distributions to American Ref-Fuel may be adversely affected, which would decrease or eliminate the funds available to us to make payments of principal and interest on the notes. In addition, the bankruptcy or insolvency of a participant or third party in the ARC operating facilities could result in nonpayment or nonperformance of that party's obligations to the ARC operating companies and could adversely affect the ability of American Ref-Fuel to make distributions to Ref-Fuel Holdings, which in turn would decrease or eliminate the funds available to Ref-Fuel Holdings to make distributions to us, which would decrease or eliminate the funds available to us to make payments of principal and interest on the notes.

        This prospectus contains no financial information with respect to any party other than us, Ref-Fuel Holdings, American Ref-Fuel, the ARC operating companies and TransRiver. As a result, in making an investment decision with respect to the notes, we cannot assure you that any third party will have the capability to meet its financial and other obligations under the agreements to which it is a party.

American Ref-Fuel is obligated to provide financial support to the ARC operating companies.

        American Ref-Fuel guarantees or provides financial support for each of the ARC operating companies, in one or more of the following forms:

  •
  guarantees of certain debt;

  •
  support agreements in connection with service or operating agreement-related obligations for each of the Hempstead facility, the SEMASS facility, the SECONN facility and the Delaware Valley facility;

  •
  the obligation to pay each lease payment installment in connection with the Hempstead facility and the SECONN facility to the extent required for the Hempstead partnership and the SECONN partnership to fulfill their obligations under their respective lease agreements;

  •
  contingent credit support for damages from performance failures;

  •
  environmental indemnities; and

  •
  contingent capital and credit support to finance costs, in most cases in connection with a corresponding increase in service fees, relating to uncontrollable circumstances.

        Many of these contingent obligations cannot readily be quantified but they may be material to American Ref-Fuel's cash flow and financial condition. If American Ref-Fuel were required to provide this support, it could materially and adversely affect its ability to make payments with respect to the outstanding principal of, premium, if any, and interest on the indebtedness of American Ref-Fuel, and, accordingly, affect American Ref-Fuel's ability to make distributions to Ref-Fuel Holdings and, in turn, affect Ref-Fuel Holdings' ability to make distributions to us.

American Ref-Fuel's operations are concentrated in one region, and its revenue is highly dependent on two facilities.

        All of the ARC operating facilities are located in the northeastern United States. The entrance of new competitors into the market or the expansion of existing competitors could have a material adverse effect on distributions available to American Ref-Fuel from the ARC operating companies and, ultimately, on our ability to make payments of principal and interest on the notes.

        American Ref-Fuel's Hempstead facility and its SEMASS facility accounted for approximately 51% of American Ref-Fuel's net revenues in 2002, and are expected to continue to account for a significant percentage of its net revenues for the foreseeable future. Moreover, the existing waste supply contract and power purchase agreement for the Hempstead facility will expire in 2009. The power purchase agreement for the Hempstead facility with the Long Island Power Authority provided for approximately 11% of American Ref-Fuel's total net revenues in 2002. We cannot assure you that American Ref-Fuel will be able to secure alternate arrangements on substantially the same terms, if at all, to replace the Hempstead facility's existing waste supply contract or power purchase agreement. If American Ref-Fuel is unable to secure these arrangements, our ability to service the notes could be negatively impacted.

American Ref-Fuel depends on a significant supply of solid waste.

        If the ARC operating facilities do not obtain a supply of solid waste at prices and quantities that are sufficient to operate the ARC operating facilities at their expected operating levels, it will adversely affect the operations of American Ref-Fuel and its ability to make distributions to Ref-Fuel Holdings, which would decrease or eliminate our ability to make payments of principal and interest on the notes. One or more of the following factors could impact the price and supply of waste:

  •
  defaults by waste suppliers under their contracts;

  •
  a decline in solid waste supply due to increased recycling;

  •
  composting of municipal solid waste;

  •
  legal prohibitions against disposal of certain types of solid waste in WTE facilities; or

  •
  increased competition from landfills, recycling facilities and transfer stations.

        In addition, state and local governments mandate recycling and waste reduction at the source and the scope of these recycling and waste reduction mandates may be enlarged in the future. We cannot assure you that the ARC operating companies will be successful in obtaining sufficient quantities of waste at adequate prices for the successful operation of the ARC operating facilities. Failure to obtain sufficient waste could have a material adverse effect on distributions available to American Ref-Fuel from the ARC operating companies and, ultimately, on our ability to make payments of principal and interest on the notes.

Failure to comply with environmental permitting and governmental regulations would adversely affect American Ref-Fuel's operations.

        The ARC operating facilities are subject to extensive federal, state and local laws and regulations related to the environment, health and safety and associated compliance and permitting obligations (including those related to the use, storage, handling, discharge, emission and disposal of municipal solid waste and other waste, pollutants or hazardous substances or wastes, or discharges and air and other emissions) as well as land use and development. Environmental laws also impose obligations to clean up contaminated properties or to pay for the cost of such remediation, often upon parties that did not actually cause the contamination. Compliance with these laws, regulations and obligations could require substantial capital expenditures. Failure to comply could result in the imposition of penalties, fines or restrictions on operations and/or remedial liabilities. The costs and liabilities of any of these results could adversely affect the operations of one or more of the ARC operating facilities. Environmental laws and regulations may also limit American Ref-Fuel's ability to operate the ARC operating facilities at maximum capacity or at all. These laws, regulations and obligations could change with the promulgation of new laws and regulations or a change in the interpretation of existing laws and regulations, which could result in substantially similar risks. Stricter environmental regulations could materially affect American Ref-Fuel's cash flow and its ability to make distributions to Ref-Fuel Holdings, which would decrease or eliminate our ability to make payments of principal and interest on the notes.

        The costs of addressing future environmental requirements at the ARC operating facilities or at disposal facilities where ARC operating facilities have disposed of waste are difficult to estimate. We cannot assure you that the ARC operating facilities will at all times be in compliance with all applicable environmental laws and regulations or that steps to bring American Ref-Fuel's facilities into compliance will not limit American Ref-Fuel's ability to make distributions to Ref-Fuel Holdings.

        Certain environmental permits for the ARC operating facilities are subject to periodic renewal or reissuance. We cannot assure you that renewal or reissuance will be granted by regulatory authorities, nor can we assure you that any renewed or reissued environmental permit will not contain new, more stringent requirements resulting in the need for additional capital and operating expenditures due to additions to or modifications of the ARC operating facilities in order to bring the ARC operating facilities into compliance with the renewed or reissued permits' terms. Certain environmental permits contain terms that can result in periodic adjustment of operating limits, which can result in reduced revenue. Any of the following events could adversely affect the amount of distributions available to American Ref-Fuel and the ability of American Ref-Fuel to make distributions to Ref-Fuel Holdings:

  •
  loss of environmental permits;

  •
  reduction in allowed operations;

  •
  failure or delay in the renewal or reissuance of environmental permits;

  •
  any increase in operating costs resulting from any renewed or reissued environmental permit; and

  •
  any expenditures, penalties, restrictions and/or liabilities resulting from any other non-compliance.

Changes in electricity regulation could have an adverse impact on American Ref-Fuel.

        The ARC operating companies derive a significant amount of revenue from the sale of electric power. The electric power generation business is subject to substantial regulation and the ARC operating companies are required to comply with numerous laws and regulations in order to sell the power generated from the ARC operating facilities. These laws and regulations could be revised and new laws and regulations could be adopted. The power purchase agreements with respect to each ARC operating facility could be adversely affected if amendments to, or a repeal of, existing regulations with respect to the production of energy were enacted that reduce the benefits currently afforded under the power purchase agreements. A reduction in benefits could adversely affect the amount of distributions available to American Ref-Fuel and its ability to make payment of the principal of and premium, if any, and interest on its debt and to make cash distributions to Ref-Fuel Holdings. American Ref-Fuel's business could be materially and adversely affected by statutory or regulatory changes or administrative or judicial interpretations of existing statutes, regulations or licenses that impose more comprehensive or stricter energy regulation on American Ref-Fuel.

American Ref-Fuel's insurance may be inadequate and impact its ability to service its debt and make distributions to its equity holders.

        American Ref-Fuel maintains comprehensive insurance with respect to the ARC operating facilities, including general liability, boiler and machinery coverage, all risk fire and casualty insurance (with business interruption coverage) covering, among other things, damage caused by fire, floods or earthquake. We cannot assure you that American Ref-Fuel's insurance coverage will be available in the future on commercially reasonable terms or at commercially reasonable rates or that the amounts for which each ARC operating facility is insured will cover all unanticipated losses. If there is a total or partial loss of one or more ARC operating facilities, we cannot assure you that the insurance proceeds received by American Ref-Fuel in respect thereof will be sufficient to satisfy the indebtedness with respect to the affected ARC operating facility. A total or partial loss of one or more ARC operating facilities could impact the ability of American Ref-Fuel to make payments with respect to its debt and to make cash distributions to Ref-Fuel Holdings.

USE OF PROCEEDS

        The exchange offer is intended to satisfy our obligations under the registration rights agreement, dated June 25, 2003, by and among us, MSW Energy Finance, Hudson as the guarantor party thereto, and the initial purchaser of the old notes. We will not receive any proceeds from the issuance of the exchange notes in the exchange offer. We will receive old notes in like principal amount. We will retire or cancel all of the old notes tendered in the exchange offer. Accordingly, the issuance of the exchange notes will not result in any change in our capitalization.

        On June 25, 2003, we issued and sold the old notes and immediately placed the proceeds into escrow. On June 30, 2003, we used the proceeds from the offering of the old notes, together with capital contributions from our owners, to fund payment of the consideration for the acquisition of our interests in Ref-Fuel Holdings. See "Summary—The Acquisition" and "The Acquisition."

        We have summarized below the sources and uses of funds as of September 30, 2003 in connection with the issuance of the notes and capital contributions made by our owners in conjunction with the initial closing of the Acquisition, the purchase price adjustment and related transaction costs.

(in thousands)
Sources of Funds
Notes	$200,000
Equity contribution	150,000

Total sources of funds	$350,000

Uses of Funds
Purchase price for acquisition (1)	$325,480
Transaction costs (2)	23,079
Excess cash (1)	1,441

Total uses of funds	$350,000

(1)
Does not give effect to the purchase price adjustment of $1.3 million to be made at the second closing.

(2)
Transaction costs include the initial purchaser's discounts and fees, debt underwriting fees, financial advisory fees and legal, accounting and other costs.

CAPITALIZATION

MSW Energy Holdings

        The following table sets forth our capitalization as of September 30, 2003.

As of September 30, 2003
(in thousands)
Cash and cash equivalents	$3,093
Restricted cash(1)	5,564

Total cash	8,657

Total debt	$200,000
Total members' equity	154,919

Total capitalization	$354,919

(1)
As required under the terms of the deposit agreement for the notes, we paid into a restricted account the $500 Essex Agreement payment due June 30, 2004, the $64 letter of credit payment and an additional $5,000 which is required to be put into an escrow account on behalf of Duke Capital by June 30, 2004.

American Ref-Fuel

        The following table sets forth the consolidated capitalization of American Ref-Fuel as of September 30, 2003.

As of September 30, 2003
(in thousands)
Cash and equivalents	$55,257
Restricted cash and short-term investments	87,929
Restricted cash and long-term investments	93,370

Total cash and equivalents and reserves(1)	$236,556

Long-term debt (including current portion)
ARC Senior Notes	$275,000
Niagara corporate credit bonds	165,010
Hempstead corporate credit bonds	42,670
SECONN corporate credit bonds	43,500
Other project debt and capital leases	593,611
Net unamortized debt premium	32,784

Total debt	$1,152,575
Members' equity	301,304

Total capitalization	$1,453,879

(1)
Total cash and equivalents and reserves includes, in addition to cash and equivalents, both restricted cash and short-term investments and restricted cash and long-term investments. American Ref-Fuel is required to maintain cash and investment balances that are restricted by provisions of its debt agreements and lease agreements.

THE ACQUISITION

        We entered into an equity purchase agreement, dated as of March 19, 2003, with an affiliate of Duke Energy Corporation (or Duke) relating to our acquisition from Duke of its 50% indirect membership interest in American Ref-Fuel. The aggregate purchase price for the membership interest is $326.8 million, which includes a purchase price adjustment of $20.7 million based on changes in net equity and $1.3 million to be paid at the second closing. UAE Ref-Fuel LLC (UAE Ref-Fuel), a wholly owned subsidiary of United American Energy Corp. (UAE), a wholly owned subsidiary of UAE Holdings, and UAE Ref-Fuel II Corp. (UAE Ref-Fuel II), a wholly owned subsidiary of UAE Ref-Fuel, together currently own the other 50% of the membership interests in Ref-Fuel Holdings. Ref-Fuel Holdings owns 100% of American Ref-Fuel. After giving effect to the UAE Transactions, MSW Energy II will directly and indirectly hold the 50% interest in Ref-Fuel Holdings that is currently owned by UAE Ref-Fuel and UAE Ref-Fuel II.

        In accordance with the terms of the equity purchase agreement, the Acquisition is to take place in two steps, the first of which occurred on June 30, 2003. On that date, we acquired from Duke a 100% membership interest in MSW Energy Hudson LLC (or Hudson), a Delaware limited liability company that was known as Duke Energy Hudson, LLC prior to the Acquisition. Hudson holds a 49.8% membership interest in Ref-Fuel Holdings. At a second closing to take place within two years and six months after the initial closing, Duke will transfer to us its 100% membership interest in Duke Energy Erie, LLC (or Erie) (which holds a 0.2% membership interest in Ref-Fuel Holdings). At the initial closing, we entered into a voting agreement with Erie pursuant to which Erie granted us the right to vote Erie's 0.2% membership interest in Ref-Fuel Holdings until such time as the membership interest in Erie is transferred to us. As a result, we currently have direct or indirect voting control over 50% of the membership interests in Ref-Fuel Holdings.

        We paid Duke a purchase price of $304.8 million at the initial closing for Duke's interest in Hudson, as well as an additional $20.7 million on September 5, 2003 as part of the purchase price adjustment. The proceeds of the notes, together with capital contributions from our owners of $75 million each, were used to fund the initial closing. At the second closing, we will pay Duke $1.3 million for Erie, which includes a purchase price adjustment of approximately $100,000. The payment at the second closing is expected to be financed by cash on hand or capital contributions from our owners.

        The equity purchase agreement includes customary representations for an acquisition of this type, certain indemnities from Duke and us and customary covenants concerning the transaction of Erie's business prior to the second closing.

        Pursuant to our obligations in the equity purchase agreement, we assumed contingent funding obligations of Duke Capital Corporation, a wholly owned subsidiary of Duke which we refer to as Duke Capital, under an equity contribution agreement in favor of American Ref-Fuel. This equity contribution agreement is designed to provide American Ref-Fuel with access to contingent equity should it require additional capital to meet certain calls on its support obligations for the ARC operating facilities. We provided a letter of credit to support our $50 million of contingent funding obligations to American Ref-Fuel under the equity contribution agreement. Each of our two owners caused back-to-back letters of credit, corporate guarantees or other agreements to be provided to our letter of credit provider to reimburse our letter of credit provider if our letter of credit is drawn by American Ref-Fuel. As the current indirect owner of the other 50% interest in Ref-Fuel Holdings, UAE provides a letter of credit to support $50 million of contingent funding obligations under the equity contribution agreement. After consummation of the UAE Transactions, MSW Energy II may assume the obligations of UAE under the equity contribution agreement. Pursuant to the terms of the UAE Merger Agreement, MSW Energy II, MSW Merger and/or other affiliates of CSFB Private Equity will provide one or more letters of credit to support the obligations of UAE under the equity contribution agreement.

        For the Essex facility, there is a support agreement made directly by Duke Capital and Browning Ferris Industries, Inc., a former owner of American Ref-Fuel, in favor of American Ref-Fuel Company of Essex County, the beneficial owner of the Essex facility that we refer to as the Essex Partnership. In connection with the Acquisition, we entered into an agreement with Duke Capital pursuant to which we agreed to pay Duke Capital certain fees in exchange for Duke Capital's agreement to remain obligated under this support agreement.

SELECTED FINANCIAL DATA

MSW Energy Holdings

        Our assets at September 30, 2003 related primarily to our indirect interest in American Ref-Fuel. Accordingly, American Ref-Fuel's financial data are not directly comparable to our financial data. The following table sets forth selected consolidated statement of operations data and balance sheet data for MSW Energy Holdings. The summary selected historical consolidated balance sheets and statement of operations data has been derived from our audited and unaudited statement of operations data and balance sheets included elsewhere in this prospectus. The information set forth below should be read in conjunction with the section of this prospectus captioned "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and related notes included elsewhere in this prospectus.

For the Three Months Ended September 30, 2003 (in thousands)
Statement of Operations Data:
Revenue
Equity in net earnings of Ref-Fuel Holdings	$10,951
Interest income	79

11,030

Expenses
Interest expense	4,250
Accretion of Essex Agreement obligation	491
Amortization of deferred financing fees	268
Other expenses	602

5,611

Net income	$5,419

	As of June 30, 2003 (in thousands)	As of September 30, 2003 (in thousands)
Balance Sheet Data:
Cash and cash equivalents	$22,511	$3,093
Restricted cash	—	5,564
Investment in Ref-Fuel Holdings	343,927	364,933
Total assets	374,510	381,482
Total debt	200,000	200,000
Total members' equity	150,000	154,919

American Ref-Fuel

        The following tables set forth summary selected historical consolidated financial data for American Ref-Fuel and the Predecessor. The summary selected historical consolidated financial data has been derived from the financial statements of American Ref-Fuel and its Predecessor included elsewhere in this prospectus. American Ref-Fuel had no operations until April 30, 2001. Therefore, for the four months ended April 30, 2001 and for the year ended December 31, 2000, combined financial data for the Predecessor are shown. In addition, the Predecessor/ARC combined financials are presented for the year ended December 31, 2001. The information set forth below should be read in conjunction with the section of this prospectus captioned "Management's Discussion and Analysis of Financial Condition

and Results of Operations" and the financial statements and related notes included elsewhere in this prospectus.

					ARC
		Predecessor Combined Four Months Ended April 30, 2001		Predecessor/ ARC Combined Year Ended December 31, 2001
	Predecessor Combined Year Ended December 31, 2000		ARC Year Ended December 31, 2001(1)			Nine Months Ended September 30,
					Year Ended December 31, 2002
						2002	2003
	(in thousands)
Statement of Operations Data:
Total net revenues	$402,543	$138,359	$301,878	$440,237	$438,542	$328,623	$348,395
Operating and other expenses	133,518	58,169	99,238	157,407	171,752	130,813	147,665
Depreciation and amortization	62,648	21,378	43,978	65,356	67,249	51,293	44,119
General and administrative expenses	37,941	12,624	29,521	42,145	43,626	36,798	34,042

Operating income	168,436	46,188	129,141	175,329	155,915	109,719	122,569
Interest income	9,800	2,670	4,663	7,333	3,740	2,712	2,319
Interest expense	77,009	25,331	55,747	81,078	60,893	49,434	47,725
Net income	103,020	23,915	65,945	89,860	108,620	$73,322	$73,357
Cash Flow and Other Data:
EBITDA(2)	$232,790	$71,384	$173,876	$245,260	$230,461	$168,138	$168,405
Cash flows from operating activities	172,705	37,829	131,897	169,726	198,665	144,480	134,026
Cash flows from investing activities	(22,519)	(206,186)	(117,819)	(324,005)	(69,536)	(97,201)	(77,103)
Cash flows from financing activities	(115,904)	146,502	37,660	184,162	(110,699)	(55,382)	(71,834)
Capital expenditures	29,203	19,262	9,181	28,443	35,727	31,156	28,684
Balance Sheet (as of end of period):
Total cash and equivalents and reserves(3)			$146,014		$201,589		$236,556
PP&E			1,099,019		1,103,072		1,087,976
Total assets			1,813,172		1,756,819		1,761,392
Total debt			1,156,623		1,156,396		1,152,575
Total liabilities			1,488,527		1,462,309		1,460,088
Total members equity			324,645		294,510		301,304

(1)
Reflects the period from April 30, 2001 (inception of operations) through December 31, 2001.

(2)
"EBITDA" means, for any period, the (a) income (or loss) before interest and taxes, plus (b) to the extent deducted in determining such income (or loss), depreciation and amortization, plus (c) loss on retirements and relocation expenses. EBITDA is not a measurement of financial performance under generally accepted accounting principles and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of our operating performance or any other measures of performance derived in accordance with generally accepted accounting principles.

EBITDA
is calculated as follows:
					ARC
		Predecessor Combined Four Months Ended April 30, 2001		Predecessor/ ARC Combined Year Ended December 31, 2001
	Predecessor Combined Year Ended December 31, 2000		ARC Year Ended December 31, 2001(1)			Nine Months Ended September 30,
					Year Ended December 31, 2002
						2002	2003
	(in thousands)
Operating income	$168,436	$46,188	$129,141	$175,329	$155,915	$109,719	$122,569
Depreciation and amortization	62,648	21,378	43,978	65,356	67,249	51,293	44,119
Loss on asset retirements	1,706	3,818	757	4,575	1,886	1,715	1,717
Relocation expenses	—	—	—	—	5,411	5,411	—

EBITDA	$232,790	$71,384	$173,876	$245,260	$230,461	$168,138	$168,405

(3)
Total cash and equivalents and reserves includes, in addition to cash and equivalents, both restricted cash and short-term investments and restricted cash and long-term investments. American Ref-Fuel is required to maintain cash and investment balances that are restricted by provisions of its debt agreements and lease agreements.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        The following discussion contains forward-looking statements. These statements are based on current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual results to differ include risks set forth in "Risk Factors." The following should be read in conjunction with the financial statements and related notes included elsewhere in this prospectus. We hold a 49.8% indirect membership interest in Ref-Fuel Holdings. The financial statements and other financial information contained in this prospectus relating to Ref-Fuel Holdings and American Ref-Fuel are not directly comparable to our financial statements and other financial information.

MSW Energy Holdings

General

        We were formed as a Delaware limited liability company for the purpose of acquiring and holding a 50% interest in Ref-Fuel Holdings, formerly known as Duke/UAE Ref-Fuel LLC, pursuant to an equity purchase agreement between an affiliate of Duke and us. Ref-Fuel Holdings is a holding company whose sole assets and source of operating cash flow relate to its 100% membership interest in American Ref-Fuel. American Ref-Fuel is an owner and operator of six waste-to-energy facilities in the United States.

        Pursuant to the equity purchase agreement, we agreed to acquire Duke's 50% membership interest in Ref-Fuel Holdings in two separate closings. At the initial closing on June 30, 2003, we acquired MSW Energy Hudson LLC (or Hudson), which holds a 49.8% membership interest in Ref-Fuel Holdings. We agreed to acquire Duke Energy Erie, LLC (or Erie), a wholly owned subsidiary of Duke that holds an additional 0.2% membership interest in Ref-Fuel Holdings, at a second closing to occur at a future date within two years and six months after the initial closing. We refer to these transactions collectively as the Acquisition.

        On October 2, 2003, UAE Holdings announced that it had entered into an agreement with an affiliate of CSFB Private Equity, which is one of our 50% owners, whereby the CSFB Private Equity affiliate would acquire UAE Holdings' 50% ownership interest in Ref-Fuel Holdings in a series of related transactions we collectively refer to as the UAE Transactions. We are not a party to the UAE Transactions. Upon consummation of the UAE Transactions, Ref-Fuel Holdings will be majority owned, directly and indirectly, and controlled by affiliates of our members. Emerging Issues Task Force (EITF) Topic D-97, "Push Down Accounting," requires that Ref-Fuel Holdings' financial statements reflect this change in ownership. Effectively, the aggregate excess of purchase price over the net assets acquired by the control group will be pushed-down to Ref-Fuel Holdings and its subsidiaries.

Critical Accounting Policies

        Our management is responsible for our financial statements and has evaluated the accounting policies to be used in their preparation. Our management believes these policies to be reasonable and appropriate. The following discussion identifies those accounting policies that we believe will be critical in the preparation of our financial statements, the judgments and uncertainties affecting the application of those policies, and the possibility that materially different amounts will be reported under different conditions or using different assumptions.

        Use of Estimates in Preparing Financial Statements.    The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect: (a) the reported amounts of assets and liabilities at the date of the financial statements; (b) the disclosures of contingent assets and liabilities at the date of the financial statements; and (c) the reported amounts of revenues and expenses recognized during the reporting period. Our significant estimates include the preliminary allocation of the excess purchase price over our share of the net assets of Ref-Fuel Holdings at the date of acquisition. Such estimates may be subsequently revised as necessary when additional information becomes available. Actual results could differ from those estimates.

        Equity Method Investment.    Investments are accounted for using the equity method of accounting if the investment gives us the ability to exercise significant influence, but not control, over an investee. Significant influence is generally deemed to exist if we have an ownership interest in the voting stock of the investee of between 20% and 50%, although other factors, such as representation on the investee's board of directors, are considered in determining whether the equity method of accounting is appropriate.

        We have recorded our investment in Ref-Fuel Holdings as an equity-method investment whereby our ownership percentage of 49.8% of Ref-Fuel Holdings is reflected on our consolidated balance sheets as "Investment in Ref-Fuel Holdings." We will record our share of Ref-Fuel Holdings' earnings or losses as "Equity in net earnings (loss) of Ref-Fuel Holdings" on our consolidated statement of operations. Distributions received from Ref-Fuel Holdings are included in the accompanying consolidated statements of cash flows as "Distributions from Ref-Fuel Holdings."

        Intangible Assets.    Identifiable intangible assets, consisting of energy contracts, are included within the carrying value of investments accounted for using the equity method of accounting and are amortized on a straight-line basis over their estimated useful lives of ten years. Intangible assets are tested for impairment when events or circumstances indicate a decline is considered other than temporary.

        Intangible assets resulting from the excess of the purchase price paid over the fair value of net assets acquired of Ref-Fuel Holdings will be accounted for under the equity method and are included in "Investment in Ref-Fuel Holdings" on our accompanying consolidated balance sheet. Until third-party valuations of assets are obtained, the preliminary allocation of the purchase price is subject to refinement.

        Push-Down Accounting.    Upon consummation of the UAE Transactions between MSW Merger and UAE and taking into account the June 30, 2003 acquisition by us of Duke's membership interest in Ref-Fuel Holdings, affiliates of CSFB Private Equity and AIGGIG (the "control group") will own, directly and indirectly, 99.8% of the membership interests in Ref-Fuel Holdings (and will exercise voting power with respect to the remaining 0.2% interest). Emerging Issues Task Force (EITF) Topic D-97, "Push-Down Accounting," requires that Ref-Fuel Holdings financial statements reflect this change in ownership. Effectively, the aggregate excess of purchase price over the net assets acquired by the control group will be pushed-down to Ref-Fuel Holdings and its subsidiaries.

Results of Operations

Three Months Ended September 30, 2003

        Equity in net earnings of Ref-Fuel Holdings.    Equity in net earnings of Ref-Fuel Holdings of $10.9 million for the three months ended September 30, 2003 represents our share (49.8%) of the net earnings of Ref-Fuel Holdings of $15.8 million offset by amortization expense of $4.9 million associated with the amortization of the amount of our excess purchase price over our share of the net assets of Ref-Fuel Holdings at the date of acquisition. We acquired our interest in Ref-Fuel Holdings on June 30, 2003.

        Interest income.    Interest income for the three months ended September 30, 2003 represents interest on cash and cash equivalent balances at rates ranging from 0.5% to 1.5%.

        Interest expense.    Interest expense of $4.3 million for the three months ended September 30, 2003 represents 8.5% annual interest on the notes.

        Accretion of Essex Agreement obligation.    Accretion of Essex Agreement obligation of $0.5 million for the three months ended September 30, 2003 represents accretion of the value of amounts due under the Essex Agreement (see "Contractual Obligations and Commercial Commitments" below) using the effective interest method.

        Amortization of deferred financing fees.    Amortization of deferred financing fees of $0.3 million for the three months ended September 30, 2003 represents amortization of direct costs associated with financing the notes.

        Other expenses.    Other operating expenses of $0.6 million for the three months ended September 30, 2003 represent expenses incurred for a letter of credit and our operations and administration.

Liquidity and Capital Resources

        At September 30, 2003, our assets related primarily to our 49.8% indirect membership interest in Ref-Fuel Holdings, whose substantial assets relate to its 100% membership interest in American Ref-Fuel. Accordingly, our significant source of future liquidity will be cash distributions, if any, from Ref-Fuel Holdings. Our most significant funding commitments are to pay principal and interest on our debt, to otherwise service our debt, and to make payments to an affiliate of Duke related to an obligation incurred as a result of the Acquisition. In addition, we are responsible for our general and administrative costs.

Cash Flows

        In June 2003, we received $150.0 million of proceeds from member contributions and $200.0 million from proceeds of borrowings of long-term debt, offset by cash paid for debt financing costs of $7.7 million.

        On June 30, 2003, amounts paid relating to the Acquisition consisted of $304.8 million paid to Duke at the initial closing, $14.2 million paid for Acquisition-related costs and $0.5 million paid at closing relating to our obligation under the Essex facility support agreement.

Operating Activities

        Our net cash provided by operating activities of $7.8 million for the three months ended September 30, 2003 relates primarily to the distribution received from Ref-Fuel Holdings of $10.7 million offset by the payment of interest on the notes in September 2003 and payments for our operating costs.

Investing Activities

        Our net cash used in investing activities of $26.6 million for the three months ended September 30, 2003 relates primarily to $20.7 million paid to Duke in September 2003 related to a purchase price adjustment based on changes in net equity of Ref-Fuel Holdings and $0.4 million paid for Acquisition-related costs.

        In August 2003, as required under the terms of the deposit agreement for the notes, we paid $5.6 million into a restricted cash account.

Financing Activities

        Our net cash used in financing activities of $0.6 million for the three months ended September 30, 2003 relates primarily to a distribution we made to our owners of $0.5 million in September 2003 and $0.1 million paid for deferred financing fees.

Contractual Obligations and Commercial Commitments

        The following table sets forth our contractual obligations outstanding as of September 30, 2003:

			Payment Due by Period
Contractual Obligations	Total		Less than 1 Year	1-3 Years	3-5 Years	More than 5 Years
	(in thousands)
Long-Term Debt Obligations	$200,000		—	—	—	$200,000
Unconditional Purchase Obligations	1,307	(1)	—	1,307	—	—
Other Long-Term Obligations	49,500	(2)	500	7,500	7,500	34,000

Total	$250,807		$500	$8,807	$7,500	$234,000

(1)
Represents unconditional purchase obligation associated with the Acquisition.

(2)
Essex Agreement obligation.

        In connection with the Acquisition, we entered into an agreement with Duke Capital, which we refer to as the Essex Agreement, under which we agreed to pay Duke Capital certain fees in exchange for Duke Capital's agreement to remain obligated under a support agreement related to the Essex facility. This support agreement was made directly by Duke Capital and Browning Ferris Industries, Inc. (or BFI), a former owner of American Ref-Fuel, in favor of the American Ref-Fuel Company of Essex County, the beneficial owner of the Essex facility that we refer to as the Essex Partnership. The Essex Partnership has assigned its rights under the support agreement (including enforcement rights) to the Port Authority of New York and New Jersey in connection with the financing of the Essex facility. The Essex Partnership and American Ref-Fuel have agreed to reimburse Duke Capital and BFI if payments are made under the support agreement for the Essex facility.

        The fees payable under the Essex Agreement are subordinate to the notes pursuant to the terms of a subordination agreement. The fees payable under the Essex Agreement escalate over time, and a portion of the fees are to be deposited into an escrow account for the benefit of Duke Capital.

        Our ability to satisfy all of these obligations is entirely dependent on the generation of cash distributions by American Ref-Fuel to Ref-Fuel Holdings and to its equity holders. The business of American Ref-Fuel is subject to a variety of risks, many of which are outside the control of American Ref-Fuel. Any of these risks could affect American Ref-Fuel's ability to generate cash flow. In the event that American Ref-Fuel fails to generate cash flows sufficient to make distributions to Ref-Fuel Holdings, we will not be able to pay interest and principal on the notes. In addition, the ARC operating companies and American Ref-Fuel must satisfy covenants imposed by their debt agreements as well as other legal restrictions before making distributions to their owners, including Ref-Fuel Holdings, and, ultimately, us. Finally, we do not unilaterally control the board of directors of Ref-Fuel Holdings and cannot unilaterally determine the amount of cash distributions.

        At the initial closing, we assumed Duke Capital's obligations under the equity contribution agreement related to American Ref-Fuel and provided a $50 million letter of credit to American Ref-Fuel. We are responsible for paying customary expenses associated with securing this letter of credit, which are typically calculated as a percentage of the letter of credit amount and which are paid periodically. Each of our two owners caused back-to-back letters of credit and corporate guarantees to be provided to our letter of credit provider to reimburse our letter of credit provider if our letter of credit is drawn by American Ref-Fuel. If for any reason the equity contribution letter of credit provider is not reimbursed for a letter of credit drawing from the back-to-back letters of credit, corporate guarantees or other arrangements provided by our owners, we may be obligated to pay such reimbursement obligations.

Effect of New Accounting Standards

        In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity (SFAS No. 150). This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments had been classified by issuers as equity. SFAS No. 150 was effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. Adoption of SFAS No. 150 had no impact on our results of operations or financial position.

        In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities (FIN 46). FIN 46 requires that unconsolidated variable interest entities be consolidated by their primary beneficiaries. A primary beneficiary is the party that absorbs a majority of the entity's expected losses or residual benefits. FIN 46 applies to the interests held by a public entity in certain variable interest entities or potential variable interest entities until the end of the first interim or annual period ending after December 15, 2003 if the variable interest entity or potential variable interest entity was created before February 1, 2003 and the public entity has not issued financial statements reporting that variable interest entity in accordance with FIN 46, other than in disclosures required by paragraph 26 of FIN 46. We do not believe that FIN 46 will have a material effect on our results of operations or financial position.

American Ref-Fuel

General

        American Ref-Fuel was formed in June 2000 for the purpose of owning certain partnerships that develop, own and operate WTE facilities that combust municipal solid waste and produce energy in the form of electricity and steam. American Ref-Fuel is wholly owned by Ref-Fuel Holdings, which is 49.8% owned by us and 0.2% by Erie. Subsidiaries of UAE Holdings own the remaining 50% of the membership interests in Ref-Fuel Holdings.

        American Ref-Fuel had no operations until April 30, 2001 when Ref-Fuel Holdings contributed its interests in American Ref-Fuel Company of Hempstead (Hempstead or the Hempstead Partnership), American Ref-Fuel Company of Essex County (Essex or the Essex Partnership), American Ref-Fuel Company of Southeastern Connecticut (SECONN or the SECONN Partnership), American Ref-Fuel Company of Niagara, L.P. (Niagara or the Niagara Partnership), American Ref-Fuel Company of SEMASS, L.P. (Ref-Fuel SEMASS or SEMASS L.P.), American Ref-Fuel Operations of SEMASS, L.P. (SEMASS Operator), and TransRiver Marketing Company, L.P. (TransRiver) and American Ref-Fuel acquired American Ref-Fuel Company of Delaware Valley, L.P. (Delaware Valley or the Delaware Partnership) from Allied along with certain other transactions. Prior to April 30, 2001, the net income of Hempstead, Essex, SECONN, Niagara, SEMASS and Delaware Valley (which we refer to collectively as the ARC operating companies) was allocated among the respective partners based on their ownership interest. The ARC operating companies, TransRiver and American Ref-Fuel Company (which we refer to as ARC Management Company) are now indirect, wholly owned subsidiaries or controlled partnerships of American Ref-Fuel through which American Ref-Fuel operates its business.

        Prior to April 30, 2001, Ref-Fuel Holdings had non-controlling ownership interests in the ARC operating companies, except for Delaware Valley. Financial information for the periods prior to April 30, 2001 includes the combined results of the ARC operating companies except for Delaware Valley, TransRiver and ARC Management Company. These combined companies are sometimes collectively referred to as the Predecessor.

History and Reorganization

        Browning Ferris Industries, Inc. (BFI) and Air Products and Chemicals, Inc. (Air Products) formed a joint venture in 1983, three years after BFI secured a license for the Deutsche Babcock Anlagen AG

WTE technology (or DBA technology), to develop WTE facilities. The first three facilities constructed were the Hempstead facility, the Essex facility and the SECONN facility, which utilize the DBA technology and commenced operations in 1989, 1991 and 1992, respectively. The Niagara facility was acquired from Occidental Chemical Corporation in May 1993 and retrofitted utilizing the DBA technology. In 1994, TransRiver was established as a marketing arm for the Hempstead, Essex, SECONN and Niagara facilities. The SEMASS facility and the Delaware Valley facility were acquired in 1996 and 1997, respectively, and utilize alternate technologies. The SEMASS facility was acquired from Energy Answers Corporation and certain other entities in June 1996 and the Delaware Valley facility was acquired from Westinghouse Electric Corporation in April 1997.

        In December 1997, Air Products sold its interests in the ARC operating companies, which excluded Delaware Valley, and TransRiver to Ref-Fuel Holdings (the Air Products Transaction). In July 1999, BFI was acquired by Allied.

        In April 2001, in what we refer to as the Allied Transaction, Ref-Fuel Holdings acquired Allied's interests in Delaware Valley, Ref-Fuel SEMASS, SEMASS Operator and TransRiver, as well as certain minor subsidiaries and subordinated debt. In addition, Allied's 50% interest in Hempstead, Essex, Niagara and SECONN (which we collectively refer to as the HENS partnerships) were recapitalized. In connection with the recapitalization, each of the partnership agreements of the HENS partnerships was amended and restated to convert the interests of the Allied subsidiaries in the HENS partnerships into separate Class B interests having an agreed allocation of income and only very limited voting rights (which we refer to as the minority interests). The interest held by Ref-Fuel Holdings in the HENS partnerships converted to a Class A interest. The agreed allocation of income resulted in substantially all of the income generated from the HENS partnerships inuring to the benefit of American Ref-Fuel. In addition, subsidiaries of American Ref-Fuel became the managing general partners for each of the HENS partnerships. In conjunction with the Allied Transaction, the HENS partnerships contributed $163.5 million to obtain 99% non-controlling interests in equipment leasing entities controlled by Allied.

        The recapitalization arrangements included certain "put" rights for the Allied subsidiaries and "call" rights for the subsidiaries of American Ref-Fuel, which, if exercised, would result in the HENS partnerships being owned 100% by subsidiaries of American Ref-Fuel and the equipment leasing entities being 100% owned by Allied (which we refer to as the Redemption). In January 2002, Allied exercised its put rights and the Redemption was completed in April 2002 when the HENS partnerships exchanged their interests in the unconsolidated equipment leasing entities for Allied's Class B minority interests. At that time, an effective purchase of the remaining HENS partnership interests by ARC occurred, and ARC applied purchase accounting in accordance with Statement of Financial Accounting Standards (SFAS) No. 141, Business Combinations.

        Purchase accounting required Ref-Fuel Holdings and American Ref-Fuel to record certain adjustments to reflect the fair value of the assets and liabilities acquired from the Air Products Transaction in 1997, the Allied Transaction in 2001, and the Redemption in 2002. The fair value adjustments recorded resulted from the difference between the fair value of assets and liabilities acquired at the transaction dates as compared to the recorded amounts of assets and liabilities acquired, which primarily relate to the contractual rates of certain long-term waste, energy and lease contracts, the fair value of property, plant and equipment and the fair value of debt and operating leases acquired. These adjustments are being amortized to revenues (waste and energy contracts), depreciation and amortization (property, plant and equipment), interest expense (debt) and rent expense (lease) on a straight-line basis over the life of the respective contract, asset or obligation acquired.

Critical Accounting Policies

        The management of American Ref-Fuel is responsible for its financial statements presented in this prospectus and has evaluated the accounting policies used in their preparation. The management of

American Ref-Fuel believes these policies to be reasonable and appropriate. The following discussion identifies those accounting policies that American Ref-Fuel believes are critical in the preparation of American Ref-Fuel's financial statements, the judgments and uncertainties affecting the application of those policies, and the possibility that materially different amounts would be reported under different conditions or using different assumptions.

        Use of Estimates in Preparing Financial Statements.    The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires that management make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of commitments and contingencies at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Among the significant estimates affecting the financial statements are those related to the realizable value of accounts receivable, long-lived assets, liabilities for self-insurance and certain landfill liabilities. Such estimates are subsequently revised, as necessary, when additional information becomes available. Actual results could differ from those estimates.

        Revenue Recognition.    American Ref-Fuel recognizes revenue from two major sources: waste disposal services and energy production. Revenue from waste disposal services is recognized as waste is received and revenue from energy production is recognized as the energy is delivered. Each ARC operating facility has one or more long-term power sales contracts for the sale of energy with contracts expiring in 2009 to 2021. Each ARC operating facility is contractually obligated for waste services from its host community with contracts expiring in 2009 to 2020. In addition to the host community contracts, certain facilities enter into long-term waste service contracts with surrounding communities. Additionally, TransRiver markets waste capacity not committed to long-term waste contracts.

        In connection with the acquisition of the SEMASS Partnership, American Ref-Fuel is accounting for the long-term power contracts acquired in accordance with Emerging Issues Task Force (EITF) Issues 91-6 Revenue Recognition of Long-Term Power Sales Contracts and 96-17 Revenue Recognition under Long-Term Power Sales Contracts That Contain both Fixed and Variable Pricing Terms which require the SEMASS Partnership and American Ref-Fuel to recognize power revenues under these contracts as the lesser of (a) amounts billable under the respective contracts or (b) an amount determinable by the kilowatt hours made available during the period multiplied by the estimated average revenue per kilowatt hour over the term of the contract. The determination of the lesser amount is to be made annually based on the cumulative amounts that would have been recognized had each method been applied consistently from the beginning of the contract.

        Property, Plant and Equipment.    Property, plant and equipment are carried at cost. American Ref-Fuel provides for depreciation using the straight-line method over the estimated useful lives of the assets. Cost and accumulated depreciation of retired or disposed plant and equipment are removed from the respective accounts and the gain or loss, if any, is reflected in net income.

        Routine repairs and maintenance are charged against current operations. Expenditures that increase value, change capacities or extend useful lives are capitalized.

        American Ref-Fuel maintains a supply of various spare parts integral to its operations. Certain spare parts which management does not expect to use within the upcoming year have been classified as long-term spare parts inventory with property, plant and equipment.

        Landfill Costs.    In June 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 143, Accounting for Asset Retirement Obligations (SFAS 143). SFAS 143 applies to all legally enforceable obligations associated with the retirement of tangible long-lived assets and provides the accounting and reporting requirements for such obligations. SFAS 143 requires amounts initially recognized as an asset retirement obligation to be measured at fair value. The recognized asset retirement cost is capitalized as part of the cost of the asset and is depreciated over the useful life of the asset.

        SFAS 143, which primarily impacts American Ref-Fuel's accounting for its landfill operation, does not change the landfill accounting followed historically by American Ref-Fuel. American Ref-Fuel expenses costs for future closure and post-closure obligations on a per-unit basis as the landfill space is consumed. This practice will continue to be followed upon adoption of SFAS 143 except, under the new rules, costs associated with future final capping activities that occur during the operating life of the landfill will be accounted for as an asset retirement obligation. Effective January 1, 2003, upon adoption of SFAS 143, American Ref-Fuel recognized landfill retirement obligations of $4.1 million that relate to post-closure activities equal to their estimated fair value. Landfill retirement costs arising from post-closure obligations, which will be capitalized as part of the landfill asset, will be amortized consistent with American Ref-Fuel's current estimated life and are non-cash in nature. Landfill retirement costs arising from final capping obligations, will be amortized on a units-of-consumption basis over the estimated number of tons of waste that each final capping event covers.

        Goodwill.    Goodwill represents the total consideration paid in excess of the fair value of the net tangible and intangible assets acquired. Effective January 1, 2002, upon adoption of SFAS No. 142, Goodwill and Other Intangible Assets (SFAS 142), American Ref-Fuel stopped recording goodwill amortization and performed its assessment of its reporting units and its initial assessment of impairment, which was estimated using discounted cash flows. Additionally, American Ref-Fuel performed its required annual fair value testing of its recorded goodwill for its reporting units using the discounted cash flows approach which was consistent with the approach used upon adoption of SFAS 142. Based upon its most recent analysis, American Ref-Fuel believes that no material impairment exists.

        Energy Contract Intangibles.    Energy contract intangibles represent the amount by which the contractual rates in long-term energy sales contracts held by certain subsidiaries of American Ref-Fuel exceeded fair value on the dates that such contracts were acquired. These contract related intangibles are being amortized against income as a reduction of energy revenues on a straight-line basis over periods ranging from 10 to 20 years, which represented the remaining term of the applicable contracts as of the dates of acquisition.

        Operating Lease.    The fair value adjustment related to the operating lease with respect to the Delaware Valley facility represents the liability by which the present value of future rent payments on the Delaware Valley facility lease exceeds the fair value of the Delaware Valley facility as of the acquisition date. This amount is being amortized as a decrease in facility rent expense on a straight-line basis over approximately 15 years, which represented the life of the associated lease at the time of acquisition.

        Long Term Waste Contracts.    The fair value adjustment related to the acquired long-term waste contracts represents the liability by which the present value of costs of disposal and processing of waste delivered pursuant to certain long-term waste contracts held by the SEMASS Partnership exceeded the estimated fair value of the contract revenue at the date of acquisition. The liability is being amortized as an increase to waste disposal revenues using the straight-line method and an increase to interest expense using the effective interest method over 19 years, the remaining term of the applicable contracts as of the date of acquisition.

        Review of Long Lived Assets.    American Ref-Fuel reviews long-lived assets for impairment, whenever events or changes in business circumstances indicate the carrying amount of the assets may not be fully recoverable. American Ref-Fuel performs cash flow analyses to determine if an impairment exists. If the sum of the expected future cash flows is less than the carrying amount, an impairment loss is recognized. Based upon its most recent analysis, American Ref-Fuel believes that no material impairment exists. Additionally, American Ref-Fuel periodically reviews the estimated useful lives of long-lived assets.

        Taxation.    The operating subsidiaries consist of limited liability companies and partnerships. Accordingly, income taxes are not levied at the American Ref-Fuel level, but rather on the individual members. Certain wholly owned non-operating subsidiaries of American Ref-Fuel are taxable corporations.

Earnings Overview

        The financial statements for American Ref-Fuel for the year ended December 31, 2001 effectively represent only eight months of activity because American Ref-Fuel commenced operations in 2001 concurrently with the completion of the Allied Transaction. Accordingly, while it is generally not considered appropriate to combine pre-and post- "push down" periods when analyzing the results of operations and it is not in accordance with accounting principles generally accepted in the United States, for purposes of comparison only and to facilitate discussion and analysis of results of operations, the following supplemental income statement combines results of operations from January 1, 2001 through December 31, 2001 by combining the results of the Predecessor prior to the Allied Transaction for January 1, 2001 through April 30, 2001 with the consolidated operations of American Ref-Fuel from May 1, 2001 through December 31, 2001. All discussion of the year ended December 31, 2001 refers to the supplemental results including Predecessor activity for the period January 1, 2001 through April 30, 2001, and the combined period is referred to as 2001.

        American Ref-Fuel's operating income for the year ended December 31, 2002 was $155.9 million compared with $175.3 million for 2001, primarily due to the amortization of fair value adjustments associated with the Allied Transaction and the Redemption. American Ref-Fuel's net income for the year ended December 31, 2002 was $108.6 million compared with $89.9 million for 2001 primarily due to lower interest expense and less income attributable to minority interests offset by the reduction in operating income and costs for early extinguishment of debt.

Results of Operations

        The significant components of income and expense for the years ended December 31, 2000, 2001 and 2002, the four months ended April 30, 2001, and the nine months ended September 30, 2002 and 2003, respectively, are provided in the table below:

					ARC
	Predecessor Combined Year Ended December 31, 2000	Predecessor Combined Four Months Ended April 30, 2001		Predecessor/ ARC Combined Year Ended December 31, 2001
			ARC Year Ended December 31, 2001(1)			Nine Months Ended September 30,
					Year Ended December 31, 2002
						2002	2003
	(in thousands)
Statement of Operations:
Total net revenues	$402,543	$138,359	$301,878	$440,237	$438,542	$328,623	$348,395
Expenses:
Operating	(131,812)	(54,351)	(98,481)	(152,832)	(169,866)	(129,098)	(145,948)
Depreciation and amortization	(62,648)	(21,378)	(43,978)	(65,356)	(67,249)	(51,293)	(44,119)
General and administrative	(37,941)	(12,624)	(29,521)	(42,145)	(43,626)	(36,798)	(34,042)
Loss on asset retirements	(1,706)	(3,818)	(757)	(4,575)	(1,886)	(1,715)	(1,717)

Operating income	168,436	46,188	129,141	175,329	155,915	109,719	122,569
Interest income	9,800	2,670	4,663	7,333	3,740	2,712	2,319
Interest expense	(77,009)	(25,331)	(55,747)	(81,078)	(60,893)	(49,434)	(47,725)
Loss on early extinguishment of debt	(286)	—	(3,711)	(3,711)	—	—	(3,292)
Equity in earnings equipment leasing entities	—	—	16,705	16,705	15,500	15,500	—
Other income (expense), net	2,240	465	(145)	320	(757)	(290)	(514)
Minority interests in net income of subsidiaries	(161)	(77)	(24,961)	(25,038)	(4,885)	(4,885)	—

Net income	$103,020	$23,915	$65,945	$89,860	$108,620	$73,322	$73,357

(1)
Reflects the period from April 30, 2001 (inception of operations) through December 31, 2001.

Comparison of the Nine Months Ended September 30, 2003 and September 30, 2002

        Total Net Revenues.    Total net revenues were $348.4 million for the nine months ended September 30, 2003, an increase of $19.8 million, or 6.0%, over the prior year period. Net revenues increased by $5.6 million due to increased hauling and transfer station operations. Net revenues increased by approximately $9.5 million due to waste pricing increases ($0.8 million) and energy pricing improvements ($8.7 million). Other revenues increased by $4.8 million due to an increase in ash disposal volumes and increased $1.1 million on increased revenues from the sale of recovered metals. Net revenues were decreased by the Northeast power grid failure that effected Hempstead, Essex, and Niagara, and a fire on a conveyer at the SEMASS facility that caused a temporary reduction in energy production. Total net revenues were also decreased by $4.2 million of additional amortizations of intangible energy contract assets resulting from the Redemption.

        Expenses.    Operating expenses were $145.9 million for the nine months ended September 30, 2003, an increase of $16.9 million, or 13.1% from the prior year period. Approximately $8.7 million of the increase related to the cost of disposal resulting from the increased revenues associated with the hauling and transfer station operations and ash disposal. The conveyer fire at SEMASS resulted in additional operating expenses of approximately $0.6 million. Approximately $1.5 million of the increase is due to higher landfill related expenses. The remaining increases were primarily attributable to increased expenses associated with additional maintenance expenses at the plants.

        Depreciation and amortization of $44.1 million for the nine months ended September 30, 2003, decreased by $7.2 million, or 14.0%, over the prior year period. This decrease was due to the change in estimate of useful lives of certain plant and equipment that was implemented in the third quarter of 2002 and the elimination of certain intangible assets as a result of the purchase accounting adjustments recorded on account of the Redemption.

        General and administrative expenses were $34.0 million for the nine months ended September 30, 2003, a decrease of $2.8 million, or 7.5%, from the prior year period. This decrease was primarily associated with American Ref-Fuel's corporate office relocation to Montvale, New Jersey solely affecting the 2002 period offset by severance expenses recorded in conjunction with a restructuring of certain management and administrative functions in 2003.

        Interest Income.    Interest income was $2.3 million for the nine months ended September 30, 2003, a decrease of $0.4 million, or 14.5%, as compared to the prior year period. This decrease was generally due to the decrease in interest rates on invested funds.

        Interest Expense.    Interest expense was $47.7 million for the nine months ended September 30, 2003, a decrease of $1.7 million, or 3.5%, from the prior year period. This decrease was due to reduced amortization of deferred financing costs and amortization of adjustments to the carrying value of debt from the Redemption, and reduced balances on project-related debt. This decrease was partially offset by an increase in interest expense due to the refinancing of certain variable rate debt with fixed rate debt at 6.26%.

        Loss on Early Extinguishment of Debt.    American Ref-Fuel expensed approximately $3.3 million of deferred financing costs associated with the refinancing of debt during 2003. There was no such expense in 2002.

        Equity in Earnings of Equipment Leasing Entities.    Equity in earnings of equipment leasing entities of $15.5 million for the nine months ended September 30, 2002 was due to American Ref-Fuel's interest in the equipment leasing entities which no longer existed after the Redemption.

        Other expense, net.    Other expenses were $0.5 million for the nine months ended September 30, 2003, an increase of $0.2 million, or 77.6% from the prior year period. Other expenses consist primarily of income taxes levied on certain wholly owned nonoperating subsidiaries of American Ref-Fuel that are taxable corporations.

        Income Attributable to Class B Minority Interests.    Minority interest in net income of subsidiaries of $4.9 million for the nine months ended September 30, 2002 was due to Allied's interests in the HENS partnerships, which no longer existed as a result of the Redemption.

Comparison of the Year Ended December 31, 2002 to 2001

        Total Net Revenues.    Total net revenues of $438.5 million for the year ended December 31, 2002 decreased by $1.7 million, or 0.4%, from 2001. The decrease in net revenues was primarily due to an increase in revenue amortization in 2002 as a result of the Redemption and decreased energy sales as a result of scheduled turbine outages, offset by increases in waste and metal recovery revenues and the additional revenues from the Delaware Valley facility.

        Expenses.    Operating expenses of $169.9 million for the year ended December 31, 2002 increased by $17.0 million, or 11.2%, over 2001. The increase was primarily due to the addition of the Delaware Valley facility as a result of the Allied Transaction. American Ref-Fuel leases the Delaware Valley facility under an operating lease, and these lease expenses are included as part of operating expenses. Other increases resulted from employee costs associated with staffing open positions and maintenance costs resulting from scheduled and unscheduled outages.

        Depreciation and amortization of $67.3 million for the year ended December 31, 2002 increased by $1.9 million, or 2.9%, over 2001. The increase was attributable to increased asset values due to fair value adjustments as a result of the Redemption, and capital additions, offset by a $2.3 million decrease attributable to a change in estimate in useful lives of certain assets, based on a study completed in 2002.

        General and administration expenses of $43.6 million for the year ended December 31, 2002 increased by $1.5 million, or 3.5%, over 2001. 2001 expenses included costs related to certain changes in management. 2002 included approximately $5.4 million associated with American Ref-Fuel's corporate office relocation to Montvale, New Jersey, offset by decreased spending due to Company cost-containment measures.

        Loss on asset retirements of $1.9 million for the year ended December 31, 2002 decreased by $2.7 million from 2001. Loss on asset retirements in 2001 included a large retirement resulting from a turbine upgrade required by a change in technology.

        Interest Income.    Interest income of $3.7 million for the year ended December 31, 2002 decreased by $3.6 million, or 49.0%, from 2001. As part of the Allied Transaction in 2001, certain notes receivable from affiliated parties were acquired and consolidated, causing a reduction in interest income.

        Interest Expense.    Interest expense of $60.9 million for the year ended December 31, 2002 decreased by $20.2 million, or 24.9%, from 2001. As part of the Allied Transaction in 2001, certain interest-bearing notes payable to affiliated parties were acquired and consolidated causing a reduction in interest expense. Additionally, the refinancing of various partnership debt issuances at lower variable interest costs reduced expense, partially offset by increased debt issuances in 2001 associated with the Allied Transaction.

        Loss on Early Extinguishment of Debt.    Loss on early extinguishment of debt of $3.7 million in 2001 was attributable to the costs associated with the early extinguishment of certain of American Ref-Fuel's debt obligations that were refinanced during 2001 and the resultant write-off of unamortized deferred financing costs and payment of call premiums. There were no extinguishments of debt in 2002.

        Equity in Earnings of Equipment Leasing Entities.    Equity in earnings of equipment leasing entities of $15.5 million for the year ended December 31, 2002 decreased by $1.2 million, or 7.2%, from 2001. American Ref-Fuel's equity interest reflects American Ref-Fuel's applicable share of the earnings of the equipment leasing entities controlled by Allied.

        Minority Interest in Net Income of Subsidiaries.    Minority interests in net income of subsidiaries decreased $20.2 million due to the allocation of Allied's applicable interest in the HENS partnerships based on their contractually defined share of the HENS partnerships' earnings.

Comparison of 2001 and the Year Ended December 31, 2000

        Total Net Revenues.    Total net revenues of $440.2 million for 2001 increased by $37.7 million, or 9.4%, over 2000. Increases in revenues were due to the addition of the Delaware Valley facility and increased hauling and transfer station operations, offset by increased amortizations of fair value adjustments recorded in conjunction with the Allied Transaction.

        Expenses.    Operating expenses of $152.8 million in 2001 increased by $21.0 million, or 16.0%, over 2000. The increase was primarily due to the addition of the Delaware Valley facility as a result of the Allied Transaction. American Ref-Fuel leases the Delaware Valley facility under an operating lease, and these lease expenses are included in operating expenses. The increase was also due to increased disposal costs associated with hauling and transfer operations, additional scheduled and unscheduled maintenance costs and other disposal costs.

        Depreciation and amortization of $65.4 million for 2001 increased by $2.7 million, or 4.3%, from 2000. The Allied Transaction increased property, plant and equipment, and the related depreciation.

        General and administration expenses of $42.1 million in 2001 increased by $4.2 million, or 11.1%, from 2000. The increase was due to the addition of the Delaware Valley facility, offset by reduced spending due to American Ref-Fuel's cost control efforts.

        Interest Income.    Interest income of $7.3 million in 2001 decreased by $2.5 million, or 25.2%, from 2000. As part of the Allied Transaction in 2001, certain interest-bearing notes receivable from affiliated parties were acquired and consolidated, causing a reduction in interest income.

        Interest Expense.    Interest expense of $81.1 million in 2001 increased by $4.1 million, or 5.3%, over 2000. As part of the Allied Transaction in 2001, certain interest-bearing notes payable to affiliated parties were acquired and consolidated, causing a reduction in interest expense, offset by the expense associated with the additional borrowings in 2001 to finance the Allied Transaction.

        Loss on Early Extinguishment of Debt.    Loss on early extinguishment of debt of $3.7 million in 2001 was attributable to the costs associated with the early extinguishment of certain of American Ref-Fuel's debt obligations during 2001 and the resultant write-off of unamortized deferred financing costs and payments for call premiums. For the year ended December 31, 2000, $0.3 million of deferred financing costs were written off related to debt extinguished in 2000.

        Equity in Earnings of Equipment Leasing Entities.    Equity in earnings of equipment leasing entities of $16.7 million represents American Ref-Fuel's equity interest for its share of the earnings of the equipment leasing entities. American Ref-Fuel's interest in the equipment leasing entities commenced April 30, 2001.

        Other, Net.    Other, net of $0.3 million in 2001 decreased $1.9 million from 2000. Other, net in 2000 included recoveries from insurance claims.

        Minority Interests in Net Income of Subsidiaries.    Minority interests in net income of subsidiaries of $25.0 million in 2001 represents the allocation of Allied's interest in the HENS partnerships based on their contractually defined share of the HENS partnerships' earnings, while the $0.2 million in 2000 represented the 2% of TransRiver directly owned by Allied.

Liquidity and Capital Resources

        American Ref-Fuel has historically generated funds from its operations and its working capital requirements generally have not significantly fluctuated. American Ref-Fuel's other main source of liquidity was its $325 million credit facility with a group of lending institutions. The facility provided for term loans of $215 million to be borrowed by American Ref-Fuel and its subsidiaries and for a revolving credit facility of up to $110 million, including $35 million of which could be used for letters of credit. American Ref-Fuel was contingently liable to furnish $25 million in letters of credit as collateral under an indemnity agreement if American Ref-Fuel's long-term debt rating was reduced to below investment grade.

        On May 9, 2003, American Ref-Fuel completed the issuance of $275 million aggregate principal amount of 6.26% Senior Notes due 2015. The proceeds of the financing were used to repay $242.6 million under the prior credit facilities, fund debt service reserve accounts and for general corporate purposes. As part of this refinancing, American Ref-Fuel entered into an amended and restated secured revolving credit facility for up to $75 million. Under the terms of the credit facility and indenture governing the senior notes, American Ref-Fuel is subject to certain quarterly financial covenants, as defined in the credit facility and indenture governing the senior notes, with respect to leverage and adjusted cash flow coverage ratios.

Cash Flows

Operating Activities

        American Ref-Fuel's net cash flows provided by operating activities totaled $134.0 million for the nine months ended September 30, 2003, compared with $144.5 million for the nine months ended September 30, 2002. The decrease in cash flow from operating activities of $10.5 million is attributable to a $23.8 million payout under a terminated long-term compensation plan in 2003 that did not occur in 2002, offset by increased operating income in 2003.

        American Ref-Fuel's net cash flows provided by operating activities totaled $198.7 million for the year ended December 31, 2002, compared with $169.7 million for 2001. The increase in cash flow from operating activities of $29.0 million is primarily due to lower interest payments made in 2002 due to a change in timing of interest payments resulting from the refinancing of certain project debt.

        American Ref-Fuel's net cash flows provided by operating activities totaled $169.7 million for 2001 compared with $172.7 million for the year ended December 31, 2000. The decrease in cash flow from operations of $3.0 million is primarily due to changes in working capital.

Investing Activities

        Cash flows utilized in investing activities are typically related to capital additions and restricted cash changes. American Ref-Fuel is required to maintain cash and investment balances that are restricted by provisions of its debt agreements and lease agreements. American Ref-Fuel's capital additions consist primarily of expenditures to maintain the operation of the ARC operating facilities, including expenditures for replacement and refurbishment of equipment and environmental compliance that increase value, change capacities or extend useful lives. Cash flow utilized in investing activities totaled $77.1 million for the nine months ended September 30, 2003, compared with $97.2 million for the same period in 2002. The reduction of $20.1 million is primarily due to a change in the requirement for restricted cash due to changes in the timing of debt payments.

        Cash flow utilized in investing activities totaled $69.5 million for the year ended December 31, 2002, compared with $324.0 million for 2001. The decrease in cash flow utilized in investing activities is primarily attributable to the recapitalization as a result of the Allied Transaction and commencement of American Ref-Fuel's operations as of April 30, 2001. In connection with the Allied Transaction, American Ref-Fuel invested $163.5 million in the equipment leasing entities, and paid cash for acquisitions, net of cash acquired of $147.2 million.

        Cash flow utilized in investing activities totaled $324.0 million for 2001, compared with $22.5 million for the year ended December 31, 2000. The decrease in cash flow utilized in investing activities is primarily attributable to the recapitalization as a result of the Allied Transaction as described above.

Financing Activities

        Cash flows utilized in (provided by) financing activities are related to borrowings of long-term debt, principal payments of long-term debt and distributions to members.

        Cash flows utilized in financing activities totaled $71.8 million and $55.4 million for the nine months ended September 30, 2003 and September 30, 2002, respectively. The increase in cash utilized in financing activities in 2003 is attributable to an increased borrowing in 2002 due to American Ref-Fuel's reborrowing of $40 million against a credit facility in 2002, which had been repaid in the fourth quarter of 2001. American Ref-Fuel increased its outstanding borrowings by approximately $27 million in conjunction with the refinancing of the American Ref-Fuel Senior Notes in 2003.

        Cash flows utilized in financing activities were $110.7 million in 2002 compared with cash flows provided by financing activities of $184.2 million in 2001. The change in cash flows utilized in financing activities is primarily attributable to the recapitalization as a result of the Allied Transaction. In 2002, American Ref-Fuel reduced its long-term debt by $16.0 million. As a result of the Allied Transaction, in April 2001 American Ref-Fuel entered into a credit agreement that provided for (a) $215 million in term loans and (b) a $110 million revolving loan facility. In 2001, American Ref-Fuel refinanced certain debt and received proceeds in excess of repayments of long-term debt and capital lease obligations of $207.2 million, which was used in part to fund the Allied Transaction, pay $17.9 million in financing costs and pay $10.0 million in call premiums. The investors contributed $50 million of capital in 2001 and received $46.5 million in net distributions. In 2002, dividends of $94.5 million were paid to members.

        In 2001, cash flows provided by financing activities totaled $184.2 million compared to $115.9 million in 2000. The change in cash flows utilized in financing activities is primarily attributable to the recapitalization as a result of the Allied Transaction and commencement of American Ref-Fuel's operations as of April 30, 2001. In 2000, payments on long-term debt in excess of borrowings totaled $21.6 million, and net distributions to members totaled $83.1 million.

Capital Structure and Resources

        As of September 30, 2003, the ARC operating companies had an aggregate of $877.6 million in outstanding project debt, with maturities ranging from 2003 to 2026. The ARC operating companies are obligated to restrict funds on a monthly basis for payment of certain project debt and certain ARC operating companies are required to maintain debt service reserve funds pursuant to the debt instruments governing such debt. American Ref-Fuel management believes that all debt service reserve funds requirements have been satisfied.

        On May 9, 2003, American Ref-Fuel issued $275 million aggregate principal amount of its 6.26% Senior Notes due 2015, which we refer to as the ARC senior notes. The ARC senior notes are senior obligations of American Ref-Fuel and are collateralized by a lien on certain debt service reserve accounts and American Ref-Fuel's equity interest in certain of its subsidiaries, which own direct and indirect interests in the ARC operating companies, TransRiver and ARC Management Company. The proceeds from the ARC senior notes were partially used to repay the remaining indebtedness from the debt entered into in conjunction with the Allied Transaction.

        In connection with the issuance of the ARC senior notes, American Ref-Fuel entered into a bank credit facility with Citibank, N.A., as administrative agent, and certain other lenders. The credit facility provides for a revolving loan facility of $75 million. Of this amount, up to $45 million can be utilized for the issuance of letters of credit. The credit facility has a three-year term and contains certain financial ratio covenants. In addition, the ARC senior notes and the credit facility require American Ref-Fuel to maintain debt service reserve accounts solely for the benefit of bondholders and the lenders in an amount equal to the greater of 50% of the next twelve months interest and scheduled principal and other payments or 100% of the next six months interest and scheduled principal and other payments. Although American Ref-Fuel does not currently expect to request advances against the credit facility, American Ref-Fuel anticipates utilizing up to $10 million of letter of credit capacity available under the credit facility after the issuance of the ARC senior notes. The practice of American Ref-Fuel's management is to reserve $25 million of letter of credit capacity for a contingent obligation to issue a letter of credit in the event that the ratings on American Ref-Fuel's senior debt are reduced to below investment grade.

        American Ref-Fuel has certain rights to obtain up to $100 million under an equity contribution agreement dated as of April 30, 2001 among Duke Capital, UAE, Ref-Fuel Holdings and American Ref-Fuel in circumstances where cash flow shortfalls arise that would otherwise prevent American Ref-Fuel from internally funding its project support obligations out of cash flow from operations. Pursuant to the terms of the equity purchase agreement, on June 30, 2003 MSW Energy Holdings assumed Duke Capital's obligations under the equity contribution agreement and caused Duke Capital to be unconditionally released from its obligations. The funds provided by the equity contribution agreement have never been accessed. Each of MSW Energy Holdings and UAE has provided a letter of credit to secure its obligations under the equity contribution agreement.

        American Ref-Fuel's cash requirements for 2003 are expected to be funded by cash flows from operations. American Ref-Fuel's cash management practices are to maintain sufficient funds in each ARC operating company to meet its projected cash requirements. American Ref-Fuel management reviews cash balances and determines cash available for distribution on a quarterly basis. At each of the ARC operating companies, American Ref-Fuel management's historical practice has been to distribute all cash in excess of anticipated needs on a monthly basis, as allowed by the project level financings.

Commitments and Contingencies

        The following is a schedule of American Ref-Fuel's contractual obligations outstanding at September 30, 2003:

	Payment Due by Period
Contractual Obligations	Total	Less than 1 Year	1-3 Years	3-5 Years	More than 5 Years
	(in thousands)
Long-term debt obligations	$1,152,575	$81,001	$148,787	$169,445	$753,342
Operating lease obligations	161,007	13,487	27,789	26,471	93,260
Other long-term liabilities reflected on balance sheet under GAAP	19,258	3,151	2,752	—	13,355

Total	$1,332,840	$97,639	$179,328	$195,916	$859,957

        Additionally, American Ref-Fuel maintains employment agreements with nine officers expiring through December 31, 2003. Such agreements provide for the payment of base salary plus bonus. The maximum contingent commitment for these arrangements is $2.6 million. In addition, the employment agreements contain change-in-control provisions that would entitle each officer's contract term to be extended up to two years, with the exception of the contract of American Ref-Fuel's chief executive officer, which can be extended up to three years. The maximum liability related to this provision is $5.7 million.

Effect of Inflation

        American Ref-Fuel management believes that American Ref-Fuel's results of operations have not been materially impacted by inflation over the past three years.

Off-Balance Sheet Arrangements

        As a result of the Allied Transaction, as of April 30, 2001, American Ref-Fuel held a 99% non-controlling interest in equipment leasing entities that American Ref-Fuel reflected in its 2001 financial statements as an unconsolidated equity investment. These equipment leasing entities held equipment leases that were financed with debt. In connection with the Redemption on April 30, 2002, American Ref-Fuel no longer retains this interest. American Ref-Fuel no longer has any off-balance sheet financing or any financial arrangements with any related parties.

Effect of New Accounting Standards

        In June 2001, the FASB issued SFAS 143. This statement is effective for financial statements issued for fiscal years beginning on or after June 15, 2002. SFAS 143 applies to all legally enforceable obligations associated with the retirement of long-lived assets and provides the accounting and reporting requirements for such obligations. SFAS 143 requires amounts initially recognized as an asset retirement obligation to be measured at fair value. The recognized asset retirement cost is capitalized as part of the cost of the asset and is depreciated over the useful life of the asset.

        SFAS 143, which primarily impacts American Ref-Fuel's accounting for its landfill operations, does not change the landfill accounting followed historically. American Ref-Fuel expenses costs for future closure and post-closure obligations on a per-unit basis as the landfill space is consumed. This practice will continue to be followed upon adoption of SFAS 143 except, under the new rules, costs associated with future final capping activities that occur during the operating life of the landfill will be accounted for as an asset retirement obligation. Interest will be accreted on all landfill retirement obligations using the effective interest method. Landfill retirement costs arising from post-closure obligations, which will be capitalized as part of the landfill asset, will be amortized consistent with American Ref-Fuel's current estimated life and are non-cash in nature. Landfill retirement costs arising from final capping obligations, will be amortized on a units-of-consumption basis over the estimated number of tons of waste that each final capping event covers. American Ref-Fuel adopted SFAS 143 effective January 1, 2003.

        In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections (SFAS 145). This statement is effective for fiscal years beginning after May 15, 2002. SFAS 145 requires that most gains and losses from the extinguishment of debt no longer be classified as extraordinary items and that they should be recorded in the results of operations. In addition, SFAS 145 amends FASB Statement No. 13 to require that certain lease modifications that have economic effects similar to sale-leaseback transactions should be accounted for in the same manner as sale-leaseback transactions. American Ref-Fuel has adopted SFAS 145 and has reclassified losses from early extinguishment of debt, for all applicable years reported in the results of operations.

        In July 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities (SFAS 146). This statement sets forth various modifications to existing accounting guidance which prescribes the conditions which must be met in order for costs associated with contract terminations, facility consolidations, employee relocations and terminations to be accrued and recorded as liabilities in financial statements. This statement is effective for exit or disposal activities initiated after December 31, 2002. SFAS 146 has no effect on American Ref-Fuel.

        In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation-Transition and Disclosure (SFAS 148). This statement amends SFAS No. 123, Accounting for Stock Based Compensation (SFAS 123), to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirement of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. SFAS 148 is effective for fiscal years ending after December 15, 2002. SFAS 148 has no effect on American Ref-Fuel.

        In April 2003, the FASB issued SFAS No.149, Amendment of SFAS No. 133 on Derivative Instruments and Hedging Activities (SFAS 149). This statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS 149 is effective for contracts entered into or modified after June 30, 2003 and is effective for hedging relationships designated after June 30, 2003. SFAS 149 has no effect on American Ref-Fuel.

        In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity (SFAS 150). This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were classified as equity. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. SFAS 150 has no effect on American Ref-Fuel.

        In November 2002, the FASB issued FASB Interpretation (FIN) No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others (FIN 45). FIN 45 requires that upon issuance of a guarantee, the guarantor must recognize a liability for the fair value of the obligation it assumes under that guarantee. In addition, FIN 45 requires disclosures about the guarantees that an entity has issued. American Ref-Fuel applies the recognition provisions of FIN 45 prospectively to guarantees issued after December 31, 2002, which does not have a material effect on American Ref-Fuel's financial position, results of operations or cash flows.

        In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities (FIN 46). FIN 46 requires that unconsolidated variable interest entities be consolidated by their primary beneficiaries. A primary beneficiary is the party that absorbs a majority of the entity's expected losses or residual benefits. FIN 46 applies to the interests held by a public entity in certain variable interest entities or potential variable interest entities until the end of the first interim or annual period ending after December 15, 2003 if the variable interest entity or potential variable interest entity was created before February 1, 2003 and the public entity has not issued financial statements reporting that variable interest entity in accordance with FIN 46, other than in disclosures required by paragraph 26 of FIN 46. FIN 46 does not have a material effect on American Ref-Fuel's financial position, results of operation or cash flows.

BUSINESS OF AMERICAN REF-FUEL

Overview

        American Ref-Fuel was formed for the purpose of owning partnerships that develop, own and operate WTE facilities that combust municipal solid waste and produce energy in the form of electricity and steam. Predecessors of American Ref-Fuel were formed beginning in 1983. American Ref-Fuel, together with its predecessors, has been involved in the WTE business since that time. American Ref-Fuel's first facility became operational in 1989.

        As part of the reorganization of the predecessors of American Ref-Fuel, on April 30, 2001, Ref-Fuel Holdings contributed its interests to American Ref-Fuel and American Ref-Fuel purchased certain interests in the following:

  •
  American Ref-Fuel Company of Hempstead, a New York general partnership and the beneficial owner of the Hempstead facility (the Hempstead Partnership);

  •
  American Ref-Fuel Company of Essex County, a Delaware general partnership and the beneficial owner of the Essex facility (the Essex Partnership);

  •
  American Ref-Fuel Company of Southeastern Connecticut, a Connecticut general partnership and the beneficial owner of the SECONN facility (the SECONN Partnership);

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  American Ref-Fuel Company of Niagara, L.P., a Delaware limited partnership and the beneficial owner of the Niagara facility (the Niagara Partnership);

  •
  American Ref-Fuel Company of SEMASS, L.P., a Massachusetts limited partnership (SEMASS L.P.) and the owner of 90% of the SEMASS Partnership, the owner of the SEMASS facility (the SEMASS Partnership), and American Ref-Fuel Operations of SEMASS, L.P., a Delaware limited partnership and the operator of the SEMASS facility (the SEMASS Operator); and

  •
  American Ref-Fuel Company of Delaware Valley, L.P., a Delaware limited partnership and the lessee of the Delaware Valley facility (the Delaware Partnership).

        We sometimes refer to these entities, including the SEMASS Partnership and SEMASS Operator but not including SEMASS, L.P., as the ARC operating companies.

        Ref-Fuel Holdings also contributed to American Ref-Fuel its interests in TransRiver and the ARC Management Company. The ARC operating companies, TransRiver and ARC Management Company are now indirect, wholly owned subsidiaries or, in the case of the SEMASS Partnership, a controlled partnership, of American Ref-Fuel. As a result of the reorganization, American Ref-Fuel is a holding company and operates its business through ARC Management Company, the ARC operating companies and TransRiver.

        The following is a chart of the ARC operating companies and TransRiver, each of which is indirectly 100% owned by American Ref-Fuel, except for the SEMASS Partnership, which is indirectly 90% owned by American Ref-Fuel:

American Ref-Fuel's facilities are located in:

  •
  Hempstead, New York;

  •
  Newark, New Jersey;

  •
  Preston, Connecticut;

  •
  Niagara Falls, New York;

  •
  Rochester, Massachusetts; and

  •
  Chester, Pennsylvania.

We refer to these facilities as the ARC operating facilities. The ARC operating facilities together process approximately 5 million tons of waste annually and sell approximately 2.7 million megawatt hours (MWH) of electricity each year. In 2002, approximately 74% of American Ref-Fuel's total gross revenues were derived from long-term waste disposal and energy contracts.

        TransRiver provides waste marketing services to American Ref-Fuel and owns a 740 ton-per-day transfer station in Lynn, Massachusetts and a small waste hauling company which operates in Pennsylvania and Delaware. American Ref-Fuel, through ARC Management Company, provides technical support, environmental permitting support, operating and maintenance support, and general and administrative services to the ARC operating companies and TransRiver.

ARC Operating Facility Information

		Capacity		Contract Expiration Date
Operating Facility	Location	Waste Disposal	Electric Generating	Service Agreements/ Disposal Contracts	Electricity Sales Contracts	Date of Commercial Operation/Date Acquired by American Ref-Fuel
		(tons per day)	(megawatts)
Hempstead	Hempstead, NY	2,505	72	2009	2009	1989
Essex	Newark, NJ	2,700	70	2020	2021	1991
SECONN	Preston, CT	689	18	2015	2017	1992
Niagara	Niagara Falls, NY	2,250	50	2007-2012	2014	1980/1993
SEMASS	Rochester, MA	2,700	79	2003-2016	2015	1989/1996
Delaware Valley	Chester, PA	2,688	79	2017	2016	1992/1997	(1)

(1)
Date acquired for the Delaware Valley facility refers to the date of acquisition by Allied. Following that date, the Delaware Valley facility was managed by a predecessor of American Ref-Fuel until it was acquired by American Ref-Fuel on April 30, 2001.

        The ARC operating companies derive revenues principally from disposal or tipping fees received by the ARC operating facilities for accepting waste and the sale of electricity and steam produced by those facilities. Each of the ARC operating companies has outstanding indebtedness with respect to the ARC operating facilities. The majority of this indebtedness is evidenced by tax-exempt bonds and is collateralized by the ARC operating facilities and other assets of the ARC operating companies. American Ref-Fuel also has outstanding indebtedness. Substantially all distributions to American Ref-Fuel from the ARC operating companies, after the payment of expenses and debt service on ARC operating company-level indebtedness, are subject to the satisfaction of financial tests. Distributions from American Ref-Fuel to Ref-Fuel Holdings, after the payment of expenses and debt service on American Ref-Fuel indebtedness, are subject to the satisfaction of financial tests.

Competitive Strengths

        We believe that American Ref-Fuel has the following competitive strengths:

  •
  Predictable Revenue Base and Stable Margins. American Ref-Fuel's revenues are generated from multiple sources with a broad range of customers in different geographical locations in the northeastern United States. In 2002, approximately 74% of American Ref-Fuel's total gross revenues were derived from long-term waste disposal and energy contracts. Approximately 84% of these contracted revenues were derived from investment grade utilities and municipalities. American Ref-Fuel's Adjusted EBITDA margins were 57.9%, 56.2% and 54.6% for 2000, 2001 and 2002, respectively.

  •
  Positive Industry Fundamentals. American Ref-Fuel primarily derives its revenues from fees associated with waste processing and electricity and steam sales. The waste processing industry tends to be recession resistant. The northeastern United States, where American Ref-Fuel's facilities are located, is characterized as having a high population density with limited waste disposal alternatives.

  •
  Proven Operating Performance History. American Ref-Fuel's proven technology and operational excellence have resulted in availability levels higher than industry average at the ARC operating facilities. The proven technology includes pollution control equipment that is state-of-the-art relative to technology designed to accomplish comparable goals. In addition, American Ref-Fuel has maintained a safety and environmental record that is among the best in the industry, and American Ref-Fuel continues to improve the operating efficiencies at each ARC operating facility.

  •
  Experienced Management Team. American Ref-Fuel's senior management has an average of over 14 years of experience in the WTE industry. In addition, the management at the operational level of the ARC operating facilities has substantial industry experience.

Key Operating Data

        The ARC operating companies generate revenues from three primary sources:

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  tipping fees (approximately 61% of total gross revenues in 2002);

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  energy sales (approximately 38% of total gross revenues in 2002); and

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  other sources such as ferrous and non-ferrous sales (approximately 1% of total gross revenues in 2002).

        Tipping fees include amounts that municipalities and other waste handlers pay the ARC operating companies and TransRiver for accepting the waste materials that are transported to American Ref-Fuel's facilities pursuant to waste disposal agreements. Certain waste disposal agreements with municipal customers guarantee minimum waste shipment deliveries to the ARC operating facilities. In the event counterparties to these contracts fail to provide the ARC operating companies with the agreed waste supply, the contracts generally provide for the ARC operating companies to be compensated by the counterparties in an amount equal to the shortfall in revenues, if any, after giving effect to the value received by the ARC operating companies through mitigating delivery shortfalls by obtaining municipal solid waste from alternate sources. For energy revenues, ARC operating facilities burn waste materials to produce steam in water wall boilers that is either sold to adjacent industrial users or converted to electricity and sold to local utilities. The internal power consumption of the ARC operating facilities is approximately 13% of the electricity generated, on average, and the remaining electricity is sold to customers. The contracts with local utility customers generally provide that such utilities will purchase all power produced at each ARC operating facility.

        In 2002, approximately 74% of total gross revenues were generated under long-term waste disposal and energy contracts. American Ref-Fuel reports that it intends to renegotiate some or all of these long-term waste and energy contracts at market prices upon their expiration. We cannot assure you that these contracts will be successfully extended.

        The following information relates to the ARC operating facilities:

Operating Facility	Waste Contract Years Remaining	Power Contract Years Remaining	Date of Commercial Operation/ Date Acquired by American Ref-Fuel		2002 Revenues under Long Term Contracts(1)
Hempstead	6	6	1989		96%
Essex	17	18	1991		97
SECONN	12	14	1992		90
Niagara	Various	11	1980/1993		73
SEMASS	Various	12	1989/1996		55
Delaware Valley	14	13	1992/1997	(2)	61

(1)
Represents the portion of gross revenues generated by contracts with an original term of three years or greater. Gross revenues do not include fair value amortization and revenue levelization adjustments.

(2)
Date acquired for the Delaware Valley facility refers to the date of acquisition by Allied. Following that date, the Delaware Valley facility was managed by a predecessor of American Ref-Fuel until it was acquired by American Ref-Fuel on April 30, 2001.

        American Ref-Fuel's facilities are among the largest in the United States, together processing a total of approximately five million tons of waste each year.

Waste Processed ('000 tons/year)	1999(1)	2000	2001	2002
Hempstead Facility	926	897	915	923
Essex Facility	975	916	918	899
SECONN Facility	245	241	248	252
Niagara Facility	760	782	755	725
SEMASS Facility	978	1,106	1,091	1,056
Delaware Valley Facility	1,040	1,114	1,151	1,060
Total	4,924	5,056	5,078	4,915

        The ARC operating facilities sell approximately 2.7 million MWH of electricity each year.

Power Sold ('000 MWH)	1999(1)	2000	2001	2002
Hempstead Facility	562	537	547	541
Essex Facility	514	465	468	465
SECONN Facility	129	126	129	137
Niagara Facility	301	299	289	278
SEMASS Facility	561	631	612	597
Delaware Valley Facility	567	616	618	554
Total	2,634	2,674	2,663	2,572

        The following table summarizes each ARC operating facility's weighted average boiler availability levels.

Availability Levels	1999(1)	2000	2001	2002
Hempstead Facility	95.5%	92.2%	93.8%	93.1%
Essex Facility	95.9	90.7	92.5	92.7
SECONN Facility	96.9	93.9	95.3	96.2
Niagara Facility	93.4	92.5	90.3	89.8
SEMASS Facility	88.0	93.2	91.6	89.6
Delaware Valley Facility	88.1	92.2	92.1	88.4
Average	92.2%	92.3%	92.5%	91.0%

(1)
For the fiscal year ended September 30, 1999.

The ARC Operating Facilities

        We have included brief descriptions of each of the ARC operating facilities below.

Hempstead Facility

        History and Ownership.    The Hempstead Partnership beneficially owns and operates the Hempstead facility, a 72-megawatt, 2,505-ton-per-day WTE facility located in the Town of Hempstead, New York. The Hempstead facility was developed and constructed by the Hempstead Partnership at an overall cost of $424 million and began commercial operations in November 1989. The Hempstead facility utilizes the DBA technology. The components of the Hempstead facility include three identical and independently operated furnace/boiler units and a one turbine-generator.

        Waste Capacity and Supply.    The Hempstead facility has a permitted capacity of 914,325 tons per year of municipal solid waste per calendar year, exclusive of wood waste. In addition, the Hempstead facility has burned 30,000 to 40,000 tons per year of wood waste as supplemental fuel.

        The Hempstead Partnership, the Town of Hempstead and the Town of Hempstead (on behalf of the Town of Hempstead Refuse Disposal District) entered into a service agreement dated as of December 1, 1985, with a term ending August 29, 2009. Pursuant to the Hempstead service agreement, the Hempstead Partnership is obligated to process, or otherwise dispose of, acceptable waste delivered to the Hempstead facility by the Town of Hempstead and the Town of Brookhaven. The Town of Hempstead is obligated to:

  •
  deliver or cause to be delivered to the Hempstead facility for processing and/or disposal all acceptable waste generated within the Town of Hempstead (Town Waste) and certain acceptable waste generated within the Town of Brookhaven and requested by the Hempstead Partnership (Brookhaven Waste);

  •
  pay service fees for the processing and/or disposal of the acceptable waste, and in any event to pay monthly service fees with respect to an annual aggregate of at least 540,000 tons per year (subject to adjustment but in no event less than 465,000 tons per year) of Town Waste (the Guaranteed Tonnage) and up to 200,000 tons per year of Brookhaven Waste, whether or not such tonnage is actually delivered (subject to reduction of amounts due with respect to delivery shortfalls based on certain revenues derived by the Hempstead Partnership from waste other than Town Waste and Brookhaven Waste); and

  •
  provide a disposal facility for ash, non-processible waste, certain residue and by-pass waste.

        Under limited circumstances, the Town of Hempstead is obligated to pay the Hempstead Partnership amounts intended to mitigate the effect of lost energy revenues attributed to tons of waste not delivered by the Town of Hempstead with respect to the Guaranteed Tonnage. The Town of Hempstead pays a base per ton fee for waste delivered to the Hempstead facility and certain costs arising from uncontrollable circumstances and is obligated to pay the base per ton fee for the Guaranteed Tonnage and up to 200,000 tons of Brookhaven Waste per year (subject to mitigation by the Hempstead Partnership) even if the Town of Hempstead does not deliver these minimum quantities of waste to the Hempstead facility.

        The Towns of Hempstead and Brookhaven have entered into an agreement for the delivery and acceptance of solid waste and process residue dated September 13, 1991 with a term ending August 29, 2009 (the Waste Delivery Term) with respect to acceptable waste and January 31, 2005 with respect to ash (subject to an extension period to August 29, 2009, at the sole option of Brookhaven). Pursuant to this delivery and acceptance agreement, during the Waste Delivery Term, Brookhaven is obligated to deliver to the Hempstead facility specified monthly tonnages of acceptable waste (aggregating up to 200,000 tons per year) and pay the Town of Hempstead a waste service fee (the Waste Service Fee) based on the number of tons of waste actually delivered to and accepted by the Town of Hempstead. Under the Hempstead service agreement, the Town of Hempstead is obligated to pay to the Hempstead Partnership an amount equal to the Waste Service Fee for acceptable waste originating in Brookhaven and delivered to the Hempstead facility.

        The Hempstead facility is capable of processing and permitted to process more waste than it anticipates will be delivered by the Towns of Hempstead and Brookhaven pursuant to the Hempstead service agreement. In each year since the Hempstead facility became fully operational, TransRiver has caused enough additional acceptable waste to be delivered to the Hempstead facility to allow operation at close to its permitted processing capacity.

        In 2002, approximately 45% of the Hempstead Partnership's total gross revenues were derived from the Hempstead service agreement and other long-term waste contracts.

        Power Contract.    The Hempstead Partnership and the Long Island Power Authority (the successor to the Long Island Lighting Company) (LIPA) are parties to an energy purchase agreement dated October 10, 1986, (the Hempstead PPA), pursuant to which the entire net electrical output generated by the Hempstead facility is sold to LIPA. The Hempstead PPA has a term which ends in April 2009. The Hempstead PPA provides for payments in an amount equal to LIPA's avoided costs per kilowatt hour (which include certain fixed capacity costs), subject to stated floor and ceiling levels which generally increase over time. The rate received by the Hempstead facility in 2002 was approximately 10.6 cents per kilowatt hour. In 2002, approximately 52% of the Hempstead Partnership's total gross revenues were derived from the Hempstead PPA.

        As a result of a planned modification to the Hempstead facility (which includes redesigning the turbine blade and/or improving the cooling tower), to provide additional capacity to LIPA to meet the demand for electricity in its service territory, the Hempstead Partnership and LIPA entered into a first supplement to the Hempstead PPA in January 2003. The first supplement establishes a new generation threshold for the Hempstead facility of 573,000 MWH (subject to adjustment but in no event less than 566,000 MWH) per calendar year. The rate payable by LIPA under the Hempstead PPA for the entire net electrical output of the facility up to the threshold of 573,000 MWH (subject to adjustment as set forth above) will remain the same and will increase for output above the threshold to a fixed rate of $60.00 per MWH, payable in the same manner and at the same times as provided in the Hempstead PPA.

        Financing.    The Hempstead facility is nominally owned by the Hempstead Industrial Development Agency (HIDA) and is leased to the Hempstead Partnership under a capital lease agreement. The Hempstead facility has outstanding debt financing in the form of tax-exempt Resource Recovery Revenue Bonds, Series 1997, issued through HIDA, having interest rates of between 3.75% and 5.00% and maturity dates between 1998 and 2009 (the Hempstead Project Bonds). As of December 31, 2002, the Hempstead Partnership's long-term obligation under the capital lease was $150 million, which represents approximately the principal amount of the Hempstead Project Bonds outstanding, less reserve funds pledged to the trustee for the bondholders. Upon the payment in full of the principal of and interest on the Hempstead Project Bonds, the Hempstead Partnership has the option to purchase the Hempstead facility from HIDA for $1 and certain other nominal amounts specified in the Hempstead capital lease agreement. Under the capital lease agreement, the Hempstead Partnership is required to make rental payments in such amounts as will pay when due debt service on the Hempstead Project Bonds and all amounts required to fund the debt service reserve fund. As of December 31, 2002, the reserve funds were fully funded at $33.6 million.

        The financing arrangements with respect to the Hempstead facility also include $42.7 million of outstanding corporate credit bonds, which mature on December 1, 2010. American Ref-Fuel anticipates that approximately $36.0 million of corporate credit bonds will be refinanced in 2010, with interest only payments from the date of such refinancing through 2015. In order for distributions to be made:

  •
  the Hempstead Partnership must have an unencumbered working capital balance of at least 15% of principal and interest accruing in the next succeeding 12 months on the Hempstead Project Bonds;

  •
  the Hempstead Partnership must certify that it can meet its financial obligations and that no material adverse change has occurred; and

  •
  the debt service reserve fund must be fully funded.

        As of December 31, 2002, distributions were not limited by these tests. Historically, after giving effect to these tests, substantially all of the cash generated from the operation of the Hempstead facility, after payment of debt service and expenses, has been distributed by the Hempstead Partnership. Although distributions are limited to once per year, there are no prohibitions restricting the Hempstead Partnership from loaning monies to American Ref-Fuel pending such distributions. As part of its cash management program, the Hempstead Partnership regularly loans funds to American Ref-Fuel. These loans are evidenced by a demand note and the use of the proceeds by American Ref-Fuel is not restricted. Accordingly, the funds are used to pay obligations of American Ref-Fuel and to make distributions to American Ref-Fuel's members. American Ref-Fuel's practice is to repay these loans from the proceeds of distributions when made by the Hempstead Partnership.

        Support Obligations.    Pursuant to the terms of a support agreement, American Ref-Fuel is obligated, subject to certain exceptions and limitations, to provide financial support to the Hempstead Partnership to the extent required for the Hempstead Partnership to fulfill its obligations to pay each lease payment installment in accordance with the Hempstead capital lease agreement. In addition, pursuant to such support agreement, American Ref-Fuel is also obligated, subject to certain exceptions and limitations, to provide financial support required by the Hempstead Partnership in order for the Hempstead Partnership to perform its obligations under the Hempstead service agreement.

        American Ref-Fuel has also guaranteed the due and punctual payment of the principal of, purchase price and premium, if any, of, and the interest on, the corporate credit bonds.

Essex Facility

        History and Ownership.    The Essex Partnership beneficially owns and operates the Essex facility, a 70-megawatt, 2,700-ton-per-day WTE facility located in the City of Newark, County of Essex, New Jersey. The Essex facility was developed and constructed at a cost of $356 million and began commercial operations in February 1991. The Essex facility utilizes DBA technology. The components of the facility include three identical and independently operated furnace/boiler units and two turbine generators.

        Waste Capacity and Supply.    The Essex facility's permitted capacity is approximately 985,500 tons per year. Pursuant to a service agreement dated as of February 28, 1986 between the Essex Partnership and the Port Authority of New York and New Jersey (the Port Authority), fees payable by the Port Authority to the Essex Partnership are not dependent on the quantity of municipal solid waste delivered by the Port Authority to the Essex facility.

        The Essex service agreement has a basic term ending December 31, 2020. Under the Essex service agreement, the Essex Partnership agreed to construct and operate the Essex facility and to process acceptable waste delivered thereto. The service agreement obligates the Port Authority to: (a) deliver or cause to be delivered at least 680,000 tons of acceptable municipal solid waste per year; (b) pay a fixed annual fee, a portion of which escalates by indexes, certain project costs, other miscellaneous costs including certain environmental costs and costs arising from uncontrollable circumstances; and (c) cause Essex County to provide a disposal facility for ash. The fees paid by the Port Authority are primarily fixed and not subject to the amount of municipal solid waste actually delivered by the Port Authority. The Port Authority receives, as a credit against its payment obligations, approximately 77% of power revenues and 60% of waste revenues from deliveries in excess of 680,000 tons per year. In 2002, approximately 92% of the Essex facility's total gross revenues originated from the Essex service agreement and a waste disposal agreement with New York City that is scheduled to expire in October 2004 (but is subject to early termination by New York City for any or no reason).

        Power Contract.    The Essex Partnership and Public Service Electric and Gas Company (PSE&G) are parties to a power purchase agreement, dated July 1, 1985, as amended (the Essex PPA), which expires in February 2021. Under the Essex PPA, the Essex Partnership is not required to deliver electricity to PSE&G but has a right to put electricity to PSE&G at 97% of the market clearing price. The Essex Partnership received (and shared with the Port Authority) approximately 3.2 cents per kilowatt hour for electricity sales during 2002. In 2002, approximately 5% of the Essex Partnership's total gross revenues were received from the Essex PPA. The Essex Partnership currently sells all electricity produced by the Essex facility and not used by the Essex facility in the spot market operated by the Pennsylvania-New Jersey-Maryland (PJM) independent system operator (ISO).

        Financing.    The Essex facility is nominally owned by the Port Authority, subject to sale to the Essex Partnership under a conditional sale agreement dated February 28, 1986, and leased to the Essex Partnership under a lease agreement pursuant to which the Essex Partnership has the right to use and operate the Essex facility, subject to certain terms and conditions. Under the conditional sale agreement and other related agreements, the Essex Partnership borrowed $204.1 million from the Port Authority for the development and construction of Essex facility at then current tax exempt rates. Total unamortized project debt was $120 million as of December 31, 2002.

        Distributions are effectively limited to once a year. In addition, for distributions to be made, the Essex Partnership must meet a minimum net current assets test and be in compliance with reserve fund requirements. Historically, after giving effect to such tests, substantially all of the cash generated from the operation of the Essex facility, after payment of debt service and expenses, has been distributed by the Essex Partnership to American Ref-Fuel.

        Support Obligations.    Pursuant to the terms of a support agreement, Duke Capital and BFI are obligated to provide certain performance guarantees, financial support and working capital (subject to an aggregate cap of $50 million each) to the Essex Partnership in order for the Essex Partnership to satisfy its obligations under the Essex service agreement, the conditional sale agreement and the lease and agreement between the Port Authority, as lessor, and the Essex Partnership, as Lessee. The Essex Partnership and American Ref-Fuel have agreed, pursuant to separate reimbursement agreements, to reimburse Duke Capital and BFI under the Essex support agreement with respect to payments made by each party pursuant to the support agreement.

SECONN Facility

        History and Ownership.    The SECONN Partnership beneficially owns and operates the SECONN facility, an 18-megawatt, 689-ton-per-day WTE facility located in Preston, Connecticut. The SECONN facility was developed and constructed at a cost of $177 million and commenced commercial operations in March 1992. The facility utilizes DBA technology. Components of the facility include two identical and independently operated furnace/boiler units and one turbine generator.

        Waste Capacity and Supply.    The SECONN facility's permitted capacity is approximately 252,000 tons per year. In 2002, approximately 82% of the municipal solid waste tonnage was delivered to the SECONN facility under a service agreement dated as of December 1, 1987 between the SECONN Partnership and the Connecticut Resources Recovery Authority (CRRA), pursuant to which the SECONN Partnership constructed the SECONN facility. The annual revenue from the service fee payable under the SECONN service agreement is generally not dependent on the amount of tonnage delivered pursuant to the SECONN service agreement. The SECONN service agreement has a basic term ending on November 11, 2015.

        Pursuant to the SECONN service agreement, the SECONN Partnership is obligated to operate and maintain the SECONN facility and process acceptable waste delivered to the facility. The CRRA is obligated to deliver or cause to be delivered for processing or disposal by the SECONN Partnership all acceptable waste generated within the municipalities participating in the Southeastern Connecticut Regional Resources Recovery Authority (SCRRRA) throughout the term of the service agreement, and to pay, solely from revenues received from such participating municipalities under certain agreements, the service fee to the SECONN Partnership for this disposal service. The CRRA is responsible for providing a disposal facility for ash. The SCRRRA has entered into substantially similar solid waste management service contracts with each of the participating municipalities under which the municipalities have agreed to cause to be delivered and pay for all or any portion of the solid waste generated within their boundaries subject to certain minimum and maximum quantities. The service fee under the SECONN service agreement is calculated from a formula consisting of (i) certain fixed annual amounts, a portion of which escalates by indices, and other miscellaneous costs, plus (ii) costs arising from uncontrollable circumstances, less (iii) a portion of the revenues received by the SECONN Partnership from the sale of electricity. In 2002, approximately 67% of the SECONN Partnership's total gross revenues were derived under the SECONN service agreement and other long-term waste contracts.

        Power Contract.    The SECONN Partnership has entered into an electrical energy purchase agreement, dated December 2, 1988 (the SECONN PPA), with the Connecticut Light and Power Company (CL&P), the CRRA and the SCRRRA, for the sale of the entire net electrical output of the

SECONN facility to CL&P. The SECONN PPA expires on February 17, 2017. The SECONN PPA was amended in 1998 to settle several disputes and to provide a schedule of unit prices. The SECONN Partnership received approximately 12.2 cents per kilowatt hour for electricity sales in 2002. In 2002, approximately 24% of the SECONN Partnership's total gross revenues were derived under the SECONN PPA.

        Financing.    The SECONN facility is nominally owned by the CRRA and leased to the SECONN Partnership under a capital lease agreement dated December 1, 1988 through which the SECONN Partnership anticipates acquiring title to the SECONN facility. The SECONN facility has outstanding debt financing in the form of tax exempt Resource Recovery Revenue Bonds, 1998 Series A, issued through the CRRA, having interest rates between 5.00% and 5.50% and maturity dates between 1999 and 2015. We refer to these bonds collectively as the SECONN Bonds. As of December 31, 2002, $57.1 million remained on the SECONN lease agreement, which approximately represents the principal amount of the SECONN Bonds outstanding, other than certain bonds payable solely by the CRRA, less a debt service reserve fund pledged to the applicable indenture trustee. Under the SECONN lease agreement, the SECONN Partnership is required to make rental payments in amounts sufficient to pay debt service on the SECONN Bonds, restore the debt service reserve fund, and in certain default circumstances to satisfy an additional $9.4 million of bonds issued for CRRA purposes that are currently outstanding.

        In addition, the SECONN Partnership is the obligor on corporate credit bonds issued through the CRRA in 2001 and 1992. As of December 31, 2002, $43.5 million of these corporate credit bonds were outstanding.

        Distributions are effectively limited to once per year. In addition, a minimum net working capital test must be satisfied prior to distributions being made. Distributions are prohibited if the SECONN Partnership is in default of its principal agreements. Historically, after giving effect to such tests, substantially all of the cash generated from the operation of the SECONN facility, after payment of debt service and expenses, has been distributed by the SECONN Partnership to American Ref-Fuel.

        Support Obligations.    Pursuant to the terms of support agreements, American Ref-Fuel is obligated, subject to certain exceptions and limitations, to provide financial support to the SECONN Partnership to the extent required for the SECONN Partnership to fulfill its obligations to pay each lease payment installment in accordance with the SECONN lease agreement. In addition, pursuant to these support agreements, American Ref-Fuel is also obligated, subject to certain exceptions and limitations, to provide financial support required by the SECONN Partnership in order for the SECONN Partnership to perform its obligations under the SECONN service agreement.

        American Ref-Fuel has guaranteed the due and punctual payment of the principal of, purchase price and premium, if any, of, and the interest on approximately $43.5 million of the corporate credit bonds issued in connection with the SECONN facility.

Niagara Facility

        History and Ownership.    The Niagara Partnership beneficially owns and operates the Niagara facility, a 50-megawatt, 2,250-ton-per-day WTE facility located in the City of Niagara Falls, New York. In May 1993, the Niagara Partnership acquired the rights and responsibilities of Occidental Chemical Corporation (Occidental) under a leveraged lease for a refuse derived fuel (RDF) facility that commenced commercial operations in 1980. In addition, the Niagara Partnership leases coal and oil-fired boilers from Occidental in order to maintain back-up steam capacity. In September 1996, the Niagara Partnership completed the addition of two DBA design mass-burn boilers and related air pollution control equipment. The Niagara facility now consists of the DBA boilers and the RDF boilers, which now burn primarily wood waste, all of which are owned by the Niagara Partnership, and the other boilers which continue to be leased from Occidental.

        Waste Capacity and Supply.    The Niagara facility's permits allow it to burn wood waste and up to approximately 821,000 tons per year of municipal solid waste. In 2002, the Niagara facility processed 696,661 tons of municipal solid waste and 27,857 tons of wood waste. In 2002, approximately 26% of the Niagara Partnership's total gross revenues were derived under long-term waste contracts with multiple waste suppliers.

        The Niagara Partnership entered into an agreement for waste disposal services dated October 2000 for a term of five years with an affiliate of BFI, pursuant to which the BFI affiliate has agreed to accept, and the Niagara Partnership has agreed to deliver for disposal, all residue and non-processible waste from the Niagara facility, up to a specified aggregate annual amount, at a BFI disposal facility located in Niagara Falls, New York.

        Power and Steam Contracts.    Power from the Niagara facility is sold to Niagara Mohawk Power Company (NIMO) under a power sales agreement dated as of June 29, 1993 (the Niagara PPA) that terminates in July 2014. The Niagara PPA requires NIMO to purchase all of the electricity produced at the Niagara facility up to a cap of 44.5 megawatts. The price for power delivered under the Niagara PPA is contractually specified for each year. In 2002, the rate was approximately 3.2 cents per kilowatt hour and escalates through 2014 in accordance with the terms of the Niagara PPA. In 2002, approximately 18% of the Niagara Partnership's total gross revenues were derived under the Niagara PPA.

        A steam agreement between the Niagara Partnership and Occidental dated May 5, 1993 provides for the purchase of steam by Occidental until May 2013, subject to early termination beginning in 2007 in the event of a shutdown of Occidental's facilities. Pursuant to this Occidental steam agreement, the Niagara facility must have the capacity to provide 2.8 billion pounds of steam per year and maintain capacity of 425,000 pounds of steam per hour at all times. Occidental is obligated to purchase a minimum of 1.5 billion pounds of steam per year. The price for steam under the Occidental steam agreement is adjusted monthly pursuant to a formula. In 2001, additional steam sale agreements have been entered into with Praxair, Goodyear and Niacet. In 2002, approximately 32% of the Niagara Partnership's total gross revenues were derived under long-term steam sale agreements.

        The Niagara Partnership entered into an additional steam sales agreement with Norampac Industries, Inc. in December 2002. This Norampac steam agreement provides for the construction of pipeline facilities from the Niagara facility to Norampac's paper mill and the purchase by Norampac, on a take-or-pay basis, of 400 million pounds of steam per year during the first five years after completion of the pipeline facilities and thereafter, all of Norampac's steam requirements for the next two contract years. Completion of the pipeline facilities occurred in July 2003. The term of the Norampac steam agreement is seven years from the completion of the pipeline facilities, subject to a five-year extension by mutual agreement of the parties.

        Financing.    In 1994, the leveraged lease financing arrangement for the Niagara facility was terminated concurrently with the commencement of construction of the DBA boilers. The Niagara Partnership currently has approximately $165 million of tax-exempt bonds outstanding which have mandatory tender dates ranging from 2012 through 2015. We refer to these as the Niagara bonds. The Niagara bonds were issued by the Niagara County Industrial Development Agency. American-Ref-Fuel anticipates that 50% of the debt evidenced by the Niagara bonds will be repaid upon the mandatory tender dates in 2012 through 2015 and the remaining 50% will be refinanced upon the mandatory tender dates with interest only payments on the date of refinancing through 2015.

        There are no restrictions on the distribution of funds from the Niagara Partnership.

        Support Obligations.    American Ref-Fuel provides a guaranty of the due and punctual payment of the principal of, purchase price and premium, if any, of, and the interest on, the Niagara bonds.

        American Ref-Fuel has also provided a guaranty to Occidental of certain of the Niagara Partnership's obligations under the Occidental steam agreement.

SEMASS Facility

        History and Ownership.    SEMASS L.P. owns 90% of the SEMASS Partnership, a Massachusetts limited partnership, which owns the SEMASS facility, a 2,700-ton-per-day WTE facility located in Rochester, Massachusetts. The SEMASS facility, which utilizes a RDF design and was originally developed by Energy Answers Corporation, began commercial operations in 1989 and was expanded in 1994 to its current size. SEMASS L.P. completed the acquisition of its interests in the SEMASS Partnership and the SEMASS Operator began operating the system in June 1996.

        Unlike the other ARC operating facilities, there is a separate operating company, the SEMASS Operator, which operates the SEMASS facility. The SEMASS Operator has also contracted with the SEMASS Partnership to operate a landfill owned by a third party (which is used primarily for disposal of residue from the SEMASS facility), a transfer station and a citizen drop off center, which together with the SEMASS facility constitute a coordinated waste disposal system. This system is a principal disposal location in southeastern Massachusetts and its transfer station is located near Boston.

        Waste Capacity and Supply.    The SEMASS facility has an effective processing capacity of in excess of 1,100,000 tons per year. In 2002, 32% of the waste received at the SEMASS facility was delivered under long-term service agreements for the supply of waste with over 40 communities in southeastern Massachusetts (generally through 2016) or other multi-year agreements, and 68% of the supply of waste was delivered by various spot and merchant suppliers. In 2002, approximately 15% of the SEMASS Partnership's total gross revenues were derived from long-term contracts with municipal customers.

        Power Contract.    Power from the SEMASS facility is sold to Commonwealth Electric Company (ComElec) under two power sales agreement, which we refer to as PSA I and PSA II. The term of PSA I and the term of PSA II both end on December 31, 2015. PSA I covers output from the SEMASS facility up to 47.7 megawatts. PSA II covers the remaining output of the SEMASS facility above 47.7 megawatts. Pricing of electricity sold pursuant to PSA I is based on a gross national product, implicit price deflator-driven formula through 2006, and the price after 2006 is a minimum of 7.3 cents per kilowatt hour throughout the remainder of the term of PSA I. Pricing under PSA II is based on a fixed schedule through 2004, followed by payments equal to 80% of ComElec's generally available power purchase rate schedule (or agreed upon replacement index) for 2005 through 2010, and 75% of such schedule (or agreed upon replacement index) in 2011 through 2015. Rates were approximately 8.08 cents per kilowatt hour and 12.06 cents per kilowatt hour for PSA I and PSA II in 2002, respectively. In 2002, approximately 41% of the SEMASS Partnership's total gross revenues were derived from PSA I and PSA II.

        Financing.    The SEMASS Partnership has outstanding debt financing in the form of $292.1 million aggregate principal amount of Series 2001A, B and C Resource Recovery Revenue Bonds issued through the Massachusetts Development Finance Agency. The $134.3 million aggregate principal amount Series 2001A Bonds have interest rates between 5.50% and 5.625% and maturity dates between 2010 and 2016. The $118.0 million aggregate principal amount Series 2001B Bonds have interest rates between 5.00% and 5.50% and maturity dates between 2004 and 2010. The $39.7 million aggregate principal amount Series 2001C Bonds (Taxable) have interest rates between 2.90% and 4.00% and maturity dates of 2003 and 2004.

        Distributions are limited to twice in any fiscal year. In general, distributions may be made only if:

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  certain reserve funds and other funded accounts are funded at target levels;

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  a debt service coverage test is satisfied; and

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  the SEMASS Partnership is not in default of its obligations under the financing documents.

Historically, after giving effect to these tests, substantially all of the cash generated from the operation of the SEMASS facility, after payment of debt service and expenses, has been distributed by the SEMASS Partnership to American Ref-Fuel.

        In addition, certain reserve funds and other funded accounts must be funded at target levels before a portion of incentive fees can be paid to the Operator. The SEMASS Partnership can also defer certain payables to the SEMASS Operator.

        Support Obligations.    Pursuant to the terms of support agreements, American Ref-Fuel is obligated, subject to certain exceptions and obligations, to provide support (subject to an aggregate cap of $17 million) to the SEMASS Partnership in order for the SEMASS Partnership to perform its obligations to perform operator services, to pay certain materials and subcontractor costs and to fund a contingent capital account.

Delaware Valley Facility

        History and Ownership.    The Delaware Valley facility is located in the City of Chester, Delaware County, Pennsylvania. The 79-megawatt, 2,688-ton-per-day resource recovery facility was constructed by a subsidiary of Westinghouse Electric Corporation and commenced commercial operations in 1992. The plant consists of six mass burn Westinghouse O'Connor rotary waterwall combustors, each nominally rated to burn 448 tons per day of municipal solid waste.

        The Delaware Valley facility was sold to and leased back from an owner trustee indirectly controlled by General Electric Capital Corporation pursuant to a leveraged lease in 1991. The Delaware Partnership became a successor lessee under an amended and restated lease agreement and acquired rights relating to the Delaware Valley facility through an assignment of certain key contracts relating to waste supply and power sales from Westinghouse entities. The Delaware Partnership also has acquired the plant site, subject to a site lease to the owner trustee.

        Waste Capacity and Supply.    The Delaware Valley facility obtains a supply of waste under a restated service agreement dated December 1, 1988, as amended, with the Delaware County Solid Waste Authority (DCSWA). The obligations of the DCSWA under the Delaware Valley service agreement are guaranteed by Delaware County, Pennsylvania. In 2002, approximately 11% of the Delaware Partnership's total gross revenues were derived under the service agreement and other long-term contracts for waste disposal. The Delaware Valley facility also obtains waste from private companies under spot and short-term contracts.

        Under the Delaware Valley service agreement, which ends in April 2017, Delaware County is obligated to deliver and pay for disposal of approximately 303,000 tons per year of municipal solid waste and provide a landfill for the disposal of certain waste and residue delivered to or resulting from waste processing at the facility. The service fee payable by Delaware County to the Delaware Partnership for disposal of waste at the Delaware Valley facility, subject to certain service fee increase limitations, consists of:

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  $0 per ton for the first 267,000 tons per year;

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  $84 (subject to escalation) for the next 36,000 tons per year;

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  certain costs of insurance and, other fees; and

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  approximately 56% of the costs arising out of uncontrollable circumstances.

The Delaware Partnership is required through 2006 to deliver all process residue generated by the facility to the landfill and to pay the DCSWA a disposal fee, subject to escalation, of $3 per ton of process residue attributable to 303,375 tons per calendar year of DCSWA waste, and $15.50 per ton of process residue (for the first 40,000 tons per calendar year and thereafter $14 per ton) for all tons of non-DCSWA process residue delivered to the landfill.

        Power Contract.    The first 75 megawatts of electricity is sold to Atlantic City Electric Company under an agreement for purchase of electric power with Atlantic City Electric Company dated as of November 18, 1988. The term of this Delaware Valley power contract expires in September 2016. Pricing under the power contract, which escalates according to inflation-based indices, was approximately 5.6 cents per kilowatt hour for 2002. Power in excess of the first 75 megawatts is sold directly into the PJM pool by the Delaware Partnership at the PJM market clearing price. In 2002, approximately 53% of the Delaware Partnership's total gross revenues were derived from the power contract.

        Financing.    The Delaware Partnership is party to a lease of the Delaware Valley facility, which was amended and restated as of April 1, 1997 and has a basic term which ends July 1, 2019. The basic term may be extended by the Delaware Partnership under various fair market value arrangements. The Delaware Partnership owns the site upon which the Delaware Valley facility is located and has leased the site for a term (including a 10-year renewal option) ending July 1, 2029 to the owner trustee pursuant to a site lease.

        The Delaware Partnership is obligated to pay rent designated as "Basic Rent B" under the lease. The Delaware Partnership could be liable to pay "Stipulated Loss Value B" under certain circumstances. At December 31, 2002, the present value (at 6.0%) of Basic Rent B was $126.3 million and Stipulated Loss Value B was $184.6 million. The balance of rental and stipulated loss obligations are referred to as the "A" obligations in the lease and are payable by a trust formed and collateralized by Westinghouse in connection with the disposition of its interest in the Delaware Valley facility. The leveraged lease was funded in part with the proceeds of certain tax exempt industrial revenue bonds, which were refunded in 1997 and are currently outstanding. There were $192.3 million of Delaware County Industrial Development Authority (Pennsylvania) Refunding Revenue Bonds, Series 1997 outstanding as of December 31, 2002. Principal and interest on the bonds is paid from rent under the leveraged lease.

        There are no restrictions on distributions applicable to the Delaware Partnership.

        Support Obligations.    Pursuant to the terms of various guarantee agreements, American Ref-Fuel has guaranteed the payments of Basic Rent B and Stipulated Loss Value B to the extent such payments are not made by the Delaware Partnership. American Ref-Fuel is also obligated, subject to certain exceptions and limitations, to provide financial support required by the Delaware Partnership to perform its obligations under the Delaware Valley service agreement.

TransRiver

        TransRiver was established in 1994 as a waste marketer to market waste capacity not committed under long-term contracts at each of the Hempstead facility, the Essex facility, the Niagara facility and the SECONN facility. TransRiver's scope was increased to serve the same function for the SEMASS facility and the Delaware Valley facility and broadened to include "special" (that is, non-hazardous) wastes, ferrous and non-ferrous metals and ash reuse.

        TransRiver has multiple short-term and spot contracts with a variety of customers and two material contracts with New York City. Total gross revenues during 2002 were approximately $163 million on volumes of approximately 2,500,000 tons of municipal solid waste and 147,000 tons of metals. TransRiver contracts with each of the ARC operating companies for disposal services and earns a commission for its services that ranges from 6% to 15% of the tipping fee. Its costs include certain handling costs and marketing expenses and it bears the risk of collection. TransRiver has no debt outstanding.

        In 2001, TransRiver acquired a 340-ton-per-day transfer station in Lynn, Massachusetts and also purchased a small waste hauling company that operates in Pennsylvania and Delaware. The transfer station's capacity was expanded to 740 tons per day in 2002.

Financing

        American Ref-Fuel has outstanding debt financing consisting of $275 million of 6.26% senior notes due 2015 and a $75 million revolving credit facility. American Ref-Fuel is obligated to make semi-annual principal payments on the senior notes. The revolving credit facility provides for a revolving line of credit of up to $75 million, $45 million of which may be used for letters of credit, and has a three-year term (subject to extension). The full amounts of the ARC senior notes were outstanding as of September 30, 2003. As of September 30, 2003, there were no borrowings and $2.2 million of letters of credit outstanding under the revolving credit facility. The indebtedness under the ARC senior notes and the revolving credit facility rank pari passu and share ratably in the collateral pledged by American Ref-Fuel. Such collateral consists of debt service reserve funds and indirect equity interests in the ARC operating companies.

        The agreements governing the indebtedness evidenced by the ARC senior notes and the revolving credit facility each include, among other restrictive covenants, limitations on the ability of American Ref-Fuel and its subsidiaries to incur additional indebtedness. Permitted indebtedness under these agreements is generally limited to:

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  the notes, the revolving credit facility and other existing indebtedness;

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  purchase money indebtedness;

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  intercompany debt;

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  certain indebtedness that is non-recourse to American Ref-Fuel;

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  certain indebtedness incurred to finance capital expenditures required by law;

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  certain subordinated debt;

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  up to $5 million of indebtedness incurred in the ordinary course;

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  other indebtedness so long as certain cash flow coverage tests are satisfied and the ratings are not reduced on the ARC senior notes; and

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  refinancing indebtedness.

        In addition, these agreements also require American Ref-Fuel to redeem, on a pro rata basis, any outstanding indebtedness under the notes and the revolving credit facility from the net cash proceeds that American Ref-Fuel receives from: (i) the sale of assets, other than in the ordinary course of business, (ii) any condemnation or casualty loss or damage, or (iii) the restructuring of power, steam sales, waste processing or disposal service contracts or other material contracts, unless all of the net cash proceeds received are reinvested or segregated for reinvestment and certain other conditions are met.

        In accordance with the terms of these agreements, American Ref-Fuel is limited in making distributions to Ref-Fuel Holdings. American Ref-Fuel will not make any distribution, unless, and at the time of and after giving effect to such distribution:

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  no default or event of default shall have occurred and be continuing or would occur as a consequence of such distribution;

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  the debt service reserve accounts are funded at their required levels;

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  recourse debt coverage ratio (described below) for the preceding rolling four fiscal quarters is equal to or greater than 1.75 to 1.00;

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  the projected recourse debt coverage ratio for the succeeding rolling four fiscal quarters is equal to or greater than 1.75 to 1.00; and

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  no material adverse effect will occur as a result of making such distribution.

        The recourse debt coverage ratio under the agreements is the ratio of (i) adjusted cash flow available for fixed charges to (ii) fixed charges, in each case for the twelve months immediately preceding or ending on any date of determination. The recourse debt coverage ratio was 3.6x for the twelve months ended September 30, 2003.

        Adjusted cash flow available for fixed charges under the agreements is (i) distributions from American Ref-Fuel subsidiaries, plus (ii) other cash income received by American Ref-Fuel, minus (iii) any expenses paid by American Ref-Fuel (other than fixed charges), minus the sum of (iv) distributions and other cash income that are attributable to extraordinary gains or other non-recurring items, plus (v) fixed charges paid by each of the American Ref-Fuel subsidiaries in respect of recourse debt. Adjusted cash flow available for fixed charges was $162.3 million for the twelve months ended September 30, 2003.

        Fixed charges for any period under the agreements are the sum of (i) the aggregate amount of interest expense, letter of credit and other fees with respect to recourse debt, and (ii) the aggregate amount of all payments with respect to principal of any recourse debt. Fixed charges were $45.1 million for the twelve months ended September 30, 2003.

        The agreement for the revolving credit facility also contains financial covenants that require American Ref-Fuel to maintain a recourse debt leverage ratio of not more than 5.00 to 1.00 and to maintain a recourse debt coverage ratio of not less than 1.60 to 1.00 for the preceding rolling four fiscal quarters.

Employees

        ARC Management Company runs the day-to-day operations of American Ref-Fuel. Collectively, ARC Management Company and the other subsidiaries of American Ref-Fuel have approximately 720 employees.

Legal Proceedings

        American Ref-Fuel and the ARC operating companies are not currently involved in any legal proceedings the outcome of which, if determined against American Ref-Fuel or the ARC operating companies, would have a material adverse effect on American Ref-Fuel's financial condition or results of operations.

MSW ENERGY HOLDINGS

History and Ownership

        We were formed in March 2003 as a Delaware limited liability company for the purpose of acquiring a 50% indirect membership interest in Ref-Fuel Holdings LLC (formerly Duke/UAE Ref-Fuel LLC). We own 49.8%, and have voting control over an additional 0.2%, of Ref-Fuel Holdings, which owns 100% of American Ref-Fuel. Subsidiaries of UAE Holdings currently own the other 50% of Ref-Fuel Holdings. Upon consummation of the UAE Transactions, MSW Energy II will hold directly and indirectly this other 50% membership interest.

        CSFB Private Equity and several funds affiliated with it, and Highstar Renewable Fuels LLC, a Delaware limited liability company, collectively hold 100% of our membership interests. Both MSW Acquisition LLC (formerly MSW Acquisition Corp.) and Highstar Renewable Fuels LLC were formed as investment vehicles to facilitate the Acquisition. Each of MSW Acquisition LLC and Highstar Renewable Fuels LLC contributed $75 million to us to consummate the Acquisition, pursuant to the terms of a capital contribution agreement dated as of March 19, 2003.

        Highstar Renewable Fuels LLC is an affiliate of AIG Global Asset Management Holdings Corp., a subsidiary of American International Group, Inc.

        MSW Acquisition LLC is an affiliate of CSFB Private Equity, which is a wholly owned subsidiary of Credit Suisse First Boston (USA), Inc. In connection with CSFB Private Equity's investment in us, prior to the second closing, MSW Acquisition LLC may issue equity interests to affiliates of CSFB Private Equity or transfer, or we may issue, membership interests in us to one or more direct or indirect subsidiaries of, or special investment entities for certain investors in one or more affiliates of, CSFB Private Equity. In this prospectus we sometimes refer to the entities through which CSFB Private Equity makes its investment in us collectively as the CSFB Private Equity Investor.

        Our interests are subject to certain transfer restrictions, including, without limitation, a right of first refusal for certain transfers. Affiliate transfers are not subject to any contractual transfer restrictions.

Management

        We are managed by a board of directors, which currently consists of five representatives: two appointed by Highstar Renewable Fuels LLC, two appointed by the CSFB Private Equity Investor and one independent director. Pursuant to the terms of our amended and restated limited liability company agreement (the LLC Agreement), and so long as the notes are outstanding, the consent of the independent director is required for us to effect any bankruptcy or insolvency proceeding or to consent to any involuntary bankruptcy proceeding. Other than consenting to these bankruptcy and insolvency actions, the independent director is a non-voting director.

        Pursuant to the LLC Agreement, each of our two members, and any of our substitute members, has the right to appoint: (i) two representatives to the board for so long as such member owns at least 40.1% of our aggregate membership interests and (ii) one representative to the board for so long as such member owns at least 20.1% of our aggregate membership interests. All actions by the board require the affirmative vote of the representatives designated by the members holding a majority of our membership interests. So long as the CSFB Private Equity Investor and Highstar Renewable Fuels LLC each owns at least a 40.1% membership interest in us, any action of our board requires the affirmative vote of a representative to the board appointed by each of MSW Acquisition LLC and Highstar Renewable Fuels LLC.

        The representatives to our board, other than our independent director, also serve as the members of the board of directors of each of our subsidiaries (other than single-member limited liability companies) and constitute half of the members of the board of directors of Ref-Fuel Holdings. These directors vote as one block on the board of Ref-Fuel Holdings. Pursuant to the terms of the LLC Agreement, our members have agreed to instruct our board to vote to cause Ref-Fuel Holdings and its subsidiaries, subject to any applicable contractual restrictions, to distribute available cash on a monthly basis to the extent practicable, but no less frequently than quarterly. In accordance with the terms of the LLC Agreement, our members have further agreed that our board will not vote to permit us or our subsidiaries to consent to (i) any amendments or modifications to any contractual restrictions on dividends binding on Ref-Fuel Holdings or its subsidiaries that would make such restrictions more restrictive or (ii) any new restrictions on dividends from such entities.

Support Obligations; Equity Contribution Agreement

        American Ref-Fuel guarantees or provides support for each of its subsidiaries that owns an ARC operating facility, in one or more of the following forms:

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  guarantees of recourse debt;

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  support agreements in connection with service agreement-related obligations for each of the Hempstead facility, the SEMASS facility, the SECONN facility and the Delaware Valley facility; and

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  contingent credit support for damages from performance failures, environmental indemnities, or contingent capital and credit support to finance costs, in most cases in connection with a corresponding increase in service fees, relating to uncontrollable circumstances.

        In order to provide American Ref-Fuel with an additional source of funds to meet calls on American Ref-Fuel's project support obligations, Duke Capital and UAE entered into an equity contribution agreement, dated April 30, 2001, pursuant to which each agreed to provide up to $50 million in contingent equity capital to American Ref-Fuel to meet calls on American Ref-Fuel's project support obligations. Pursuant to the terms of the equity purchase agreement, on the initial closing date, we assumed Duke Capital's obligations under the equity contribution agreement and caused Duke Capital to be unconditionally released from its obligations. After consummation of the UAE Transactions, MSW Energy II may assume the obligations of UAE under the equity contribution agreement. Pursuant to the terms of the UAE Merger Agreement, MSW Energy II, MSW Merger and/or other affiliates of CSFB Private Equity will provide one or more letters of credit to support the obligations of UAE under the equity contribution agreement.

        Each of our and UAE's obligation to make equity contributions under the equity contribution agreement is conditioned upon the other making an equal contribution and will be limited to each making no more than $50 million of aggregate equity contributions. Payment obligations under the equity contribution agreement are triggered by a call by American Ref-Fuel, issued to each of us and UAE. Most of American Ref-Fuel's support obligations are covered by the equity contribution agreement.

        If we or UAE are not rated at least BBB by S&P, we or it, as applicable, are required to provide a letter of credit from a commercial bank that is rated at least A- by S&P to secure our or its obligations under the equity contribution agreement. In addition, either or both of us are obligated to provide letters of credit satisfying the above specified criteria if S&P requires such credit support in order for American Ref-Fuel to retain a credit rating of at least BBB-.

        UAE has provided a letter of credit in accordance with the terms of the equity contribution agreement. We have provided a letter of credit to secure our obligations under the equity contribution agreement in accordance with the criteria described above. We refer to this as the equity contribution letter of credit. In addition, each of our two owners caused back-to-back letters of credit and corporate guarantees to be provided to our letter of credit provider to reimburse our letter of credit provider if our letter of credit is drawn by American Ref-Fuel. If for any reason the equity contribution letter of credit provider is not reimbursed for a letter of credit drawing from the back-to-back letters of credit, corporate guarantees or other arrangements provided by our owners, we may be obligated to pay such reimbursement obligations.

        The commitment to make equity contributions in accordance with the equity contribution agreement is unconditional and irrevocable, is not subject to termination and will remain in effect until the earlier of April 30, 2026 or the date on which all credit support obligations have been satisfied or paid in full, or otherwise terminated.

        If we or UAE, directly or indirectly, sell, transfer or otherwise dispose of our or its entire interest in American Ref-Fuel, we or it, as applicable, can be released of our or its obligations under the equity contribution agreement, provided all of such obligations are assumed by an entity that is rated at least BBB by S&P, or such obligations are secured by a letter of credit from a commercial bank that is rated at least A- by S&P.

Essex Project Support Documents

        For the Essex facility, there is a support agreement made directly by Duke Capital and Browning Ferris Industries, Inc. (or BFI), a former owner of American Ref-Fuel, in favor of the Essex Partnership. The Essex Partnership has assigned its rights under this support agreement (including enforcement rights) to the Port Authority of New York and New Jersey in connection with the financing of the Essex facility. The Essex Partnership and American Ref-Fuel have agreed to reimburse Duke Capital and BFI if payments are made under the support agreement for the Essex facility. Duke Capital's and BFI's obligations under the Essex support agreement will not change as a result of the Acquisition. However, in connection with the Acquisition, we entered into an agreement with Duke Capital, which we refer to as the Essex Agreement, under which we agreed to pay Duke Capital certain fees in exchange for Duke Capital's agreement to remain obligated under the support agreement. The fees payable under the Essex Agreement are subordinate to the notes pursuant to the terms of a subordination agreement. The fees payable under the Essex Agreement escalate over time, and a portion of such fees are to be deposited into an escrow account for the benefit of Duke Capital.

        While the support agreement is in effect, we may not take certain actions without the consent of Duke Capital, including that:

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  we will not incur, or permit American Ref-Fuel or any ARC operating company to incur, any indebtedness that will cause American Ref-Fuel's credit rating to fall below investment grade, other than certain refinancing debt, debt to finance certain capital expenditures required by law, certain revolving credit debt and other permitted debt described in the Essex Agreement;

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  we will not vote to permit the Essex Partnership or American Ref-Fuel to make distributions to Ref-Fuel Holdings if there are unsatisfied amounts owing to Duke Capital under the support agreement or the Essex reimbursement agreement with Duke Capital;

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  we will not make distributions or other restricted payments to our members and other affiliates if any fees or other amounts are owing to Duke Capital under the Essex Agreement, including amounts required to replenish the Duke Essex Payment Escrow Account; and

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  we will not permit any waiver, modification, or amendment of the equity contribution agreement that would reasonably be expected to reduce the availability of the equity contribution agreement to support American Ref-Fuel's obligations to Duke Capital under the Essex reimbursement agreement with Duke Capital.

Legal Proceedings

        None of MSW Energy Holdings, MSW Energy Finance or Hudson is currently involved in any litigation, other than routine, ongoing disclosure proceedings before the FERC that under current law do not create any risk related to the regulatory status or exemptions of the ARC operating companies.

Employees

        None of MSW Energy Holdings, MSW Energy Finance or Hudson has any employees. William Whitman, the Chief Financial Officer of MSW Energy Holdings and MSW Energy Finance, was hired as a consultant in July 2003. See "Management—MSW Energy Holdings."

Properties

        None of MSW Energy Holdings, MSW Energy Finance or Hudson leases or owns any physical property or office space.

REF-FUEL HOLDINGS

        Ref-Fuel Holdings LLC is governed by the terms of the Amended and Restated Limited Liability Company Agreement dated as of April 30, 2001, as amended to date, by and among Hudson, Erie, UAE Ref-Fuel and UAE Ref-Fuel II Corp. We refer to this agreement as the Ref-Fuel Holdings LLC Agreement. Until July 2003, Ref-Fuel Holdings was known as Duke/UAE Ref-Fuel LLC.

        The board of directors of Ref-Fuel Holdings is responsible for the overall management and control of Ref-Fuel Holdings. The board is comprised of the chairman and the chief executive officer of American Ref-Fuel (who is a non-voting member) and other directors appointed by its members. Each member of Ref-Fuel Holdings is entitled to appoint a number of directors equal to its ownership percentage divided by 12.5, rounded to the nearest whole number, but not less than one. The directors appointed by each member together have a single vote equal to the ownership percentage of the member that appointed such representatives. All actions of the board of directors require the affirmative vote of the representatives designated by the members holding a majority of the ownership percentages. Upon completion of the UAE Transactions, we and MSW Energy II will have equal voting rights. Notwithstanding the fact that affiliates of CSFB Private Equity will indirectly own a majority of the membership interests of Ref-Fuel Holdings, the consent of Highstar Renewable Fuels, as one of our 50% owners, will be required for certain significant actions to be taken by Ref-Fuel Holdings. Neither we nor CSFB Private Equity or MSW Energy II will possess unilateral control over American Ref-Fuel or the cash flows from Ref-Fuel Holdings.

        The Ref-Fuel Holdings LLC Agreement requires the members to make additional capital contributions if either the board of directors determines that such contributions are necessary or such contributions are required to meet the members' obligations under the equity contribution agreement. In exchange for the additional capital contributions, members receive preferred interests in Ref-Fuel Holdings, which are entitled to priority distributions as described below, but do not entitle the holder thereof to any voting rights. The members are entitled to receive a return in the amount of 15% per annum, compounded annually, on the amount of any contribution deemed a preferred interest and not yet returned to the member. If any member fails to make a required capital contribution and another member contributes the defaulting member's share of such capital contribution, the member making the additional contribution may elect to have it treated as a capital contribution loan, which is entitled to bear interest at a rate equal to 15% per annum and to be repaid prior to Ref-Fuel Holdings making any other distributions to its members.

        The Ref-Fuel Holdings LLC Agreement requires the distribution of cash to the members on at least a quarterly basis. Furthermore, the agreement provides for cash to be distributed according to the following priorities:

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  the repayment of any capital contribution loans;

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  the payment of any unpaid returns that have accrued on preferred interests;

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  the payment of any capital balances of any preferred interests; and

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  to the members according to their ownership interests.

        The Ref-Fuel Holdings LLC Agreement also includes provisions regarding the allocation of profits and losses among the members.

        Under the Ref-Fuel Holdings LLC Agreement, the members of Ref-Fuel Holdings and their affiliates are required to offer first to Ref-Fuel Holdings any investment opportunities in facilities that use municipal solid waste for the production and sale of electricity and ancillary services, subject to certain limited exceptions.

        The transfer of any ownership interest in Ref-Fuel Holdings is subject to restrictions, including a prohibition on any transfer that would subject Ref-Fuel Holdings to regulation under the Public Utility Holding Company Act of 1935 or cause a facility owned by any of the ARC operating companies to lose its qualifying facility status. Transfers of ownership interests in Ref-Fuel Holdings are also subject to a right of first offer in favor of the other members, other than transfers of preferred interests and other than transfers to current members and their affiliates. While collateral assignments of membership interests are carved out of such right of first offer, the foreclosure of such an assignment will be subject to such right of first offer. In the event of certain defaults by a member of Ref-Fuel Holdings, such as certain bankruptcy events, the other members have the right to purchase the defaulting member's interest at fair market value, as that concept is defined in the Ref-Fuel Holdings LLC Agreement.

REGULATION

Energy Regulatory Matters

        Federal and state energy laws regulate the development, ownership, business organization, and operation of generating facilities and the sale of electricity. The Federal Power Act (FPA) authorizes the Federal Energy Regulatory Commission (FERC) to regulate the wholesale sale of electric energy and the transmission of electric energy in interstate commerce. The Public Utility Holding Company Act of 1935 (PUHCA) provides for regulation of holding companies that hold ownership interests in companies that own or operate facilities for the generation, transmission or distribution of electricity for sale. State laws regulate the activities of utilities which serve retail electric customers.

        The Public Utility Regulatory Policies Act of 1978 (PURPA) was enacted to encourage the development of generating facilities which conserve fossil fuels, either by producing electricity using a fuel other than fossil fuel, or by the cogeneration of electricity and steam or other thermal energy which is useful. Each ARC operating facility meets the requirements for a qualifying facility (QF) in accordance with regulations issued by the FERC pursuant to PURPA. One of the ARC operating facilities, Niagara, qualifies as a cogeneration QF. A cogeneration QF must produce a certain proportion of its total energy output in the form of thermal energy that is used for a commercial purpose, and its fossil fuel input must be in a certain proportion to its electric and thermal output. The other ARC operating facilities satisfy the requirements for qualifying small power production facilities which rely primarily on biomass for fuel and have a net power production capacity no greater than 80 megawatts. All QFs must satisfy the FERC ownership requirement, which states that no more than 50 percent of the stream of benefits from ownership in the generating facility can be owned by electric utilities or electric utility holding companies.

        PURPA requires utilities to purchase the electric output of QFs at negotiated rates or rates up to the incremental or "avoided" cost that the utility would have incurred if it produced the electricity itself or purchased it from another source. State public utility commissions must approve the rates, and in some instances, other contract terms, under which utilities purchase electricity from QFs. State public utility commissions are responsible for determining the avoided cost rates for utilities subject to their jurisdiction, although QFs and utilities may negotiate outside of this framework. Some state public utility commissions require utilities to file their agreements under which utilities purchase electricity from QFs.

        Under PURPA and FERC regulations, QFs also are entitled to certain exemptions from the FPA, PUHCA and state utility regulation. Two of the ARC operating facilities, SECONN and Niagara, are exempt from all relevant provisions of the FPA. The other four ARC operating facilities, the Hempstead facility, the Essex facility, the SEMASS facility and the Delaware Valley facility (collectively, the FPA Facilities) are not fully exempt from the FPA because they are WTE facilities with a net power production capacity larger than 30 megawatts. Companies subject to the FPA must obtain FERC approval for rates and terms for the sale of electric energy at wholesale and must comply with other requirements of the FPA and FERC regulations.

        Each of the FPA Facilities has filed rate schedules with the FERC in compliance with the FPA, so that its power purchase agreement (PPA) with the power-purchasing utility is deemed effective under the FPA. In addition, two of the FPA Facilities, namely the Essex and the Delaware Valley facilities, have received FERC authorization to sell electricity at wholesale at market-based or negotiated rates to any unaffiliated purchaser or into a regional energy market. The other two FPA Facilities, namely the Hempstead and SEMASS facilities, do not require authorization to sell electricity at market-based rates under current law. In connection with market-based rate authorizations, companies typically receive a blanket authorization to issue securities or assume liabilities without further FERC approval, and waivers of other FPA regulations which apply to traditional utilities selling electricity at cost-based rates. Each of the FPA Facilities must file quarterly reports providing certain details concerning wholesale power transactions during the prior calendar quarter. The FPA Facilities must obtain the prior authorization of the FERC for change-of-control transactions and for the sale or other transfer of jurisdictional facilities, including wholesale power sale contracts and interconnection facilities connecting a generating facility to the transmission grid. In connection with the Acquisition, an application was filed and the FERC granted authorization in an order dated May 13, 2003, subject to customary post-closing conditions. Each of the FPA Facilities requires the FERC's prior approval to issue securities or assume obligations with respect to any other person's securities unless it has been granted a blanket authorization to do so.

        As QFs, all of the ARC operating facilities are exempt from regulation as "electric utility companies" under PUHCA, and ownership of equity interests in the ARC operating facilities is likewise not subject to PUHCA regulation, unless the owner is otherwise independently subject to PUHCA regulation. Thus, no entity would become subject to regulation under PUHCA solely as a result of holding an ownership interest in one or more of the ARC operating facilities. Each of the ARC operating facilities also has been determined to be an exempt wholesale generator (EWG) which is exempt from regulation under PUHCA. An EWG must be engaged exclusively in the business of owning and/or operating an eligible facility and selling electricity at wholesale. An eligible facility is a generating facility that is used solely to produce electricity for sale at wholesale. If any ARC operating facilities ceases to meet the requirements for either QF or EWG status, American Ref-Fuel could remain exempt from PUHCA, provided that the requirements for the other exemption continue to be satisfied. In addition, as QFs, all of the ARC operating facilities are exempt from state laws regulating the rates charged by, or the financial and organizational activities of, electric utilities. Loss of QF status, which could only occur if an ARC operating facility were to no longer comply with the FERC's QF requirements, would terminate the non-PUHCA regulatory benefits and exemptions that all of the ARC operating facilities currently enjoy.

        All of the ARC operating facilities are located within a region served by a FERC-regulated independent system organization (ISO) or regional transmission organization (RTO). An ISO or RTO is a FERC-regulated entity responsible for controlling the transmission system and scheduling transmission service within its region and between regions on an open access basis. ISOs or RTOs also administer regional energy sales markets. The Niagara facility and Hempstead facility are within the New York ISO region; the SEMASS facility and the SECONN facility are within the New England ISO region; and the Essex facility and the Delaware Valley facility are within the PJM RTO region. The price for electric energy and other electric products sold in these markets other than through bilateral contracts between sellers and purchasers is set by competitive bids to supply and offers to purchase, subject to FERC-approved rules. At this time, the Essex facility and the Delaware Valley facility frequently sell electricity into the PJM spot market, but the output of the other ARC operating facilities generally is fully committed under their respective PPAs.

Environmental Regulatory Matters

        American Ref-Fuel conducts operations that require compliance with environmental provisions of federal, state and local laws, regulations and standards related to protection of human health and the natural environment. Specific rules contained in these laws and regulations address air and water emissions, as well as waste management and disposal. Other provisions of such environmental laws and regulations address rare unplanned events, such as spills, releases and emergency response. Permitting, record-keeping, reporting and periodic certifications, along with routine and periodic inspections and audits are also managed according to applicable laws and regulations.

        American Ref-Fuel has indicated that compliance with such laws and regulations is a major focus for it. According to American Ref-Fuel, its philosophy with regard to environmental matters at American Ref-Fuel and each of the ARC operating facilities includes operating within permit limits and continually striving to improve environmental performance. American Ref-Fuel reports that it believes that all of its operations are compliant in all material respects with the requirements of environmental laws and regulations.

        The ARC operating facilities are subject to numerous federal, state and local environmental permitting and licensing requirements related to the protection of human health and natural resources. American Ref-Fuel reports that it believes that each of the ARC operating facilities has in place all of the material environmental permits and licenses necessary to operate as planned. In addition, several of the ARC operating facilities operate pursuant to various orders issued by, and various agreements with, federal, state and/or local environmental regulatory agencies. American Ref-Fuel reports that it believes that each of the ARC operating facilities is compliant in all material respects with all such applicable orders and agreements.

        Certain environmental permits for the ARC operating facilities are subject to periodic renewal or reissuance. There is no assurance that such renewal or reissuance will be granted by regulatory authorities or that any renewed or reissued environmental permit will not contain new, more stringent requirements resulting in the need for additional capital expenditures for modifications to the ARC operating facilities in order to bring the ARC operating facilities into compliance. Any failure or delay in renewing or reissuing environmental permits or any increase in costs resulting from any renewed or reissued environmental permits could adversely effect the operation of the ARC operating facilities. In addition, certain environmental permits contain terms that can result in periodic adjustment of operating limits, which can result in reduced revenue.

        Under various federal, state and local environmental laws and regulations, a current or previous owner or operator of any facility may be required to investigate and remediate past releases or threatened releases of hazardous or toxic substances or petroleum products generated, managed or located at the facility, and may be held liable to a governmental entity or to third parties for property damage, personal injury and investigation and remediation costs incurred by a party in connection with any releases or threatened releases. An operator may also be liable for costs of remediation at a third party's site to which the operator has sent waste for disposal. These laws, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, impose liability without regard to whether the owner knew of or caused the presence of the hazardous substances or whether the owner owned the property where the release occurred. Courts have interpreted liability under such laws to be strict and joint and several. The cost of investigation, remediation or removal of substances may be substantial. In connection with American Ref-Fuel's ownership and operation of the ARC operating facilities, American Ref-Fuel may become liable for such costs. Although American Ref-Fuel reports that it is not presently aware of any such condition expected to materially affect the ARC operating facilities, it is possible that such conditions impacting the ARC operating facilities could be discovered in the future or that such conditions could be created by future spills or releases. As a result, it is possible that American Ref-Fuel may become liable for remediation costs.

        Several major pieces of environmental legislation are periodically considered for reauthorization or amendment by the United States Congress. These include, among others: the Clean Air Act; the Clean Water Act; the Comprehensive Environmental Response, Compensation and Liability Act; and the Endangered Species Act. Changes to these laws could adversely affect many areas of the operations of the ARC operating facilities.

        For example, a number of pending regulatory and legislative changes regarding control of emissions to air could affect the ARC operating facilities. In 1997, the United States Environmental Protection Agency (EPA) adopted a new air quality standard for fine particulate matter (particles less than 2.5 microns in diameter or PM2.5), and meeting the PM2.5 standard may require reductions of nitrogen oxide (NOx) and sulfur dioxide (SO2) emissions. By December 2004 EPA will designate areas that do not meet the PM2.5 standard; states will have until December 2007 to design plans and until

December 2009 to meet the air quality goals. The United States Congress also is considering "multi-pollutant" legislation to require more stringent pollution control standards for NOx, SO2 and mercury, introduced by the Bush Administration as the "Clear Skies Initiative." The bill as proposed would phase in emission reduction requirements over fifteen years. The December 1997 Climate Change treaty, known as the Kyoto Protocols, if ratified by the United States, would require reductions in greenhouse gases, including carbon dioxide and methane, by 2008-2012. The Bush Administration has proposed a package of voluntary emission reductions for greenhouse gas emission reduction targets and related incentives as an alternative. Other federal, state and regional initiatives to control greenhouse gas emissions also have been proposed that would require significant cuts in greenhouse gas emissions. Certain targeted emissions such as NOx, SO2 and mercury are already subject to significant emission controls, and the ARC operating facilities are optimistic that they will not have significant greenhouse gas reduction requirements. We cannot predict, however, whether these initiatives will affect adversely the ARC operating facilities.

        We are unable to predict at this time what additional steps American Ref-Fuel may be required to take as a result of the implementation of future environmental protection requirements for air or water and regulation of hazardous or toxic materials, but such steps could adversely affect operations and result in substantial additional costs. Failure to comply with such requirements could result in the complete shutdown of one or more of the ARC operating facilities not in compliance as well as the imposition of civil and/or criminal penalties.

        Delaware Valley Facility Continuous Emissions Monitoring Systems Issues.    The Delaware Valley facility has experienced deterioration of hydrochloric acid (HCl) monitors and related components due to the corrosive flue gases leaking from damaged stack breachings. In the fourth quarter of 2002, all six HCl monitors were out of service for a period of time and one monitor continues to be out of service. This outage contributed substantially to an expected continuous emissions monitoring systems (CEMS) availability fine of $125,000 for the fourth quarter of 2002 and $130,000 for the first three quarters of 2003. Ongoing inoperable CEMS will likely result in a fine being assessed relating to the fourth quarter of 2003.

        American Ref-Fuel reports that it intends to replace major components of the CEMS system, including installing new multi-component monitors for HCl, and to repair the stack breachings. The capital cost of these upgrades is estimated to be $1.75 million over the next two years. The precise scope of the capital improvement program depends upon discussions with, and approval of, the Pennsylvania Department of Environmental Protection (PADEP). It is possible that PADEP will impose requirements involving additional capital and operating costs above those projected by American Ref-Fuel, or that PADEP will assess fines in excess of the amounts expected by American Ref-Fuel.

        Future Mercury Regulation at the Essex Facility.    American Ref-Fuel reports that it expects that the New Jersey Department of Environmental Protection (NJDEP) will propose in 2003 regulations applicable to the Essex facility that will make mercury emission requirements more stringent. Specifically, American Ref-Fuel reports that it expects the proposed requirement will increase the required removal efficiency to 85% removal after one year and 95% removal after seven years versus the current 80% removal, while retaining the alternative limit of 28 micrograms per cubic meter. Assuming the regulations are proposed and promulgated in the form expected by American Ref-Fuel, there would be a somewhat increased risk that emission exceedances would occur and therefore a somewhat increased probability that additional controls would ultimately be required to prevent such exceedances. It is possible that the more stringent requirements could require the installation of additional pollution control equipment such as compact hybrid particulate collector units, a device similar to a baghouse. American Ref-Fuel reports that it estimates that the cost of the installation of such additional pollution control equipment, if required, would be approximately $38 million. The Essex service agreement provides a mechanism for a pass-through to the Port Authority of New York and New Jersey of the majority of any additional capital and operating costs that may be required.

American Ref-Fuel reports that it cannot currently determine the likelihood of additional and operating capital costs being incurred in connection with these potential changes in regulation, the total of any such costs, or the time frame over such costs would be incurred.

        Title V Air Permit for the Essex Facility.    On September 9, 2003, NJDEP issued a pre-draft Title V air permit which contained new operating limitations and conditions. Many of the new conditions would require Essex to monitor emission sources and operating conditions not currently required to be monitored under the existing air permits or which are monitored or controlled under other permits. The new requirements, if contained in the final permit, would increase operating costs and may ultimately result in new or reduced emission limits or reductions in allowed operating rates. Increased monitoring also can increase the risk of non-compliance and the imposition of fines and penalties. American Ref-Fuel submitted comments to NJDEP objecting to the new requirements on September 26. American Ref-Fuel expects NJDEP to issue a draft permit for public comment in November and issue a final permit by December 31, 2003.

        Possible Changes to Pennsylvania Oxides of Nitrogen Regulations.    The PADEP has proposed a regulation that would lower the existing emission limits for oxides of nitrogen to a standard lower than what has been achieved by existing technology on waste-to-energy facilities. If the regulation were promulgated in the form proposed, American Ref-Fuel would evaluate the Delaware Valley facility's ability to comply using selective non-catalytic reduction technology. If that was not feasible, American Ref-Fuel may be required to retrofit the Delaware Valley facility with selective catalytic reduction at an approximate cost of $30 million. The Delaware Valley service agreement provides a mechanism for a pass-through to Delaware County, Pennsylvania, American Ref-Fuel's primary customer at the Delaware Valley facility, of approximately 56% of the additional costs of any such retrofit. American Ref-Fuel and Delaware County, Pennsylvania are vigorously opposing the proposed regulation through available avenues for public comment, hearings and education of the relevant regulatory agency representatives. The Independent Regulatory Review Commission (IRCC), which is a regulatory oversight committee of the Pennsylvania State Legislature, has responded to the PADEP with objections and recommendations regarding the proposed regulation. Certain of the objections of the IRCC relate to the lack of demonstrated cost-effective, achievable technology that would enable waste to energy facilities to achieve the proposed levels of oxides of nitrogen.

MANAGEMENT

MSW Energy Holdings

        The following table gives the name, age and position of each of our officers and members of our Board of Directors as of November 6, 2003. Each of directors, other than Mr. Panaccione, is also a director of Ref-Fuel Holdings and American Ref-Fuel.

Name	Age	Position
Marc C. Baliotti	33	Director
Ari Benacerraf	39	Director
Michael J. Miller	44	Director and Chief Executive Officer
Andrew T. Panaccione	42	Director
Michael W. Ranger	45	Director
Daniel H. Clare	32	Secretary
William E. Whitman	48	Chief Financial Officer and Treasurer

        Marc C. Baliotti is one of our directors. He joined AIG Global Investment Corp. in April 2002 and is a Principal of AIG Highstar II GP, L.P. Mr. Baliotti previously worked as a consultant to Advanstar Communications Inc. from April 2001 to April 2002, as a Vice President with Bluevector, LLC (private equity affiliate of marchFIRST) from April 2000 to April 2001 and as an Associate with Donaldson Lufkin & Jenrette in its Merchant Banking Group from September 1997 to April 2000. Mr. Baliotti is a graduate of the United States Naval Academy and received an M.B.A. from Villanova University while on active duty in the U.S. Navy.

        Ari Benacerraf is one of our directors. He has been a Managing Director of Credit Suisse First Boston LLC in the Merchant Banking Group since 2001. Mr. Benacerraf joined CSFB at that time upon the merger with Donaldson, Lufkin & Jenrette, where he had been a Vice President and Senior Vice President in the Merchant Banking Group since 1995. Mr. Benacerraf serves on the board of directors of MSW Energy II, Seabulk International, Inc., Frontier Drilling ASA, Localiza Rent-a-Car S.A. and Amatek Holdings S.A. Mr. Benacerraf holds an M.B.A. degree from the Johnson School of Management at Cornell University.

        Michael J. Miller is one of our directors and our Chief Executive Officer. He joined AIG Global Investment Corp. in December 2001 and is a Managing Director of AIG Highstar II GP, L.P. Mr. Miller previously worked as a Vice President with Enron North America (ENA) from February 1997 to April 2001 and as a Vice President with Enron Corp. from April 2001 to December 2001. At ENA, Mr. Miller led a group that developed and constructed over 3,000 megawatts of electric generation projects throughout the eastern United States. Mr. Miller, who received his B.S. from Rensselaer Polytechnic Institute and his M.B.A. from the University of Chicago, holds the Chartered Financial Analyst designation.

        Andrew T. Panaccione is our independent director and the President of Entity Services Group, LLC. We are required to include an independent director on our Board of Directors in order to meet rating agency requirements. Mr. Panaccione also serves as the independent director of MSW Energy II. Before joining Entity Services Group in 1993, Mr. Panaccione worked for over seven years in the commercial real estate field. Prior to that, Mr. Panaccione was an auditor for Arthur Andersen & Company. Mr. Panaccione graduated cum laude from the University of Delaware with a Bachelor of Science degree in accounting.

        Michael W. Ranger is one of our directors. Mr. Ranger is a Managing Director of Global Energy Partners, an affiliate of CSFB Private Equity, overseeing private equity investments in the energy and power industries. Mr. Ranger previously served as a Managing Director and head of the Global Energy and Power Group of Donaldson, Lufkin & Jenrette. Mr. Ranger serves on the board of directors of

MSW Energy II and TXU Corp. and is a member of the board of managers of TXU Energy Company, LLC. He is a graduate of St. Lawrence University.

        Daniel H. Clare is our Secretary. He is currently a Vice President of Credit Suisse First Boston LLC in the Merchant Banking Group. Mr. Clare joined CSFB as an Associate in its Private Equity Division in 1999. He previously worked in the investment banking division of Goldman, Sachs & Company and as a consultant at Bain & Company, Inc. Mr. Clare served as our Chief Financial Officer and Treasurer from June to July 2003. He also serves on the board of directors of MSW Energy II. Mr. Clare holds an M.B.A. degree from Harvard Business School and is a graduate of Haverford College.

        William E. Whitman is our Chief Financial Officer and Treasurer. Mr. Whitman previously served as Senior Vice President of Strategic Planning and Business Development at Covanta Energy Corporation from January 2001 through December 2002. Prior to that, he had been employed by Ogden Energy Group Inc., a subsidiary of Covanta (named Ogden at the time) since 1987, serving as Executive Vice President and Chief Financial Officer, among other capacities. Mr. Whitman is a graduate of Syracuse University and earned a Master of Science in Industrial Administration at Carnegie Mellon University.

Executive Compensation

        We pay an annual fee of approximately $2,500 to Entity Services Group, LLC for the services of Mr. Panaccione, our independent director. In addition, pursuant to a consulting agreement dated July 30, 2003, we pay Mr. Whitman, our Chief Financial Officer, a monthly fee of $12,500 for his advisory and consulting services. Mr. Whitman, who is an independent contractor and receives no benefits from us, may be awarded additional fees at the sole discretion of our Board of Directors. Mr. Whitman's consulting agreement will terminate upon the earliest to occur of no less than 30 days' prior written notice by Mr. Whitman or us, his termination for cause, and the first year anniversary of the agreement.

        None of our other directors or officers, all of whom are employed either by AIG Global Investment Corp. or CSFB Private Equity or their affiliates, are separately compensated by us for their service as directors and officers.

American Ref-Fuel

        A subsidiary of American Ref-Fuel, American Ref-Fuel Company (or ARC Management Company), provides American Ref-Fuel with management services. The following table gives the name, age and position of each of ARC Management Company's officers and the directors of American Ref-Fuel as of October 1, 2003.

Name	Age	Position
John T. Miller	57	Chief Executive Officer
Michael J. Gruppuso	42	Chief Financial Officer
Mark W. Romefelt	49	Vice President and General Counsel
Michael J. de Castro	41	Vice President of Operations
Marc C. Baliotti	33	Director
Ari Benacerraf	39	Director
Herald Y. Chen	33	Director
Saul A. Fox	49	Director
David Goodman	56	Director
Donald T. Krom Jr.	44	Director
Michael J. Miller	44	Director
Michael W. Ranger	45	Director

        John T. Miller has served as Chief Executive Officer of ARC Management Company since November 2001. As Chief Executive Officer, Mr. Miller is responsible for the overall management and direction of American Ref-Fuel. Mr. Miller joined American Ref-Fuel in March 1998 as Vice President and Chief Financial Officer. Before joining ARC Management Company, Mr. Miller was employed by E-Z Serve Corporation, a gasoline retailer and convenience store operator, where he served as Chief Financial Officer. His duties there included a key role in the company's spin off as a separate publicly traded company, and the subsequent negotiation of four acquisitions and related financings that added more than $100 million of enterprise value. Prior to his role at E-Z Serve, Mr. Miller was employed by Gotco Ltd. (4 years); Gulf Oil Corporation (11 years) and Ernst & Young (4 years). Mr. Miller attended John Carroll University in Cleveland, Ohio, where he received a Bachelor of Science degree in Business Administration. He attended the U.S. Army Officer Candidate School in Virginia and served as a Commissioned Officer for two years.

        Michael J. Gruppuso has served as Vice President and Chief Financial Officer of ARC Management Company since March 2002. Mr. Gruppuso joined ARC Management Company in 1991 and served in several financial and managerial positions, most recently Corporate Controller. Since joining American Ref-Fuel, Mr. Gruppuso has been involved in all aspects of American Ref-Fuel's business, including project structuring, financing, acquisitions and strategic planning. Mr. Gruppuso is an 18 year participant in the WTE industry. Prior to joining ARC Management Company, Mr. Gruppuso was employed by KTI Energy, Inc. from 1985 to 1991, an owner and operator of WTE projects, where he served as Vice President, Finance. Prior to KTI, he was a Senior Tax Consultant for Ernst & Young from 1983 to 1985. Mr. Gruppuso received a Bachelor of Science in Finance and Accounting from New York University in 1983.

        Mark W. Romefelt has served as Vice President and General Counsel of ARC Management Company since May 1997. Mr. Romefelt is responsible for managing the activities of the Law Department, Environmental and Government Affairs staffs. Prior to joining ARC Management Company, Mr. Romefelt worked as senior corporate counsel for Browning-Ferris Industries, Inc. from 1990 to 1997, where, in addition to interfacing with American Ref-Fuel, his practice included domestic and international mergers and acquisitions, joint ventures and finance. He received a JD from Southern

Methodist University in 1979 and a Bachelor of Science in Economics from the University of Michigan in 1976.

        Michael J. de Castro has served as Vice President of Operations of ARC Management Company since June 2000. Immediately prior to being promoted to Vice President, Mr. de Castro had served as senior plant manager for the SEMASS facility and the SECONN facility. Mr. de Castro is responsible for all project-related operations, with the plant managers of each ARC operating facility reporting directly to him. He has held numerous posts within American Ref-Fuel's organizational structure since joining ARC Management Company in 1989. He holds a Bachelor of Science degree in Mechanical Engineering from the University of Alabama and a Masters in Business Administration from Boston University.

        Herald Y. Chen has served as a director of American Ref-Fuel since May 2003. Mr. Chen joined Fox Paine & Company in 2002, where he is a director. In 1999, Mr. Chen co-founded Jamcracker, Inc., a software provider, and was its Chief Financial Officer until joining Fox Paine. Mr. Chen was an investment banker with The Goldman Sachs Group, Inc. from 1993 to 1995 and an investment analyst with Kohlberg Kravis Roberts & Company from 1995 to 1997. Mr. Chen has a B.S. in Mechanical Engineering and Economics from the University of Pennsylvania and an M.B.A. from Stanford University.

        Saul A. Fox has served as a director of American Ref-Fuel since April 2001. He is also the Chief Executive at Fox Paine & Company, LLC. After graduating from law school in 1978, Mr. Fox joined Latham & Watkins specializing in tax and business law. In 1984, Mr. Fox joined Kohlberg Kravis Roberts & Co., a leveraged buyout firm, where he developed numerous corporate acquisitions and other transactions in a wide variety of industries. In June 1997, Mr. Fox organized Fox Paine & Company, LLC, a private merchant banking firm. Mr. Fox received his Bachelor of Science degree in Communications and Computer Science, summa cum laude, from Temple University and his JD, cum laude, from the University of Pennsylvania Law School.

        David Goodman has served as a director of American Ref-Fuel since September 1997. He is the President and Chief Executive Officer of UAE. Mr. Goodman is a 30-year participant in the power generation and construction industries. Mr. Goodman formed United American Hydropower Group in 1980, which subsequently became United American Energy Corp. in 1983. Mr. Goodman earned a B.S.C.E., (Civil Engineering) from Antioch College in 1969 and a Master of Business Administration in Finance from Stanford University in 1971.

        Donald T. Krom, Jr.    has served as a director of American Ref-Fuel since April 2001. He is also a Vice President and the Chief Financial Officer of UAE. Mr. Krom previously served as UAE's Vice President and Chief Administrative Officer from 1996-2000. Mr. Krom is responsible for all UAE accounting and finance functions. In addition, he directs UAE's corporate strategic planning, human resources, information technology, corporate communications and corporate secretary functions. Mr. Krom joined UAE in 1984 and has been an officer of UAE since 1985. Mr. Krom holds a Bachelor of Science in Civil Engineering from Lehigh University and a Master of Business Administration from Pace University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

        The following table sets forth information with respect to the beneficial ownership of our membership interests as of the date of this prospectus by:

  •
  each person known to own beneficially more than 5% of our membership interests;

  •
  each of our directors and executive officers; and

  •
  all of our directors and executive officers as a group.

        The amounts and percentages of membership interests beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a "beneficial" owner of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing any other person's percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

        Each of our two beneficial owners listed has, to our knowledge, sole voting and investment power with respect to all of our membership interests.

Beneficial Ownership of MSW Energy Holdings
Name of Beneficial Owner	Percentage of Outstanding Membership Interests
Highstar Renewable Fuels LLC(1)	50%
MSW Acquisition LLC(2)	50%
Directors:
Marc C. Baliotti(3)	—
Ari Benacerraf(4)	—
Michael J. Miller(3)	—
Michael W. Ranger(4)	—
Andrew T. Panaccione(5)	—
Officers:
Michael J. Miller(3)	—
Daniel H. Clare(4)	—
William E. Whitman (6)	—
All executive officers and directors as a group (7 persons)	—

(1)
Highstar Renewable Fuels LLC is an affiliate of AIGGIG. Highstar Renewable Fuels' business address is 175 Water Street, 26thFloor, New York, New York 10038.

(2)
MSW Acquisition LLC is an affiliate of CSFB Private Equity. CSFB Private Equity's business address is 11 Madison Avenue, New York, New York 10010.

(3)
Messrs. Baliotti and Miller are affiliated with AIGGIG, of which Highstar Renewable Fuels LLC is an affiliate. Membership interests shown for Messrs. Baliotti and Miller exclude membership interests shown as held by Highstar Renewable Fuels LLC, as to which Messrs. Baliotti and Miller disclaim beneficial ownership. The business address of each of Messrs. Baliotti and Miller is 175 Water Street, 26th Floor, New York, New York 10038.

(4)
Messrs. Benacerraf, Ranger and Clare are affiliated with CSFB Private Equity, of which MSW Acquisition LLC is an affiliate. Membership interests shown for Messrs. Benacerraf, Ranger and Clare exclude membership interests shown as held by MSW Acquisition LLC, as to which Messrs. Benacerraf, Ranger and Clare disclaim beneficial ownership. The business address of each of Messrs. Benacerraf, Ranger and Clare is 11 Madison Avenue, New York, New York 10010.

(5)
The business address of Mr. Panaccione, our independent director, is Entity Services Group, LLC, 103 Foulk Road, Suite 100, Wilmington, Delaware 19803.

(6)
The business address of Mr. Whitman is MSW Energy Holdings LLC, c/o DLJ Merchant Banking Partners, Eleven Madison Avenue, 16th Floor, New York, NY 10010, Attention: Daniel H. Clare.

CERTAIN RELATIONSHIPS AND RELATED
TRANSACTIONS

        CSFB Private Equity and Highstar Renewable Fuels LLC, which is an affiliate of AIGGIG, collectively beneficially own 100% of our membership interests. CSFB Private Equity is a wholly owned subsidiary of Credit Suisse First Boston (USA), Inc. AIGGIG is a subsidiary of AIG.

        Other than with respect to our independent director, our entire board has been designated by AIGGIG or CSFB Private Equity or their affiliates. In addition, affiliates of AIGGIG and CSFB Private Equity control the appointment of our management, the entering into of mergers, sales of substantially all of our assets and other extraordinary transactions.

        Credit Suisse First Boston LLC (CSFB) acted as our financial advisor and was the initial purchaser of the old notes. CSFB received customary fees for these services.

        In addition, CSFB issued a letter of credit on behalf of the CSFB Private Equity Investor for the benefit of our letter of credit provider in connection with our obligations under the equity contribution agreement. CSFB also issued a letter of credit on behalf of MSW Acquisition LLC for the benefit of Highstar Renewable Fuels LLC, which letter of credit is no longer outstanding.

        CSFB or its affiliates may in the future engage in investment banking and other services with us or Ref-Fuel Holdings or its subsidiaries, for which CSFB or its affiliates will receive customary compensation.

        Subsidiaries of AIG have issued existing insurance policies to us and American Ref-Fuel, for which the AIG insurance company subsidiaries receive customary annual premiums. American Home Assurance Company, an AIG subsidiary, has issued surety bonds on behalf of several American Ref-Fuel affiliates, for which American Home Assurance Company receives customary annual premiums. In addition, insurance company subsidiaries of AIG may in the future provide insurance and surety bonds to us or Ref-Fuel Holdings or its subsidiaries.

        MSW Merger LLC, through a wholly owned subsidiary, beneficially owns 100% of the membership interests of MSW Energy II, which, after giving effect to the UAE Transactions, will hold the 50% membership interest in Ref-Fuel Holdings that is currently owned by UAE Holdings. MSW Merger is a wholly owned subsidiary of CSFB Private Equity.

THE EXCHANGE OFFER

Purpose and Effect

        In connection with the sale of the old notes on June 25, 2003, we, MSW Energy Finance and Hudson entered into a registration rights agreement with the initial purchaser of the old notes. The registration rights agreement requires us to file the registration statement under the Securities Act with respect to the exchange notes no later than 90 days after the closing date of the issuance of the old notes. Once the SEC declares the registration statement effective, we will offer the holders of the old notes the opportunity to exchange their old notes for a like principal amount of exchange notes. The exchange notes will be issued without a restrictive legend and generally may be reoffered and resold without registration under the Securities Act.

        The registration rights agreement provides that we must use our commercially reasonable best efforts to cause the registration statement to be declared effective within 180 days of the issue date of the old notes and must consummate the exchange offer no later than 30 business days after the effective date of our registration statement.

        Except as described below, upon the completion of the exchange offer, our obligations with respect to the registration of the old notes and the exchange notes will terminate. We also refer you to "Description of the Notes—Registration Rights; Liquidated Damages." A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. The summary of the material provisions of the registration rights agreement is not complete. We urge you to read the registration rights agreement in its entirety.

        As a result of the timely filing and the effectiveness of the registration statement, we will not have to pay additional interest on the old notes provided in the registration rights agreement. Following the completion of the exchange offer, holders of old notes not tendered will not have any further registration rights other than as set forth in the paragraphs below, and the old notes will continue to be subject to certain restrictions on transfer. Additionally, the liquidity of the market for the old notes could be adversely affected upon consummation of the exchange offer. See "Risk Factors—If you do not properly tender your old notes, your ability to transfer your old notes will be adversely affected."

        In order to participate in the exchange offer, a holder must represent to us, among other things, that:

  •
  the exchange notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business;

  •
  the holder does not have an arrangement or understanding with any person to participate in the distribution of the notes;

  •
  the holder is not an "affiliate," as defined under Rule 405 under the Securities Act, of MSW Energy Holdings, MSW Energy Finance or any guarantor;

  •
  if the holder is an "affiliate," the holder will comply with the applicable registration and prospectus delivery requirements of the Securities Act;

  •
  if the holder is not a broker-dealer, that it is not engaging in and does not intend to engage in a distribution of the exchange notes; and

  •
  if the holder is a broker-dealer, that it will receive exchange notes for its own account in exchange for old notes that were acquired as a result of market-making or other trading activities, and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes.

        Under certain circumstances specified in the registration rights agreement, we may be required to file a "shelf" registration statement for a continuous offer in connection with the old notes pursuant to Rule 415 under the Securities Act.

        Based on an interpretation by the SEC's staff set forth in no-action letters issued to third parties unrelated to us, we believe that, with the exceptions set forth below, exchange notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by the holder of exchange notes without compliance with the registration and prospectus delivery requirements of the Securities Act, unless the holder:

  •
  is an "affiliate" of MSW Energy Holdings, MSW Energy Finance or any guarantor within the meaning of Rule 405 under the Securities Act;

  •
  is a broker-dealer who purchased old notes directly from us for resale under Rule 144A or Regulation S or any other available exemption under the Securities Act;

  •
  acquired the exchange notes other than in the ordinary course of the holder's business; or

  •
  has an arrangement with any person to engage in the distribution of the exchange notes.

        Any holder who tenders in the exchange offer for the purpose of participating in a distribution of the exchange notes cannot rely on this interpretation by the SEC's staff and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Each broker-dealer that receives exchange notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See "Plan of Distribution." Broker-dealers who acquired old notes directly from us and not as a result of market-making activities or other trading activities may not rely on the staff's interpretations discussed above or participate in the exchange offer, and must comply with the prospectus delivery requirements of the Securities Act in order to sell the old notes.

Terms of the Exchange Offer

        Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all old notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on            , 2003, or such date and time to which we extend the offer.

        We will issue $1,000 in principal amount of exchange notes in exchange for each $1,000 principal amount of old notes accepted in the exchange offer. Holders may tender some or all of their old notes pursuant to the exchange offer. However, old notes may be tendered only in integral multiples of $1,000 in principal amount.

        The exchange notes will evidence the same debt as the old notes and will be issued under the terms of, and entitled to the benefits of, the indenture relating to the old notes.

        As of the date of this prospectus, $200 million in aggregate principal amount of 8 1/2% Series A Senior Secured Notes Due 2010 were outstanding, and there was one registered holder, a nominee of the Depository Trust Company (DTC). This prospectus, together with the letter of transmittal, is being sent to the registered holder and to others of whom we are aware to have beneficial interests in the old notes. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC promulgated under the Exchange Act.

        We will be deemed to have accepted validly tendered old notes when, as and if we have given oral or written notice thereof to Wells Fargo Bank Minnesota, National Association, the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the exchange notes from us. If any tendered old notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth under the heading "—Conditions to the Exchange Offer" or otherwise, certificates for any such unaccepted old notes will be returned, without expense, to the tendering holder of those old notes promptly after the expiration date unless the exchange offer is extended.

        Holders who tender old notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of old notes in the exchange offer. We will pay all charges and expenses, other than certain applicable taxes, applicable to the exchange offer. See "—Fees and Expenses."

Expiration Date; Extensions; Amendments

        The expiration date shall be 5:00 p.m., New York City time, on            , 2003, unless we, in our sole discretion, extend the exchange offer, in which case the expiration date shall be the latest date and time to which the exchange offer is extended. In order to extend the exchange offer, we will notify the exchange agent and each registered holder of any extension by oral or written notice prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date and will also disseminate notice of any extension by press release or other public announcement prior to 9:00 a.m., New York City time. We reserve the right, in our sole discretion:

  •
  to delay accepting any old notes, to extend the exchange offer or, if any of the conditions set forth under "—Conditions to the Exchange Offer" shall not have been satisfied, to terminate the exchange offer, by giving oral or written notice of that delay, extension or termination to the exchange agent; or

  •
  to amend the terms of the exchange offer in any manner.

        In the event that we make a fundamental change to the terms of the exchange offer, we will file a post-effective amendment to the registration statement.

Procedures for Tendering

        Only a holder of old notes may tender the old notes in the exchange offer. Except as set forth under "—Book-Entry Transfer," to tender in the exchange offer a holder must complete, sign and date the letter of transmittal, or a copy of the letter of transmittal, have the signatures on the letter of transmittal guaranteed if required by the letter of transmittal and mail or otherwise deliver the letter of transmittal or copy to the exchange agent prior to the expiration date. In addition:

  •
  certificates for the old notes must be received by the exchange agent along with the letter of transmittal prior to the expiration date; or

  •
  a timely confirmation of a book-entry transfer, or a book-entry confirmation, of the old notes, if that procedure is available, into the exchange agent's account at DTC, which we refer to as the book-entry transfer facility, following the procedure for book-entry transfer described below, must be received by the exchange agent prior to the expiration date, or you must comply with the guaranteed delivery procedures described below.

        To be tendered effectively, the letter of transmittal and other required documents must be received by the exchange agent at the address set forth under "—Exchange Agent" prior to the expiration date.

        Your tender, if not withdrawn prior to 5:00 p.m., New York City time, on the expiration date, will constitute an agreement between you and us in accordance with the terms and subject to the conditions set forth herein and in the letter of transmittal.

        The method of delivery of old notes and the letter of transmittal and all other required documents to the exchange agent is at your election and risk. Instead of delivery by mail, it is recommended that you use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure delivery to the exchange agent before the expiration date. No letter of transmittal or old notes should be sent to us. You may request your broker, dealer, commercial bank, trust company or nominee to effect these transactions for you.

        Any beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on the beneficial owner's behalf. If the beneficial owner wishes to tender on its own behalf, the beneficial owner must, prior to completing and executing the letter of transmittal and delivering the owner's old notes, either make appropriate arrangements to register ownership of the old notes in the beneficial owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

        Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act unless old notes tendered pursuant thereto are tendered:

  •
  by a registered holder who has not completed the section entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

  •
  for the account of an eligible guarantor institution.

        If signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantee must be by any eligible guarantor institution that is a member of or participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or an eligible guarantor institution.

        If the letter of transmittal is signed by a person other than the registered holder of any old notes listed in the letter of transmittal, the old notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as that registered holder's name appears on the old notes.

        If the letter of transmittal or any old notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal unless waived by us.

        All questions as to the validity, form, eligibility, including time of receipt, acceptance, and withdrawal of tendered old notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all old notes not properly tendered or any old notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of old notes, neither we, the exchange agent, nor any other person shall incur any liability for failure to give that notification. Tenders of old notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date, unless the exchange offer is extended.

        In addition, we reserve the right in our sole discretion to purchase or make offers for any old notes that remain outstanding after the expiration date or, as set forth under "—Conditions to the

Exchange Offer," to terminate the exchange offer and, to the extent permitted by applicable law, purchase old notes in the open market, in privately negotiated transactions, or otherwise. The terms of any such purchases or offers could differ from the terms of the exchange offer.

        In all cases, issuance of exchange notes for old notes that are accepted for exchange in the exchange offer will be made only after timely receipt by the exchange agent of certificates for such old notes or a timely book-entry confirmation of such old notes into the exchange agent's account at the book-entry transfer facility, a properly completed and duly executed letter of transmittal or, with respect to DTC and its participants, electronic instructions in which the tendering holder acknowledges its receipt of and agreement to be bound by the letter of transmittal, and all other required documents.

        If any tendered old notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if old notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged old notes will be returned without expense to the tendering holder or, in the case of old notes tendered by book-entry transfer into the exchange agent's account at the book-entry transfer facility according to the book-entry transfer procedures described below, those non-exchanged old notes will be credited to an account maintained with that book-entry transfer facility, in each case, as promptly as practicable after the expiration or termination of the exchange offer.

        Each broker-dealer that receives exchange notes for its own account in exchange for old notes, where those old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of those exchange notes. See "Plan of Distribution."

Book-Entry Transfer

        We understand that the exchange agent will make a request to establish an account with respect to the old notes at the book-entry transfer facility for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in the book-entry transfer facility's systems may make book-entry delivery of old notes being tendered by causing the book-entry transfer facility to transfer such old notes into the exchange agent's account at the book-entry transfer facility in accordance with that book-entry transfer facility's procedures for transfer. However, although delivery of old notes may be effected through book-entry transfer at the book-entry transfer facility, the letter of transmittal or copy of the letter of transmittal, with any required signature guarantees and any other required documents, must, in any case other than as set forth in the following paragraph, be transmitted to and received by the exchange agent at the address set forth under "—Exchange Agent" on or prior to the expiration date or the guaranteed delivery procedures described below must be complied with.

        The Automated Tender Offer Program of DTC is the only method of processing exchange offers through DTC. To accept the exchange offer through the Automated Tender Offer Program, participants in DTC must send electronic instructions to DTC through DTC's communication system instead of sending a signed, hard copy letter of transmittal. DTC is obligated to communicate those electronic instructions to the exchange agent. To tender old notes through the Automated Tender Offer Program, the electronic instructions sent to DTC and transmitted by DTC to the exchange agent must contain the character by which the participant acknowledges its receipt of, and agrees to be bound by, the letter of transmittal.

Guaranteed Delivery Procedures

        If a registered holder of the old notes desires to tender old notes and the old notes are not immediately available, or time will not permit that holder's old notes or other required documents to reach the exchange agent prior to 5:00 p.m., New York City time, on the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

  •
  the tender is made through an eligible guarantor institution;

  •
  prior to 5:00 p.m., New York City time, on the expiration date, the exchange agent receives from that eligible guarantor institution a properly completed and duly executed letter of transmittal or a facsimile of a duly executed letter of transmittal and notice of guaranteed delivery, substantially in the form provided by us, by telegram, telex, fax transmission, mail or hand delivery, setting forth the name and address of the holder of old notes and the amount of the old notes tendered and stating that the tender is being made by guaranteed delivery and guaranteeing that within three New York Stock Exchange, Inc. trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, will be deposited by the eligible guarantor institution with the exchange agent; and

  •
  the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, are received by the exchange agent within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

Withdrawal Rights

        Tenders of old notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

        For a withdrawal of a tender of old notes to be effective, a written or for DTC participants, electronic Automated Tender Offer Program transmission, notice of withdrawal, must be received by the exchange agent at its address set forth under "—Exchange Agent" prior to 5:00 p.m., New York City time, on the expiration date. Any such notice of withdrawal must:

  •
  specify the name of the person having deposited the old notes to be withdrawn, whom we refer to as the depositor;

  •
  identify the old notes to be withdrawn, including the certificate number or numbers and principal amount of such old notes;

  •
  be signed by the holder in the same manner as the original signature on the letter of transmittal by which such old notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee register the transfer of such old notes into the name of the person withdrawing the tender; and

  •
  specify the name in which any such old notes are to be registered, if different from that of the depositor.

        All questions as to the validity, form, eligibility and time of receipt of such notices will be determined by us, whose determination shall be final and binding on all parties. Any old notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old notes which have been tendered for exchange, but which are not exchanged for any reason, will be returned to the holder of those old notes without cost to that holder as soon as practicable after withdrawal, rejection of tender, or termination of the exchange offer. Properly withdrawn old notes may be retendered by following one of the procedures under "—Procedures for Tendering" at any time on or prior to the expiration date.

Conditions to the Exchange Offer

        Notwithstanding any other provision of the exchange offer, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any old notes and may terminate or amend the exchange offer, if at any time before the acceptance of those old notes for exchange or the exchange of the exchange notes for those old notes, we determine that the exchange offer violates applicable law, any applicable interpretation of the staff of the SEC or any order of any governmental agency or court of competent jurisdiction.

        The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition or may be waived by us in whole or in part at any time and from time to time in our sole discretion. The failure by us at any time to exercise any of the foregoing rights shall not be deemed a waiver of any of those rights and each of those rights shall be deemed an ongoing right which may be asserted at any time and from time to time.

        In addition, we will not accept for exchange any old notes tendered, and no exchange notes will be issued in exchange for those old notes, if at such time any stop order shall be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part. We are required to make every reasonable effort to obtain the withdrawal at the earliest possible time of any order suspending the effectiveness of the registration statement.

Exchange Agent

        All executed letters of transmittal should be directed to the exchange agent. Wells Fargo Bank Minnesota, National Association has been appointed as exchange agent for the exchange offer. Questions, requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:

By Hand, Regular, Registered or Certified Mail or Overnight Courier:

Wells Fargo Bank Minnesota, National Association
Corporate Trust Department
213 Court Street, Suite 703
Middletown, CT 06457
Attention: Joseph P. O'Donnell

By Facsimile:

Wells Fargo Bank Minnesota, National Association
Corporate Trust Department
Attention: Joseph P. O'Donnell
Fax No. 860-704-6219

        For more information or confirmation by telephone please call 860-704-6217. Originals of all documents sent by facsimile should be sent promptly by registered or certified mail, by hand or by overnight delivery service.

Fees And Expenses

        We will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. The principal solicitation is being made by mail; however, additional solicitations may be made in person or by telephone by our officers and employees. The estimated cash expenses to be incurred in connection with the exchange offer will be paid by us and will include fees and expenses of the exchange agent, accounting, legal, printing and related fees and expenses.

Transfer Taxes

        Holders who tender their old notes for exchange will not be obligated to pay any transfer taxes in connection with that tender or exchange, except that holders who instruct us to register exchange notes in the name of, or request that old notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax on those old notes.

Other

        Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

DESCRIPTION OF THE NOTES

        MSW Energy Holdings and MSW Energy Finance issued the old notes and will issue the exchange notes (collectively, the "notes") under an indenture dated June 25, 2003 among MSW Energy Holdings, MSW Energy Finance, and Wells Fargo Bank Minnesota, National Association, as trustee. Hudson became a guarantor party thereto by way of a supplemental indenture dated July 11, 2003. The old notes and the exchange notes will be identical in all material respects, except that the exchange notes have been registered under the Securities Act. Accordingly, unless specifically stated to the contrary, the following description applies equally to the old notes and the exchange notes.

        You can find the definitions of certain terms used in this section of the prospectus under the subheading "Certain Definitions." In this section, the word "MSW" refers only to MSW Energy Holdings and not to any of its Subsidiaries. The term "MSW Finance" refers only to MSW Energy Finance and not any of its Subsidiaries. The term "Issuers" refers to MSW and MSW Energy Finance Co., Inc., collectively. The term "ARC" refers only to American Ref-Fuel Company LLC and not to any of its Subsidiaries. The term "Ref-Fuel Holdings" refers only to Ref-Fuel Holdings LLC and not to any of its Subsidiaries.

        The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. The security agreements referred to below under the caption "—Security" define the terms of the security that will secure the notes.

        The following description is a summary of the material provisions of the indenture, the registration rights agreement, the security agreements and the escrow agreement. It does not restate those agreements in their entirety. We urge you to read the indenture, the registration rights agreement and the security agreements (each as supplemented or amended, as applicable) because they, and not this description, define your rights as holders of the notes. We have filed copies of the indenture, the registration rights agreement and the security agreements as exhibits to the registration statement. You may also request copies of these agreements at our address set forth under the heading "Where You Can Find More Information."

        Certain defined terms used in this description but not defined below under "—Certain Definitions" have the meanings assigned to them in the indenture.

Brief Description of the Notes and the Guarantees

The Notes

        The notes:

  •
  are general obligations of the Issuers;

  •
  are secured by a first priority perfected lien on substantially all of the assets of the Issuers (other than the Duke Essex Payment Reserve Account), including a first priority pledge of the Capital Stock of MSW Energy Hudson LLC ("Hudson") and all future Subsidiaries held directly by the Issuers and, upon acquisition, a first priority pledge of MSW's security interest in the Capital Stock of Duke Energy Erie, LLC ("Duke Erie");

  •
  are senior in right of payment to any future subordinated Indebtedness of the Issuers and payments to Duke Capital Corporation pursuant to the terms of the Duke Essex Side Agreement; and

  •
  are unconditionally guaranteed by the Guarantors.

The Guarantees

        The notes are guaranteed by all of MSW's existing Restricted Subsidiaries (currently, Hudson), other than MSW Finance.

        Each guarantee of the notes:

  •
  is a general obligation of the Guarantor;

  •
  is secured by a perfected lien on substantially all of the assets of that Guarantor, including a first priority pledge of the Capital Stock of Ref-Fuel Holdings and all current and future Subsidiaries held directly by that Guarantor; and

  •
  is senior in right of payment to any future subordinated Indebtedness of that Guarantor.

Ref-Fuel Holdings

        The Issuers' only assets relate to MSW's 49.8% indirect initial membership interest in Ref-Fuel Holdings and its Subsidiaries (which will increase to 50% after the acquisition of Duke Erie) and, therefore, the Issuers depend on the cash flow of Ref-Fuel Holdings and its Subsidiaries to meet their obligations, including their obligations under the notes. Ref-Fuel Holdings' only assets relate to its 100% membership interest in ARC and its Subsidiaries. The notes are effectively subordinated in right of payment to all Indebtedness and other liabilities and commitments (including trade payables and lease obligations) of Ref-Fuel Holdings, ARC and their Subsidiaries. Any right of the Issuers to receive assets of Ref-Fuel Holdings and its Subsidiaries upon Ref-Fuel Holdings' and/or its Subsidiaries' liquidation or reorganization (and the consequent right of the holders of the notes to participate in those assets) is effectively subordinated to the claims of Ref-Fuel Holdings' and/or such Subsidiary's creditors. As of September 30, 2003, Ref-Fuel Holdings and its Subsidiaries had approximately $1.2 billion of Indebtedness and approximately $307.6 million of trade payables and other liabilities. See "Risk Factors—Our substantial indebtedness and the substantial indebtedness of American Ref-Fuel could adversely affect our financial condition and prevent us from fulfilling our obligations under the notes."

MSW Finance

        MSW Finance is a wholly owned Subsidiary of MSW that was incorporated in Delaware for the purpose of serving as a co-issuer of the notes in order to facilitate the offering of the notes. MSW believes that certain prospective purchasers of the notes may be restricted in their ability to purchase debt securities of limited liability companies, such as MSW, unless those debt securities are jointly issued by a corporation. MSW Finance will not have any substantial operations or assets and will not have any revenues. As a result, you should not expect MSW Finance to participate in servicing the interest and principal obligations on the notes. See "—Certain Covenants—Restrictions on Activities of the Issuers."

        As of the date of the indenture, all of MSW's Subsidiaries were "Restricted Subsidiaries." However, under the circumstances described below under the subheading "—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries," MSW is permitted to designate certain of its Subsidiaries as "Unrestricted Subsidiaries." MSW's Unrestricted Subsidiaries will not be subject to the restrictive covenants in the indenture. MSW's Unrestricted Subsidiaries will not guarantee the notes. Ref-Fuel Holdings, ARC and their Subsidiaries will not be deemed to be "Subsidiaries" of MSW or any of its Subsidiaries under the indenture.

Principal, Maturity and Interest

        The Issuers issued the old notes on June 25, 2003 in an aggregate principal amount of $200 million. The Issuers may issue additional notes from time to time after this offering. Any offering of additional notes is subject to the covenant described below under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Equity." The notes and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The Issuers issued notes in denominations of $1,000 and integral multiples of $1,000. The notes will mature on September 1, 2010.

        Interest on the exchange notes will accrue at the rate of 8 1/2% per annum and will be payable semi-annually in arrears on March 1 and September 1, commencing on March 1, 2004 and accruing from September 1, 2003. The Issuers will make each interest payment to the Holders of record on the immediately preceding February 15 and August 15.

        Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

        If a Holder has given wire transfer instructions to the Issuers, the Issuers will pay all principal, interest and premium and Liquidated Damages, if any, on that Holder's notes in accordance with those instructions. All other payments on notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless the Issuers elect to make interest payments by check mailed to the Holders at their address set forth in the register of Holders.

Paying Agent and Registrar for the Notes

        The trustee is the paying agent and registrar. The Issuers may change the paying agent or registrar without prior notice to the Holders of the notes, and the Issuers or any of their Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

        A Holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. The Issuers are not required to transfer or exchange any note selected for redemption. Also, the Issuers are not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Subsidiary Guarantees

        The notes are guaranteed by Hudson. The notes will be guaranteed by each of MSW's other current and future Restricted Subsidiaries, other than MSW Finance, upon formation, acquisition or obtaining of control. These Subsidiary Guarantees will be joint and several obligations of the Guarantors. The obligations of each Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law.

        A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than MSW or another Guarantor, unless:

  (1)
  immediately after giving effect to that transaction, no Default or Event of Default exists; and

  (2)
  the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the indenture, its Subsidiary Guarantee and the registration rights agreement pursuant to a supplemental indenture and appropriate Collateral Documents satisfactory to the trustee.

        The Subsidiary Guarantee of a Guarantor will be released:

  (1)
  if MSW designates such Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture; or

  (2)
  upon the full and final payment and performance or defeasance of all Obligations of the Issuers under the indenture and the notes.

Security

        The notes and the Subsidiary Guarantees are secured by a first priority perfected lien on substantially all of the assets of the Issuers (the "Collateral," as defined in more detail in the security agreements), including all collateral accounts of the Issuers (other than the Duke Essex Payment Reserve Account and the Duke Essex Payment Escrow Account) and a first priority pledge of the Capital Stock of Hudson and all future Subsidiaries held directly by the Issuers and, upon acquisition, a first priority pledge of MSW's security interest in the Capital Stock of Duke Erie. The Subsidiary Guarantees are secured by a perfected first priority Lien on substantially all of the assets of that Guarantor, including a first priority pledge of the Capital Stock of Ref-Fuel Holdings and all current and future Subsidiaries held directly by the Guarantors, except, in the event Ref-Fuel Holdings becomes a Restricted Subsidiary, it may not be required to pledge its interest in ARC under the circumstances described herein.

        The Issuers, the trustee and Wells Fargo Bank Minnesota, National Association, as the collateral agent, entered into security agreements defining the terms of the security that secure the notes. The security will secure the payment and performance when due of all of the Obligations of the Issuers under the indenture and the notes as provided in the security agreements.

        So long as no Default or Event of Default has occurred and is continuing, and subject to certain terms and conditions, including the waterfall provisions described below, the Issuers and their Subsidiaries will be entitled to receive all cash dividends, interest and other payments made upon or with respect to the Collateral pledged by them and to exercise any voting and other consensual rights pertaining to the Collateral pledged by them.

        Pursuant to a deposit agreement by and among the Issuers, the collateral agent and Wells Fargo Bank Minnesota, National Association as depositary agent, all distributions received by the Issuers with respect to their interests in Ref-Fuel Holdings are deposited in a revenue account, which account is pledged in favor of the collateral agent for the benefit of the holders of the notes and holders of ARC Acquisition Indebtedness. So long as no Default or Event of Default has occurred and is continuing, amounts held in the revenue account shall be distributed and deposited by the collateral agent quarterly (or, at MSW's option, monthly) as follows:

  (1)
  to MSW's operating account, an amount equal to all operating and similar expenses of the Issuers then due and payable or estimated to be due and payable in the next quarter or month, as applicable (including any purchase price adjustment and the purchase price payable at the closing of the acquisition of Duke Erie to the extent funds therefore have not been deposited in a reserve account at closing), subject to the terms of the Issuers' subordination agreement with Duke Energy Global Markets, Inc.;

  (2)
  to the Senior Notes Interest Payment Account, such amount as is required to cause all amounts on deposit in such account to equal the interest on (i) the notes and (ii) any other

    ARC Acquisition Indebtedness, in each case, due and payable on the next interest payment date of the Notes and such other Indebtedness;

  (3)
  to the Duke Essex Payment Account, such amount as is required to cause all amounts on deposit in such account to equal the amount then required under the Duke Essex Side Agreement to be funded in such account prior to making any deposits to any of the following accounts;

  (4)
  to the Letter of Credit Account, such amount as is required to cause all amounts on deposit in such account to equal the fees and costs necessary to maintain the letters of credit required by the Equity Contribution Agreement for the next calendar quarter;

  (5)
  to the Duke Essex Payment Reserve Account, such amount as is then required under the Duke Essex Side Agreement to be funded in such account prior to making any deposits in the MSW Distribution Account; and

  (6)
  to the MSW Distribution Account, all remaining amounts.

        In the event that MSW and its Affiliates control 100% of the membership interests in Ref-Fuel Holdings and either MSW incurs ARC Acquisition Indebtedness or Ref-Fuel Holdings becomes a Subsidiary of MSW, MSW will either (i) cause Ref-Fuel Holdings (or any other Affiliate succeeding to Ref-Fuel Holdings' interest in ARC) to distribute all distributions received by Ref-Fuel Holdings, after payment of any operating and similar expenses then due and payable or estimated to be due and payable in the next three months, with respect to its interest in ARC to MSW for application as directed by MSW pursuant to the "waterfall" provisions as described under "Security," or (ii) cause Ref-Fuel Holdings to put in place the revenue and other accounts described under "Security," which will replace the waterfall provisions described under "Security," but in the case of this clause (ii), taking into account that (A) the operating account will cover operating and similar expenses of both MSW and the other Affiliates holding an interest in Ref-Fuel Holdings, and (B) the MSW Distribution Account will hold amounts to be distributed to the members of Ref-Fuel Holdings. If the arrangements contemplated by clause (ii) of the preceding sentence are put into place, these waterfall provisions will supersede the waterfall provisions at MSW.

        Amounts in the accounts will be applied as follows. Amounts in the Senior Notes Interest Payment Account will be applied (i) on each semi-annual scheduled interest payment date to the payment of interest on the notes then due and payable and (ii) on each applicable interest payment date, to pay interest then due and payable on any ARC Acquisition Indebtedness. Amounts in the Duke Essex Payment Account will be applied on or prior to the due date under the Duke Essex Side Agreement to the payment of amounts (including deferred amounts) owed to Duke under the Duke Essex Side Agreement with Duke Capital Corporation. Amounts in the Letter of Credit Account will be applied at the end of each calendar quarter to the payment of any amounts required to maintain the letter of credit under the Equity Contribution Agreement for the next calendar quarter. Amounts in the Duke Essex Payment Reserve Account will be applied on or prior to the due date under the Duke Essex Side Agreement to the payment of amounts owed to Duke under the Duke Essex Side Agreement to replenish the Duke Essex Payment Escrow Account to the required levels. Amounts in the MSW Distribution Account will be applied at the end of each month as directed by MSW so long as permitted under "—Certain Covenants—Restricted Payments" below; provided that amounts in the MSW Distribution Account may be used to pay any deficiency in any other account.

        Upon the occurrence and during the continuance of:

  (1)
  an Event of Default, all rights of the Issuers and their Subsidiaries to exercise voting or other consensual rights pertaining to the Collateral pledged by them will cease, and all such rights will become vested in the collateral agent, which, to the extent permitted by law, will have the sole right to exercise such voting and other consensual rights;

  (2)
  a Default or an Event of Default, all rights of the Issuers and their Subsidiaries to receive all cash dividends, interest and other payments made upon or with respect to the Collateral will cease and such cash dividends, interest and other payments will be paid to the collateral agent; and

  (3)
  an Event of Default, the collateral agent may sell the Collateral or any part of the Collateral in accordance with the terms of the security agreements. The collateral agent in accordance with the provisions of the indenture will distribute all funds distributed under the security agreements and received by the collateral agent for the benefit of the Holders of the notes.

        The collateral agent will determine the circumstances and manner in which the Collateral will be disposed of, including, but not limited to, the determination of whether to release all or any portion of the Collateral from the Liens created by the security agreements and whether to foreclose on the Collateral following an Event of Default.

        The security will be released upon the full and final payment and performance of all Obligations of the Issuers under the indenture and the notes.

Optional Redemption

        At any time prior to September 1, 2006, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the indenture at a redemption price of 108.5% of the principal amount, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of a Qualified Equity Offering; provided that:

  (1)
  at least 65% of the aggregate principal amount of notes issued under the indenture remains outstanding immediately after the occurrence of such redemption (excluding notes held by MSW and its Affiliates (other than notes acquired by Affiliates in the ordinary course of their respective businesses)); and

  (2)
  the redemption occurs within 90 days of the date of the closing of such Qualified Equity Offering.

        At any time prior to September 1, 2007, the notes may be redeemed, in whole or in part, at the option of the Issuers upon not less than 30 nor more than 60 days prior notice mailed by first-class mail to each Holder's registered address, at a redemption price equal to the following on the date of redemption (the "Redemption Date"):

  (1)
  as determined by an Independent Investment Bank, the sum of the present values of the Remaining Scheduled Payments discounted to the redemption date on a semiannual basis (assuming a 360 day year consisting of twelve 30-day months) at the Adjusted Treasury Rate; plus in each case,

  (2)
  accrued and unpaid interest and Liquidated Damages, if any, on the notes to the applicable date of redemption.

        At any time on or after September 1, 2007, the Issuers may redeem all or a part of the notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on September 1 of the years indicated below:

Year	Percentage
2007	104.250%
2008	102.125%
2009 and thereafter	100.000%

        Unless the Issuers default in payment of the redemption price, on and after such Redemption Date, interest will cease to accrue on the notes or portions thereof called for redemption.

Repurchase at the Option of Holders

Change of Control

        If a Change of Control occurs, each Holder of notes will have the right to require the Issuers to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder's notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, the Issuers will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, on the notes repurchased, to, but not including, the date of purchase. Within 30 days following any Change of Control, the Issuers will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice. The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under the Change of Control provisions of the indenture by virtue of such conflict.

        On the Change of Control Payment Date, the Issuers will, to the extent lawful:

  (1)
  accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

  (2)
  deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

  (3)
  deliver or cause to be delivered to the trustee the notes properly accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Issuers.

        The paying agent will promptly mail to each Holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $1,000 or an integral multiple of $1,000.

        The Issuers will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

        The provisions described above that require the Issuers to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the Holders of the notes to require that the Issuers repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

        The Issuers will not be required to make a Change of Control Offer upon a Change of Control if:

  (1)
  a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control

    Offer made by the Issuers and purchases all notes properly tendered and not withdrawn under the Change of Control Offer; or

  (2)
  Moody's and S&P will have confirmed their then current ratings of the Issuers following such Change of Control.

        The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of MSW and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of notes to require the Issuers to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of MSW and its Subsidiaries taken as a whole to another Person or group may be uncertain.

ARC Transactions

        Any distribution of any net proceeds received by MSW or its Restricted Subsidiaries from:

  (1)
  an issuance of any debt or equity securities or incurrence of other Indebtedness by Ref-Fuel Holdings or any of its Subsidiaries; and

  (2)
  the consummation of an ARC Asset Sale by Ref-Fuel Holdings or any of its Subsidiaries

will constitute "Excess Proceeds." Within 30 days of the date when the aggregate amount of Excess Proceeds exceeds $20.0 million, the Issuers will make an ARC Transaction Offer to all Holders of notes and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any ARC Transaction Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an ARC Transaction Offer, the Issuers may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and other pari passu Indebtedness tendered into such ARC Transaction Offer exceeds the amount of Excess Proceeds, the trustee will select the notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each ARC Transaction Offer, the amount of Excess Proceeds will be reset at zero.

        Whether MSW or any of its Restricted Subsidiaries has received net proceeds from the events described in clauses (1) and (2) in the preceding paragraph, and the amount of any such net proceeds, will be determined by MSW's Board of Directors in good faith.

        The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an offer made under this covenant. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the indenture regarding the offer, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under the indenture by virtue of such conflict.

Selection and Notice

        If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption as follows:

  (1)
  if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

  (2)
  if the notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the trustee deems fair and appropriate.

        No notes of $1,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 days (or 10 days in the case of a Special Mandatory Redemption) but not more than 60 days before the redemption date to each Holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional.

        If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the Holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

Certain Covenants

Asset Sales

        MSW will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale.

Restricted Payments

        MSW will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

  (1)
  declare or pay any dividend or make any other payment or distribution on account of MSW's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving MSW or any of its Restricted Subsidiaries and repayments of any capital contribution loan made by a member of MSW) or to the direct or indirect holders of MSW's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of MSW or to MSW or a Restricted Subsidiary of MSW);

  (2)
  purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving MSW) any Equity Interests of MSW or any direct or indirect parent of MSW;

  (3)
  make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the notes or the Subsidiary Guarantees, except a payment of interest or principal at the Stated Maturity thereof; or

  (4)
  make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

        unless, at the time of and after giving effect to such Restricted Payment:

  (1)
  no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

  (2)
  the Issuers are not then required to make an ARC Transaction Offer pursuant to the covenant set forth under "ARC Transactions" which they have not yet consummated; and

  (3)
  MSW would, at the time of such Restricted Payment, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Proportionate Consolidated Interest Coverage Ratio and projected Proportionate Consolidated Interest Coverage Ratio tests set forth in clauses (i) and (ii) of the first paragraph under "Incurrence of Indebtedness and Issuance of Preferred Equity."

        MSW's Board of Directors will determine on a basis consistent with the projections most recently approved by MSW's Board of Directors in good faith whether MSW's projected Proportionate Consolidated Interest Coverage Ratio for the relevant period is greater than 2.0 to 1.0. Not later than the date of making such Restricted Payment, the Issuers will deliver to the trustee an officers' certificate stating that the making of such Restricted Payment is permitted and setting forth the basis upon which the Proportionate Consolidated Interest Coverage Ratio tests were computed; provided that such officers' certificate need not include any projections, including the amount by which the projected Proportionate Consolidated Interest Coverage Ratio exceeds 2.0 to 1.0.

        So long as no Default (or, in the case of clause (5) below, so long as no Event of Default based on the failure to pay principal on the notes) has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

  (1)
  the payment of any dividend or distribution within 60 days after the date of declaration of the dividend or distribution, if at the date of declaration the dividend or distribution payment would have complied with the provisions of the indenture;

  (2)
  the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of MSW or any Guarantor or of any Equity Interests of MSW in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to any Subsidiary of MSW) of, Equity Interests of MSW (other than Disqualified Stock) or out of the net proceeds of substantially concurrent capital contributions made to MSW; provided that the amount of any such net cash proceeds that are utilized for any such redemption, defeasance or other acquisition will be excluded from clause (7) of this paragraph;

  (3)
  the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of MSW or any Guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

  (4)
  the payment of any dividend by a Restricted Subsidiary of MSW to the holders of its Equity Interests on a pro rata basis;

  (5)
  so long as MSW is a limited liability company that is not treated as an association taxable as a corporation for federal income tax purposes, distributions to members of MSW (or the owners of such members) in an amount not to exceed the Tax Accrual Amount for such period and all prior periods; provided that no distribution will be made unless MSW would, at the time of such distribution, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Proportionate Consolidated Interest Coverage Ratio and projected Proportionate Consolidated Interest Coverage Ratio tests set forth in clauses (i) and (ii) of the first paragraph under "—Incurrence of Indebtedness and Issuance of Preferred Equity;"

  (6)
  the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of MSW or any Restricted Subsidiary of MSW held by any member of MSW's (or any of its Restricted Subsidiaries') current or former management or any of their permitted transferees pursuant to any management equity subscription agreement, stock option agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $2.0 million in any twelve-month period (with amounts not being used in any twelve-month period being carried-forward to the next twelve-month period; provided, that the aggregate price paid in any twelve-month period may not exceed $10.0 million);

  (7)
  Restricted Payments by MSW or its Restricted Subsidiaries in an amount not to exceed the cumulative net cash proceeds it receives from (i) the sale of Equity Interests (other than Disqualified Stock), (ii) capital contributions and (iii) cash distributions from any of its Unrestricted Subsidiaries;

  (8)
  payment of interest on and repayment by MSW of any capital contribution loan made by a member of MSW to MSW or the payment by MSW of preferred returns on, or the redemption by MSW of, preferred interests in MSW, in each case subject to and in accordance with the terms of MSW's Amended and Restated Limited Liability Company Agreement;

  (9)
  payments to Affiliates or Ref-Fuel Holdings in consideration for the assumption of Duke Capital Corporation's obligations under the Essex Support Agreement;

  (10)
  capital contribution and capital contribution loans by MSW or any of its Subsidiaries to Ref-Fuel Holdings up to an aggregate amount of $20.0 million outstanding at any one time; and

  (11)
  other Restricted Payments not to exceed $15.0 million in the aggregate since the date of the indenture.

        The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by MSW or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined in good faith by the Board of Directors of MSW whose resolution with respect thereto will be delivered to the trustee. Not later than the date of making any Restricted Payment, the Issuers will deliver to the trustee an officers' certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this "Restricted Payments" covenant were computed; provided that such officers' certificate need not include any projections, including the amount by which the projected Proportionate Consolidated Interest Coverage Ratio exceeds 2.0 to 1.0.

        Notwithstanding anything contained to the contrary in the covenant, MSW may not make a Restricted Payment with the proceeds of any Indebtedness incurred by MSW or any of its Restricted Subsidiaries, other than a distribution of the proceeds of ARC Acquisition Indebtedness to facilitate the acquisition of additional Capital Stock of Ref-Fuel Holdings or another direct or indirect ownership interest in ARC.

Incurrence of Indebtedness and Issuance of Preferred Equity

        MSW will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and the Issuers will not issue any Disqualified Stock and will not permit any of their Restricted Subsidiaries to issue any shares of preferred equity; provided, however, that the Issuers may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Issuers' Restricted Subsidiaries may

incur Indebtedness (including Acquired Debt) or issue preferred equity if: (i) the Proportionate Consolidated Interest Coverage Ratio for the Issuers' most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred equity is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or preferred equity had been issued, as the case may be, at the beginning of such four-quarter period; (ii) the projected Proportionate Consolidated Interest Coverage Ratio for the Issuers' four full fiscal quarters commencing with the first full fiscal quarter after the date of the proposed incurrence of Indebtedness or issuance of Disqualified Stock or preferred stock would be at least 2.0 to 1.0; and (iii) if the Indebtedness to be incurred constitutes Indebtedness that is pari passu with the notes, the Issuers deliver to the Trustee written confirmation from S&P that the issuance of such Indebtedness will not result in a downgrade of the then current ratings on the notes.

        MSW's Board of Directors will determine on a basis consistent with the projections most recently approved by MSW's Board of Directors in good faith whether MSW's projected Proportionate Consolidated Interest Coverage Ratio for the relevant period is greater than 2.0 to 1.0. Not later than the date of incurring such additional Indebtedness or issuing such Disqualified Stock or preferred equity, the Issuers will deliver to the trustee an officers' certificate stating that such incurrence of Indebtedness or issuance of Disqualified Stock or preferred stock is permitted and setting forth the basis upon which calculations required by this "Incurrence of Indebtedness and Issuance of Preferred Equity" covenant were computed, provided that such officers' certificate need not include any projections, including the amount by which the projected Proportionate Consolidated Coverage Ratio exceeds 2.0 to 1.0.

        The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

  (1)
  the incurrence by MSW and its Restricted Subsidiaries of the Existing Indebtedness;

  (2)
  the incurrence by MSW of any Indebtedness to its members in respect of capital contribution loans or any other loans from the members of MSW to MSW contemplated by the Amended and Restated Limited Liability Company Agreement of MSW as in effect on the date of the indenture;

  (3)
  the incurrence by the Issuers and the Guarantors of Indebtedness represented by the notes and the related Subsidiary Guarantees to be issued on the date of the indenture and the Exchange Notes and the related Subsidiary Guarantees to be issued pursuant to the registration rights agreement and any future Subsidiary Guarantee delivered by a Restricted Subsidiary;

  (4)
  the incurrence by MSW or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses (1), (3), (9)(c), (9)(d) or (10) of this paragraph;

  (5)
  the incurrence by MSW or any of its Restricted Subsidiaries of intercompany Indebtedness between or among MSW and any of its Restricted Subsidiaries; provided, however, that:

  (a)
  if an Issuer or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the notes, in the case of an Issuer, or the Subsidiary Guarantee, in the case of a Guarantor; and

    (b)
    (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than MSW or a Restricted Subsidiary of MSW and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either MSW or a Restricted Subsidiary of MSW; will be deemed, in each case, to constitute an incurrence of such Indebtedness by MSW or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (5);

  (6)
  the incurrence by MSW or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of the indenture to be outstanding;

  (7)
  the guarantee by the Issuers or any of the Guarantors of Indebtedness of the Issuers or a Restricted Subsidiary of the Issuers that was permitted to be incurred by another provision of this covenant;

  (8)
  the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Consolidated Interest Expense of the Issuers as accrued;

  (9)
  in the event that ARC becomes a Subsidiary of MSW or MSW and its Affiliates control 100% of the membership interests in Ref-Fuel Holdings and either MSW incurs ARC Acquisition Indebtedness or Ref-Fuel Holdings becomes a Subsidiary of MSW,

  (a)
  the incurrence of Indebtedness under the ARC Credit Facility in an aggregate principal amount at any one time outstanding under this clause (9)(a) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of ARC and its Subsidiaries thereunder) not to exceed $75.0 million;

  (b)
  the incurrence by ARC and its Restricted Subsidiaries of Purchase Money Indebtedness not exceeding the cost of the property being financed with such Indebtedness and that does not extend to any property other than the property being financed permitted to be incurred under the ARC Indenture;

  (c)
  the incurrence by ARC and its Restricted Subsidiaries of Indebtedness incurred in connection with any modification of any of the ARC Operating Facilities required in connection with compliance with applicable laws permitted to be incurred under the ARC Indenture; and

  (d)
  the incurrence by ARC and its Restricted Subsidiaries of Non-Recourse Debt permitted under the ARC Indenture and incurred in connection with any new acquisition or development with respect to activities not prohibited by the ARC Indenture; and

  (10)
  the incurrence by MSW or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (10), not to exceed $30.0 million.

        The Issuers will not incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Issuers unless such Indebtedness is also contractually subordinated in right of payment to the notes on substantially identical terms; provided, however, that no Indebtedness of the Issuers will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Issuers solely by virtue of being unsecured.

        For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Equity" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (10) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuers will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant.

        For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Equity" covenant, if ARC becomes a Subsidiary of MSW or MSW and its Affiliates control 100% of the membership interests in Ref-Fuel Holdings and either MSW incurs ARC Acquisition Indebtedness or Ref-Fuel Holdings becomes a Subsidiary of MSW, the Indebtedness of ARC and its Subsidiaries outstanding at the time it becomes subject to this covenant will be deemed to be Existing Indebtedness of MSW and its Restricted Subsidiaries.

Liens

        MSW will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens.

Dividend and Other Payment Restrictions Affecting Subsidiaries

        MSW will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to, and MSW will not vote its membership interest so that Ref-Fuel Holdings will create or permit to exist or become effective any consensual encumbrance or restriction on the ability of Ref-Fuel Holdings to:

  (1)
  pay dividends or make any other distributions on its Capital Stock to MSW or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to MSW or any of its Restricted Subsidiaries;

  (2)
  make loans or advances to MSW or any of its Restricted Subsidiaries; or

  (3)
  transfer any of its properties or assets to MSW or any of its Restricted Subsidiaries.

        However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

  (1)
  agreements governing Existing Indebtedness;

  (2)
  the indenture, the notes and the Subsidiary Guarantees;

  (3)
  applicable law;

  (4)
  any instrument governing Indebtedness or Capital Stock of a Person acquired by MSW or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the

    Person, so acquired, provided that, in the case of Indebtedness incurred in connection with the acquisition, such Indebtedness of such acquired Person was permitted by the terms of the indenture to be incurred by MSW and its Restricted Subsidiaries;

  (5)
  customary non-assignment provisions in leases and other agreements entered into in connection with the acquisition of Hudson or Duke Erie or in the ordinary course of business;

  (6)
  any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

  (7)
  Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

  (8)
  Liens securing Indebtedness otherwise permitted to be incurred under the provisions of the covenant described above under the caption "—Liens" that limit the right of the debtor to dispose of the assets subject to such Liens;

  (9)
  restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

  (10)
  any restrictions arising under the terms of the Duke Essex Side Agreement (as in effect on the date of the indenture); and

  (11)
  in the case of Ref-Fuel Holdings, any consensual encumbrances or other restrictions contained in the Amended and Restated Limited Liability Company Agreement of Ref-Fuel Holdings as in effect on the date of the indenture.

Merger, Consolidation or Sale of Assets

        MSW may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not MSW is the surviving entity); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of MSW and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

  (1)
  either: (a) MSW is the surviving entity; or (b) the Person formed by or surviving any such consolidation or merger (if other than MSW) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation or limited liability company organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

  (2)
  the Person formed by or surviving any such consolidation or merger (if other than MSW) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of MSW under the notes, the indenture, the registration rights agreement and the security agreements pursuant to agreements reasonably satisfactory to the trustee;

  (3)
  immediately after such transaction, no Default or Event of Default exists; and

  (4)
  MSW or the Person formed by or surviving any such consolidation or merger (if other than MSW), or to which such sale, assignment, transfer, conveyance or other disposition has been made, will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, either (a) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the historical Proportionate Consolidated Interest Coverage Ratio test set forth in clause (i) of the first paragraph of the covenant described above under the caption

    "—Incurrence of Indebtedness and Issuance of Preferred Equity;" or (b) have a higher ratio of Consolidated Cash Flow to Consolidated Interest Expense (including for this purpose, the components of the Proportionate Consolidated Cash Flow for MSW for the applicable period) determined on a basis consistent with the indenture (whether or not greater than 2.0 to 1.0) than the Proportionate Consolidated Interest Coverage Ratio for MSW for the same period on a stand-alone basis without giving effect to such merger or consolidation or other applicable transaction.

        This "Merger, Consolidation or Sale of Assets" covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Issuers and any of the Guarantors.

        Notwithstanding the foregoing, MSW will be permitted to reorganize as a corporation in accordance with the procedures established in the indenture, provided that MSW shall have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that such reorganization is not adverse to Holders of the notes (it being recognized that such reorganization shall not be deemed adverse to the Holders of the notes solely because (i) of the accrual of deferred tax liabilities resulting from such reorganization or (ii) the successor or surviving corporation (a) is subject to income tax as a corporate entity or (b) is considered to be an "includible corporation" of an affiliated group of corporations within the meaning of the Code or any similar state or local law) and certain other conditions are satisfied.

Transactions with Affiliates

        MSW will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

  (1)
  the Affiliate Transaction is on terms that are no less favorable to MSW or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by MSW or such Restricted Subsidiary with an unrelated Person; and

  (2)
  MSW delivers to the trustee:

  (a)
  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2.0 million, a resolution of the Board of Directors, set forth in an officers' certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of MSW; and

  (b)
  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to MSW of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

        The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

  (1)
  any employment agreement entered into by MSW or any of its Restricted Subsidiaries in the ordinary course of business of MSW or such Restricted Subsidiary;

  (2)
  transactions between or among MSW and/or its Restricted Subsidiaries;

  (3)
  transactions with a Person that is an Affiliate of MSW solely because MSW owns an Equity Interest in, or controls, such Person;

  (4)
  payment of reasonable directors' fees to Persons who are not otherwise Affiliates of the Issuers;

  (5)
  sales of Equity Interests of MSW (other than Disqualified Stock) to Affiliates of MSW;

  (6)
  Restricted Payments that are permitted by the provisions of the indenture described above under the caption "—Restricted Payments;"

  (7)
  Reimbursements of any drawings and related interest and fees made to Affiliates by MSW or its Restricted Subsidiaries with respect to letters of credit furnished on behalf of MSW or its Restricted Subsidiaries by such Affiliates;

  (8)
  payment of reasonable administrative services fees, and reimbursement of related expenses, by MSW to its members or their Affiliates, to the extent a majority of the representatives to MSW's Board of Directors appointed by the disinterested member(s) of MSW approves such arrangements and determines that such administrative services are necessary and must be obtained either by outsourcing to a third party or by hiring additional employees to perform such services;

  (9)
  the provision by Credit Suisse First Boston LLC or its Affiliates of investment banking or other services, if such arrangements are approved by a majority of the representatives appointed by the disinterested member(s) of MSW;

  (10)
  the provision by American International Group, Inc. or its Affiliates of insurance and surety bond services, if such arrangements are approved by a majority of the representatives appointed by the disinterested member(s) of MSW; and

  (11)
  the acquisition of additional membership interests in Ref-Fuel Holdings.

Additional Subsidiary Guarantees

        If MSW or any of its Restricted Subsidiaries acquires, creates or obtains control of another Subsidiary after the date of the indenture, then that newly acquired, created or controlled Subsidiary, other than a Subsidiary that does not constitute a Restricted Subsidiary, will become a Guarantor and execute a supplemental indenture and deliver an opinion of counsel satisfactory to the trustee within 90 days of the date on which it was acquired or created. In the event that MSW and its Affiliates control 100% of Ref-Fuel Holdings and either MSW incurs ARC Acquisition Indebtedness or Ref-Fuel Holdings becomes a Subsidiary of MSW, the Affiliates that directly hold the Capital Stock of Ref-Fuel Holdings will become Guarantors.

Designation of Restricted and Unrestricted Subsidiaries

        The Board of Directors of MSW may designate any Restricted Subsidiary (other than MSW Finance, Hudson or, upon acquisition, Duke Erie or Ref-Fuel Holdings, or any Subsidiary that holds the Capital Stock of Ref-Fuel Holdings, ARC or any of their Subsidiaries or any successor to any of them) to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by MSW and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of

Directors of MSW may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

Additional Pledges of Capital Stock

        If MSW or any Guarantor directly acquires, creates or obtains control of another Subsidiary, then MSW or such Guarantor shall pledge the Capital Stock of that newly acquired, created or controlled Subsidiary held by MSW or such Guarantor, and, if such newly acquired, created or controlled Subsidiary is a Restricted Subsidiary, it shall pledge the Capital Stock of any Subsidiary held directly by such newly acquired, created or controlled Subsidiary, in each case, as security for the full and final payment and performance of the Obligations of the Issuers under the indenture and the notes, except, in the event Ref-Fuel Holdings becomes a Restricted Subsidiary, it will not be required to pledge the Capital Stock in ARC to the extent prohibited by any financing agreement entered into prior to and not in connection with Ref-Fuel Holdings becoming a Restricted Subsidiary. In the event that MSW and its Affiliates control 100% of Ref-Fuel Holdings and either MSW incurs ARC Acquisition Indebtedness or Ref-Fuel Holdings becomes a Subsidiary of MSW, such Affiliate shall pledge the Capital Stock of Ref-Fuel Holdings that it directly holds. MSW, the Guarantors and such newly acquired or created Subsidiary shall execute a pledge agreement with the collateral agent and deliver an opinion of counsel satisfactory to the collateral agent within 90 days of the date on which it was acquired or created.

Payments for Consent

        MSW will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid and is paid to all Holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Restrictions on Activities of the Issuers

        The Issuers will not, and will not permit any of their Restricted Subsidiaries to, hold any material assets, become liable for any material obligations or engage in any significant business activities other than holding the Capital Stock, directly or indirectly, of Ref-Fuel Holdings or any entity that succeeds to all or part of Ref-Fuel Holdings' ownership interest in American Ref-Fuel; provided that (i) MSW may incur any Indebtedness permitted to be incurred by the indenture if the net proceeds of such Indebtedness are received by MSW or one or more of MSW's Restricted Subsidiaries and MSW Finance may be a co-obligor or guarantor with respect to such Indebtedness if MSW is a primary obligor of such Indebtedness and (ii) the Issuers and their Restricted Subsidiaries may own Unrestricted Subsidiaries in accordance with the applicable provisions of the indenture, and the Unrestricted Subsidiaries will be free to engage in any line of business.

Reports

        Whether or not required by the Commission's rules and regulations, so long as any notes are outstanding, the Issuers must furnish to the Holders of notes, within the time periods specified in the Commission's rules and regulations:

  (1)
  all quarterly and annual reports that would be required to be filed with the Commission on Forms 10-Q and 10-K if the Issuers were required to file such reports; provided that no quarterly reports were required with respect to the period ended June 30, 2003; and

  (2)
  all current reports that would be required to be filed with the Commission on Form 8-K if the Issuers were required to file such reports.

        All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the Issuers' consolidated financial statements by the Issuers' certified independent accountants. In addition, the Issuers will file a copy of each of the reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

        If MSW has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of MSW and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of MSW.

        If at any time the Issuers are no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Issuers will nevertheless continue filing the reports specified in the preceding paragraph with the Commission within the time periods specified above unless the Commission will not accept such a filing. If, notwithstanding the foregoing, the Commission will not accept the Issuers' filings for any reason, the Issuers will post the reports referred to in the preceding paragraph on its website within the time periods that would apply if the Issuers were required to file those reports with the Commission.

        In addition, the Issuers and the Guarantors will agree that, for so long as any notes remain outstanding, at any time they are not required to file the reports required by the preceding paragraphs with the Commission, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

        Each of the following is an Event of Default:

  (1)
  default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the notes;

  (2)
  default in payment when due of the principal of, or premium, if any, on the notes;

  (3)
  failure by MSW or any of its Restricted Subsidiaries to comply with the provisions described under the captions "—Repurchase at the Option of Holders—Change of Control," "—Repurchase at the Option of Holders—ARC Transactions," "—Certain Covenants—Asset Sales," "—Certain Covenants—Restricted Payments," "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Equity" or "—Certain Covenants—Merger, Consolidation or Sale of Assets" for 30 days after notice from the trustee or Holders of at least 25% in principal amount of the then outstanding notes;

  (4)
  failure by MSW or any of its Restricted Subsidiaries for 60 days after notice from the trustee or Holders of at least 25% in principal amount of the then outstanding notes to comply with any of the other agreements in the indenture or the security agreements;

  (5)
  default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by MSW or any of its Restricted Subsidiaries (or the payment of which is guaranteed by MSW or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the indenture, if that default:

    (a)
    is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (a "Payment Default"); or

    (b)
    results in the acceleration of such Indebtedness prior to its express maturity,

    and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more;

  (6)
  default under the ARC Indenture, if that default results in the acceleration of such Indebtedness prior to its express maturity and the principal amount of any such Indebtedness aggregates $25.0 million or more;

  (7)
  failure by MSW or any of its Subsidiaries to pay final judgments aggregating in excess of $25.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

  (8)
  breach by the Issuers of any material representation or warranty or agreement in the security agreements not cured within 30 days notice, the repudiation in writing by the Issuers of any of their obligations under the security agreements, or the unenforceability of a material provision of the security agreements against the Issuers for any reason;

  (9)
  failure of the Escrow Agreement, at any time, to be in full force and effect (unless the Escrow Funds are released by the Escrow Agent) or any contest by the Issuers or any of the Guarantors of the validity or enforceability of the Escrow Agreement;

  (10)
  except as permitted by the indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm in writing its obligations under its Subsidiary Guarantee; and

  (11)
  certain events of bankruptcy or insolvency described in the indenture with respect to MSW or any of its Restricted Subsidiaries, Ref-Fuel Holdings, any Subsidiary of Ref-Fuel Holdings that is a Significant Subsidiary or any group of Subsidiaries of Ref-Fuel Holdings that, taken together, would constitute a Significant Subsidiary of Ref-Fuel Holdings.

        In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to MSW or any of its Restricted Subsidiaries, Ref-Fuel Holdings, any Subsidiary of Ref-Fuel Holdings that is a Significant Subsidiary or any group of Subsidiaries of Ref-Fuel Holdings that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the Holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

        Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from Holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal or interest or Liquidated Damages.

        The Holders of a majority in aggregate principal amount of the notes then outstanding by notice to the trustee may on behalf of the Holders of all of the notes waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest or Liquidated Damages on, or the principal of, the notes.

        The Issuers are required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, the Issuers are required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator, partner, member or stockholder of the Issuers or any Guarantor, as such, will have any liability for any obligations of the Issuers or the Guarantors under the notes, the indenture, the Subsidiary Guarantees, the security agreements or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

        The Issuers may, at their option and at any time, elect to have all of their obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Subsidiary Guarantees ("Legal Defeasance") except for:

  (1)
  the rights of Holders of outstanding notes to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on such notes when such payments are due from the trust referred to below;

  (2)
  the Issuers' obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

  (3)
  the rights, powers, trusts, duties and immunities of the trustee, and the Issuers' and the Guarantors' obligations in connection therewith; and

  (4)
  the Legal Defeasance provisions of the indenture.

        In addition, the Issuers may, at their option and at any time, elect to have the obligations of the Issuers and the Guarantors released with respect to certain covenants that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including certain non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "—Events of Default and Remedies" will no longer constitute an Event of Default with respect to the notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

  (1)
  the Issuers must irrevocably deposit with the trustee, in trust, for the benefit of the Holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Liquidated Damages, if any, on the outstanding notes on the stated maturity or on the applicable redemption date, as the case may be, and the Issuers must specify whether the notes are being defeased to maturity or to a particular redemption date;

  (2)
  in the case of Legal Defeasance, the Issuers must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

  (3)
  in the case of Covenant Defeasance, the Issuers must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

  (4)
  no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

  (5)
  such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the indenture) to which MSW or any of its Subsidiaries is a party or by which MSW or any of its Subsidiaries is bound;

  (6)
  the Issuers must deliver to the trustee an officers' certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders of notes over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding creditors of the Issuers or others; and

  (7)
  the Issuers must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

        Except as provided in the next two succeeding paragraphs, the indenture or the notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing default or compliance with any provision of the indenture or the notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

        Without the consent of each Holder affected, an amendment or waiver may not (with respect to any notes held by a non-consenting Holder):

  (1)
  reduce the principal amount of notes whose Holders must consent to an amendment, supplement or waiver;

  (2)
  reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption "—Repurchase at the Option of Holders");

  (3)
  reduce the rate of or change the time for payment of interest on any note;

  (4)
  waive a Default or Event of Default in the payment of principal of, or interest or premium, or Liquidated Damages, if any, on the notes (except a rescission of acceleration of the notes by the Holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration);

  (5)
  make any note payable in money other than that stated in the notes;

  (6)
  make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of Holders of notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on the notes;

  (7)
  waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption "—Repurchase at the Option of Holders");

  (8)
  release any Guarantor from any of its obligations under its Subsidiary Guarantee or the indenture, except in accordance with the terms of the indenture; or

  (9)
  make any change in the preceding amendment and waiver provisions.

        Notwithstanding the preceding, without the consent of any Holder of notes, the Issuers, the Guarantors and the trustee may amend or supplement the indenture or the notes:

  (1)
  to cure any ambiguity, defect or inconsistency;

  (2)
  to provide for uncertificated notes in addition to or in place of certificated notes;

  (3)
  to provide for the assumption of the Issuers' obligations to Holders of notes in the case of a merger or consolidation or sale of all or substantially all of the Issuers' assets;

  (4)
  to make any change that would provide any additional rights or benefits to the Holders of notes or that does not adversely affect the legal rights under the indenture of any such Holder;

  (5)
  to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

  (6)
  to implement the changes described in the fifth paragraph under "Security" provided the Board of Directors of MSW determines in good faith that such changes are not adverse to the Holders of the notes; or

  (7)
  to conform the text of the indenture, the Subsidiary Guarantees, the security agreements or the notes to any provision of this Description of Notes to the extent that such provision in this Description of Notes was intended to be a verbatim recitation of a provision of the indenture, the Subsidiary Guarantees, the security agreements or the notes.

Satisfaction and Discharge

        The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

  (1)
  either:

  (a)
  all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to the Issuers, have been delivered to the trustee for cancellation; or

  (b)
  all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Issuers or any Guarantor have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

  (2)
  with respect to clause (1)(b) above, no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuers or any Guarantor are a party or by which the Issuers or any Guarantor are bound;

  (3)
  the Issuers or any Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

  (4)
  with respect to clause 1(b) above, the Issuers have delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or the redemption date, as the case may be.

        In addition, the Issuers must deliver an officers' certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

        If the trustee becomes a creditor of the Issuers or any Guarantor, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

        The Holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any Holder of notes, unless such Holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Registration Rights; Liquidated Damages

        The following description is a summary of the material provisions of the registration rights agreement dated as of June 25, 2003. It does not restate that agreement in its entirety. We urge you to read the registration rights agreement in its entirety because it, and not this description, defines your registration rights as holders of the notes.

        If:

  (1)
  the Issuers and the Guarantors are not permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy; or

  (2)
  any Holder of Transfer Restricted Securities notifies the Issuers prior to the 20th day following consummation of the Exchange Offer that:

  (a)
  it is prohibited by law or Commission policy from participating in the Exchange Offer; or

  (b)
  that it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales; or

  (c)
  that it is a broker-dealer and owns notes acquired directly from the Issuers or an affiliate of the Issuers,

the Issuers and the Guarantors will file with the Commission a Shelf Registration Statement to cover resales of the notes by the Holders of the notes who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement.

        For purposes of the preceding, "Transfer Restricted Securities" means each note until:

  (1)
  the date on which such note has been exchanged by a Person other than a broker-dealer for an Exchange Note in the Exchange Offer;

  (2)
  following the exchange by a broker-dealer in the Exchange Offer of a note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement;

  (3)
  the date on which such note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement; or

  (4)
  the date on which such note is distributed to the public pursuant to Rule 144 under the Securities Act.

        The registration rights agreement provides that:

  (1)
  the Issuers and the Guarantors file the Exchange Offer Registration Statement with the Commission on or prior to 90 days after the closing of the sale of the old notes;

  (2)
  the Issuers and the Guarantors use their respective commercially reasonable best efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to 180 days after the closing of sale of the old notes;

  (3)
  unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Issuers and the Guarantors will:

  (a)
  commence the Exchange Offer; and

  (b)
  use their respective commercially reasonable best efforts to issue on or prior to 30 business days, or longer, if required by the federal securities laws, after the date on which the Exchange Offer Registration Statement was declared effective by the Commission, Exchange Notes in exchange for all notes tendered prior thereto in the Exchange Offer; and

  (4)
  if obligated to file the Shelf Registration Statement, the Issuers and the Guarantors will use their respective commercially reasonable best efforts to file the Shelf Registration Statement with the Commission on or prior to 90 days after such filing obligation arises and will use their respective commercially reasonable best efforts to cause the Shelf Registration to be declared effective by the Commission on or prior to 180 days after such obligation arises.

        If:

  (1)
  the Issuers and the Guarantors fail to file any of the registration statements required by the registration rights agreement on or before the date specified for such filing; or

  (2)
  any of such registration statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"); or

  (3)
  the Issuers and the Guarantors fail to consummate the Exchange Offer within 30 business days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement; or

  (4)
  the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the registration rights agreement (each such event referred to in clauses (1) through (4) above, a "Registration Default"), then the Issuers and the Guarantors will pay Liquidated Damages to each Holder of notes in the form of an increase in the annual interest rate borne by the notes. With respect to the first 90-day period immediately following the occurrence of the first Registration Default, the annual interest rate borne by the notes will be increased by .25% per annum. The annual interest rate borne by the notes will increase by an additional .25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum increase for all Registration Defaults of 1.00% per annum.

        All accrued Liquidated Damages will be paid by the Issuers and the Guarantors on each Damages Payment Date to the Global Note Holder by wire transfer of immediately available funds or by federal funds check and to Holders of Certificated Notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified.

        Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

        Holders of notes must make certain representations in order to participate in the Exchange Offer and will be required to deliver certain information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the registration rights agreement in order to have their notes included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above. By acquiring Transfer Restricted Securities, a Holder will be deemed to have agreed to indemnify the Issuers and the Guarantors against certain losses arising out of information furnished by such Holder in writing for inclusion in any Shelf Registration Statement. Holders of notes will also be required to suspend their use of the prospectus included in the Shelf Registration Statement under certain circumstances upon receipt of written notice to that effect from the Issuers.

Certain Definitions

        Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

        "Acquired Debt" means, with respect to any specified Person:

  (1)
  Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

  (2)
  Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

        "Adjusted Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, plus 50 basis points.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

        "Applicable Ownership Percentage" means, at the time of determination, the sum of (i) the percentage of the total ownership interest of Ref-Fuel Holdings (or any other Affiliate succeeding to MSW's indirect interest in ARC and its Subsidiaries) held by MSW plus, without duplication, (ii) in the event that MSW and its Affiliates control 100% of the membership interests in Ref-Fuel Holdings and either MSW incurs ARC Acquisition Indebtedness or Ref-Fuel Holdings becomes a Subsidiary of MSW, the percentage of the total ownership interest of Ref-Fuel Holdings (or any other Affiliate succeeding to Ref-Fuel Holdings' interest in ARC and its Subsidiaries) in ARC and its Subsidiaries owned by Affiliates of MSW.

        "ARC Acquisition Indebtedness" means Indebtedness incurred after the date of the indenture governing the notes in connection with the acquisition (including an acquisition by MSW or one or more of its Affiliates) of additional direct or indirect ownership interests in Ref-Fuel Holdings or otherwise incurred to acquire an additional direct or indirect ownership interest in ARC; provided that, so long as the Duke Essex Side Agreement remains in effect, such Indebtedness is incurred in compliance with Section 5.17 of the Duke Essex Side Agreement so as to constitute "Senior Debt" for purposes of such agreement.

        "ARC Asset Sale" means, with respect to Ref-Fuel Holdings and its Subsidiaries, the sale, lease, conveyance or other disposition by Ref-Fuel Holdings or any of its Subsidiaries (i) of all or substantially all of the assets comprising an ARC Operating Facility or (ii) any other sale of assets in any single transaction or series of related transactions that involves assets having a fair market value of more than $2.0 million, in either case, to a Person, other than Ref-Fuel Holdings, ARC or any of their respective Subsidiaries; provided that the sale, conveyance or other disposition of all or substantially all of the assets of Ref-Fuel Holdings and its Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption "—Repurchase at the Option of Holders—Change of

Control" and not by the provisions of the indenture described above under the caption "—Repurchase at the Option of Holders—ARC Transactions."

        Notwithstanding the preceding, none of the following will be deemed to be an ARC Asset Sale:

  (1)
  a transfer of assets between or among Ref-Fuel Holdings and its Subsidiaries;

  (2)
  the sale or lease of equipment, inventory or accounts receivable by such Person or its Subsidiaries in the ordinary course of their respective businesses and the sale of obsolete equipment; and

  (3)
  the sale or other disposition of cash or Cash Equivalents.

        "ARC Credit Facility" means the credit facility pursuant to the Amended and Restated Credit Agreement, dated as of May 1, 2003, among ARC, Citicorp North America, Inc. and each of the lenders named therein, together with the related documents thereto (including any guarantees, security agreements, assignments, mortgages and other security documents executed pursuant thereto), consisting on the date hereof of a revolving credit facility in the amount of $75.0 million, in each case as such agreement may be subsequently amended (including any amendment and restatement thereof), supplemented, replaced, refinanced or otherwise modified from time to time pursuant to any one or more successive debt facilities.

        "ARC Indenture" means the Indenture, dated as of May 1, 2003, between ARC and Wachovia Bank, National Association, as supplemented by the First Supplemental Indenture, dated as of May 1, 2003, together with the related documents thereto (including any guarantees, security agreements, assignments, mortgages and other security documents executed pursuant thereto), in each case as such indenture may be subsequently amended (including any amendment and restatement thereof), supplemented, replaced, refinanced or otherwise modified from time to time pursuant to any one or more subsequent debt facilities.

        "ARC Operating Facility" means one of ARC's waste-to-energy facilities located in Hempstead, New York (Hempstead facility), Newark, New Jersey (Essex facility), Preston, Connecticut (SECONN facility), Niagara Falls, New York (Niagara facility), Rochester, Massachusetts (SEMASS facility) or Chester, Pennsylvania (Delaware Valley facility).

        "Asset Sale" means, with respect to any Person:

  (1)
  the sale, lease, conveyance or other disposition of any assets or rights of such Person and its Subsidiaries; provided that the sale, conveyance or other disposition of all or substantially all of the assets of a Person and its Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption "—Repurchase at the Option of Holders—Change of Control" and/or the provisions described above under the caption "—Certain Covenants—Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

  (2)
  the issuance of Equity Interests by any of MSW's Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.

        Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

  (1)
  any single transaction or series of related transactions that involves assets having a fair market value of less than $2.0 million;

  (2)
  a transfer of assets between or among such Person and its Subsidiaries,

  (3)
  an issuance of Equity Interests by a Subsidiary to such Person or to another Subsidiary;

  (4)
  the sale or lease of equipment, inventory or accounts receivable by such Person or its Subsidiaries in the ordinary course of their respective businesses;

  (5)
  the sale-leaseback of any assets; provided that such sale-leaseback transaction complied with the debt incurrence test described above under "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Equity;"

  (6)
  the sale or other disposition of cash or Cash Equivalents; and

  (7)
  a Restricted Payment or Permitted Investment that is permitted by the covenant described above under the caption "—Certain Covenants—Restricted Payments."

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

        "Board of Directors" means:

  (1)
  with respect to a corporation, the board of directors of the corporation;

  (2)
  with respect to a partnership, the board of directors of the general partner of the partnership;

  (3)
  with respect to MSW, the board of directors appointed pursuant to the terms of its Amended and Restated Limited Liability Company Agreement (as amended, as permitted therein); and

  (4)
  with respect to any other Person, the board or committee of such Person serving a similar function.

        "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

        "Capital Stock" means:

  (1)
  in the case of a corporation, corporate stock;

  (2)
  in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

  (3)
  in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

  (4)
  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        "Cash Equivalents" means:

  (1)
  United States dollars;

  (2)
  securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

  (3)
  certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;

  (4)
  repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

  (5)
  commercial paper having the highest rating obtainable from Moody's or S&P and in each case maturing within six months after the date of acquisition; and

  (6)
  money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

        "Change of Control" means the occurrence of any of the following:

  (1)
  the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of MSW and its Restricted Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than a Principal;

  (2)
  the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Ref-Fuel Holdings and its Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than a Principal;

  (3)
  the adoption of a plan relating to the liquidation or dissolution of the Issuers or ARC, other than any liquidation or dissolution of ARC as part of a reorganization in which Ref-Fuel Holdings (or its successor) continues to own, directly or indirectly, substantially all of the assets held by ARC prior to such liquidation or dissolution;

  (4)
  the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of MSW, measured by voting power rather than number of shares;

  (5)
  the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Ref-Fuel Holdings, measured by voting power rather than number of shares;

  (6)
  the first day on which a majority of the members of the Board of Directors of MSW are not Continuing Directors; or

  (7)
  the first day on which MSW ceases to own 100% of the outstanding Equity Interests of MSW Finance, other than as a result of the merger of MSW Finance into MSW or its successor in connection with the reorganization of MSW or its successor into corporate form.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Commission" means the Securities and Exchange Commission.

        "Comparable Treasury Issue" means the United States Treasury Security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes.

        "Comparable Treasury Price" means, with respect to any redemption date:

  (1)
  the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities"; or

  (2)
  if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations or (B) if the trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

        "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

  (1)
  an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an asset sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

  (2)
  provision for taxes based on income or profits or the Tax Accrual Amount of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes or the Tax Accrual Amount was deducted in computing such Consolidated Net Income; plus

  (3)
  Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period, to the extent that any such Consolidated Interest Expense was deducted in computing such Consolidated Net Income; plus

  (4)
  depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

  (5)
  restructuring charges or other non-recurring items for such period, to the extent deducted in computing Consolidated Net Income; plus

  (6)
  non-cash purchase accounting adjustments for such period, to the extent deducted in computing Consolidated Net Income; minus

  (7)
  non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Subsidiary of Ref-Fuel Holdings will be added to Consolidated Net Income to compute Consolidated Cash Flow of Ref-Fuel Holdings only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to Ref-Fuel Holdings by such Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter (other than charter provisions based on instruments or agreements entered into by such Subsidiary) and all judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its securityholders.

        "Consolidated Interest Expense" means, with respect to any Person for any period, determined on a consolidated basis in accordance with GAAP, the sum of, without duplication:

  (1)
  the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations but excluding amortization of debt issuance costs); and

  (2)
  the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period.

        "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

  (1)
  the Net Income (or loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

  (2)
  the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter (other than charter provisions based on instruments or agreements entered into by such Subsidiary) or any judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

  (3)
  the cumulative effect of a change in accounting principles after the date of the indenture will be excluded; and

  (4)
  the Net Income (or loss) of any Unrestricted Subsidiary will be excluded, whether or not distributed to the specified Person or one of its Restricted Subsidiaries.

        "Continuing Directors" means, as of any date of determination, any representative appointed or elected to the Board of Directors of MSW who:

  (1)
  was a representative appointed to the Board of Directors on or prior to the date of the indenture; or

  (2)
  was either (i) appointed to the Board of Directors by a Principal or its Affiliate or (ii) nominated for election or elected to such Board of Directors with the approval of at least a majority of the representatives of the Board of Directors appointed by the member of MSW (that nominated or elected such new representative) serving on the Board of Directors at the time of such nomination or election.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature (unless such Capital Stock is redeemable only for Capital Stock of such Person which itself is Disqualified Stock). Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require MSW to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that MSW may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "—Certain Covenants—Restricted Payments."

        "Duke Essex Payment Account" has the meaning assigned to it in the security agreements.

        "Duke Essex Payment Escrow Account" has the meaning assigned to it in the security agreements.

        "Duke Essex Payment Reserve Account" has the meaning assigned to it in the security agreements.

        "Duke Essex Side Agreement" has the meaning assigned to it in the security agreements.

        "Duke Reserve Fund Payment" has the meaning assigned to it in the security agreements.

        "Equity Contribution Agreement" means the Equity Contribution Agreement, dated as of April 30, 2001, among Duke Capital Corporation, United American Energy Holdings Corp., ARC and Ref-Fuel Holdings in effect as of the date of the indenture.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Essex Support Agreement" means the Amended and Restated Company Support Agreement, dated as of December 1, 1997, among American Ref-Fuel Company of Essex County, Browning-Ferris Industries, Inc. and Duke Capital Corporation, and their successors and assigns.

        "Existing Indebtedness" means all Indebtedness consisting of reimbursement obligations, interest and fees incurred or to be incurred by MSW and its Subsidiaries in order for MSW to obtain and maintain the letters of credit that it is required to post pursuant to the terms of the Equity Contribution Agreement.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the indenture.

        "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

        "Guarantors" means:

  (1)
  Hudson; and

  (2)
  any other Restricted Subsidiary of MSW that executes a Subsidiary Guarantee in accordance with the provisions of the indenture;

and their respective successors and assigns.

        "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

  (1)
  interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

  (2)
  other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

        "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

  (1)
  in respect of borrowed money;

  (2)
  evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

  (3)
  in respect of banker's acceptances;

  (4)
  representing Capital Lease Obligations;

  (5)
  representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

  (6)
  representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person.

        The amount of any Indebtedness outstanding as of any date will be:

  (1)
  the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and

  (2)
  the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

        "Independent Investment Bank" means the Reference Treasury Dealer and any replacement Reference Treasury Dealer appointed by the trustee after consultation with MSW.

        "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If MSW or any Restricted Subsidiary of MSW sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of MSW such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of MSW, MSW will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of MSW's Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "—Certain Covenants—Restricted Payments." The acquisition by MSW or any Restricted Subsidiary of MSW of a Person that holds an Investment in a third Person will be deemed to be an Investment by MSW or such Restricted Subsidiary in such third Person in an amount equal to the fair market value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the penultimate paragraph of the covenant described above under the caption "—Certain Covenants—Restricted Payments."

        "Letter of Credit Account" has the meaning assigned to it in the security agreements.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

        "Moody's" means Moody's Investors Service, Inc. or any successor to its business as a rating agency.

        "MSW Distribution Account" has the meaning assigned to it in the security agreements.

        "Net Income" means, with respect to any Person for any period, (1) the net income (loss) of such Person for such period, determined in accordance with GAAP and before any reduction in respect of dividends on preferred interests, excluding, however, (a) any gain (or loss), together with any related provision for taxes or Tax Distributions on such gain (or loss), realized in connection with (i) any asset sale or (ii) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (b) any extraordinary or nonrecurring gain (or loss), together with any related provision for taxes or Tax Distributions on such extraordinary or nonrecurring gain (or loss), less (2) in the case of any Person that is a partnership or a limited liability company that is not an association taxable as a corporation for federal income tax purposes, the Tax Accrual Amount of such Person for such period.

        "Non-Recourse Debt" means Indebtedness or any other obligations:

  (1)
  as to which neither MSW nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender; and

  (2)
  no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the notes) of MSW or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity.

        "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

        "Permitted Investments" means:

  (1)
  any Investment in MSW or in a Restricted Subsidiary of MSW;

  (2)
  any Investment in Cash Equivalents;

  (3)
  any Investment by MSW or any Guarantor in a Person, if as a result of such Investment:

  (a)
  such Person becomes a Restricted Subsidiary of MSW; or

  (b)
  such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, MSW or a Restricted Subsidiary of MSW;

  (4)
  any Investment by MSW to acquire the Capital Stock of Hudson or Duke Erie, including the payment of any purchase price adjustments related thereto;

  (5)
  any Investment to acquire additional capital stock of Ref-Fuel Holdings or another direct or indirect ownership interest in ARC;

  (6)
  Hedging Obligations; and

  (7)
  other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (7) after the date of the indenture not to exceed $20.0 million.

        "Permitted Liens" means:

  (1)
  Liens permitted by the terms of the indenture to be incurred;

  (2)
  Liens in favor of the Issuers or the Guarantors;

  (3)
  Liens on property of a Person existing at the time such Person is merged with or into or consolidated with MSW or any Subsidiary of MSW; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with MSW or the Subsidiary;

  (4)
  Liens on property existing at the time of acquisition of the property by MSW or any Subsidiary of MSW, provided that such Liens were in existence prior to the contemplation of such acquisition;

  (5)
  Liens to secure the performance of statutory obligations, surety or appeal bonds, letters of credit, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

  (6)
  Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

  (7)
  customary non-assignment and transfer provisions in leases and other agreements entered into in connection with the acquisition of Hudson or Duke Erie or in the ordinary course of business;

  (8)
  the Lien of Duke Capital Corporation on the Duke Essex Payment Escrow Account;

  (9)
  Liens on the Collateral to secure ARC Acquisition Indebtedness; provided that all payments due under the indenture and the notes are secured on an equal and ratable basis with the obligations so secured;

  (10)
  in the event that Ref-Fuel Holdings (or any successor holding Ref-Fuel Holdings' interest in ARC) becomes a Restricted Subsidiary, Liens on property existing at the time Ref-Fuel Holdings becomes a Restricted Subsidiary, other than Liens created in contemplation of the transaction pursuant to which Ref-Fuel Holdings (or any applicable successor) becomes a Restricted Subsidiary;

  (11)
  Liens created as a result of the pledge by MSW or any of its Restricted Subsidiaries of any back-to-back letters of credit, corporate guarantees or other agreements (and the proceeds thereof or payments thereunder) that may be issued to MSW, or on behalf of MSW, by or on behalf of its members;

  (12)
  right of first offer provisions in the Amended and Restated Limited Liability Company Agreement of Ref-Fuel Holdings, as amended; and

  (13)
  Liens incurred in the ordinary course of business of MSW or any Subsidiary of MSW with respect to obligations that do not exceed $5.0 million at any one time outstanding.

        "Permitted Refinancing Indebtedness" means any Indebtedness of MSW or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of MSW or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

  (1)
  the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

  (2)
  such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

  (3)
  if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the Holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

  (4)
  such Indebtedness is incurred either by MSW or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

        "Principals" means Highstar Renewable Fuels LLC and its Affiliates and/or MSW Acquisition LLC, DLJ Merchant Banking III, Inc., DLJ Merchant Banking Partners III, L.P. and each of their respective Affiliates.

        "Proportionate Consolidated Interest Coverage Ratio" means, for any period, the ratio obtained by dividing:

  (1)
  an amount equal to the Applicable Ownership Percentage multiplied by the Consolidated Cash Flow of Ref-Fuel Holdings for such period; by

  (2)
  the sum of (a) an amount equal to the Applicable Ownership Percentage multiplied by the Consolidated Interest Expense of Ref-Fuel Holdings for the period plus (b) without duplication, the Consolidated Interest Expense of the Issuers for such period.

        In the event that the specified Person or any of its Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Proportionate Consolidated Interest Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Proportionate Consolidated Interest Coverage Ratio is made (the "Calculation Date"), then the Proportionate Consolidated Interest Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

        In addition, for purposes of calculating the Proportionate Consolidated Interest Coverage Ratio, acquisitions of businesses that have been made by the specified Person or any of its Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the

Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act.

        "Purchase Money Indebtedness" of any Person means any obligations of such Person or any of its Subsidiaries to any seller or any other person incurred or assumed in connection with the purchase of real or personal property to be used in the business of such person or any of its subsidiaries within 180 days of such purchase.

        "Qualified Equity Offering" means any issuance of Capital Stock (other than Disqualified Stock) by MSW to any Person or Persons other than an Affiliate of MSW in a single transaction resulting in gross proceeds to MSW in excess of $35 million.

        "Reference Treasury Dealer" means Credit Suisse First Boston LLC and its successors; provided, however, that if Credit Suisse First Boston LLC shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the trustee, after consultation with MSW, shall substitute therefor another Primary Treasury Dealer.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average as determined by the trustee, of the bid and asked prices of the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

        "Remaining Scheduled Payments" means, with respect to each note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date on the notes, the amount of the next succeeding scheduled interest payment on the notes to be redeemed will be reduced by the amount of interest accrued on those notes to such redemption date.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary. In the event that ARC and its Subsidiaries become Subsidiaries of MSW or MSW and its Affiliates control 100% of the membership interests in Ref-Fuel Holdings and either MSW incurs ARC Acquisition Indebtedness or Ref-Fuel Holdings becomes a Subsidiary of MSW, then ARC and its Subsidiaries shall not be Restricted Subsidiaries of MSW or Ref-Fuel Holdings for any purpose under the indenture for so long as ARC maintains a corporate credit rating of at least Baa3 by Moody's and BBB- by S&P; provided that if MSW and its Affiliates control 100% of the membership interests in Ref-Fuel Holdings and either MSW incurs ARC Acquisition Indebtedness or Ref-Fuel Holdings becomes a Subsidiary of MSW, in such event that and for so long as ARC fails to maintain a corporate credit rating of at least Baa3 by Moody's and BBB- by S&P, then ARC and its Subsidiaries shall be treated as Restricted Subsidiaries of MSW solely for purposes of the covenant described under "Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Equity." In addition, whether or not ARC and its Subsidiaries become Subsidiaries of MSW, ARC shall be treated as a Restricted Subsidiary of Ref-Fuel Holdings for purposes of calculating the Proportionate Consolidated Interest Coverage Ratio and its components. In addition, in the event that MSW and its Affiliates control 100% of the membership interests of Ref-Fuel Holdings and either MSW incurs ARC Acquisition Indebtedness or Ref-Fuel Holdings becomes a Subsidiary of MSW, Ref-Fuel Holdings will be treated as a Restricted Subsidiary for all purposes of the indenture, except that it will not be subject to the covenant described under "Certain Covenants—Asset Sales" with respect to any assets other than the Capital Stock of ARC and will be required to pledge its interest in ARC only under the circumstances described under "Additional Pledges of Capital Stock."

        "S&P" means Standard & Poor's Ratings Group or any successor to its business as a rating agency.

        "Senior Notes Interest Payment Account" has the meaning assigned to it in the security agreements.

        "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof; provided, however, that all references to 10% in Rule 1-02 of Regulation S-X shall instead be deemed to be 20%.

        "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        "Subsidiary" means, with respect to any specified Person:

  (1)
  any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

  (2)
  any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof);

provided, however, that none of Ref-Fuel Holdings, ARC and their Subsidiaries were deemed a "Subsidiary" of MSW or any of its Subsidiaries on the date of the indenture.

        "Tax Accrual Amount" means, with respect to any Person for any period, the combined federal, state and local income (including estimated income) taxes that would be paid by such Person if it were a Delaware corporation doing business solely in the State of New York filing separate tax returns with respect to its Taxable Income for such period; provided that in determining the Tax Accrual Amount, there shall be taken into account the effect of the application of any net operating loss carryforwards or other carryforwards or tax attributes, such as alternative minimum tax carryforwards, that would have arisen and would have been taken into account if such Person were a Delaware corporation doing business solely in the State of New York. Notwithstanding anything to the contrary, Tax Accrual Amount shall not be less than zero and shall not include taxes resulting from such Person's reorganization as or change in status to an association taxable as a corporation for federal income tax purposes.

        "Taxable Income" means, with respect to any Person for any period, the taxable income of such Person for such period for federal (or, as applicable, state and local) income tax purposes, determined as if such Person were a Delaware corporation filing separate tax returns and doing business solely in the State of New York; provided, that Taxable Income shall not be less than zero ($0).

        "Treasury Rate" means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to September 1, 2007; provided, however, that if the period from the Redemption Date to September 1, 2007 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

        "Unrestricted Subsidiary" means any Subsidiary of MSW (other than MSW Finance, Hudson or, upon acquisition, Duke Erie, Ref-Fuel Holdings or any Subsidiary that holds the Capital Stock of

Ref-Fuel Holdings, ARC or any of their Subsidiaries or any successor to any of them) that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

  (1)
  has no Indebtedness other than Non-Recourse Debt;

  (2)
  is not party to any agreement, contract, arrangement or understanding with MSW or any Restricted Subsidiary of MSW unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to MSW or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of MSW;

  (3)
  is a Person with respect to which neither MSW nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

  (4)
  has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of MSW or any of its Restricted Subsidiaries.

        Any designation of a Subsidiary of MSW as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "—Certain Covenants—Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of MSW as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Equity," MSW will be in default of such covenant. The Board of Directors of MSW may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of MSW of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Equity," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; (2) no Default or Event of Default would be in existence following such designation; and (3) such Restricted Subsidiary becomes a Guarantor and executes a supplemental indenture.

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

  (1)
  the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

  (2)
  the then outstanding principal amount of such Indebtedness.

BOOK-ENTRY; DELIVERY AND FORM

        The exchange notes will be issued in the form of one or more fully registered notes in global form. Ownership of beneficial interests in a global note will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants. Ownership of beneficial interests in a global note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

        So long as DTC or its nominee is the registered owner or holder of a global note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such global note for all purposes under the indenture and the exchange notes. No beneficial owner of an interest in a global note will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the indenture.

        Payments of the principal of, and interest on, a global note will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of MSW Energy Holdings, MSW Energy Finance, Hudson, the Trustee or any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        We expect that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a global note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global note as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such global note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

        Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

        We expect that DTC will take any action permitted to be taken by a holder of exchange notes (including the presentation of exchange notes for exchange as described below) only at the direction of one or more participants to whose account DTC interests in a global note is credited and only in respect of such portion of the aggregate principal amount of exchange notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the notes, DTC will exchange the applicable global note for certificated notes, which it will distribute to its participants.

        We understand that DTC is:

  •
  a limited purpose trust company organized under the laws of the State of New York;

  •
  a "banking organization" within the meaning of New York Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the Uniform Commercial Code; and

  •
  a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

        DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Indirect access to the

DTC system is available to others such as banks, brokers, dealers and trust companies and certain other organizations that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

        Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in a global note among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of MSW Energy Holdings, MSW Energy Finance, Hudson, or the Trustee will have any responsibility for the performance by DTC or its respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

        If DTC is at any time unwilling or unable to continue as a depositary for the global notes and a successor depositary is not appointed by us within 90 days, we will issue certificated notes in exchange for the global notes. Holders of an interest in a global note may receive certificated notes in accordance with DTC's rules and procedures in addition to those provided for under the indenture.

FEDERAL INCOME TAX CONSEQUENCES

General

        The following is a summary of the material U.S. federal income tax consequences relating to the acquisition, ownership and disposition of the old notes and the exchange notes by U.S. and non-U.S. noteholders (as defined below). Unless otherwise indicated, references in this discussion to "notes" apply equally to the old notes and to the exchange notes. This discussion is based on current provisions of the Internal Revenue Code of 1986 (which we refer to as the Code), currently applicable Treasury regulations, and judicial and administrative rulings and decisions. Legislative, judicial or administrative changes could alter or modify the statements and conclusions in this discussion. Any legislative, judicial or administrative changes or new interpretations may be retroactive and could affect tax consequences to noteholders. In addition, we have not obtained, nor do we intend to obtain, a ruling from the Internal Revenue Service (which we refer to as the IRS) or an opinion of counsel with respect to any tax consequences of acquiring, owning or disposing of the notes. Thus, we cannot assure you that the IRS would not successfully challenge one or more of the tax consequences or matters described here.

        This discussion applies to noteholders who hold the notes as capital assets. This discussion does not address all of the tax consequences relevant to a particular noteholder in light of that noteholder's circumstances, and some noteholders may be subject to special tax rules and limitations not discussed below (e.g., life insurance companies, tax exempt organizations, financial institutions, dealers in securities, regulated investment companies, S corporations, taxpayers subject to the alternative minimum tax provisions of the Code, nonresident aliens subject to tax on expatriates under Section 877 of the Code, broker-dealers, and persons who hold the notes as part of a hedge, straddle, "synthetic security," or other integrated investment, risk reduction or constructive sale transaction). This discussion also does not address the tax consequences to nonresident aliens, foreign corporations, foreign partnerships or foreign trusts that are subject to U.S. federal income tax on a net basis on income with respect to a note because that income is effectively connected with the conduct of a U.S. trade or business. Those holders generally are taxed in a manner similar to U.S. noteholders; however, special rules (including additional taxes) not applicable to U.S. noteholders may apply. In addition, this discussion does not address any tax consequences under state, local or foreign tax laws, or under U.S. estate and gift tax law. Consequently, prospective investors are urged to consult their tax advisers to determine the federal, state, local and foreign income and any other tax consequences of the purchase, ownership and disposition of the notes, including the consequences of any applicable tax treaties.

        The tax consequences to a partner in a partnership that owns the notes depend in part on the status of the partner and the activities of the partnership. Such persons should consult their tax advisers regarding the consequences of the purchase, ownership and disposition of the notes.

        We use the term "U.S. noteholder" to mean a "U.S. Person" who is the beneficial owner of a note. All noteholders who are not "U.S. noteholders" are herein referred to as "non-U.S. noteholders." A "U.S. Person" is:

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  a citizen or resident of the United States, as determined for U.S. federal income tax purposes;

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  a corporation (or entity treated as a corporation for federal income tax purposes) created or organized in the United States, or under the laws of the United States or of any state (including the District of Columbia);

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  a partnership (or entity treated as a partnership for federal income tax purposes) organized in the United States, or under the laws of the United States or of any state (including the District of Columbia) unless provided otherwise by future Treasury regulations;

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  an estate the income of which is includable in gross income for U.S. federal income tax purposes, regardless of its source;

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  a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust; or

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  any person otherwise subject to U.S. federal income tax on a net income basis in respect of its worldwide taxable income.

Exchange Offer

        The exchange of the old notes for exchange notes pursuant to the exchange offer will not constitute a taxable exchange. As a result, (1) a noteholder will not recognize a taxable gain or loss as a result of exchanging such holder's old notes for exchange notes; (2) the holding period of the exchange notes will include the holding period of the old notes exchanged therefor; and (3) the adjusted tax basis of the exchange notes will be the same as the adjusted tax basis of the old notes exchanged therefor immediately before the exchange.

Taxation of U.S. Noteholders

Payments of Interest

        Stated interest on the notes will be taxable as ordinary interest income when received or accrued by U.S. noteholders under their method of accounting. Generally, interest on the notes will constitute "investment income" for purposes of the limitations on the deductibility of investment interest expense provided under the Code.

        In certain circumstances (see, generally, "Description of the Notes—Optional Redemption," "Description of the Notes—Repurchase at the Option of Holders—Change of Control" and "Description of the Notes—Registration Rights; Liquidated Damages"), the Issuers may be obligated to pay amounts in excess of stated interest or principal on the notes. According to Treasury regulations, the possibility that any such payments in excess of stated interest or principal will be made will not affect the amount of interest income a U.S. noteholder recognizes if there is only a remote chance as of the date the notes were issued that such payments will be made. The Issuers believe that the likelihood that they will be obligated to make any such payments is remote. Therefore, the Issuers do not intend to treat the potential payment of these amounts as part of the yield to maturity of the notes. The Issuers' determination that these contingencies are remote is binding on a U.S. noteholder unless such holder discloses its contrary position in the manner required by applicable Treasury regulations. The Issuers' determination is not, however, binding on the IRS, and if the IRS were to challenge this determination, a U.S. noteholder might be required to accrue income on its notes in excess of stated interest, and might be required to treat income realized on the taxable disposition of a note before the resolution of the contingencies as ordinary income rather than capital gain. In the event a contingency occurs, it would affect the amount and timing of the income recognized by a U.S. noteholder. If any such amounts are in fact paid, U.S. noteholders will be required to recognize such amounts as income.

Original Issue Discount

        Noteholders will not be subject to the original issue discount rules under the Code and the Treasury regulations with respect to the notes unless a special election is made to treat all interest and market discount (adjusted by any amortizable bond premium) on a note as original issue discount. Noteholders should discuss with their own tax advisors the consequences to them of making any such election.

Market Discount

        A U.S. noteholder that acquires a note after its original issuance may be affected by the "market discount" rules of the Code. Subject to a de minimis exception, those rules generally require a U.S. noteholder who acquires a note at a market discount to treat any principal payment on the note and any gain recognized on any disposition of the note as ordinary income to the extent of the accrued market discount on the note that has not previously been included in income at the time of such payment or disposition. In addition, if such a note is disposed of by a U.S. noteholder in certain otherwise nontaxable transactions, accrued market discount that has not previously been included in income at the time of such disposition must be included as ordinary income by the U.S. noteholder as if the U.S. noteholder had sold the note at its then fair market value. For these purposes, the market discount on a note generally will equal the amount by which the stated redemption price at maturity of the note immediately after its acquisition exceeds its acquisition price. Market discount is generally treated as accruing on a straight-line basis over the remaining term of the note as of the time of acquisition, or, at the election of the holder, on a constant yield basis. The election to accrue market discount on a constant yield basis applies on a note-by-note basis and may not be revoked.

        A U.S. noteholder of a note acquired at a market discount also may elect to include the market discount in income as it accrues. If a U.S. noteholder so elects, the rules discussed above that would require the U.S. noteholder to include accrued market discount in income upon the disposition of the note or the receipt of principal payments thereon will not apply, and the U.S. noteholder's tax basis in the note will be increased by the amount of the market discount included in income at the time it accrues. This election will apply to all market discount bonds acquired by the U.S. noteholder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS. A U.S. noteholder may be required to defer until maturity of the note (or, in certain circumstances, its earlier disposition) the deduction of a portion of the interest expense attributable to debt incurred or continued to purchase or carry a note with market discount, unless the U.S. noteholder makes the election to include market discount in income on a current basis.

Amortizable Bond Premium

        If a U.S. noteholder acquires a note for an amount that is in excess of the sum of all amounts payable on the note after the date of acquisition (other than payments of qualified stated interest), the U.S. noteholder will generally be considered to have purchased the note with "amortizable bond premium" equal to the amount of the excess. A U.S. noteholder generally may elect to amortize bond premium on a constant-yield basis; if no election is made, bond premium will decrease the gain or increase the loss otherwise recognized on the disposition of the note, as described under "Sale or Other Taxable Disposition of the Notes", below. The notes are subject to call provisions at our option at various times, as described elsewhere in this prospectus. A U.S. noteholder must calculate the amount of amortizable bond premium based on the amount payable at the applicable call date, but only if use of the call date (in lieu of the stated maturity date) results in a smaller amortizable bond premium for the period ending on the call date. The amount amortized in any year generally will be treated as a reduction in the U.S. noteholder's interest income on the note. If the amortizable bond premium for a year exceeds the amount of interest for that year, the excess would be allowed as a deduction for that year but only to the extent of the U.S. noteholder's prior interest inclusions with respect to the note. A U.S. noteholder who elects to amortize bond premium must reduce its tax basis in the note by the amount of the premium used to offset interest income as described above. The election by a U.S. noteholder to amortize bond premium applies to all taxable debt obligations held by the noteholder at the beginning of the first taxable year to which the election applies or thereafter acquired by the U.S. noteholder and may not be revoked without the consent of the IRS.

Sale or Other Taxable Disposition of the Notes

        If there is a sale, exchange, redemption, retirement or other taxable disposition of a note, a U.S. noteholder generally will recognize gain or loss equal to the difference between (a) the amount of cash and the fair market value of any other property received (other than amounts attributable to accrued stated interest, which will be taxable as ordinary interest income) and (b) the U.S. noteholder's adjusted tax basis in the note. A U.S. noteholder's adjusted tax basis in a note generally will equal its cost (including any amortizable bond premium), increased by the amount of market discount previously included in that U.S. noteholder's gross income with respect to the note and decreased by any principal payments received by the U.S. noteholder and by any amortization of amortizable bond premium that the U.S. noteholder has taken into account. Subject to the discussion above under "Market Discount", any such gain or loss generally will be capital gain or loss.

Additional Matters Relating to Taxation of Non-U.S. Noteholders

Payments of Interest

        Subject to the discussion below concerning backup withholding, a non-U.S. noteholder that is not engaged in a trade or business in the U.S. to which interest on a note is attributable generally will not be subject to U.S. federal income or withholding tax on interest (including liquidated damages, if any) on a note unless:

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  the non-U.S. noteholder is a controlled foreign corporation that is related to us through stock ownership or is otherwise related as determined by Internal Revenue Code Section 864(d) of the Code;

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  the non-U.S. noteholder is a bank that receives interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; or

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  the non-U.S. noteholder actually or constructively owns 10% or more of the capital or profits interest in us.

        In order for interest payments to qualify for the exemption from U.S. taxation described above, the last person or entity in the United States in the chain of interest payments to the non-U.S. noteholder (the "Withholding Agent") must have received (in the year in which a payment of interest or principal occurs or in any of the three preceding years) a statement that complies with IRS informational requirements and:

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  is signed by the non-U.S. noteholder under penalty of perjury;

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  certifies that the non-U.S. noteholder is not a U.S. Person; and

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  provides the name and address of the non-U.S. noteholder.

        The statement may be made on a Form W-8BEN, and the non-U.S. noteholder must inform the Withholding Agent of any change in the information on the statement within 30 days of the change. If a note is held through a securities clearing organization or other financial institution, the organization or institution may provide a signed statement to the Withholding Agent certifying under penalty of perjury that the Form W-8BEN has been received by it from the noteholder or from another qualifying financial institution. However, in that case, the signed statement must be accompanied by a copy of the Form W-8BEN provided to the organization or institution holding the note on behalf of the non-U.S. noteholder.

        In addition, the Treasury regulations permit the shifting of primary responsibility for withholding to "qualified intermediaries" (as defined below) acting on behalf of beneficial owners. Under this option, the Withholding Agent is allowed to rely on a Form W-8IMY furnished by a "qualified intermediary" on behalf of one or more noteholders (or other intermediaries) without having to obtain the W-8BEN from the beneficial owner. "Qualified intermediaries" include: (i) foreign financial institutions or foreign clearing organizations (other than a U.S. branch or U.S. office of such institution or organization), or (ii) foreign branches or offices of U.S. financial institutions or foreign branches of offices of U.S. clearing organizations, which, as to both (i) and (ii), have entered into withholding agreements with the IRS. In addition to certain other requirements, qualified intermediaries must obtain withholding certificates, such as Form W-8BEN, from each noteholder. We urge non-U.S. noteholders to consult a tax advisor about the specific methods to satisfy IRS informational reporting requirements.

        Even if the above conditions are not met, a non-U.S. noteholder may be entitled to a reduction in or an exemption from withholding tax on interest under a tax treaty between the United States and the non-U.S. noteholder's country of residence. To claim such a reduction or exemption, a non-U.S. noteholder must generally complete Form W-8BEN and claim its right to a reduction or exemption on the form. In some cases, a non-U.S. noteholder may instead be permitted to provide documentary evidence of its claim to the intermediary, or a qualified intermediary may already have some or all of the necessary evidence in its files.

Sale, Exchange or Disposition of the Notes

        Generally, any gain realized by a non-U.S. noteholder from the sale, exchange, redemption, retirement or other disposition of a note (other than gain attributable to accrued interest) will not result in U.S. federal income tax liability, unless (i) the noteholder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met or (ii) such gain is treated as effectively connected with a U.S. trade or business of the non-U.S. noteholder.

Backup Withholding and Information Reporting

        Certain noteholders may be subject to backup withholding and information reporting on payments of principal and interest on a note and proceeds received from the disposition of a note. The backup withholding rate is currently 28%; for taxable years beginning after December 31, 2010, the backup withholding rate will be 31%. Generally, in the case of a U.S. noteholder, backup withholding will apply only if (i) the U.S. noteholder fails to furnish its Taxpayer Identification Number (TIN) to the payor, (ii) the IRS notifies the payor that the U.S. noteholder has furnished an incorrect TIN, (iii) the IRS notifies the payor that the U.S. noteholder has failed to properly report payments of interest or dividends, or (iv) under certain circumstances, the U.S. noteholder fails to certify, under penalty of perjury, that it has both furnished a correct TIN and has not been notified by the IRS that it is subject to backup withholding for failure to report interest or dividend payments.

        Some U.S. noteholders (including, among others, corporations, financial institutions and some tax exempt organizations) generally are not subject to backup withholding or information reporting.

        Backup withholding tax will not apply to payments of principal and interest to non-U.S. noteholders if the statement described above in "Non-U.S. Noteholders—Payments of Interest" is provided to the Withholding Agent, or the non-U.S. noteholder otherwise establishes an exemption, provided that the Withholding Agent does not have actual knowledge or reason to know that the payee is a U.S. Person or that the conditions of any other exemption are not, in fact, satisfied. The Withholding Agent may be required to report annually to the IRS and to each non-U.S. noteholder the amount of interest paid to, and the tax withheld, if any, for each non-U.S. noteholder.

        If a sale of notes is effected at an office of a broker outside the United States, the proceeds of that sale will not be subject to backup withholding (absent the broker's actual knowledge that the payee is a U.S. Person). Information reporting (but not backup withholding) will apply, however, to a sale of notes effected at an office of a broker outside the United States if that broker:

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  is a U.S. Person;

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  is a controlled foreign corporation for U.S. federal income tax purposes;

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  is a foreign partnership, if at any time during its tax year, one or more of its partners are U.S. persons who in the aggregate hold more than 50% of the income or capital interest in the partnership or if, at any time during its tax year, the foreign partnership is engaged in a U.S. trade or business; or

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  derives 50% or more of its gross income from the conduct of a U.S. trade or business for a specified three-year period,

unless the broker has in its records documentary evidence that the noteholder is a non-U.S. noteholder and other conditions are met (including that the broker has no actual knowledge that the noteholder is a U.S. noteholder) or the noteholder otherwise establishes an exemption.

        Any amounts withheld under the backup withholding rules from a payment to a noteholder would be allowed as a refund or a credit against that noteholder's U.S. federal income tax, provided that the required information is timely furnished to the IRS.

PLAN OF DISTRIBUTION

        Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in any such resale. In addition, until            , 2004, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

        We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes.

        Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period of 180 days after the expiration date, we will promptly send additional copies of this prospectus, as amended or supplemented, to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the old notes (including any broker-dealers) against certain types of liabilities, including liabilities under the Securities Act.

        The initial purchaser has advised us that it intends to make a market in the notes as permitted by applicable law. The initial purchaser is not obligated, however, to make a market in the notes and any market-making may be discontinued at any time at its sole discretion. Accordingly, no assurance can be given as to the development or liquidity of any market for the notes.

        The initial purchaser may engage in over-allotment, stabilizing transactions, covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

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  Over-allotment involves sales in excess of the offering size, which creates a short position for the initial purchaser.

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  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

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  Covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions.

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  Penalty bids permit the initial purchaser to reclaim a selling concession from a broker/dealer when the notes originally sold by such broker/dealer are purchased in a stabilizing or covering transaction to cover short positions.

        These stabilizing transactions, covering transactions and penalty bids may cause the price of the notes to be higher than it would otherwise be in the absence of these transactions. These transactions, if commenced, may be discontinued at any time.

LEGAL MATTERS

        The validity of the exchange notes and the guarantee offered hereby will be passed upon for us by Bingham McCutchen LLP, Boston, Massachusetts.

EXPERTS

        The consolidated balance sheet of MSW Energy Holdings LLC and its subsidiaries as of June 30, 2003, the consolidated financial statements of Ref-Fuel Holdings LLC (formerly Duke/UAE Ref-Fuel LLC) and its subsidiaries as of December 31, 2002 and 2001 and for each of the two years in the period ended December 31, 2002, the consolidated financial statements of American Ref-Fuel Company LLC and its subsidiaries as of December 31, 2002 and 2001 and for the year ended December 31, 2002 and the period from April 30, 2001 (inception of operations) through December 31, 2001, and combined financial statements of American Ref-Fuel Partnerships (Predecessor) for the four months ended April 30, 2001 and the year ended December 31, 2000, included in this prospectus have been so included in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-4 with respect to the securities we are offering. This prospectus does not contain all the information contained in the registration statement, including its exhibits and schedules. You should refer to the registration statement, including the exhibits and schedules, for further information about us and the securities we are offering. Statements we make in this prospectus about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement because those statements are qualified in all respects by reference to those exhibits. The registration statement, including exhibits and schedules, is on file at the offices of the SEC and may be inspected without charge.

        Upon effectiveness of the registration statement, we became subject to the periodic reporting and to the informational requirements of the Exchange Act and will file information with the SEC, including annual, quarterly and special reports. You may read and copy any document we file with the SEC at the public reference room maintained by the SEC at 450 Fifth Street NW, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our SEC filings are also available at the SEC's web site at http://www.sec.gov.

        You can obtain a copy of any of our filings, at no cost, by writing to or telephoning William E. Whitman, our Chief Financial Officer, at:

MSW Energy Holdings LLC
Attention: William E. Whitman
c/o Daniel H. Clare, DLJ Merchant Banking Partners, Eleven Madison Avenue
16th Floor, New York, NY 10010
Phone No. 201-444-5041

        Under the terms of the indenture that governs the notes, we have agreed that, whether or not required by the rules and regulations of the SEC, so long as any old notes or exchange notes are outstanding, we will furnish to the holders of the old notes or exchange notes within the time periods specified in the SEC's rules and regulations:(i) all quarterly and annual financial reports that would be required to be filed with the SEC on Forms 10-Q and 10-K, if we were required to file such forms (other than with respect to the quarter ended June 30, 2003), and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if we were required to file such reports. In addition, whether or not required by the SEC, we will file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, we have agreed that, for so long as any notes remain outstanding, at any time we are not required to file with the SEC the required reports described above, we will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

INDEX TO PRO FORMA FINANCIAL STATEMENTS
MSW Energy Holdings LLC and Subsidiaries

Page
Background	P-2

Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 2002, the nine months ended September 30, 2002 and September 30, 2003, and the twelve months ended September 30, 2003	P-4

Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 2002, the nine months ended September 30, 2002 and September 30, 2003, and the twelve months ended September 30, 2003	P-8
Ref-Fuel Holdings LLC and Subsidiaries—Background	P-9
Ref-Fuel Holdings LLC and Subsidiaries—Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2003	P-11
Ref-Fuel Holdings LLC and Subsidiaries—Note to Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2003	P-12

Ref-Fuel Holdings LLC and Subsidiaries—Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 2002, the nine months ended September 30, 2002 and September 30, 2003, and the twelve months ended September 30, 2003	P-13

Ref-Fuel Holdings LLC and Subsidiaries—Note to Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 2002, the nine months ended September 30, 2002 and September 30, 2003, and the twelve months ended September 30, 2003	P-17
American Ref-Fuel Company LLC and Subsidiaries—Background	P-18
American Ref-Fuel Company LLC and Subsidiaries—Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2003	P-20
American Ref-Fuel Company LLC and Subsidiaries—Note to Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2003	P-21

American Ref-Fuel Company LLC and Subsidiaries—Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 2002, the nine months ended September 30, 2002 and September 30, 2003, and the twelve months ended September 30, 2003	P-22

American Ref-Fuel Company LLC and Subsidiaries—Note to Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 2002, the nine months ended September 30, 2002 and September 30, 2003, and the twelve months ended September 30, 2003	P-26

MSW ENERGY HOLDINGS LLC AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

        We were formed to effect the acquisition of an affiliate of Duke Energy's 50% membership interest in Ref-Fuel Holdings, LLC (formerly known as Duke/UAE Ref-Fuel). Ref-Fuel Holdings was previously 50% owned by wholly-owned subsidiaries of Duke and 50% owned by a wholly-owned subsidiary of United American Energy Corp. (or UAE). At the initial closing on June 30, 2003, we acquired Duke Energy Hudson, LLC (or Hudson), a wholly-owned subsidiary of Duke that holds a 49.8% membership interest in Duke/UAE Ref-Fuel. We have also agreed to acquire Duke Energy Erie, LLC (or Erie), a wholly-owned subsidiary of Duke that holds an additional 0.2% membership interest in Duke/UAE Ref-Fuel, at a second closing to occur at a future date within two years and six months after the initial closing. We refer to these transactions collectively as the Acquisition. After giving effect to the Acquisition at June 30, 2003, our assets relate primarily to our indirect 49.8% interest in American Ref-Fuel.

        On October 2, 2003, a merger agreement between MSW Merger LLC (or MSW Merger), an affiliate of CSFB Private Equity, one of our members, and United American Energy Holdings Corp. (or UAE Holdings), UAE's parent, was publicly announced, pursuant to which MSW merger will merge with and into UAE Holdings and the members of MSW Merger will become the only stockholders of UAE Holdings. Upon consummation of the merger and a series of related transactions (collectively, the UAE Transactions), MSW Energy Holdings II LLC (MSW Energy II), a subsidiary of MSW Merger, will become an indirect wholly owned subsidiary of UAE, and hold a 50% direct and indirect membership interest in Ref-Fuel Holdings. As a result, the remaining 50% of Ref-Fuel Holdings, previously owned by subsidiaries of UAE Holdings, will be owned by MSW Energy II. MSW Energy II is owned indirectly by several investment funds affiliated with CSFB Private Equity.

        Upon consummation of the UAE Transactions and taking into account the June 30, 2003 acquisition by us of Duke's membership interest in Ref-Fuel Holdings, affiliates of CSFB Private Equity and AIGGIG (the "control group") will own, directly and indirectly 99.8% of the membership interests in Ref-Fuel Holdings (and will exercise voting power with respect to the remaining 0.2% interest). As a result, Emerging Issues Task Force (EITF) Topic D-97, "Push-Down Accounting," requires that Ref-Fuel Holdings' financial statements reflect this change in ownership. Effectively, the aggregate excess of the purchase amounts over the net assets acquired will be pushed-down to Ref-Fuel Holdings and its subsidiaries. Our 49.8% equity in net earnings of Ref-Fuel Holdings has been adjusted to reflect the push-down basis differential due to differing purchase prices paid by us and assumed to be paid by MSW Energy II for each respective membership interest in Ref-Fuel Holdings.

        The excess of the purchase price for the Acquisition to be paid by us over the net assets acquired of Ref-Fuel Holdings has been allocated based on a preliminary allocation of purchase price and are accounted for under the equity method mentioned herein; however, until third-party valuations of the assets and liabilities acquired are obtained, the preliminary allocation of the purchase price is subject to refinement.

        The following unaudited pro forma condensed consolidated statements of operations and related notes of MSW Energy Holdings LLC and our consolidated subsidiaries, MSW Energy Finance Co., Inc. and MSW Energy Hudson LLC, for the year ended December 31, 2002 and the nine months ended September 30, 2002 and September 30, 2003 give effect to the initial closing of the Acquisition, the issuance of the notes and the UAE Transactions as if they had occurred on January 1, 2002. Additionally, the unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2003 include our historical three months ended September 30, 2003 results derived from our unaudited September 30, 2003 financial statements included elsewhere herein.

        Certain information included in the December 31, 2002, September 30, 2002 and September 30, 2003 unaudited pro forma condensed consolidated financial statements are derived from the audited and unaudited consolidated and pro forma financial statements of Ref-Fuel Holdings included elsewhere in this prospectus, and from information and certain assumptions that we believe are reasonable and directly attributable to the Acquisition and the issuance of the notes. The pro forma condensed consolidated financial statements should be read in conjunction with the audited and unaudited consolidated financial statements, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and other financial information included elsewhere in this prospectus. These unaudited pro forma condensed consolidated financial statements and related notes are provided for informational purposes only and do not purport to be indicative of the results which would have actually been obtained had the Acquisition and the issuance of the notes been completed on the dates indicated or which may be expected to occur in the future.

        The accompanying unaudited pro forma condensed consolidated statement of operations for the twelve months ended September 30, 2003 is derived by adding the financial data from the aforementioned unaudited pro forma statement of operations for the year ended December 31, 2002 to such financial data for the nine months ended September 30, 2003, and subtracting such financial data for the nine months ended September 30, 2002.

        Investments are accounted for using the equity method of accounting if the investment gives the investor the ability to exercise significant influence, but not control, over an investee. Significant influence is generally deemed to exist if the investor has an ownership interest in the voting stock of the investee of between 20% and 50%, although other factors, such as representation on the investee's Board of Directors, are considered in determining whether the equity method of accounting is appropriate.

        We recorded our investment in Ref-Fuel Holdings as an equity-method investment whereby our ownership percentage of 49.8% in Ref-Fuel Holdings is reflected on our pro forma condensed consolidated balance sheet as "Investment in Ref-Fuel Holdings" and our share of the investee's earnings or losses as "Equity in net earnings of Ref-Fuel Holdings" on the pro forma condensed consolidated statements of operations.

 MSW ENERGY HOLDINGS LLC AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2002
(in thousands of dollars)

	Historical	Pro Forma Adjustments		Pro Forma
Revenue
Equity in net earnings of Ref-Fuel Holdings	—	$31,918	(a)	$31,918

Total revenue		31,918		31,918

Expenses
Interest expense	—	17,000	(b)	17,000
Accretion of Essex Agreement obligation	—	2,028	(c)	2,028
Other financing fees	—	250	(d)	250
Amortization of deferred financing fees	—	1,123	(e)	1,123

Total expenses		20,401		20,401

Net income	—	$11,517		$11,517

See Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations

 MSW ENERGY HOLDINGS LLC AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002
(in thousands of dollars)

	Historical	Pro Forma Adjustments		Pro Forma
Revenue
Equity in net earnings of Ref-Fuel Holdings	—	$19,207	(a)	$19,207

Total revenue		19,207		19,207

Expenses
Interest expense	—	12,750	(b)	12,750
Accretion of Essex Agreement obligation	—	1,505	(c)	1,505
Other financing fees	—	187	(d)	187
Amortization of deferred financing fees	—	842	(e)	842

Total expenses		15,284		15,284

Net income	—	$3,923		$3,923

See Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations

 MSW ENERGY HOLDINGS LLC AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003
(in thousands of dollars)

	Historical Three Months Ended September 30, 2003	Pro Forma Adjustments		Pro Forma
Revenue
Equity in net earnings of Ref-Fuel Holdings	$10,951	$10,966	(a)	$21,917
Interest income	79	—		79

Total revenue	11,030	10,966		21,996

Expenses
Interest expense	4,250	8,500	(b)	12,750
Accretion of Essex Agreement obligation	491	1,116	(c)	1,607
Other financing fees	65	122	(d)	187
Amortization of deferred financing fees	268	574	(e)	842
Other expenses	537	—		537

Total expenses	5,611	10,312		15,923

Net income	$5,419	$654		$6,073

See Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations

 MSW ENERGY HOLDINGS LLC AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENT OF OPERATIONS
FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 2003
(in thousands of dollars)

	Historical Three Months Ended September 30, 2003	Pro Forma Adjustments		Pro Forma
Revenue
Equity in net earnings of Ref-Fuel Holdings	$10,951	$23,677	(a)	$34,628
Interest income	79	—		79

Total revenue	11,030	23,677		34,707

Expenses
Interest expense	4,250	12,750	(b)	17,000
Accretion of Essex Agreement obligation	491	1,639	(c)	2,130
Other financing fees	65	185	(d)	250
Amortization of deferred financing fees	268	855	(e)	1,123
Other expenses	537	—		537

Total expenses	5,611	15,429		21,040

Net income	$5,419	$8,248		$13,667

See Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations

 MSW ENERGY HOLDINGS LLC AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2002, THE
NINE MONTHS ENDED SEPTEMBER 30, 2002 AND SEPTEMBER 30, 2003
AND THE TWELVE MONTHS ENDED SEPTEMBER 30, 2003

(a)
Represents 49.8% of Ref-Fuel Holdings's historical net income for the periods presented as adjusted for the push-down basis differential due to differing purchase prices paid by us and assumed to be paid by MSW Energy II for each respective membership interest in Ref-Fuel Holdings.

		Nine Months Ended September 30,
	Year Ended December 31, 2002			Twelve Months Ended September 30, 2003
		2002	2003
		(in thousands)
Historical net income of Ref-Fuel Holdings	$108,604	$73,306	$73,342	$108,640
MSW Energy ownership	49.8%	49.8%	49.8%	49.8%

Equity in net earnings of Ref-Fuel Holdings before adjustment	$54,085	$36,506	$36,524	$54,103
Pro forma purchase price adjustments	(22,167)	(17,299)	(14,607)	(19,475)

Pro forma equity in net earnings of Ref-Fuel Holdings	$31,918	$19,207	$21,917	$34,628
Less, historical equity in net earnings of Ref-Fuel Holdings	—	—	10,951	10,951

Pro forma adjustment	$31,918	$19,207	$10,966	$23,677

(b)
Interest expense related to the Senior Notes.

		Nine Months Ended September 30,
	Year Ended December 31, 2002			Twelve Months Ended September 30, 2003
		2002	2003
		(in thousands)
Pro forma interest expense	$17,000	$12,750	$12,750	$17,000
Less, historical interest expense	—	—	4,250	4,250

Pro forma adjustment	$17,000	$12,750	$8,500	$12,750

        Interest expense was calculated using the interest rate of 8 1/2% on the notes.

(c)
Represents accretion of the discount recorded on the minimum future payments due under the Essex Agreement.

(d)
Represents an annual fee of 0.50% on a $50 million letter of credit that we have provided to support our $50 million of contingent funding obligations to American Ref-Fuel under an equity contribution agreement. The equity purchase agreement requires us to assume contingent funding obligations of Duke Capital under an equity contribution agreement in favor of American Ref-Fuel. This equity contribution agreement is designed to provide American Ref-Fuel with access to contingent equity should it require additional capital to meet certain calls on its support obligations for the ARC operating facilities. We have provided a letter of credit to support our $50 million of contingent funding obligations to American Ref-Fuel under the equity contribution agreement. Each of our two owners will provide back-to-back letters of credit, corporate guarantees or other agreements to our letter of credit provider to reimburse our letter of credit provider if our letter of credit is drawn by American Ref-Fuel. As the other 50% owner of Ref-Fuel Holdings, UAE Ref-Fuel LLC also provides a letter of credit to support $50 million of contingent funding obligations under the equity contribution agreement.

(e)
Represents amortization of deferred financing fees of $8,046, which are amortized over 86 months (the term of the notes), for the periods presented.

 REF-FUEL HOLDINGS LLC AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

        Ref-Fuel Holdings LLC and subsidiaries (Ref-Fuel Holdings or the Company), which was formerly known as Duke/UAE Ref-Fuel LLC, is a Delaware limited liability company that was formed in 1997. Ref-Fuel Holdings was 50% indirectly owned by Duke Energy Corporation (Duke) and 50% indirectly owned by United American Energy Corp. (UAE) at December 31, 2002. Ref-Fuel Holdings was formed with the purpose of investing in American Ref-Fuel Company and affiliated partnerships that (a) own certain partnerships that develop, own and operate waste-to-energy (WTE) facilities that combust municipal solid waste and produce energy in the form of electricity and steam; and (b) procure waste for such facilities.

        On June 30, 2003, Duke sold its membership interests representing 49.8% of Ref-Fuel Holdings to MSW Energy Holdings LLC (MSW Energy I), which is jointly owned by (a) Highstar Renewable Fuels LLC, which is affiliated with AIG Global Asset Management Holdings Corp., a subsidiary of American International Group, Inc.; and (b) several funds affiliated with Credit Suisse First Boston Private Equity, Inc. (CSFB Private Equity), the global private equity arm of Credit Suisse First Boston.

        On October 2, 2003, a merger agreement between MSW Merger LLC (MSW Merger), an affiliate of CSFB Private Equity, one of MSW Energy I's members, and United American Energy Holdings Corp. (UAE Holdings), UAE's parent, was publicly announced, pursuant to which MSW Merger will merge with and into UAE Holdings and the members of MSW Merger will become the only stockholders of UAE Holdings. Upon consummation of the merger and a series of related transactions (collectively the UAE Transactions), MSW Energy II LLC (MSW Energy II), a subsidiary of MSW Merger, will become an indirect wholly owned subsidiary of UAE, and hold a 50% direct and indirect membership interest in Ref-Fuel Holdings. As a result, the remaining 50% of Ref-Fuel Holdings, previously owned by subsidiaries of UAE Holdings, will be owned by MSW Energy II. MSW Energy II is owned indirectly by several investment funds affiliated with CSFB Private Equity.

        Upon consummation of the UAE Transactions and taking into account the June 30, 2003 acquisition by MSW Energy I of Duke's membership interest in Ref-Fuel Holdings, affiliates of CSFB Private Equity and AIGGIG (the "control group") will own, directly and indirectly, 99.8% of the membership interests in Ref-Fuel Holdings (and will exercise voting power with respect to the remaining 0.2% interest). As a result, and in accordance with Emerging Issues Task Force (EITF) Topic D-97, "Push-Down Accounting," Ref-Fuel Holdings' financial statements will reflect the effects of its change in ownership and the new owners' basis in the net assets and liabilities acquired.

        We refer to the sale of Duke's interest in Ref-Fuel Holdings to MSW Energy I and the UAE Transactions pursuant to which MSW Energy II will acquire UAE's interest in Ref-Fuel Holdings, collectively, as the "Ownership Change."

        The following unaudited pro forma condensed consolidated balance sheet and related notes of Ref-Fuel Holdings and Subsidiaries have been prepared to give effect to the Ownership Change as if it had occurred on September 30, 2003.

        The accompanying unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2002, gives effect to the Ownership Change as if it had occurred on January 1, 2002. The accompanying unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2002 and September 30, 2003 give effect to the Ownership Change as if it occurred on January 1, 2002 and January 1, 2003, respectively. The pro forma adjustments give consideration to changes in historical bases of assets and liabilities recorded by the Company during the periods of pro forma presentation as a result of prior purchase transactions.

        Certain information included in the December 31, 2002, September 30, 2002 and September 30, 2003 unaudited pro forma condensed consolidated financial statements are derived from the audited and unaudited consolidated financial statements of Ref-Fuel Holdings included elsewhere in this prospectus, and from information and certain assumptions that we believe are reasonable and directly attributable to the change in ownership. The pro forma condensed consolidated financial statements should be read in conjunction with the audited and unaudited consolidated financial statements, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and other financial information included elsewhere in this prospectus. These unaudited pro forma condensed consolidated financial statements and related notes are provided for informational purposes only and do not purport to be indicative of the results which would have actually been obtained had the Ownership Change occurred on the dates indicated or which may be expected to occur in the future.

        The accompanying unaudited pro forma condensed consolidated statement of operations for the twelve months ended September 30, 2003 is derived by adding the financial data from the aforementioned unaudited pro forma statement of operations for the year ended December 31, 2002 to such financial data for the nine months ended September 30, 2003, and subtracting such financial data for the nine months ended September 30, 2002.

        The purchase price paid by MSW Energy I and the amount to be paid by MSW Energy II as consideration for their respective ownership interests in Ref-Fuel Holdings in excess of the net assets of Ref-Fuel Holdings acquired have been allocated based on a preliminary allocation of the respective purchase price amounts. Until third-party valuations of the assets and liabilities acquired are obtained, the preliminary allocations of the respective purchase price amounts are subject to refinement. Pro forma purchase accounting adjustments presented represent the purchase price paid in excess of the historical costs of the net assets and liabilities acquired by MSW Energy I in its acquisition of Duke's ownership interest in Ref-Fuel Holdings plus the purchase price paid in excess of the historical costs of the net assets and liabilities acquired by MSW Energy II in its acquisition of UAE's ownership interest in Ref-Fuel Holdings. The notes to the unaudited pro forma condensed consolidated balance sheet and statements of operations provide the pro forma adjustments for the separate MSW Energy I and MSW Energy II transactions.

 REF-FUEL HOLDINGS LLC AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
BALANCE SHEET
AS OF SEPTEMBER 30, 2003
(in thousands)

	Historical	Pro Forma Adjustments		Pro Forma
Assets
Current assets
Cash	$55,258			$55,258
Restricted cash and short-term investments	87,929			87,929
Accounts receivable, net	69,955			69,955
Prepaid and other current assets	12,724			12,724

Total current assets	225,866			225,866
Long-term assets
Property, plant and equipment, net	1,087,976	$156,044	(a)	1,244,020
Intangibles assets, net	314,620	311,650	(a)	626,270
Goodwill	28,450	(28,393)	(a)	57
Restricted cash and long-term investments	93,370			93,370
Other long-term assets	11,111	(6,657)	(a)	4,454

Total assets	$1,761,393	$432,644		$2,194,037

Liabilities and Members' Equity
Current liabilities
Accounts payable and other current liabilities	$46,325			$46,325
Current portion of long-term debt	81,001			81,001
Accrued interest expense	24,235			24,235

Total current liabilities	151,561			151,561
Long-term liabilities
Long-term debt	1,071,574			1,071,574
Other long-term liabilities	237,010	$(10,351)	(a)	226,659

Total liabilities	1,460,145	(10,351)		1,449,794

Members' equity
Total members' equity	301,248	442,995	(a)	744,243

Total liabilities and members' equity	$1,761,393	$432,644		$2,194,037

See Note to Unaudited Pro Forma Condensed Consolidated Balance Sheet

 REF-FUEL HOLDINGS LLC AND SUBSIDIARIES
NOTE TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
BALANCE SHEET
AS OF SEPTEMBER 30, 2003
(in thousands)

(a)
Represents pro forma purchase accounting adjustments to allocate the purchase price in excess of historical costs to the fair value of the net assets and liabilities acquired in association with the acquisition of Ref-Fuel Holdings by MSW Energy I and MSW Energy II, respectively, as follows:

Allocation of excess purchase price:	MSW Energy I Initial Purchase	Amortization	Adjusted MSW Energy I	MSW Energy II	Pro Forma Adjustments
Property, plant and equipment, net	$75,750	$(947)	$74,803	$81,241	$156,044
Intangible assets, net	155,362	(3,884)	151,478	160,172	311,650	(1)
Goodwill	(14,168)	—	(14,168)	(14,225)	(28,393)
Other long-term assets	(2,791)	70	(2,721)	(3,936)	(6,657)	(2)
Other long-term liabilities	4,321	(108)	4,213	6,138	10,351	(3)

Members' equity	$218,474	(4,869)	213,605	$229,390	$442,995

Reconciliation of excess purchase price:
Pro forma investment in Ref-Fuel Holdings LLC	$363,407			$380,014
Historical cost of net assets acquired	144,933			150,624

Excess purchase price	$218,474			$229,390

  (1)
  Pro forma adjustment primarily relates to the fair value of energy contract intangibles, which represent long-term energy sales contracts held by certain subsidiaries which exceed assumed fair value at the date of acquisition.

  (2)
  Pro forma adjustment to write-off the historical value of deferred rent expense associated with the straight-line accounting for the Delaware Valley facility lease.

  (3)
  Pro forma adjustment to write-off deferred revenue liabilities, and to reflect the assumed fair value of waste contract obligations and the excess of the future rent payments on the Delaware Valley facility over the assumed fair value of the facility as of the dates of acquisition.

 REF-FUEL HOLDINGS LLC AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2002
(in thousands)

	Historical	Pro Forma Adjustments		Pro Forma
Revenue
Waste disposal and related services	$272,309	$(1,131)	(a)	$271,178
Energy	160,284	(37,065)	(a)	123,219
Other	5,949			5,949

Total Revenues	438,542	(38,196)		400,346
Expenses
Operating	169,866			169,866
Depreciation and amortization	67,249	7,609	(a)	74,858
General and administrative	43,642			43,642
Loss on asset retirement	1,886			1,886

Operating Income	155,899	(45,805)		110,094
Interest income	3,740			3,740
Interest expense	(60,893)	644	(a)	(60,249)
Equity in earnings of unconsolidated affiliates	15,500			15,500
Other, net	(757)			(757)
Minority interest in net income of subsidiaries	(4,885)			(4,885)

Net income	$108,604	$(45,161)		$63,443

See Note to Unaudited Pro Forma Condensed Consolidated Statements of Operations

 REF-FUEL HOLDINGS LLC AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002
(in thousands)

	Historical	Pro Forma Adjustments		Pro Forma
Revenue
Waste disposal and related services	$204,199	$(870)	(a)	$203,329
Energy	120,425	(29,175)	(a)	91,250
Other	3,999			3,999

Total Revenues	328,623	(30,045)		298,578
Expenses
Operating	129,098			129,098
Depreciation and amortization	51,293	5,815	(a)	57,108
General and administrative	36,814			36,814
Loss on asset retirement	1,715			1,715

Operating Income	109,703	(35,860)		73,843
Interest income	2,712			2,712
Interest expense	(49,434)	644	(a)	(48,790)
Equity in earnings of unconsolidated subsidiary	15,500			15,500
Other, net	(290)			(290)
Minority interest in net income of subsidiaries	(4,885)			(4,885)

Net income	$73,306	$(35,216)		$38,090

See Note to Unaudited Pro Forma Condensed Consolidated Statements of Operations

 REF-FUEL HOLDINGS LLC AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003
(in thousands)

	Historical	Pro Forma Adjustments		Pro Forma
Revenue
Waste disposal and related services	$211,436	$(783)	(a)	$210,653
Energy	126,886	(23,670)	(a)	103,216
Other	10,073			10,073

Total Revenues	348,395	(24,453)		323,942
Expenses
Operating	145,948			145,948
Depreciation and amortization	44,119	5,382	(a)	49,501
General and administrative	34,056			34,056
Loss on asset retirement	1,717			1,717

Operating Income	122,555	(29,835)		92,720
Interest income	2,319			2,319
Interest expense	(47,725)			(47,725)
Loss on early extinguishment of debt	(3,292)			(3,292)
Other, net	(515)			(515)

Net income	$73,342	$(29,835)		$43,507

See Note to Unaudited Pro Forma Condensed Consolidated Statements of Operations

 REF-FUEL HOLDINGS LLC AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENT OF OPERATIONS
FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 2003
(in thousands)

	Historical	Pro Forma Adjustments		Pro Forma
Revenue
Waste disposal and related services	$279,546	$(1,044)	(a)	$278,502
Energy	166,745	(31,560)	(a)	135,185
Other	12,023			12,023

Total Revenues	458,314	(32,604)		425,710
Expenses
Operating	186,716			186,716
Depreciation and amortization	60,075	7,176	(a)	67,251
General and administrative	40,884			40,884
Loss on asset retirement	1,888			1,888

Operating Income	168,751	(39,780)		128,971
Interest income	3,347			3,347
Interest expense	(59,184)			(59,184)
Loss on early extinguishment of debt	(3,292)			(3,292)
Other, net	(982)			(982)

Net income	$108,640	$(39,780)		$68,860

See Note to Unaudited Pro Forma Condensed Consolidated Statements of Operations

 REF-FUEL HOLDINGS LLC AND SUBSIDIARIES
NOTE TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2002, THE
NINE MONTHS ENDED SEPTEMBER 30, 2002 AND SEPTEMBER 30, 2003,
AND THE TWELVE MONTHS ENDED SEPTEMBER 30, 2003
(in thousands)

(a)
Represents the amortization of pro forma fair value adjustments recorded for the allocation of excess purchase price to the net assets and liabilities acquired in association with the acquisition of Ref-Fuel Holdings by MSW Energy I and MSW Energy II, respectively. The pro forma adjustments give consideration to changes in historical bases of assets and liabilities recorded by the Company during the periods.

Statement of Operations	Year Ended December 31, 2002	Nine Months Ended September 30, 2002	Nine Months Ended September 30, 2003	Twelve Months Ended September 30, 2003
	Income (Expense)
MSW Energy I
Depreciation and amortization	$(3,721)	$(2,845)	$(2,628)	$(3,504)
Waste disposal and related services	(475)	(368)	(324)	(431)
Energy	(18,293)	(14,408)	(11,655)	(15,540)
Interest expense	322	322	—	—

Total	$(22,167)	$(17,299)	$(14,607)	$(19,475)

MSW Energy II
Depreciation and amortization	$(3,888)	$(2,970)	$(2,754)	$(3,672)
Waste disposal and related services	(656)	(502)	(459)	(613)
Energy	(18,772)	(14,767)	(12,015)	(16,020)
Interest expense	322	322	—	—

Total	$(22,994)	$(17,917)	$(15,228)	$(20,305)

Total Pro Forma adjustments
Depreciation and amortization	$(7,609)	$(5,815)	$(5,382)	$(7,176	)(1)
Waste disposal and related services	(1,131)	(870)	(783)	(1,044)	(2)
Energy	(37,065)	(29,175)	(23,670)	(31,560)	(2)
Interest expense	644	644	—	—	(3)

Total	$(45,161)	$(35,216)	$(29,835)	$(39,780)

  (1)
  Pro forma amortization based on the estimated average lives of the incremental fair value of assets acquired. Assumption of an average 20 year life on a straight-line basis was used to calculate depreciation and amortization.

  (2)
  Pro forma amortization of the additional fair value of long-term waste and energy contracts over the assumed respective contract terms. Assumption of an average remaining contract term of 10 years on a straight-line basis was used to calculate amortization.

  (3)
  Pro forma adjustment for the amortization of the fair value of fixed rate debt obligations to give consideration to changes in historical basis recorded during the pro forma period as if the historical transaction occurred on January 1, 2002. The historical basis of the debt approximated the fair value of the debt at December 31, 2002.

 AMERICAN REF-FUEL COMPANY LLC AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

        American Ref-Fuel Company LLC (ARC LLC or the Company), a Delaware limited liability company, was formed in June 2000. ARC LLC was wholly owned by Ref-Fuel Holdings LLC (formerly Duke/UAE Ref-Fuel LLC), a limited liability company, which was indirectly owned 50% by Duke Energy Corporation (Duke) and 50% by United American Energy Corp. (UAE) at December 31, 2002. ARC LLC was established with the primary objectives of (a) owning certain partnerships that develop, own and operate waste-to-energy (WTE) facilities that combust municipal solid waste and produce energy in the form of electricity and steam; and (b) procure waste for such facilities.

        On June 30, 2003, Duke sold its membership interest representing 49.8% of Ref-Fuel Holdings to MSW Energy Holdings LLC (MSW Energy I), which is jointly owned by (a) Highstar Renewable Fuels LLC, which is affiliated with AIG Global Asset Management Holdings Corp., a subsidiary of American International Group, Inc.; and (b) several funds affiliated with Credit Suisse First Boston Private Equity, Inc. (CSFB Private Equity), the global private equity arm of Credit Suisse First Boston.

        On October 2, 2003, a merger agreement between MSW Merger LLC (MSW Merger), an affiliate of CSFB Private Equity, one of MSW Energy I's members, and United American Energy Holdings Corp. (UAE Holdings), UAE's parent, was publicly announced, pursuant to which MSW Merger will merge with and into UAE Holdings and the members of MSW Merger will become the only stockholders of UAE Holdings. Upon consummation of the merger and a series of related transactions (collectively, the UAE Transactions), MSW Energy II LLC (MSW Energy II), a subsidiary of MSW Merger, will become an indirect wholly owned subsidiary of UAE, and hold a 50% direct and indirect membership interest in Ref-Fuel Holdings. As a result, the remaining 50% of Ref-Fuel Holdings, previously owned by subsidiaries of UAE Holdings, will be owned by MSW Energy Holdings II LLC. MSW Energy II is owned indirectly by several investment funds affiliated with CSFB Private Equity.

        Upon consummation of the UAE Transactions and taking into account the June 30, 2003 acquisition by MSW Energy I of Duke's membership interest in Ref-Fuel Holdings, affiliates of CSFB Private Equity and AIGGIG (the "control group") will own, directly and indirectly, 99.8% of the membership interests in Ref-Fuel Holdings (and will exercise voting power with respect to the remaining 0.2% interest). As a result, and in accordance with Emerging Issues Task Force (EITF) Topic D-97 "Push-Down Accounting," Ref-Fuel Holdings' financial statements will reflect the effects of is change in ownership and the new owners' basis in the net assets and liabilities acquired. For presentation purposes, the unaudited pro forma condensed financial statements of ARC LLC reflect the effects of the changes in Ref-Fuel Holdings' ownership.

        The following unaudited pro forma condensed consolidated balance sheet and related notes of ARC LLC and its subsidiaries have been prepared to give effect to the UAE Transactions and sale of Duke's interest to MSW Energy I as if the changes in ownership were effective on September 30, 2003.

        The accompanying unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2002, give effect to the indirect change in ARC LLC's ownership as if it had occurred on January 1, 2002. The accompanying unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2002 and September 30, 2003 give effect to the indirect change in ownership as if it occurred on January 1, 2002 and January 1, 2003, respectively. The pro forma adjustments give consideration to changes in historical bases of assets and liabilities recorded by the Company during the periods of pro forma presentation as a result of prior purchase transactions.

        Certain information included in the December 31, 2002, September 30, 2002 and September 30, 2003 unaudited pro forma condensed consolidated financial statements are derived from the audited and unaudited consolidated financial statements of ARC LLC included elsewhere in this prospectus, and from information and certain assumptions that ARC LLC believes are reasonable and directly attributable to the change in ownership. The pro forma condensed consolidated financial statements should be read in conjunction with the audited and unaudited consolidated financial statements, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and other financial information included elsewhere in this prospectus. These unaudited pro forma condensed consolidated financial statements and related notes are provided for informational purposes only and do not purport to be indicative of the results which would have actually been obtained had the Transactions been completed on the dates indicated or which may be expected to occur in the future.

        The accompanying unaudited pro forma condensed consolidated statement of operations for the twelve months ended September 30, 2003 is derived by adding the financial data from the aforementioned unaudited pro forma statement of operations for the year ended December 31, 2002 to such financial data for the nine months ended September 30, 2003, and subtracting such financial data for the nine months ended September 30, 2002.

        The purchase price paid by MSW Energy I and the amount to be paid by MSW Energy II in excess of the net assets of Ref-Fuel Holdings acquired have been allocated based on a preliminary allocation of the respective purchase price amounts. Until third-party valuations of the assets and liabilities acquired are obtained, the preliminary allocations of the respective purchase price amounts are subject to refinement. Pro forma purchase accounting adjustments presented represent the purchase price paid in excess of the historical costs of the net assets and liabilities acquired by MSW Energy I in its acquisition of Duke's ownership interest in Ref-Fuel Holdings plus the purchase price paid in excess of the historical costs of the net assets and liabilities acquired by MSW Energy II in its acquisition of UAE's ownership interest in Ref-Fuel Holdings. The notes to the unaudited pro forma condensed consolidated balance sheet and statements of operations provide the pro forma adjustments for the separate MSW Energy I and MSW Energy II transactions.

 AMERICAN REF-FUEL COMPANY LLC AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
BALANCE SHEET
AS OF SEPTEMBER 30, 2003
(in thousands)

	Historical	Pro Forma Adjustments		Pro Forma
Assets
Current assets
Cash	$55,257			$55,257
Restricted cash and short-term investments	87,929			87,929
Accounts receivable, net	69,955			69,955
Prepaid and other current assets	12,724			12,724

Total current assets	225,865			225,865
Long-term assets
Property, plant and equipment, net	1,087,976	$156,044	(a)	1,244,020
Intangibles assets, net	314,620	311,650	(a)	626,270
Goodwill	28,450	(28,393)	(a)	57
Restricted cash and long-term investments	93,370			93,370
Other long-term assets	11,111	(6,657)	(a)	4,454

Total assets	$1,761,392	$432,644		$2,194,036

Liabilities and Members' Equity
Current liabilities
Accounts payable and other current liabilities	$46,268			$46,268
Current portion of long-term debt	81,001			81,001
Accrued interest expense	24,235			24,235

Total current liabilities	151,504			151,504
Long-term liabilities
Long-term debt	1,071,574			1,071,574
Other long-term liabilities	237,010	$(10,351)		226,659

Total Liabilities	1,460,088	(10,351)		1,449,737

Members' equity
Total members' equity	301,304	442,995	(a)	744,299

Total liabilities and members' equity	$1,761,392	$432,644		$2,194,036

See Note to Unaudited Pro Forma Condensed Consolidated Balance Sheet

 AMERICAN REF-FUEL COMPANY LLC AND SUBSIDIARIES
NOTE TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
BALANCE SHEET
AS OF SEPTEMBER 30, 2003
(in thousands)

(a)
Represents pro forma purchase accounting adjustments to allocate the purchase price in excess of historical costs to the fair value of the net assets and liabilities acquired in association with the acquisition of Ref-Fuel Holdings by MSW Energy I and MSW Energy II, respectively, as pushed down to ARC LLC as follows:

Allocation of excess purchase price:	MSW Energy I Intial Purchase	Amortization	Adjusted MSW Energy I	MSW Energy II	Pro Forma Adjustments
Property, plant and equipment, net	$75,750	(947)	74,803	$81,241	$156,044
Intangible assets, net	155,362	(3,884)	151,478	160,172	311,650	(1)
Goodwill	(14,168)	—	(14,168)	(14,225)	(28,393)
Other long-term assets	(2,791)	70	(2,721)	(3,936)	(6,657)	(2)
Other long-term liabilities	4,321	(108)	4,213	6,138	10,351	(3)

Members' equity	$218,474	(4,869)	213,605	$229,390	$442,995

Reconciliation of excess purchase price:
Pro forma investment in Ref-Fuel Holdings LLC	$363,407			$380,014
Historical cost of net assets acquired	144,933			150,624

Excess purchase price	$218,474			$229,390

  (1)
  Pro forma adjustment primarily relates to the fair value of energy contract intangibles, which represent long-term energy sales contracts held by certain subsidiaries which exceed assumed fair value at the date of acquisition.

  (2)
  Pro forma adjustment to write-off the historical value of deferred rent expense associated with the straight-line accounting for the Delaware Valley facility lease.

  (3)
  Pro forma adjustment to write-off deferred revenue liabilities, and to reflect the assumed fair value of waste contract obligations and the excess of the future rent payments on the Delaware Valley facility over the assumed fair value of the facility as of the dates of acquisition.

 AMERICAN REF-FUEL COMPANY LLC AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2002
(in thousands)

	Historical	Pro Forma Adjustments		Pro Forma
Revenue
Waste disposal and related services	$272,309	$(1,131	)(a)	$271,178
Energy	160,284	(37,065	)(a)	123,219
Other	5,949			5,949

Total Revenues	438,542	(38,196)		400,346
Expenses
Operating	169,866			169,866
Depreciation and amortization	67,249	7,609	(a)	74,858
General and administrative	43,626			43,626
Loss on asset retirement	1,886			1,886

Operating Income	155,915	(45,805)		110,110
Interest income	3,740			3,740
Interest expense	(60,893)	644	(a)	(60,249)
Equity in earnings of unconsolidated subsidiary	15,500			15,500
Other, net	(757)			(757)
Minority interest in net income of subsidiaries	(4,885)			(4,885)

Net income	$108,620	$(45,161)		$63,459

See Note to Unaudited Pro Forma Condensed Consolidated Statements of Operations

 AMERICAN REF-FUEL COMPANY LLC AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002
(in thousands)

	Historical	Pro Forma Adjustments		Pro Forma
Revenue
Waste disposal and related services	$204,199	$(870	)(a)	$203,329
Energy	120,425	(29,175	)(a)	91,250
Other	3,999			3,999

Total Revenues	328,623	(30,045)		298,578
Expenses
Operating	129,098			129,098
Depreciation and amortization	51,293	5,815	(a)	57,108
General and administrative	36,798			36,798
Loss on asset retirement	1,715			1,715

Operating Income	109,719	(35,860)		73,859
Interest income	2,712			2,712
Interest expense	(49,434)	644	(a)	(48,790)
Equity in earnings of unconsolidated subsidiary	15,500			15,500
Other, net	(290)			(290)
Minority interest in net income of subsidiaries	(4,885)			(4,885)

Net income	$73,322	$(35,216)		$38,106

See Note to Unaudited Pro Forma Condensed Consolidated Statements of Operations

 AMERICAN REF-FUEL COMPANY LLC AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003
(in thousands)

	Historical	Pro Forma Adjustments		Pro Forma
Revenue
Waste disposal and related services	$211,436	$(783	)(a)	$210,653
Energy	126,886	(23,670	)(a)	103,216
Other	10,073			10,073

Total Revenues	348,395	(24,453)		323,942
Expenses
Operating	145,948			145,948
Depreciation and amortization	44,119	5,382	(a)	49,501
General and administrative	34,042			34,042
Loss on asset retirement	1,717			1,717

Operating Income	122,569	(29,835)		92,734
Interest income	2,319			2,319
Interest expense	(47,725)			(47,725)
Loss on early extinguishment of debt	(3,292)			(3,292)
Other, net	(514)			(514)

Net income	$73,357	$(29,835)		$43,522

See Note to Unaudited Pro Forma Condensed Consolidated Statements of Operations

 AMERCIAN REF-FUEL COMPANY LLC AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENT OF OPERATIONS
FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 2003
(in thousands)

	Historical	Pro Forma Adjustments		Pro Forma
Revenue
Waste disposal and related services	$279,546	$(1,044	)(a)	$278,502
Energy	166,745	(31,560	)(a)	135,185
Other	12,023			12,023

Total Revenues	458,314	(32,604)		425,710
Expenses
Operating	186,716			186,716
Depreciation and amortization	60,075	7,176	(a)	67,251
General and administrative	40,870			40,870
Loss on asset retirement	1,888			1,888

Operating Income	168,765	(39,780)		128,985
Interest income	3,347			3,347
Interest expense	(59,184)			(59,184)
Loss on early extinguishment of debt	(3,292)			(3,292)
Other, net	(981)			(981)

Net income	$108,655	$(39,780)		$68,875

See Note to Unaudited Pro Forma Condensed Consolidated Statements of Operations

 AMERICAN REF-FUEL COMPANY LLC AND SUBSIDIARIES
NOTE TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2002, THE
NINE MONTHS ENDED SEPTEMBER 30, 2002 AND SEPTEMBER 30, 2003,
AND THE TWELVE MONTHS ENDED SEPTEMBER 30, 2003
(in thousands)

  (a)
  Represents the pro forma amortization of pro forma fair value adjustments recorded in the allocation of excess purchase price to the net assets and liabilities acquired in association with the purchase of Ref-Fuel Holdings by MSW Energy I and MSW Energy II, respectively. The pro forma adjustments give consideration to changes in historical bases of assets and liabilities recorded by the Company during the periods of pro forma presentation as a result of prior purchase transactions.

Statement of Operations	Year Ended December 31, 2002	Nine Months Ended September 30, 2002	Nine Months Ended September 30, 2003	Twelve Months ended September 30, 2003
MSW Energy I
Depreciation and amortization	$(3,721)	$(2,845)	$(2,628)	$(3,504)
Waste disposal and related services	(475)	(368)	(324)	(431)
Energy	(18,293)	(14,408)	(11,655)	(15,540)
Interest expense	322	322	—	—

Total	$(22,167)	$(17,299)	$(14,607)	$(19,475)

MSW Energy II
Depreciation and amortization	$(3,888)	$(2,970)	$(2,754)	$(3,672)
Waste disposal and related services	(656)	(502)	(459)	(613)
Energy	(18,772)	(14,767)	(12,015)	(16,020)
Interest expense	322	322	—	—

Total	$(22,994)	$(17,917)	$(15,228)	$(20,305)

Total Pro Forma adjustments
Depreciation and amortization	$(7,609)	$(5,815)	$(5,382)	$(7,176	)(1)
Waste disposal and related services	(1,131)	(870)	(783)	(1,044	)(2)
Energy	(37,065)	(29,175)	(23,670)	(31,560	)(2)
Interest expense	644	644	—	—	(3)

Total	$(45,161)	$(35,216)	$(29,835)	$(39,780)

  (1)
  Pro forma amortization based on the estimated average lives of the incremental fair value of assets acquired. Assumption of an average 20 year life on a straight-line basis was used to calculated depreciation and amortization.

  (2)
  Pro forma amortization of the additional fair value of long-term waste and energy contracts over the assumed respective contract terms. Assumption of an average remaining contract term of 10 years on a straight-line basis was used to calculate amortization.

  (3)
  Pro forma adjustment for the amortization of the fair value of fixed rate debt obligations to give consideration to changes in historical basis recorded during the pro forma period as if the historical transaction occurred on January 1, 2002. The historical basis of the debt approximated the fair value of the debt at December 31, 2002.

INDEX TO HISTORICAL FINANCIAL STATEMENTS

MSW Energy Holdings LLC
MSW Energy Holdings LLC and its Subsidiaries—Unaudited Condensed Consolidated Financial Statements as of September 30, 2003 and for the three months ended September 30, 2003	F-2
MSW Energy Holdings LLC and its Subsidiaries—Consolidated Balance Sheet as of June 30, 2003, and Report of Independent Auditors	F-10
Ref-Fuel Holdings LLC (formerly Duke/UAE Ref-Fuel LLC)
Ref-Fuel Holdings LLC and its Subsidiaries—Consolidated Financial Statements as of September 30, 2003 and for the three months and nine months ended September 30, 2003 and 2002 (unaudited)	F-20
Ref-Fuel Holdings LLC and its Subsidiaries—Consolidated Financial Statements as of December 31, 2002 and 2001 and for each of the three years in the three-year period ended December 31, 2002, and Reports of Independent Auditors	F-33
American Ref-Fuel Company LLC
American Ref-Fuel LLC and its Subsidiaries—Consolidated Financial Statements as of September 30, 2003 and for the three months and nine months ended September 30, 2003 and 2002 (unaudited)	F-62
American Ref-Fuel LLC and its Subsidiaries—Consolidated Financial Statements as of and for the year ended December 31, 2002 and the period from April 30, 2001 (inception of operations) through December 31, 2001; and Predecessor Combined Financial Statements as of and for the four months ended April 30, 2001 and the year ended December 31, 2000, and Reports of Independent Auditors	F-75

 MSW ENERGY HOLDINGS LLC AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2003 AND FOR THE THREE MONTHS
ENDED SEPTEMBER 30, 2003

 MSW ENERGY HOLDINGS LLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)
September 30, 2003

(in thousands of dollars)

Assets
Current assets
Cash and cash equivalents	$3,093
Restricted cash	564
Other current assets	114

Total current assets	3,771
Investment in Ref-Fuel Holdings	364,933
Deferred financing fees, net	7,778
Restricted cash	5,000

Total assets	$381,482

Liabilities and Members' Equity
Liabilities
Accounts payable and accrued liabilities	$2,123
Accrued interest	1,416
Current portion of other long-term liabilities	500

Total current liabilities	4,039
Senior notes	200,000
Other long-term liabilities	22,524
Commitments and contingencies
Members' equity
Total members' equity	154,919

Total liabilities and members' equity	$381,482

The accompanying notes are an integral part of these condensed consolidated financial statements.

 MSW ENERGY HOLDINGS LLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
For the Three Months Ended September 30, 2003

(in thousands of dollars)

Revenue:
Equity in net earnings of Ref-Fuel Holdings	$10,951
Interest income	79

Total revenue	11,030
Expenses:
Interest expense	4,250
Accretion of Essex Agreement obligation	491
Amortization of deferred financing fees	268
Other expenses	602

Total expenses	5,611

Net income	$5,419

The accompanying notes are an integral part of these condensed consolidated financial statements.

 MSW ENERGY HOLDINGS LLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)
For the Three Months Ended September 30, 2003

(in thousands of dollars)

Cash flow from operating activities
Net income	$5,419
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in earnings of Ref-Fuel Holdings	(10,951)
Accretion of Essex Agreement obligation	491
Amortization of deferred financing fees	268
Distribution received from Ref-Fuel Holdings	10,732
Changes in operating assets and liabilities:
Decrease in other current assets	289
Increase in accounts payable and accrued liabilities	455
Increase in accrued interest	1,133

Net cash provided by operating activities	7,836

Cash flows from investing activities
Payments for purchase of Ref-Fuel Holdings, LLC	(20,704)
Payments for acquisition costs	(360)
Increase in restricted cash	(5,564)

Net cash used in investing activities	(26,628)

Cash flows from financing activities
Distribution to members	(500)
Payments for deferred financing fees	(126)

Net cash used in financing activities	(626)

Net decrease in cash and cash equivalents	(19,418)
Cash and cash equivalents, beginning of period	22,511

Cash and cash equivalents, end of period	$3,093

Supplemental cash flow disclosure Cash paid for interest	$3,117

The accompanying notes are an integral part of these condensed consolidated financial statements.

 MSW ENERGY HOLDINGS LLC AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

September 30, 2003

(in thousands of dollars)

1. Organization and Basis of Presentation

(a) Organization

        MSW Energy Holdings LLC ("MSW" and collectively hereinafter with its subsidiaries, referred to as the "Company"), a Delaware limited liability company and its wholly owned subsidiaries, MSW Energy Finance Co., Inc. ("MSW Finance"), a Delaware corporation, and MSW Energy Hudson LLC ("MSW Hudson") a Delaware limited liability company, were organized for the purpose of acquiring and holding an interest in Ref-Fuel Holdings LLC (formerly Duke/UAE Ref-Fuel LLC) ("Ref-Fuel Holdings"). Ref-Fuel Holdings' sole assets and source of operating cash flow relate to its 100% membership interest in American Ref-Fuel Company LLC ("ARC" or "American Ref-Fuel"). American Ref-Fuel is an owner and operator of six waste-to-energy facilities in the United States. The initial acquisition of Ref-Fuel Holdings (the "initial closing") was completed on June 30, 2003 (Note 4). Prior to June 30, 2003, MSW had no operations.

        MSW Finance was organized in June 2003, for the sole purpose of acting as co-issuer with MSW of $200,000 aggregate principal amount of 8 1/2% senior secured notes due September 1, 2010 ("Senior Notes"). Other than serving as co-issuer, MSW Finance does not conduct operations of its own and has no assets.

(b) Basis of Presentation

        The accompanying condensed consolidated financial statements as of and for the period ended September 30, 2003 are unaudited. However, in the opinion of management, such statements include all adjustments, including normal recurring accruals and adjustments, necessary for a fair presentation of the results for the period presented. The accounting policies followed during interim periods reported are in conformity with accounting principles generally accepted in the United States of America. However, certain information and footnote disclosures normally included in annual financial statements have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission. For additional disclosures, including a summary of the Company's accounting policies, the interim financial statements should be read in conjunction with the Company's June 30, 2003 audited consolidated balance sheet and notes thereto included in this prospectus. The results of operations for the interim periods are not necessarily indicative of the results that might be expected for future interim periods or for a full year.

2. Significant Accounting Policies

Equity Method Investment

        Investments are accounted for using the equity method of accounting if the investment gives the Company the ability to exercise significant influence, but not control, over an investee. Significant influence is generally deemed to exist if the Company has an ownership interest in the voting stock of the investee of between 20% and 50%, although other factors, such as representation on the investee's board of directors, are considered in determining whether the equity method of accounting is appropriate.

        The Company has recorded its investment in Ref-Fuel Holdings as an equity method investment whereby the Company's ownership percentage of 49.8% in Ref-Fuel Holdings is reflected on the accompanying consolidated balance sheet as "Investment in Ref-Fuel Holdings." The Company's share of Ref-Fuel Holdings net earnings is included in "Equity in net earnings of Ref-Fuel Holdings" on the accompanying condensed consolidated statements of operations. Distributions received from Ref-Fuel Holdings are included on the accompanying consolidated statement of cash flows as "Distributions from Ref-Fuel Holdings" and are reflected as a reduction of "Investment in Ref-Fuel Holdings" when received by the Company.

Fair Value of Financial Instruments

        The fair value of financial intruments, including cash and cash equivalents, restricted cash, other current assets, and accounts payable and accrued liabilities approximates their carrying value because of the short-term nature of these intruments.

        The fair value of the Company's other long-term liabilities on the accompanying condensed consolidated balance sheet approximates the carrying value. The fair value at September 30, 2003 of amounts outstanding under the Senior Notes was approximately $207,000.

3. Restricted Cash

        Included in restricted cash and other restricted cash, respectively, on the accompanying consolidated balance sheet at September 30, 2003 are the $500 Essex Agreement payment due June 30, 2004 and an additional $5,000 which is required to be put into an escrow account on behalf of Duke Capital by June 30, 2004 and held for the term of the obligation (Note 4).

4. Acquisition of Membership Interests in Ref-Fuel Holdings

        Pursuant to an equity purchase agreement between MSW and Duke Energy Global Markets, Inc., an affiliate of Duke Energy Corporation ("Duke"), the Company agreed to acquire Duke's 50% membership interest in Ref-Fuel Holdings in two separate closings. At the initial closing on June 30, 2003, the Company acquired MSW Hudson (formerly Duke Energy Hudson, LLC), which holds a 49.8% membership interest in Ref-Fuel Holdings. The Company has agreed to acquire Duke Energy Erie, LLC ("Erie"), a wholly owned subsidiary of Duke that holds an additional 0.2% membership interest in Ref-Fuel Holdings, at a second closing to occur at a future date within two years and six months after the initial closing. At the initial closing, the Company entered into a voting agreement with Erie, pursuant to which Erie granted the Company the right to vote the 0.2% membership interest in Ref-Fuel Holdings held by Erie until such time as the membership interest in Erie is transferred to MSW. As a result, MSW has direct or indirect voting control of 50% of the membership interests in Ref-Fuel Holdings after the initial closing.

        The aggregate cash purchase price for both the initial and second closing is $326,787, excluding fees and obligations assumed. Of the agreed-upon purchase price, $325,480 has been paid as of September 30, 2003. The purchase price payment for the second closing will be $1,307 which has been recorded in accounts payable and accrued liabilities in the accompanying condensed consolidated balance sheet. The purchase price payable at the second closing is expected to be financed by cash on hand or capital contributions from members.

        In connection with the acquisition, the Company has entered into an agreement (the "Essex Agreement") with Duke Capital Corporation ("Duke Capital"), an affiliate of Duke, under which the Company agreed to pay Duke Capital certain future fees in exchange for Duke Capital's agreement to remain obligated under an existing support agreement related to the ARC Essex Facility. The fees payable under the Essex Agreement are subordinate to the Company's Senior Notes. The Company made the first payment of $500 required under the Essex Agreement on June 30, 2003 at the initial closing. In August 2003, the Company, paid into restricted accounts the next payment due June 30, 2004 and an additional amount of $5,000 which is required to be put into an escrow account on behalf of Duke Capital. Included in current liabilities at September 30, 2003 is the portion MSW is required to pay Duke Capital on June 30, 2004 in the amount of $500. Other long-term liabilities consist of the present value of the remaining obligation to Duke Capital at September 30, 2003, net of current portion.

        The following table summarizes the components of the Company's 49.8% interest in Ref-Fuel Holdings at September 30, 2003:

Acquisition of 49.8% of Ref-Fuel Holdings(1)	$325,480
Essex Agreement obligation at date of acquisition	23,033
Direct acquisition costs	14,894

Purchase price for acquisition of 49.8% of Ref-Fuel Holdings	363,407
Accrued purchase price for second closing	1,307

Total purchase price	364,714
Equity in net earnings of Ref-Fuel Holdings	10,951
Distributions received from Ref-Fuel Holdings	(10,732)

Total investment in Ref-Fuel Holdings	$364,933

(1)
Comprised of $304,776 paid on June 30, 2003 and $20,704 paid on September 5, 2003.

        Summarized unaudited statement of operations information with respect to the Company's equity method investment in Ref-Fuel Holdings as of September 30, 2003 is as follows:

Ref-Fuel Holdings condensed consolidated statement of operations:	Three Months ended September 30, 2003
Revenues	$120,500
Operating income	47,981
Net earnings	31,768
Company's share of net earnings	15,820

        The Company's share of unaudited members' equity of Ref-Fuel Holdings acquired as of June 30, 2003 was $144,933. The excess purchase price of approximately $219,000 has been preliminarily allocated to the Company's proportionate share of the fair values of the assets acquired and liabilities assumed and are subject to further adjustment based on the outcome of an independent third party valuation. The amounts allocated to fixed and intangible assets are amortized using the straight-line method over the estimated useful lives of the underlying assets ranging from ten to twenty years.

        The difference between the equity in net earnings of Ref-Fuel Holdings reported by the Company of $10,951 and the Company's share of the net earnings of Ref-Fuel Holdings of $15,820 is attributable to amortization of the excess purchase price for the period from July 1, 2003 to September 30, 2003, which was $4,869.

5. Subsequent Event

        On October 2, 2003, United American Energy Holdings Corp (UAE Holdings) announced that it had entered into an agreement and plan of merger with MSW Merger LLC (MSW Merger), an affiliate of CSFB Private Equity, Inc. (CSFB Private Equity), one of the Company's two members, to acquire UAE Holdings' 50% ownership interest in Ref-Fuel Holdings in a series of transactions that the Company collectively refers to as the UAE Transactions. Upon consummation of the UAE Transactions, which are expected to be completed by December 31, 2003, Ref-Fuel Holdings will be majority owned, directly and indirectly, and controlled by affiliates of the Company's members ("the control group"). Emerging Issues Task Force (EITF) Topic D-97, "Push Down Accounting," requires that Ref-Fuel Holdings' financial statements reflect this change in ownership. Effectively, the aggregate excess of purchase price over the net assets acquired by the control group will be pushed-down to Ref-Fuel Holdings and its subsidiaries. As a result of the push down accounting, the Company does not expect any impact to its results of operations.

MSW ENERGY HOLDINGS LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2003
AND REPORT OF INDEPENDENT AUDITORS

Report of Independent Auditors

To the Members and Board of Directors of
MSW Energy Holdings LLC:

In our opinion, the accompanying consolidated balance sheet presents fairly, in all material respects, the financial position of MSW Energy Holdings LLC and its subsidiaries at June 30, 2003 in conformity with accounting principles generally accepted in the United States of America. This financial statement is the responsibility of the Company's management; our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this statement in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, and evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP
New York, New York September 22, 2003

MSW ENERGY HOLDINGS LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

JUNE 30, 2003

(in thousands of dollars)

Assets
Current assets
Cash and cash equivalents	$22,511
Other current assets	402

Total current assets	22,913
Investment in Ref-Fuel Holdings	343,927
Deferred financing fees	7,670

Total assets	$374,510

Liabilities and Members' Equity
Liabilities
Accounts payable and accrued liabilities	$1,977
Current portion of other long-term liabilities	500

Total current liabilities	2,477
Senior notes	200,000
Other long-term liabilities	22,033
Commitments and contingencies (Notes 3, 4 and 8)
Members' equity
Total members' equity	150,000

Total liabilities and members' equity	$374,510

The accompanying notes are an integral part of this consolidated balance sheet.

MSW ENERGY HOLDINGS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED BALANCE SHEET

JUNE 30, 2003

(in thousands of dollars)

1. Organization

        MSW Energy Holdings LLC ("MSW" and collectively hereinafter with its subsidiaries, referred to as the "Company"), a Delaware limited liability company and its wholly owned subsidiaries, MSW Energy Finance Co., Inc. ("MSW Finance"), a Delaware corporation, and MSW Energy Hudson LLC ("MSW Hudson") a Delaware limited liability company, were organized for the purpose of acquiring and holding an interest in Ref-Fuel Holdings LLC (formerly Duke/UAE Ref-Fuel LLC) ("Ref-Fuel Holdings"), pursuant to an equity purchase agreement between Duke Energy Global Markets, Inc. and MSW. Ref-Fuel Holdings' sole assets and source of operating cash flow relate to its 100% membership interest in American Ref-Fuel Company LLC ("ARC" or "American Ref-Fuel"). American Ref-Fuel is an owner and operator of six waste-to-energy facilities in the United States. The initial acquisition of Ref-Fuel Holdings (the "initial closing") was completed on June 30, 2003 (Note 3). Prior to June 30, 2003, MSW had no operations.

        MSW is operated under an amended and restated limited liability company agreement (the "LLC Agreement") dated June 24, 2003. The Company shall remain in existence indefinitely.

        MSW Finance was organized in June 2003, for the sole purpose of acting as co-issuer with MSW of $200,000 aggregate principal amount of 8 1/2% senior secured notes due September 1, 2010 ("Senior Notes") (Note 4). Other than serving as co-issuer, MSW Finance does not conduct operations of its own and has no assets.

        MSW Hudson holds the interest in Ref-Fuel Holdings, and acts as guarantor of the Senior Notes.

2. Summary of Significant Accounting Policies

Principles of Consolidation

        The accompanying consolidated balance sheet includes the accounts of MSW and its wholly owned subsidiaries. All material intercompany transactions and balances have been eliminated in consolidation.

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management of the Company to make estimates and assumptions that affect the (a) reported amounts of assets and liabilities at the date of the financial statements; (b) disclosure of contingent assets and liabilities at the date of the financial statements; and (c) the reported amounts of revenues and expenses recognized during the reporting period. Significant estimates include the preliminary allocation of the purchase price to the fair value of the Company's share of the Ref-Fuel Holdings net assets at the date of acquisition. Such estimates may be subsequently revised as necessary when additional information becomes available. Actual results could differ from those estimates.

Cash and Cash Equivalents

        Cash and cash equivalents include cash balances and unrestricted short-term investments with original maturities of three months or less. All of the Company's cash is maintained by one financial institution in segregated trustee accounts.

Restricted Cash and Investments

        The Company is required, under certain circumstances, to maintain cash and investment balances that are restricted by provisions of debt agreements and other agreements. These amounts are held by financial institutions in order to comply with contractual provisions requiring reserves for payments such as interest on the Senior Notes and obligations under the Essex Agreement. Restricted cash and investments may be invested in accounts earning market rates; therefore, the carrying value approximates fair value. At June 30, 2003, MSW had no restricted cash or investments.

Fair Value of Financial Instruments

        The fair value of financial instruments, including cash and cash equivalents, other current assets, and accounts payable and accrued liabilities approximates their carrying value because of the short-term nature of these instruments.

        Amounts outstanding under the Senior Notes and other long-term liabilities on the consolidated balance sheet approximate fair value at June 30, 2003 due principally to the fact that these obligations arose at or near the balance sheet date.

Deferred Financing Fees

        Deferred financing fees of $7,670 represent costs incurred by the Company in connection with the issuance of the Senior Notes. These costs are deferred and amortized to interest expense over the seven-year life of the Senior Notes.

Equity Method Investment

        Investments are accounted for using the equity method of accounting if the investment gives the Company the ability to exercise significant influence, but not control, over an investee. Significant influence is generally deemed to exist if the Company has an ownership interest in the voting stock of the investee of between 20% and 50%, although other factors, such as representation on the investee's board of directors, are considered in determining whether the equity method of accounting is appropriate.

        The Company has recorded its investment in Ref-Fuel Holdings as an equity method investment whereby the Company's ownership percentage of 49.8% in Ref-Fuel Holdings is reflected on the accompanying consolidated balance sheet as "Investment in Ref-Fuel Holdings."

Intangible Assets

        Identifiable intangible assets are included within the carrying value of investments accounted for using the equity method of accounting and are amortized on a straight-line basis over their estimated useful lives. Intangible assets are tested for impairment when events or circumstances indicate a decline is considered other than temporary.

        Intangible assets resulting from the excess of the purchase price paid over the fair value of net assets acquired of Ref-Fuel Holdings will be accounted for under the equity method and are included in "Investment in Ref-Fuel Holdings" on the Company's accompanying consolidated balance sheet.

Until third party valuations of assets are obtained, the preliminary allocation of the purchase price is subject to refinement.

Income Taxes

        Since the Company is a limited liability company, it has elected to be treated as a partnership for income tax purposes and therefore is not subject to federal or state income taxes; however, its income or loss is required to be included in the income tax returns of its members.

Risks and Uncertainties

        MSW's operations involve a number of significant risks and uncertainties. Factors that could affect MSW's future operating results and cause actual results to vary materially from expectations and adversely affect the Company's financial condition and prevent it from fulfilling its obligations, include but are not limited to, the Company's dependency on equity earnings and cash distributions from Ref-Fuel Holdings and American Ref-Fuel as its sole source of income and operating cash flow, the Company's inability to unilaterally control Ref-Fuel Holdings or American Ref-Fuel and the Company's substantial indebtedness and the substantial indebtedness of American Ref-Fuel.

Recently Issued Accounting Standard

        In May 2003, the Financial Accounting Standards Board issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity ("SFAS No. 150"). This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were classified as equity. SFAS No. 150 was effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. It is not expected that SFAS No. 150 will have a significant impact on the Company's results of operations or financial position.

3. Acquisition of Membership Interests in Ref-Fuel Holdings

        Pursuant to an equity purchase agreement between MSW and Duke Energy Global Markets, Inc., an affiliate of Duke Energy Corporation ("Duke"), the Company agreed to acquire Duke's 50% membership interest in Ref-Fuel Holdings in two separate closings. At the initial closing on June 30, 2003, the Company acquired MSW Hudson (formerly Duke Energy Hudson, LLC), which holds a 49.8% membership interest in Ref-Fuel Holdings. The Company has agreed to acquire Duke Energy Erie, LLC ("Erie"), a wholly owned subsidiary of Duke that holds an additional 0.2% membership interest in Ref-Fuel Holdings, at a second closing to occur at a future date within two years and six months after the initial closing. At the initial closing, the Company entered into a voting agreement with Erie, pursuant to which Erie granted the Company the right to vote the 0.2% membership interest in Ref-Fuel Holdings held by Erie until such time as the membership interest in Erie is transferred to MSW. As a result, MSW has direct or indirect voting control of 50% of the membership interests in Ref-Fuel Holdings after the initial closing.

        The aggregate cash purchase price for both the initial and second closing is $326,787, excluding fees and obligations assumed. Of the agreed-upon purchase price, $304,776 was paid on June 30, 2003 and a $20,704 purchase price adjustment was paid to Duke on September 5, 2003. The purchase price payment for the second closing will be $1,307 of which approximately $1,200 has been recorded in accounts payable and accrued liabilities in the accompanying consolidated balance sheet. The purchase price paid at the initial closing was financed with proceeds from the Company's offering of Senior Notes (Note 4), together with capital contributions made by the Company's two members of $75,000 each (Note 6). The purchase price payable at the second closing is expected to be financed by cash on hand or capital contributions from members.

        The purchase price has been preliminarily allocated to the fair values of the assets acquired and liabilities assumed and are subject to further adjustment based on the outcome of an independent third party valuation.

        The Company's share of unaudited members' equity of Ref-Fuel Holdings as of June 30, 2003 was $144,933. A summary of the preliminary allocation of purchase price to the fair value of the assets acquired by the Company and the Company's underlying investment in Ref-Fuel Holdings' members' equity is as follows:

49.8% Ref-Fuel Holdings' members' equity	$144,933
Fixed assets and other adjustments	46,368
Identifiable intangible assets	152,626

Investment in Ref-Fuel Holdings	$343,927

        The amounts allocated to fixed and intangible assets will be amortized using the straight-line method over the estimated useful lives of the underlying assets.

        In connection with the acquisition, the Company has entered into an agreement with Duke Capital Corporation ("Duke Capital"), an affiliate of Duke, (the "Essex Agreement") under which the Company agreed to pay Duke Capital certain future fees (Note 8) in exchange for Duke Capital's agreement to remain obligated under an existing support agreement related to the ARC Essex Facility. The fees payable under the Essex Agreement are subordinate to the Company's Senior Notes. The fees payable under the Essex Agreement escalate over time, and a portion of such fees are to be deposited into an escrow account for the benefit of Duke Capital.

        The Company made the first payment required under the Essex Agreement on June 30, 2003 at the initial closing. Included in current liabilities at June 30, 2003 is the portion MSW is required to pay Duke Capital on June 30, 2004 in the amount of $500. In August 2003, the Company, as required under the terms of the indenture for the Senior Notes, paid into a restricted account the next $500 payment due June 30, 2004 and an additional $5,000 which is required to be put into an escrow account on behalf of Duke Capital by June 30, 2004. These amounts were allocated out of a distribution received from Ref-Fuel Holdings in July 2003 of $10,732. Other long-term liabilities consist entirely of the present value of the obligation to Duke Capital at June 30, 2003. Such amount was determined using an effective interest rate of 9%, based on management's estimate of a reasonable borrowing rate for the Company for this type of instrument considering, among other factors, the term of this liability, subordination of this liability to the Company's Senior Notes and the relationship to the rate of interest on such Senior Notes.

        Additionally, at the initial closing, the Company assumed Duke Capital's obligations under the ARC equity contribution agreement (Note 8).

        The following table summarizes the components of the Company's 49.8% interest in Ref-Fuel Holdings at June 30, 2003:

Acquisition of 49.8% of Ref-Fuel Holdings	$304,776
Essex Agreement obligation	23,033
Direct acquisition costs and obligations	16,118

Investment in Ref-Fuel Holdings	$343,927

        Summarized unaudited balance sheet information with respect to the Company's equity method investment in Ref-Fuel Holdings as of June 30, 2003 is as follows:

Current assets	$218,446
Noncurrent assets	1,540,374
Current liabilities	162,080
Noncurrent liabilities	1,305,710

4. Senior Notes

        In June 2003, MSW, jointly and severally, with MSW Finance issued $200,000 aggregate principal amount of 8 1/2% senior secured notes due 2010 ("Senior Notes"). Interest on the Senior Notes accrues at 8 1/2% per annum, beginning from the date of issuance and is payable on March 1st and September 1st of each year, commencing on September 1, 2003. Interest only is payable throughout the term of the Senior Notes with principal and unpaid interest payable at maturity on September 1, 2010. The Senior Notes rank senior in priority to all the Company's liabilities and are collateralized by substantially all of the Company's assets, including its membership interest in Ref-Fuel Holdings. Holders of Senior Notes may require the Company to repurchase the Senior Notes upon a change in control or if the Company receives any proceeds from certain financings or asset sales by Ref-Fuel Holdings and its subsidiaries. The Company may redeem some or all of the Senior Notes prior to September 1, 2010 under certain circumstances at redemption prices ranging from 100% to 108.5% of the related principal amounts, plus accrued and unpaid interest as of such date. The Company is obligated under the indenture for the Senior Notes to file a registration statement under the Securities Act of 1933 with the United States Securities and Exchange Commission, by September 23, 2003, with respect to an offer to exchange the Senior Notes for a new issue of equivalent notes, and cause such registration statement to become effective by December 2003. Failure to meet this obligation will result in default under the registration rights agreement and could result in additional interest on the notes.

        The indenture for the 8 1/2% Senior Notes provides for certain restrictive covenants including, among other things, restrictions on incurrence of indebtedness, certain payments to related and unrelated parties, acquisitions and asset sales. The Company was in compliance with the indenture governing the Senior Notes as of June 30, 2003.

5. Accounts Payable and Accrued Liabilities

        Accounts payable and accrued liabilities at June 30, 2003 consisted of the following:

Accrued acquisition and related costs	$1,867
Other liabilities	110

$1,977

6. Members' Equity

        MSW is equally owned by (i) Highstar Renewable Fuels LLC ("Highstar"), which is affiliated with AIG Global Asset Management Holdings Corp. ("AIGGIG"), a subsidiary of American International Group, Inc. ("AIG"), and (ii) several funds affiliated with CSFB Private Equity, Inc. ("CSFB Private Equity"), the global private equity arm of Credit Suisse First Boston (USA), Inc. ("CSFB"), through MSW Acquisition LLC (Highstar and MSW Acquisition LLC are together, the "Members").

        On June 30, 2003, the Members each contributed $75,000 in cash to the Company, in exchange for equal interests in the Company. The LLC Agreement generally provides for equal participation in the activities of MSW, to the extent its Members' interests remain equal.

7. Related Parties

        Other than with respect to the Company's independent director, the entire board has been designated by AIGGIG or CSFB Private Equity or their affiliates. In addition, affiliates of AIGGIG and CSFB Private Equity control the appointment of the Company's management, authorizing mergers, sales of substantially all of the Company's assets and other extraordinary transactions. In the normal course of business, certain of the Members may participate in the ongoing management of the Company. Management team individuals from the Members or companies related to the Company by common ownership may devote time to strategies and operations of the Company.

        Credit Suisse First Boston LLC ("CSFB LLC") acted as the Company's financial advisor and was the initial purchaser of the Senior Notes. In addition, CSFB LLC committed to underwrite a bridge loan to the Company for the Acquisition in the event that MSW did not close the sale of the notes. Total fees paid to CSFB LLC for these services were $11,850 all of which are included in either acquisition (as a component of the purchase price) or deferred financing fees in the accompanying consolidated balance sheet at June 30, 2003.

        From time to time, CSFB or its affiliates may engage in investment banking and other services with the Company or Ref-Fuel Holdings or its subsidiaries, for which CSFB or its affiliates will receive customary compensation.

        Subsidiaries of AIG have issued existing insurance policies to the Company and American Ref-Fuel, for which the AIG insurance company subsidiaries receive customary annual premiums.

American Home Assurance Company, an AIG subsidiary, has issued surety bonds on behalf of several American Ref-Fuel affiliates, for which American Home Assurance Company receives customary annual premiums. In addition, insurance company subsidiaries of AIG may in the future provide insurance and surety bonds to the Company or Ref-Fuel Holdings or its subsidiaries.

        Included in other current assets at June 30, 2003 is a $250 advance to an affiliate of CSFB related to certain fees paid by the Company which were reimbursed to the Company by the affiliate in September 2003.

8. Commitments and Contingencies

Essex Agreement

        The following table represents the future net minimum payments to be made under the Essex Agreement (Note 3) as of June 30, 2003:

Years ending June 30,
2004	$500
2005	2,500
2006	2,500
2007	2,500
Thereafter	41,500

Total minimum payments	49,500
Less: amount representing interest	(26,967)

Present value of net minimum payments	$22,533

        As of June 30, 2003, payments due under the Essex Agreement extend until 2020. The Company has estimated the period over which payments are due under the Essex Agreement based on the provisions of several underlying agreements of American Ref-Fuel related to the Essex Plant. The period over which payments are due may extend beyond 2020 and the amount of the yearly payments may increase if the underlying agreements are extended.

Letters of Credit

        At the initial closing, the Company assumed Duke Capital's obligations under the equity contribution agreement related to ARC and provided a $50,000 letter of credit to ARC. MSW is responsible for paying customary expenses associated with obtaining this letter of credit. Each of the Company's Members provided back-to-back letters of credit to the Company's letter of credit provider to reimburse such letter of credit provider if the Company's letter of credit is drawn by ARC. If for any reason the equity contribution letter of credit provider is not reimbursed for a letter of credit drawing from the back-to-back letters of credit and corporate guarantees provided by the Members, the Company may be obligated to pay such reimbursement obligations.

 REF-FUEL HOLDINGS LLC AND SUBSIDIARIES

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2003 AND FOR THE THREE MONTHS AND NINE
MONTHS ENDED SEPTEMBER 30, 2003 AND 2002

 REF-FUEL HOLDINGS LLC AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2003	December 31, 2002
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$55,258	$70,173
Restricted cash and short-term investments	87,929	49,460
Accounts receivable, net of allowance for doubtful accounts of $1,660 and $1,645, respectively	69,955	70,542
Prepaid expenses and other current assets	12,724	10,797

Total current assets	225,866	200,972

Long-term assets
Property, plant and equipment, net	1,087,976	1,103,072
Intangible assets, net	314,620	336,731
Goodwill	28,450	28,066
Restricted cash and long-term investments	93,370	81,961
Other long-term assets	11,111	6,022

Total long-term assets	1,535,527	1,555,852

Total assets	$1,761,393	$1,756,824

Liabilities and Members' Equity
Current liabilities
Accounts payable and other current liabilities	$46,325	$65,685
Current portion of long-term debt	81,001	83,561
Accrued interest payable	24,235	12,854

Total current liabilities	151,561	162,100

Long-term liabilities
Long-term debt	1,071,574	1,072,835
Other long-term liabilities	237,010	227,433

Total long-term liabilities	1,308,584	1,300,268

Total liabilities	1,460,145	1,462,368

Commitments and contingencies (Note 6)
Members' Equity	301,248	294,456

Total liabilities and members' equity	$1,761,393	$1,756,824

See accompanying notes are an integral part of these consolidated financial statements.

 REF-FUEL HOLDINGS LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands)

	For the three months ended September 30,		For the nine months ended September 30,
	2003	2002	2003	2002
Revenues
Waste disposal and related services	$72,573	$71,410	$211,436	$204,199
Energy	43,341	40,647	126,886	120,425
Other	4,586	1,738	10,073	3,999

Total revenues	120,500	113,795	348,395	328,623
Expenses
Operating	46,713	39,126	145,948	129,098
Depreciation and amortization	14,387	18,247	44,119	51,293
General and administrative	11,540	9,877	34,056	36,814
(Gain) loss on asset retirements	(121)	(302)	1,717	1,715

Operating income	47,981	46,847	122,555	109,703
Interest income	809	916	2,319	2,712
Interest expense	(16,628)	(16,728)	(47,725)	(49,434)
Loss on early extinguishment of debt	—	—	(3,292)	—
Equity in earnings of equipment leasing entities	—	—	—	15,500
Other expense, net	(394)	(51)	(515)	(290)

Income before minority interests	31,768	30,984	73,342	78,191
Minority interests in net income of subsidiaries	—	—	—	(4,885)

Net income	$31,768	$30,984	$73,342	$73,306

The accompanying notes are an integral part of these consolidated financial statements.

 REF-FUEL HOLDINGS LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF MEMBERS' EQUITY
(Unaudited, in thousands)

Balance, January 1, 2002	$136,158
Redemption of Class B minority interests	144,194
Net income	108,604
Distributions to members	(94,500)

Balance, December 31, 2002	294,456
Net income	73,342
Distributions to members	(66,550)

Balance, September 30, 2003	$301,248

The accompanying notes are in an integral part of these consolidated financial statements.

 REF-FUEL HOLDINGS LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	For the nine months ended September 30,
	2003	2002
Cash flows from operations
Net income	$73,342	$73,306
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	52,956	57,429
Revenue contract levelization	11,387	11,820
Accretion of interest on loss contracts	1,472	1,539
Equity in earnings of equipment leasing entities	—	(15,500)
Minority interest in net income of subsidiaries	—	4,885
Loss on asset retirements	1,717	1,715
Loss on early extinguishment of debt	3,292	—
Changes in assets and liabilities:
Accounts receivable, net	587	(6,649)
Prepaid expenses and other current assets	(1,927)	(1,918)
Other long-term assets	(5,089)	(5,305)
Accounts payable and other current liabilities	(19,357)	2,719
Accrued interest payable	11,381	12,083
Other long-term liabilities	4,248	8,339

Net cash provided by operating activities	134,009	144,463

Cash flows from investing activities
Change in restricted cash and investments, net	(49,861)	(69,521)
Additions of property, plant and equipment	(28,684)	(31,156)
Proceeds from redemption	—	2,592
Proceeds from sales of assets	1,442	1,292
Acquisition of intangible assets	—	(408)

Net cash used in investing activities	(77,103)	(97,201)

Cash flows from financing activities
Borrowings of long-term debt	325,000	40,000
Repayments of long-term debt	(325,116)	(22,731)
Payment of financing costs	(5,155)	(137)
Distributions paid to members	(66,550)	(72,500)

Net cash used in financing activities	(71,821)	(55,368)

Net decrease in cash and cash equivalents	(14,915)	(8,106)
Cash and cash equivalents, beginning of period	70,173	51,743

Cash and cash equivalents, end of period	$55,258	$43,637

See accompanying notes are an integral part of these consolidated financial statements.

 REF-FUEL HOLDINGS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1.    Organization and Basis of Presentation

        Ref-Fuel Holdings LLC (Ref-Fuel or the Company), which was formerly known as Duke/UAE Ref-Fuel LLC, is a Delaware limited liability company that was formed in 1997. Ref-Fuel is owned 50 percent by United American Energy Corp. (UAE) and was owned 50 percent by Duke Energy Corporation (Duke), who, effective June 30, 2003, sold their interests in Ref-Fuel to MSW Energy Holdings LLC (MSW). Ref-Fuel was formed with the purpose of investing in American Ref-Fuel Company and affiliated partnerships that (a) own certain partnerships that develop, own and operate waste-to-energy facilities that combust municipal solid waste and produce energy in the form of steam and electricity; and (b) procure waste for such facilities.

        The unaudited consolidated interim financial statements presented as of September 30, 2003 and for the three months and nine months ended September 30, 2003 and 2002 include: (a) American Ref-Fuel Company (Ref-Fuel Management); (b) TransRiver Marketing Company, L.P. (TransRiver); (c) American Ref-Fuel Company of Hempstead (Hempstead); (d) American Ref-Fuel Company of Essex County (Essex); (e) American Ref-Fuel Company of Southeastern Connecticut (Seconn); (f) American Ref-Fuel Company of Niagara, L.P. (Niagara); (g) American Ref-Fuel Company of Semass, L.P. (Ref-Fuel Semass); (h) American Ref-Fuel Operations of Semass, L.P. (Semass Operator); (i) American Ref-Fuel Company of the Capital District, L.P.; (j) American Ref-Fuel Company of Delaware Valley, L.P. (Delaware Valley); and (k) American Ref-Fuel LLC (ARC LLC) (collectively, the American Ref-Fuel Partnerships). All significant intercompany accounts and transactions have been eliminated in consolidation.

        Previous to April 30, 2001, Hempstead, Essex, Niagara and Seconn (collectively, the HENS) were a series of partnerships that were equally owned by Allied Waste Industries, Inc. (Allied) and Ref-Fuel (the Investors). On April 30, 2001 the Investors recapitalized their partnership interests in the HENS (the Recapitalization). The terms of the Recapitalization provided that indirect subsidiaries of ARC LLC became the managing general partners of the HENS. The interest held by Ref-Fuel in the HENS converted to a Class A interest, and the interest held by Allied converted to a Class B interest. In conjunction with the Recapitalization, the HENS contributed $163.5 million to obtain 99 percent noncontrolling interests in equipment leasing entities controlled by Allied. ARC LLC also agreed to substitute as guarantor for guarantees previously furnished by Duke and Allied, less certain liabilities retained by Allied and Duke pursuant to credit backstop agreements.

        The Class A and Class B partners were both general partners in the HENS; however, the Class B partners had limited involvement in the HENS' management and had limited participation in partnership distributions, except as expressly agreed. Among other limitations, the Class A partners were restricted from the following actions without the written consent of the Class B partners: voluntary dissolution of the HENS, sale or abandonment of a substantial portion of the HENS' assets, disposition of any of the HENS' interests in the equipment leasing entities, and certain other activities.

        From April 30, 2001 through April 30, 2002, the profits and losses of the HENS were allocated as follows: (a) depreciation expense allocated to the HENS from the equipment leasing entities was allocated to the Class A partner only; (b) net income and loss before depreciation of the equipment leasing entities allocated to the HENS was allocated between the Class A and Class B partners based on certain defined earnings tranches; and (c) all other net income or loss of the HENS was allocated between the Class A and Class B partners based on certain defined earnings tranches which differ from the tranches used to allocate the earnings of the equipment leasing entities.

        Both Allied and Ref-Fuel had separate, nonconcurrent rights to cause the HENS to redeem Allied's Class B interests in the HENS for the HENS' interest in the equipment leasing entities (Redemption). In January 2002, Allied announced its intention to exercise that right and completed the Redemption on April 30, 2002. The Redemption of the HENS resulted in the following: (a) gross income for the period from January 1, 2002, through the Redemption date, was reallocated first to the Class A partners in an amount equal to the difference between the Class A partners' share of economic depreciation and prior special allocations of depreciation expense to the Class A partners with all remaining profits and losses allocated consistent with profit and loss allocations described above; (b) the HENS' interests in the equipment leasing entities were distributed to Allied in redemption of Allied's Class B interests in the HENS; and (c) the $2.6 million difference between the fair value of Allied's interest in the HENS and the fair value received by Allied in redemption of those interests was paid by Allied to the HENS.

        The Redemption of Allied's Class B interest in the HENS resulted in the application of purchase accounting to the HENS in accordance with Statement of Financial Accounting Standards (SFAS) No. 141, Business Combinations, and adjusted the assets and liabilities of the HENS to fair value.

        All of the American Ref Fuel Partnerships are indirect wholly owned subsidiaries or controlled subsidiaries of ARC LLC. The consolidated financial statements include the accounts of Ref-Fuel, its controlled subsidiaries and certain investments. Allied's Class B interest in the HENS has been reflected in the balance sheet as minority interest.

        The unaudited condensed consolidated financial statements of the Company furnished herein contain all adjustments that are, in the opinion of management, necessary for a fair statement of results for the interim periods presented. While certain information and footnote disclosures normally included in the financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted, management believes that the disclosures herein are adequate to make the information not misleading. The results of operations for the interim periods are not necessarily indicative of the results for the entire year. These financial statements should be read in conjunction with the consolidated financial statements and notes thereto for the year ended December 31, 2002.

2.    Summary of Significant Accounting Policies

Recent Accounting Pronouncements

        In June 2001, the Financial Accounting Standards Board (the FASB) issued SFAS No. 143, Accounting for Asset Retirement Obligations. SFAS 143 applies to all legally enforceable obligations associated with the retirement of long-lived assets and provides the accounting and reporting requirements for such obligations. SFAS 143 requires amounts initially recognized as an asset retirement obligation to be measured at fair value. The recognized asset retirement cost is capitalized as part of the cost of the asset and is depreciated over the useful life of the asset.

        SFAS 143, which primarily impacts the Company's accounting for its landfill operations, does not change the landfill accounting followed historically by the Company. The Company expenses costs for future closure and post-closure obligations on a per-unit basis as the landfill space is consumed. This practice will continue to be followed upon adoption of SFAS 143 except, under the new rules, costs associated with future final capping activities that occur during the operating life of the landfill will be accounted for as an asset retirement obligation. Interest will be accreted an all landfill retirement obligations using the effective interest method. Landfill retirement costs arising from post-closure obligations, which will be capitalized as part of the landfill asset, will be amortized consistent with the Company's current estimated life and are non-cash in nature. Landfill retirement costs arising from final capping obligations, will be amortized on a units-of-consumption basis over the estimated number of tons of waste that each final capping event covers. The Company adopted SFAS 143 effective January 1, 2003.

        In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections. SFAS 145 requires that most gains and losses from the extinguishment of debt no longer be classified as extraordinary items and that they be recorded in the results of operations. In addition, SFAS 145 amends FASB Statement No. 13 to require that certain lease modifications that have economic effects similar to sale-leaseback transactions be accounted for in the same manner as sale-leaseback transactions. The Company has adopted SFAS 145 and has reclassified losses from early extinguishment of debt, for all applicable years reported in the results of operations.

        In July 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. This statement sets forth various modifications to existing accounting guidance which prescribes the conditions which must be met in order for costs associated with contract terminations, facility consolidations, employee relocations and terminations to be accrued and recorded as liabilities in financial statements. This statement was effective for exit or disposal activities initiated after December 31, 2002. SFAS 146 has no effect on the Company.

        In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure. This statement amends SFAS No. 123, Accounting for Stock Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirement of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. SFAS No. 148 was effective for fiscal years ending after December 15, 2002. SFAS 148 has no effect on the Company.

        In April 2003, the FASB issued SFAS No. 149, Amendment of SFAS No. 133 on Derivative Instruments and Hedging Activities. This statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under SFAS. No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 149 was effective for contracts entered into or modified after June 30, 2003 and was effective for hedging relationships designated after June 30, 2003. SFAS 149 has no effect on the Company.

        In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were classified as equity. SFAS No. 150 was effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. SFAS 150 did not have an effect on the Company.

        In November 2002, the FASB issued FASB Interpretation (FIN) No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. FIN 45 requires that upon issuance of a guarantee, the guarantor must recognize a liability for the fair value of the obligation it assumes under that guarantee. In addition, FIN 45 requires disclosures about the guarantees that an entity has issued. The Company applied the recognition provisions of FIN 45 prospectively to guarantees issued after December 31, 2002, which did not have a material effect on the Company's financial position, results of operations or cash flows.

        In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities (FIN 46). FIN 46 requires that unconsolidated variable interest entities be consolidated by their primary beneficiaries. A primary beneficiary is the party that absorbs a majority of the entity's expected losses or residual benefits. FIN 46 applies to the interests held by a public entity in certain variable interest entities or potential variable interest entities until the end of the first interim or annual period ending after December 15, 2003 if the variable interest entity or potential variable interest entity was created before February 1, 2003 and the public entity has not issued financial statements reporting that variable interest entity in accordance with FIN 46, other than in disclosures required by paragraph 26 of FIN 46. The Company does not believe that FIN 46 will have a material effect on American Ref-Fuel's financial position, results of operation or cash flows.

3.    Business Combinations (in thousands)

        Pro-forma results showing the effects of the Redemption as if it occurred on January 1, 2002 are as follows:

	For the nine months ended September 30, 2002
	As Reported	Pro Forma Adjustments		Pro Forma Total
Total revenues	$328,623	$(5,592)	(a)	$323,031

Operating income	$109,703	$(6,025)	(b)	$103,678
Interest income	2,712	—		2,712
Interest expense	(49,434)	(644)	(c)	(50,078)
Equity in earnings of equipment leasing entities	15,500	(15,500)	(d)	—
Other expense, net	(290)	—		(290)

Income before minority interests	78,191	(22,169)		56,022
Minority interests in net income of subsidiaries	(4,885)	4,885	(e)	—

Net (loss) income	$73,306	$(17,284)		$56,022

(a)
Represents amortization of purchase accounting adjustments related to energy and waste contracts.

(b)
Represents adjustments described in (a) above and depreciation associated with purchase accounting adjustments related to property, plant and equipment.

(c)
Represents effect of purchase accounting adjustments related to the fair value of debt acquired.

(d)
Represents elimination of equity earnings of equipment leasing companies as if the Company had no ownership as of January 1, 2002.

(e)
Represents elimination of Class B minority interests earnings allocation as if the Company had full ownership of the HENS as of January 1, 2002.

4.    Property, Plant and Equipment

       In the third quarter of 2002, the Company changed its accounting estimates relating to the useful lives of certain plant and equipment on a prospective basis. The estimated useful lives for most plant assets were extended from 35 years to 50 years, and the service lives of most replacement components, included in plant and equipment, were shortened from a range of 7 to 10 years, to 5 years. The change was based upon a study performed by the Company's engineering department, information obtained from the recent fair market assessments performed related to the Allied transactions, comparisons to industry practice and the effect of the Company's extensive review of capital investments which identified fully depreciated assets still in use, and assets that required replacement before the end of their expected useful life resulting in losses being recorded on asset retirements.

5.    Financing Arrangements

        On May 9, 2003, ARC LLC completed the sale of $275 million aggregate principal amount of 6.26 percent Senior Notes due 2015. The proceeds of the financing were used to repay $242.6 million under the outstanding credit facilities, fund debt service reserve accounts and for general corporate purposes. As part of this refinancing, ARC LLC entered into an amended and restated secured revolving credit facility for up to $75 million, including $45 million of which could be used for letters of credit. Under the terms of the credit facility, the Company is subject to certain financial covenants, as defined in the credit facility, with respect to leverage and adjusted cash flow coverage ratios. As of September 30, 2003, there were no borrowings and $2.2 million of letters of credit outstanding under the secured revolving credit facility. As a result of the refinancing, the Company wrote off approximately $3.3 million of deferred financing costs associated with the retired debt.

Environmental and Regulatory Risk

        The Company operates in an environmentally sensitive industry and is subject to extensive federal, state and local laws and regulations adopted for the protection of the environment. The laws and regulations primarily applicable to the Company are those related to discharge of emissions into the air and management of solid waste but can also include those related to water use, discharges to water, wetlands preservation and hazardous waste management. Certain of these laws have extensive and complicated requirements relating to obtaining construction and operating permits, monitoring, record keeping and reporting. While management believes that it is in substantial compliance with permits and other applicable environmental laws relating to the Company, its facilities, from time to time, may not be in full compliance with all such laws.

        Noncompliance with environmental laws and regulations can result in the imposition of civil or criminal fines or penalties. In some instances, environmental laws also may impose clean-up or other remedial obligations in the event of a release of pollutants or contaminants into the environment. The Company incurs operating costs and capital expenditures related to various environmental protection and monitoring programs. Such expenditures have not had a material adverse effect on the Company's consolidated financial position or results of operations. However, federal, state and local regulatory authorities may consider proposals to restrict or tax certain emissions, which proposals, if adopted, could impose additional costs on the operation of the Company.

Landfill Agreements

        Semass Partnership, a subsidiary of Ref-Fuel Semass, has a waste management agreement (the WMA) dated May 25, 1982, as amended, with the Carver, Marion, Wareham Regional Refuse Disposal District (CMW). The WMA allows Semass Partnership to utilize a portion of a landfill (the CMW Landfill), which CMW leases from Wankinco River, Inc. (Wankinco).

        From May 1997 through July 1999, Wankinco provided notices purportedly terminating the lease on the CMW Landfill based upon an allegation that the lease term automatically expired due to alleged failures to strictly comply with the terms of the lease. In June 1997, Semass Partnership and CMW filed suit against Wankinco and A. D. Makepeace Company, Inc., Wankinco's parent company, seeking a declaratory judgment that Semass Partnership and CMW may continue to operate the CMW Landfill. Trial of the matter before the court was completed in 2001 and a decision was received by the Company in December 2002, which decided virtually all issues in favor of the Semass Partnership. The Semass Partnership avoided both forfeiture of possession and any liability for damages due to landfill operations. Wankinco filed a notice of appeal in January 2003. Apart from this decision, the Semass Partnership and Wankinco continue litigating several other actions involving regulatory issues at the landfill. Management believes that the ultimate resolution of these matters will not have a material adverse impact on the results of operations, future cash flows or financial position of Ref-Fuel Semass, Semass Partnership or the Company.

        In March 1990, the Semass Partnership, CMW and Wankinco entered into an agreement related to the CMW Landfill, as amended (the Settlement Agreement), which requires, among other things, the Semass Partnership to make annual deposits into an environmental protection trust fund (the Fund) in lieu of obtaining environmental impairment liability insurance for the CMW Landfill. The Semass Partnership is required under the Settlement Agreement to deposit $500,000 annually into the Fund, payable in equal quarterly installments. Certain additional deposits are required subject to the availability of cash in accordance with the Company's loan agreement. The Semass Partnership's obligation to make deposits into the Fund ceases when the Fund reaches a balance of $20.0 million. Proceeds from the Fund are to be used primarily for remediation of the CMW Landfill in the event of environmental damage. The Semass Partnership and Wankinco are each entitled to receive one-half of the balance of the Fund upon final closure of the CMW Landfill and receipt of required governmental approvals. During the period ended September 30, 2003, the Semass Partnership made the required quarterly deposit into the Fund and charged operations for one-half of the deposits into the Fund, representing one-half of the balance of the Fund which will be disbursed to Wankinco upon final closure of the CMW Landfill. Additional charges to operations may be required in the future if any disbursements are required from the Fund to remediate any environmental damages. To date, management is not aware of any such environmental damages. As of September 30, 2003, the balance in the Fund is approximately $12.7 million, and is included in restricted cash and long-term investments. A corresponding liability of approximately $6.3 million, representing approximately one-half of the deposits and related earnings in the Fund, is included in other long-term liabilities as of September 30, 2003.

Other Matters

        The Company is involved in various claims or litigation in the ordinary course of business. Management believes that the ultimate resolution of these matters, either individually or in the aggregate, will not have a material adverse impact on the future results of operations, cash flows or financial position of the Company.

7.    Other Long-Term Liabilities

        Other long-term liabilities consist of the long-term portion of the following (in thousands):

	September 2003	December 31, 2002
	(unaudited)
Long-term waste contracts acquired	$91,268	$96,640
Operating lease acquired	66,427	70,386
Deferred revenue	15,553	14,427
Long-term incentive plan accruals	1,512	1,417
Energy contract levelization	47,024	34,735
Landfill liabilities	13,355	8,144
Other	1,871	1,684

	$237,010	$227,433

8.    Supplemental Disclosure of Cash Flow Information (in thousands):

	For the nine months ended September 30,
	2003	2002
Cash paid for interest	$36,763	$35,730

Redemption of Class B minority interest in the HENS		$144,194

        Depreciation and amortization expense included in the Statement of Cash flows consists of the following (in thousands):

		For the nine months ended September 30,
		2003	2003
Asset / liability	Statement of operations	(Revenue) expense
Property, plant and equipment	Depreciation and amortization (1)	$44,119	$51,293
Energy contracts	Energy revenues	21,410	18,841
Long-term waste contracts	Waste disposal and related services	(5,894)	(7,033)
Lease	Operating expenses (rent expense)	(3,959)	(3,959)
Debt	Interest expense	(1,891)	83
Deferred revenue	Waste disposal and related services and energy revenues	(829)	(1,796)

Total		$52,956	$57,429

(1)
Includes amortization of other intangibles

9.    Subsequent Event

       On October 2, 2003, a merger agreement between MSW Merger LLC, an affiliate of one of our members, and UAE Holdings, UAE's parent, was publicly announced. Upon consummation of the transaction, which is expected to be completed by December 31, 2003, and a series of related transactions (collectively, the UAE Transactions), MSW Energy II LLC, a subsidiary of MSW Merger LLC, will become an indirect wholly owned subsidiary of UAE, and hold a 50% direct and indirect membership interest in Ref-Fuel Holdings.

        As a result, and upon consummation of the UAE Transactions, Ref-Fuel Holdings will be majority owned, directly and indirectly, and controlled by affiliates of MSW's members ("the control group"). In accordance with Emerging Issues Task Force (EITF) Topic D-97, "Push Down Accounting," Ref-Fuel Holdings' financial statements, after the transaction, will be required to reflect the change in its ownership. Effectively, the aggregate excess of purchase price over the net assets acquired of the Company will be pushed-down to reflect the new owners' bases in the Company.

 REF-FUEL HOLDINGS LLC AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2002 AND 2001 AND
FOR EACH OF THE THREE YEARS IN THE PERIOD ENDED
DECEMBER 31, 2002, AND REPORTS OF INDEPENDENT AUDITORS

Report of Independent Auditors

To the Members and Board of Directors of
Duke/UAE Ref-Fuel LLC and Subsidiaries

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of members' equity and of cash flows present fairly, in all material respects, the financial position of Duke/UAE Ref-Fuel LLC and its subsidiaries at December 31, 2002 and 2001, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 2 to the consolidated financial statements, effective January 1, 2002 Duke/UAE Ref-Fuel LLC changed its method of accounting for goodwill and intangibles.

/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey
July 31, 2003

Independent Auditors' Report

The Board of Directors and Members
Duke/UAE Ref-Fuel LLC:

        We have audited the accompanying consolidated statements of operations, members' equity and cash flows of Duke/UAE Ref-Fuel LLC and subsidiaries for the year ended December 31, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Duke/UAE Ref-Fuel LLC and subsidiaries for the year ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

/s/ KPMG LLP

Short Hills, New Jersey
February 23, 2001

DUKE/UAE REF-FUEL LLC AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands of dollars)

	December 31,
	2002	2001
Assets
Current assets
Cash and cash equivalents	$70,173	$51,743
Restricted cash and short-term investments	49,460	31,636
Accounts receivable, net of allowance for doubtful accounts of $1,645 and $2,437, respectively	70,542	61,295
Accounts receivable, affiliates	—	7,446
Prepaid expenses and other current assets	10,797	11,662

Total current assets	200,972	163,782

Long-term assets
Property, plant and equipment, net	1,103,072	1,099,019
Intangible assets, net	336,731	276,035
Goodwill	28,066	28,066
Restricted cash and long-term investments	81,961	62,640
Equity in unconsolidated affiliates—equipment leasing entities	—	180,182
Other long-term assets	6,022	3,454

Total long-term assets	1,555,852	1,649,396

Total assets	$1,756,824	$1,813,178

Liabilities and Members' Equity
Current liabilities
Accounts payable and other current liabilities	$65,685	$46,466
Accounts payable, affiliates	—	1,878
Current portion of long-term debt	83,561	60,078
Accrued interest payable	12,854	6,716

Total current liabilities	162,100	115,138

Long-term liabilities
Long-term debt	1,072,835	1,096,545
Other long-term liabilities	227,433	276,902

Total long-term liabilities	1,300,268	1,373,447

Total liabilities	1,462,368	1,488,585

Commitments and contingencies (Notes 12 and 14)
Minority interest subject to certain rights of redemption	—	188,435

Members' equity
Total members'equity	294,456	136,158

Total liabilities and members'equity	$1,756,824	$1,813,178

The accompanying notes are an integral part of these consolidated financial statements.

DUKE/UAE REF-FUEL LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands of dollars)

	December 31,
	2002	2001	2000
Revenues
Waste disposal and related services	$260,119	$155,792	$—
Waste disposal and related services—affiliate	12,190	25,848	—
Energy	160,284	117,536	—
Other	5,949	2,744	125

Total net revenues	438,542	301,920	125
Expenses
Operating	169,866	98,481	—
Depreciation and amortization	67,249	40,899	—
General and administrative	43,642	30,107	1,857
Loss on asset retirements	1,886	757	—

Operating income (loss)	155,899	131,676	(1,732)
Interest income	3,740	4,663	—
Interest income—affiliate	—	1,707	4,971
Interest expense	(60,893)	(55,747)	—
Interest expense—affiliate	—	(4,525)	(4,509)
Loss on early extinguishment of debt	—	(3,711)	—
Equity in earnings of unconsolidated affiliates
American Ref-Fuel Partnerships	—	9,617	44,501
Equipment leasing entities	15,500	16,705	—
Other expenses, net	(757)	(145)	—

Income before minority interests	113,489	100,240	43,231
Minority interests in net income of subsidiaries	(4,885)	(24,961)	—

Net income	$108,604	$75,279	$43,231

The accompanying notes are an integral part of these consolidated financial statements.

DUKE/UAE REF-FUEL LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF MEMBERS' EQUITY

(in thousands of dollars)

Balance, January 1, 2000	$223,810
Net income	43,231
Distributions to members	(53,170)

Balance, December 31, 2000	213,871
Recapitalization of partnership interests of the HENS	(144,194)
Contributions received	50,000
Net income	75,279
Distributions to members	(58,798)

Balance, December 31, 2001	136,158
Redemption of Class B minority interests	144,194
Net income	108,604
Distributions to members	(94,500)

Balance, December 31, 2002	$294,456

The accompanying notes are an integral part of these consolidated financial statements.

DUKE/UAE REF-FUEL LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands of dollars)

	December 31,
	2002	2001	2000
Cash flows from operating activities
Net income	$108,604	$75,279	$43,231
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	74,695	44,012	—
Revenue contract levelization	14,359	7,464	—
Interest on loss contracts	2,051	1,422	—
Equity in earnings of unconsolidated affiliates
American-Ref Fuel partnerships	—	(9,617)	(44,501)
Equipment leasing entities	(15,500)	(16,705)	—
Distributions from unconsolidated affiliates
American-Ref Fuel partnerships	—	3,025	44,501
Minority interest in net income of subsidiaries, net of distributions	4,885	24,961	—
Loss on asset retirements	1,886	757	—
Loss on early extinguishment of debt	—	3,711	—
Changes in assets and liabilities
Accounts receivable, net	(9,245)	911	—
Accounts receivable, affiliates	8,808	(1,610)	—
Prepaid expenses and other current assets	(7,933)	(896)	—
Other long-term assets	3,567	481
Accounts payable and other current liabilities	19,314	(3,026)	621
Accounts payable, affiliates	—	1,150	—
Accrued interest payable	6,138	(11,343)	(30)
Other long-term liabilities	(12,978)	13,053	—

Net cash provided by operating activities	198,651	133,029	43,822

Cash flows from investing activities
Change in restricted cash and investments, net	(37,145)	19,673	—
Additions of property, plant and equipment	(35,727)	(9,181)	—
Acquisition of intangible assets	(548)	—	—
Proceeds from redemption	2,592	—	—
Proceeds from sale of assets	1,292	263	—
Acquisitions, net of cash	—	(143,949)	(2,240)
Acquisition of interest in unconsolidated affiliates	—	(900)	(847)
Distributions from unconsolidated affiliates in excess of earnings	—	—	14,583
Changes in advances or notes receivable and interest from affiliates	—	1,806	2,421
Cash from consolidation of unconsolidated affiliates	—	18,675	—

Net cash (used in) provided by investing activities	(69,536)	(113,613)	13,917

Cash flows from financing activities
Borrowings of long-term debt	40,000	646,640	—
Repayments of long-term debt	(56,032)	(584,411)	—
Payment of financing costs	(153)	(17,810)	—
Payment of call premiums on early extinguishment of debt	—	(10,006)	—
Payments on notes payable to affiliates	—	(2,350)	—
Distributions paid to members	(94,500)	(58,798)	(53,170)
Contributions received from members	—	50,000	—

Net cash (used in) provided by financing activities	(110,685)	23,265	(53,170)

Net increase in cash and cash equivalents	18,430	42,681	4,569
Cash and cash equivalents, beginning of year	51,743	9,062	4,493

Cash and cash equivalents, end of year	$70,173	$51,743	$9,062

The accompanying notes are an integral part of these consolidated financial statements.

DUKE/UAE REF-FUEL LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Organization and Basis of Presentation

        Duke/UAE Ref-Fuel LLC (Duke/UAE or the Company), is a Delaware limited liability company that was formed in 1997. Duke/UAE was 50 percent indirectly owned by Duke Energy Corporation (Duke) and 50 percent indirectly owned by United American Energy Corp. (UAE) at December 31, 2002. Duke/UAE was formed with the purpose of investing in American Ref-Fuel Company and affiliated partnerships that (a) own certain partnerships that develop, own and operate waste-to-energy (WTE) facilities that combust municipal solid waste and produce energy in the form of steam and electricity; and (b) procure waste for such facilities.

        In 1997 and 1998, the Company obtained 50 percent ownership of the following partnerships: (a) American Ref-Fuel Company (Ref-Fuel Management), which owned 98 percent of TransRiver Marketing Company, L.P. (TransRiver); (b) American Ref-Fuel Company of Hempstead (Hempstead); (c) American Ref-Fuel Company of Essex County (Essex); (d) American Ref-Fuel Company of Southeastern Connecticut (Seconn); (e) American Ref-Fuel Company of Niagara, L.P. (Niagara); (f) American Ref-Fuel Company of Semass, L.P. (Ref-Fuel Semass); (g) American Ref-Fuel Operations of Semass, L.P. (Semass Operator)(collectively with Ref-Fuel Semass, Semass) and (h) American Ref-Fuel Company of the Capital District, L.P. These companies, along with American Ref-Fuel Company of Delaware Valley, L.P. (Delaware Valley), are herein collectively referred to as the "American Ref-Fuel Partnerships." The American Ref-Fuel Partnerships, except for Delaware Valley, were a series of general and limited partnerships 50 percent owned by the Company and 50 percent indirect wholly owned subsidiaries of Allied Waste Industries, Inc. (Allied), who also owned the remaining 2 percent of TransRiver and 100 percent of Delaware Valley.

        On April 30, 2001, the following events (collectively, the Allied Transaction) were completed: (a) Duke and UAE each contributed $25.0 million to the Company; (b) the Company contributed $50.0 million and its interests in the American Ref-Fuel Partnerships to American Ref-Fuel Company LLC (ARC LLC), which is a wholly owned subsidiary of the Company; (c) ARC LLC purchased Allied's interests in the American Ref-Fuel Partnerships including the remaining 2 percent of TransRiver and 100 percent of Delaware Valley, except for Allied's partnership interests in Hempstead, Essex, Niagara and Seconn (collectively, the HENS); and (d) the partners recapitalized their interests in the HENS (the Recapitalization). The terms of the Recapitalization provided that indirect subsidiaries of ARC LLC became the managing general partners of the HENS. The interest held by Duke/UAE in the HENS converted to a Class A interest, and the interest held by Allied converted to a Class B interest. In conjunction with the Allied Transaction, the HENS contributed $163.5 million to obtain 99 percent noncontrolling interests in equipment leasing entities controlled by Allied. ARC LLC also agreed to substitute as guarantor for guarantees previously furnished by Duke and Allied, less certain liabilities retained by Allied and Duke pursuant to credit backstop agreement.

        Also in conjunction with the Allied Transaction, the ownership of Duke/UAE was changed from 65 percent by Duke and 35 percent by UAE to 50 percent by Duke and 50 percent by UAE through UAE's acquisition of 15 percent of the Company from Duke.

        The Class A and Class B partners were both general partners in the HENS; however, the Class B partners had limited involvement in the HENS' management and had limited participation in partnership distributions, except as expressly agreed. Among other limitations, the Class A partners were restricted from the following actions without the written consent of the Class B partners: voluntary dissolution of the HENS, sale or abandonment of a substantial portion of the HENS' assets, disposition of any of the HENS' interests in the equipment leasing entities, and certain other activities.

        Prior to April 30, 2001, net income or loss of the American Ref-Fuel Partnerships was allocated among the respective partners based on their ownership interests. From April 30, 2001 through April 30, 2002, the profits and losses of the HENS were allocated as follows: (a) depreciation expense allocated to the HENS from the equipment leasing entities was allocated to the Class A partner only; (b) net income and loss before depreciation of the equipment leasing entities allocated to the HENS was allocated between the Class A and Class B partners based on certain defined earnings tranches; and (c) all other net income or loss of the HENS was allocated between the Class A and Class B partners based on certain defined earnings tranches which differ from the tranches used to allocate the earnings of the equipment leasing entities.

        Both Allied and Duke/UAE had separate, nonconcurrent rights to cause the HENS to redeem Allied's Class B interests in the HENS for the HENS' interest in the equipment leasing entities (the Redemption). In January 2002, Allied announced its intention to exercise that right and the Redemption was completed on April 30, 2002. The Redemption of the HENS resulted in the following: (a) gross income for the period from January 1, 2002, through the Redemption date was first allocated to the Class A partners in an amount equal to the difference between the Class A partners' share of economic depreciation and prior special allocations of depreciation expense to the Class A partners with all remaining profits and losses allocated consistent with profit and loss allocations described above; (b) the HENS' interests in the equipment leasing entities were distributed to Allied in redemption of Allied's Class B interests in the HENS; and (c) the $2.6 million difference between the fair value of Allied's interest in the HENS and the fair value received by Allied in redemption of those interests was paid by Allied to HENS.

        The Redemption of Allied's Class B interest in the HENS resulted in the application of purchase accounting to the HENS in accordance with Statement of Financial Accounting Standards (SFAS) No. 141, Business Combinations, and adjusted the assets and liabilities of the HENS to fair value.

        As a consequence of the Allied Transaction, all of the American Ref-Fuel Partnerships became indirect wholly owned subsidiaries or controlled subsidiaries of ARC LLC. The consolidated financial statements include the accounts of Duke/UAE, ARC LLC, its controlled subsidiaries and certain investments. Allied's Class B interest in the HENS has been reflected in the balance sheet as minority interest subject to certain rights of redemption. All significant intercompany accounts and transactions have been eliminated in consolidation.

2. Summary of Significant Accounting Policies

Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the (a) reported amounts of assets and liabilities at the date of the financial statements; (b) disclosures of contingent assets and liabilities at the date of the financial statements; and (c) the reported amounts of revenues and expenses recognized during the reporting period. Significant management estimates include the estimated lives of long-lived assets, allowances for doubtful accounts receivable, estimated useful lives and fair value adjustments of net tangible and intangible assets, liabilities for self-insurance and certain landfill liabilities. Such estimates are revised as necessary when additional information becomes available. Actual results could differ from those estimates.

Cash and Cash Equivalents

        Cash and cash equivalents include cash balances and unrestricted short-term investments with maturities when purchased of three months or less.

Restricted Cash and Investments

        The Company is required to maintain cash and investment balances that are restricted by provisions of its debt or lease agreements. When the restrictions on these funds are ongoing during the period of financing, the balances are classified as restricted cash and investments. These amounts are held by financial institutions in order to comply with contractual provisions requiring reserves for payments such as debt service, rent service, and major maintenance. Restricted cash and investments are invested in accounts earning market rates; therefore, the carrying value approximates fair value. Restricted cash and investments are excluded from cash and cash equivalents for the purposes of the consolidated statements of cash flows.

        Restricted cash and investments include certain investments stated at amortized cost, which approximates market, including debt securities that are classified as "held-to-maturity" as the Company has the intent and ability to hold the securities to maturity.

Property, Plant and Equipment

        Property, plant and equipment are carried at cost. The Company provides for depreciation of its assets using the straight-line method over the estimated useful lives.

        Routine repairs and maintenance are charged against current operations. Expenditures that increase value, change capacities or extend useful lives are capitalized.

        When property and equipment are retired, sold, or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations as increases or decreases to operating expense for the period.

        The Company maintains a supply of various spare parts integral to its operations. Certain spare parts that are not expected to be used within the upcoming year have been classified as long-term spare parts inventory with property, plant and equipment.

        Landfill costs, including original acquisition cost and incurred construction costs, are amortized over the estimated capacity of the landfill based on a per-unit basis as landfill space is consumed.

        In accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, management periodically reviews long-lived assets and intangibles whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If factors indicate that an asset should be evaluated for possible impairment, management compares estimated undiscounted future operating cash flows associated with the asset to its carrying amount. If the carrying amount of the asset is greater than undiscounted future operating cash flows, an impairment loss is calculated and recognized. The effect of any impairment would be to expense the difference between the fair value of such asset and its carrying value.

Goodwill

        Goodwill represents the total consideration paid to acquire the interests in Ref-Fuel Management and TransRiver in excess of the fair value of the net tangible and identifiable intangible assets acquired. In July 2001, the Financial Accounting Standards Board (FASB) issued SFAS 141 Business Combinations and SFAS No. 142, Goodwill and Other Intangible Assets, effective for fiscal years beginning after December 15, 2001. The provisions of SFAS 141 provide specific criteria for the initial recognition and measurement of intangible assets apart from goodwill. SFAS 141 also requires that upon adoption of SFAS 142 the Company reclassify the carrying amount of certain intangible assets. The provisions of SFAS 142 (i) prohibit the amortization of goodwill and indefinite-lived intangible assets; (ii) require that goodwill and indefinite-lived intangible assets be tested annually for impairment (and in interim periods if certain events occur which would impact the carrying value of such assets); and (iii) require that the Company's operations be formally identified into reporting units for the purpose of assessing potential future impairments of goodwill. Effective January 1, 2002, upon adoption of SFAS 142, the Company stopped recording goodwill amortization and performed its assessment of its reporting units and its initial assessment of impairment, which was estimated using discounted cash flows. Additionally, the Company performed its required annual fair value testing of its recorded goodwill for its reporting units using the discounted cash flows approach which was consistent with that used upon adoption of SFAS 142. As of December 31, 2002, the Company's estimate of the fair value of its reporting units indicated no impairment of goodwill upon adoption or in its annual assessment.

Intangible Assets

        Energy contract intangibles represent the amount by which the contract rates in long-term energy sales contracts held by certain subsidiaries of ARC LLC exceeded fair value on the dates that these subsidiaries were acquired. These contract related intangibles are being amortized into income as a reduction of energy revenues on a straight-line basis over periods ranging from eight to twenty years, which represent the remaining term of the applicable contracts.

        Waste contract intangibles represents the amount by which the contract rates in long-term waste sales contracts held by Hempstead exceeded fair value on the date that the partnership was acquired. These contract related intangibles are being amortized into income as a reduction of waste revenues on a straight-line basis over eight years which represent the term of the applicable contracts.

        Deferred financing costs represent certain capitalizable costs incurred by the Company to finance its long-term debt obligations. These costs are amortized to interest expense over the life of the related debt.

Equity in Unconsolidated Affiliates

American Ref-Fuel Partnerships

        The Company acquired non-controlling interests in certain of the American Ref-Fuel partnerships in 1997 and 1998. These interests were accounted for using the equity method until April 30, 2001, at which point the Company obtained control of these partnerships and consolidated their results.

Equipment Leasing Entities

        On April 30, 2001, the HENS contributed an aggregate of $163.5 million in cash to obtain 99 percent noncontrolling interests in four equipment leasing entities. Allied owned the remaining one percent controlling interest in the entities and managed their operations. These entities were formed to purchase equipment to be leased to Allied under operating lease agreements. Since the HENS owned a noncontrolling interest in these equipment leasing entities, the Company accounted for these investments using the equity method of accounting. On April 30, 2002, the HENS interests in the equipment leasing entities were distributed to Allied in redemption of Allied's Class B interests in the HENS.

Other Liabilities

        Other current and other long-term liabilities primarily consist of (a) fair value adjustments related to certain operating leases and long-term waste contracts acquired by the Company; (b) deferred revenue; (c) accruals for certain long-term incentive plans; and (d) energy contract levelization (see Notes 10 and 14).

        The fair value adjustment related to the operating lease represents the amount by which future rent payments on the Delaware Valley facility lease exceeded the fair market value of that facility as of the acquisition date of April 30, 2001. This amount is being amortized as a decrease in facility rent expense on a straight-line basis over approximately 15 years, representing the life of the associated lease. The fair value adjustment related to the acquired long-term waste contracts represents the amount by which costs of disposal and processing of waste delivered pursuant to certain long-term waste contracts held by Semass Partnership exceeded estimated contract revenues. These costs are being amortized as an increase to waste disposal revenues using the straight-line method and an increase to interest expense using the effective interest method over 19 years, the remaining term of the applicable contracts.

        Landfill closure and postclosure costs are also included in other long-term liabilities. The Company accrues landfill closure and postclosure costs as the remaining permitted space of the landfill is consumed over the expected life cycle of the landfill.

        The Company is accounting for the long-term power contracts at the Semass Partnership in accordance with Emerging Issues Task Force (EITF) Issues 91-6 Revenue Recognition of Long-Term Power Sales Contracts and 96-17 Revenue Recognition under Long-Term Power Sales Contracts That Contain both Fixed and Variable Pricing Terms, which require the Company to recognize power revenues under these contracts as the lesser of (a) amounts billable under the respective contracts; or (b) an amount determinable by the kilowatt hours made available during the period multiplied by the estimated average revenue per kilowatt hour over the term of the contract. The determination of the lesser amount is to be made annually based on the cumulative amounts that would have been recognized had each method been applied consistently from the beginning of the contract. The difference between the amount billed and the amount recognized is included in other long-term liabilities.

Revenue Recognition

        The Company recognizes revenue from two major sources: waste disposal services and energy production. Revenue from waste disposal services is recognized as waste is received, and revenue from energy production is recognized as the energy is delivered.

Concentration of Credit Risk

        The Company invests excess cash and funds held in trust in bank deposit accounts, commercial paper and/or money market investments with a limited number of financial institutions.

        The Company has exposure to credit risk in accounts receivable as the Company disposes of waste for and sells power to a limited number of customers. The Company maintains adequate reserves for potential credit losses. Furthermore, these and other customers are primarily located in the northeastern region of the United States of America.

Income Taxes

        The Company's subsidiaries primarily consist of limited liability companies and partnerships. Accordingly, income taxes are not levied at the Company level, but rather on the individual members. Certain wholly owned nonoperating subsidiaries of the Company are taxable corporations. For the year ended December 31, 2002 and 2001 income tax expense amounted to approximately $0.7 million and $0.5 million, respectively and is included as a component of Other, net in the statement of operations. None of the subsidiaries were taxable entities in 2000.

Minority Interest Subject to Certain Rights of Redemption

        The minority interest reflects Allied's Class B interests in the HENS commencing on April 30, 2001, through April 30, 2002. At the Redemption date these interests were exchanged by Allied in return for the distribution of the HENS' investments in the equipment leasing entities.

Fair Value of Financial Instruments

        Unless disclosed otherwise, all other financial instruments of the Company are stated at cost, which management believes approximates fair market value.

Reclassifications

        Certain prior year amounts have been reclassified to conform to the current year presentation.

Recent Accounting Pronouncements

        In June 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations. SFAS 143 applies to all legally enforceable obligations associated with the retirement of long-lived assets and provides the accounting and reporting requirements for such obligations. SFAS 143 requires amounts initially recognized as an asset retirement obligation to be measured at fair value. The recognized asset retirement cost is capitalized as part of the cost of the asset and is depreciated over the useful life of the asset.

        SFAS 143, which primarily impacts the Company's accounting for its landfill operations, does not change the landfill accounting followed historically by the Company. The Company expenses costs for future closure and post-closure obligations on a per-unit basis as the landfill space is consumed. This practice was continued upon adoption of SFAS 143 except, under the new rules, costs associated with future final capping activities that occur during the operating life of the landfill will be accounted for as an asset retirement obligation. Interest will be accreted an all landfill retirement obligations using the effective interest method. Landfill retirement costs arising from post-closure obligations, which will be capitalized as part of the landfill asset, will be amortized consistent with the Company's current estimated life and are noncash in nature. Landfill retirement costs arising from final capping obligations will be amortized on a units-of-consumption basis over the estimated number of tons of waste that each final capping event covers. The Company adopted SFAS 143 effective January 1, 2003, which had no material effect on the Company.

        In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections. SFAS 145 requires that most gains and losses from the extinguishment of debt no longer be classified as extraordinary items and that they be recorded in the results of operations. In addition, SFAS 145 amends FASB Statement No. 13 to require that certain lease modifications that have economic effects similar to sale-leaseback transactions be accounted for in the same manner as sale-leaseback transactions. The Company has adopted SFAS 145 and reclassified losses from early extinguishment of debt for all applicable years reported in the statements of operations.

        In July 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. This statement sets forth various modifications to existing accounting guidance which prescribes the conditions which must be met in order for costs associated with contract terminations, facility consolidations, employee relocations and terminations to be accrued and recorded as liabilities in financial statements. This statement is effective for exit or disposal activities initiated after December 31, 2002. SFAS 146 had no effect on the Company.

        In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation-Transition and Disclosure. This statement amends SFAS No. 123, Accounting for Stock Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirement of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. SFAS 148 is effective for fiscal years ending after December 15, 2002. SFAS 148 has no effect on the Company.

        In April 2003, the FASB issued SFAS No.149, Amendment of SFAS No.133 on Derivative Instruments and Hedging Activities. This statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under SFAS No.133, Accounting for Derivative Instruments and Hedging Activities. SFAS 149 is effective for contracts entered into or modified after June 30, 2003 and is effective for hedging relationships designated after June 30, 2003. SFAS 149 has no effect on the Company.

        In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity.This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were classified as equity. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. SFAS 150 has no effect on the Company.

        In November 2002, the FASB issued FASB Interpretation (FIN) No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. FIN 45 requires that upon issuance of a guarantee, the guarantor must recognize a liability for the fair value of the obligation it assumes under that guarantee. In addition, FIN 45 requires disclosures about the guarantees that an entity has issued. The Company will apply the recognition provisions of FIN 45 prospectively to guarantees issued after December 31, 2002, which is not expected to have a material effect on the Company's financial position, results of operations or cash flows.

        In January 2003, the FASB issued Interpretation (FIN) No. 46, Consolidation of Variable Interest Entities. FIN 46 requires that unconsolidated variable interest entities be consolidated by their primary beneficiaries. A primary beneficiary is the party that absorbs a majority of the entity's expected losses or residual benefits. FIN 46 applies immediately to variable interest entities created after January 31, 2003 and to existing variable interest entities in the periods beginning after June 15, 2003. The Company has not finalized its evaluation of the interpretation and does not believe that it will have a material effect on the Company's financial position, results of operations or cash flows.

3. Business Combinations

        In 1997 and 1998, Duke/UAE purchased a 50 percent interest in all of the American Ref-Fuel Partnerships, except for TransRiver, in which the Company purchased a 49 percent interest, and Delaware Valley, for which no interest was purchased. These acquisitions were accounted for using the purchase method of accounting by Duke/UAE.

        On April 30, 2001, Duke/UAE completed its acquisition of Allied's interests in Ref-Fuel Management, TransRiver, Ref-Fuel Semass, Semass Operator, and Delaware Valley, as well as Allied's interests in notes due from the HENS. The Company also acquired two other businesses during the year for approximately $5.8 million. The acquisitions were accounted for in accordance with the provisions of SFAS No. 141, Business Combinations. Accordingly, the consolidated statement of operations includes the results of these entities beginning on each of their respective dates of acquisition. The assets acquired and liabilities assumed were recorded at estimated fair values as determined by Company management, after obtaining independent appraisals of the fair values of material acquired property, plant and equipment and identified intangible assets and debt.

        A summary of the assets acquired and liabilities assumed in the 2001 acquisitions follows (in thousands):

	Useful Life	Amount
Fair value of assets acquired
Current assets		$51,111
Property, plant and equipment	2-50 years	168,704
Energy contracts	8-20 years	161,456
Other long-term assets		23,579
Allied's basis in notes due from the HENS		80,124

			$484,974
Fair value of liabilities assumed
Current liabilities		(40,024)
Long-term debt obligations		(156,227)
Waste contracts	6-19 years	(71,075)
Operating lease acquired	15 years	(79,184)
Other long-term liabilities		(9,546)

			(356,056)

Net assets acquired, net of cash acquired			128,918
Transaction costs paid in prior year			(3,300)
Goodwill			18,331

Cash paid, net of cash acquired			$143,949

        Also on April 30, 2001, the Recapitalization of the HENS occurred. The Recapitalization of Allied's 50 percent interest, combined with the 50 percent interest previously held, resulted in the Company having control of the HENS. The consolidated Duke/UAE results for the period from April 30, 2001 through April 30, 2002 included Duke/UAE's basis in the 50 percent of the HENS purchased in 1997 and 1998, and the HENS' historical basis for the remaining 50 percent.

        Since both Allied and the Company had separate, nonconcurrent rights to cause the Redemption, the fair value of the Class B interests was estimated based on the value that the HENS contributed to the equipment leasing entities at the Recapitalization date. The difference in the final recorded value of Allied's member's equity in the HENS prior to the Recapitalization and the fair value of the Class B interests at the Recapitalization date was $144.2 million, which reduced Duke/UAE's member's equity as of the Recapitalization.

        In January 2002, Allied provided notice of its intent to exercise its rights to cause the Redemption. On April 30, 2002, the HENS distributed their interests in the equipment leasing entities to Allied in redemption of Allied's Class B interest in the HENS. The $2.6 million difference between the fair value of Allied's interest in the HENS and the fair value of the interests in the equipment leasing entities received by Allied in redemption of those interests was paid by Allied to the HENS. The effective purchase price paid in connection with the redemption of the Class B interests was determined as $193.1 million, which was the book value of the equipment leasing entities held by the HENS less the amounts received from Allied as of the date of the Redemption.

        In recording the Redemption, the Company released the previously recorded $144.2 million reduction to member's equity and applied purchase accounting to the HENS in accordance with SFAS No. 141. The assets acquired and liabilities assumed were recorded at estimated fair values as determined by Company management, after obtaining independent appraisals of the fair values of acquired tangible property, plant and equipment and identified intangible assets and debt. The change in basis was approximately $144.0 million, which was allocated as follows (in thousands):

	Useful Life	Amount
Current assets		$(714)
Property, plant and equipment	2-50 years	31,336
Energy contracts	8-20 years	85,793
Waste contracts assets	8 years	9,717
Other intangibles	5-30 years	(3,957)
Write-off deferred income		42,199
Long term debt		(20,413)

Total		$143,961

        The Recapitalization of the HENS and the acquisition of the Allied interests in other American Ref-Fuel Partnerships resulted in the Company having control or 100 percent ownership of companies that were previously held as investments using the equity method of accounting. Accordingly, these equity interests were consolidated at the Duke/UAE level as of April 30, 2001. The Company's basis in the cash of these subsidiaries totaled $18.7 million, which is included as Cash from consolidation of subsidiaries in the attached statement of cash flows.

Pro Forma Information (Unaudited)

        The pro forma financial information is presented for informational purposes only and is not necessarily indicative of the results of operations that would have been achieved had the acquisitions taken place at the beginning of 2000 (in thousands).

	Year ended December 31,
	2002	2001	2000
Revenues
Waste disposal and related revenues	$272,222	$268,436	$254,167
Energy	154,779	157,479	156,727
Other	5,949	5,331	4,375

Total net revenue	432,950	431,246	415,269
Expenses
Operating	169,866	163,273	157,334
Depreciation and amortization	67,682	66,032	62,146
General and administrative	43,626	42,902	46,199
Loss on asset retirements	1,886	4,575	1,738

Operating income	149,890	154,464	147,852
Interest income	3,740	7,354	8,254
Interest expense	(60,249)	(79,982)	(77,729)
Loss on early extinguishment of debt	—	(3,711)	(286)
Other, net	(755)	317	2,832

Net income	$92,626	78,442	$80,923

4. Property, Plant and Equipment

        Property, plant and equipment, net, consists of the following (in thousands):

		December 31,
	Useful Life	2002	2001
Plant and equipment	2-50 years	$1,195,551	$1,362,127
Land		3,899	3,532
Leasehold improvements	Up to 17 years	34,966	23,108
Landfill	13 years	11,297	11,239
Spare parts		11,878	11,706
Construction in progress		10,099	3,392

Total property, plant and equipment		1,267,690	1,415,104
Accumulated depreciation		(164,618)	(316,085)

Property, plant and equipment, net		$1,103,072	$1,099,019

        In 2002, the Company changed its accounting estimates relating to the useful lives of certain plant and equipment. The estimated useful lives for most plant assets were extended from 35 years to 50 years, and the service lives of most replacement components, included in plant and equipment, were shortened from a range of 7 to 10 years, to 5 years. The change was based upon a study performed by the Company's engineering department, information obtained from the recent fair value assessments performed related to the Allied transactions, comparisons to industry practice and the effect of the Company's extensive review of capital investments, which identified fully depreciated assets still in use, and assets that required replacement before its expected useful life resulting in losses being recorded on asset retirements. As a result of the change in estimate, 2002 net income was increased by approximately $2.3 million.

5. Intangible Assets

        Intangible assets, net, consists of the following (in thousands):

		December 31,
	Useful Life	2002	2001
Energy contracts	8-20 years	$381,078	$295,251
Waste contracts	8 years	9,717	—
Financing costs	4-22 years	20,349	23,291
Other intangibles	5-30 years	2,639	4,975

		413,783	323,517
Accumulated amortization		(77,052)	(47,482)

Intangible assets, net		$336,731	$276,035

        The following table details the amount of estimated future amortization expense associated with intangible assets to be included in the Company's statement of operations (in thousands):

	Estimated
	2003	2004	2005	2006	2007	Thereafter	Total
Energy contracts	$28,811	$28,811	$28,811	$28,811	$28,811	$167,428	$311,483
Waste contracts	1,267	1,267	1,267	1,267	1,267	2,535	8,870
Financing costs	2,962	2,870	1,638	1,008	939	4,827	14,244
Other intangibles	96	96	96	96	96	1,654	2,134

Totals	$33,136	$33,044	$31,812	$31,182	31,113	$176,444	$336,731

        See Note 15 for amortization expense included in the Company's statement of operations.

6. Goodwill

        The changes in the carrying amount of goodwill are as follows (in thousands):

		December 31,
	Useful Life	2002	2001
Beginning balance		$28,066	$—
Goodwill acquired	20 years	—	28,298
Amortization		—	(232)

Ending balance		$28,066	28,066

        Calculation of adjusted net income (excluding goodwill amortization) as if SFAS 142 were adopted January 1, 2001.

Reported net income	$108,604	$75,279
Add back—Goodwill amortization	—	232

Adjusted net income	$108,604	75,511

        The Company no longer amortizes goodwill as of January 1, 2002 and has performed an impairment test as discussed in Note 2.

7. Investments in Unconsolidated Affiliates and Equity in Earnings of Unconsolidated Affiliates

American Ref-Fuel Partnerships

        Prior to April 30, 2001, the Company's interests in the American Ref-Fuel Partnerships were accounted for using the equity method of accounting. The following table details the Company's ownership percentages and share of net earnings related to such entities (in thousands):

	Ownership Percentage	Four Months ended April 30, 2001	Year ended December 31, 2000
Ref-Fuel Management	50%	$(222)	$407
Hempstead	50%	6,720	22,670
Essex	50%	1,701	6,539
Niagara	50%	250	1,883
Seconn	50%	(783)	(199)
Semass	50%	1,951	13,201

		$9,617	$44,501

        The following is a summary of aggregate financial information for the Company's investments in the American Ref-Fuel Partnerships for the periods ended April 30, 2001 and December 31, 2000 (in thousands):

	Four Months ended April 30, 2001	Year ended December 31, 2000
Condensed statement of operations
Revenues	$138,359	$402,543
Net earnings	22,915	103,020
Company's share of net earnings	9,617	44,501
Distributions received from unconsolidated affiliates	3,025	59,084

        The Company's investment in the American Ref-Fuel Partnerships exceeded its share of the underlying equity in the Partnerships' net assets by approximately $98 million at December 31, 2000. Such difference was being amortized using the straight-line method over the estimated economic lives of the related assets, ranging from four to 29 years. Differences between the equity earnings of unconsolidated affiliates reported by the Company and the Company's proportionate share of the combined earnings of the related unconsolidated affiliates resulted principally from these amortizations.

        Subsequent to the Allied Transaction the results of operations of the American Ref-Fuel Partnerships are included in the consolidated statement of operations.

Equipment Leasing Entities

        Between April 30, 2001 and April 30, 2002, the HENS owned 99 percent noncontrolling interests in equipment leasing entities and accounted for them using the equity method. Summarized unaudited financial information reported by these combined affiliates are as follows (in thousands):

	H,E,N and S Leasing Companies, LLC
	Combined Balance Sheets
	April 30, 2002	December 31, 2001
Current assets	$53,212	$33,308
Noncurrent assets	404,028	222,029

	$457,240	$255,337

Current liabilities	$52,176	$15,963
Noncurrent liabilities	207,408	57,375
Members equity	197,656	181,999

	$457,240	$255,337

	Combined Statements of Operations
	For the period January 1, 2002 to April 30, 2002	For the period April 30, 2001 to December 31, 2001
Net revenue	$30,291	$31,198
General and administrative expenses	238	362
Depreciation and amortization expense	10,597	10,841

Operating income	19,456	19,995
Interest income	245	934
Interest expense	(4,044)	(4,055)

Net income	$15,657	$16,874

The Companys' equity in earnings of equipment leasing entities	$15,500	$16,705

8. Accounts Payable and Other Current Liabilities

        Accounts payable and other current liabilities consist of the following (in thousands):

	December 31,
	2002	2001
Accounts payable	$22,506	$23,509
Incentive plan accruals	23,119	697
Compensation liabilities	9,867	7,828
Short-term portion of deferred revenue	1,887	5,930
Other	8,306	8,502

	$65,685	$46,466

9. Financing Arrangements

        Long-term debt obligations of the Company consist of the following (in thousands):

	December 31, 2002
			December 31,
	Interest Rate (average rate)	Final Maturity
			2002	2001
ARC LLC-supported debt
Credit facility term loans	Variable (3.92%)	2005	$191,250	$208,250
Credit facility revolving loan	Variable (3.03%)	2003	58,000	18,000
Seconn Corporate Credit Bonds	5.50%-6.45%	2022	43,500	43,500
Hempstead Corporate Credit Bonds	5.00%	2010	42,670	42,670
Niagara Series 2001A	5.45%-5.625%	2015	165,010	165,010
Semass Duke Bonds	Variable (3.03%)	Retired in 2002	—	10,000

ARC LLC-supported debt			500,430	487,430

Other debt
Hempstead project debt	4.40%-5.00%	2009	149,999	164,923
Essex project debt	5.32%-7.48%	2020	119,983	130,519
Seconn project debt	5.125%-5,50%	2015	57,107	60,538
Semass Series 2001A	5.50%-5.625%	2016	134,345	134,345
Semass Series 2001B	5.00%-5.50%	2010	118,010	118,010
Semass Series 2001C	2.90%-4.00%	2004	39,695	39,695

			619,139	648,030

Unamortized debt premium, net			36,491	20,685
Miscellaneous obligations			336	478
Current portion			(83,561)	(60,078)

Total long-term debt obligations			$1,072,835	$1,096,545

        On April 30, 2001, ARC LLC entered into a $325 million credit facility (the Credit Facility) with a group of lending institutions. The Credit Facility provided for term loans of $215 million to be borrowed by ARC LLC and its subsidiaries (the Term Loans) and for a revolving credit facility of up to

$110 million, including $35 million of which could be used for letters of credit (the Revolving Loan). As of December 31, 2002, there was $50.1 million of unutilized revolver capacity available to ARC LLC, $33.1 million of which could be used for letters of credit. ARC LLC is contingently liable to furnish $25 million in letters of credit as collateral under an indemnity agreement if ARC LLC's long-term debt rating is reduced to below investment grade. As of December 31, 2002, there are no letters of credit required as collateral. The Credit Facility is to be used for working capital, capital expenditures, certain investments in consolidated and unconsolidated subsidiaries, and other corporate purposes.

        The Term Loans bear interest which, at ARC LLC's option, is based on the base rate, as defined, plus 1.5 percent or the Eurodollar rate, as defined, plus 2.5 percent. The Revolving Loan bears interest at a rate determined on the date of the borrowing based on the Term Loan interest rate, discussed above, plus an applicable margin of (a) 0.25 percent to 2.125 percent for base rate advances; or (b) 1.25 percent to 3.125 percent for Eurodollar rate advances. Commitment fees of up to 0.5 percent are assessed to ARC LLC on the unused portion of the Revolving Loan.

        The Credit Facility allows ARC LLC to extend the term of the Revolving Loan for one year. Additionally, subsequent to the one-year extension, ARC LLC may convert the Revolving Loan into a one-year term loan. As such, amounts due under the Revolving Loan have been classified as long-term.

        ARC LLC-supported debt includes obligations of subsidiary companies for which ARC LLC has issued a guarantee. Other debt obligations mainly consist of indebtedness supported by the facility to which the indebtedness belongs and certain contingent credit support obligations of the Company.

        Certain of the debt agreements held by the Company contain restrictions on cash distributions and new borrowings and require the ARC LLC to maintain defined leverage ratios and adjusted cash flow coverage ratios. Substantially all of the assets and revenues of the facilities owned or controlled and operated by subsidiaries of ARC LLC are pledged to trustees under the terms of the debt agreements. In addition, the terms of the documents governing these obligations limit the business activities and the circumstances and timing of making partnership distributions.

        Subsequent to April 30, 2001, the Company refinanced all variable rate borrowings held prior to the Allied transaction to fixed rate borrowings with various redemption dates. The Company retired $226.1 million and legally defeased $286.9 million during the year, resulting in a loss of $3.7 million related to the payment of call premiums, the write-off of unamortized financing costs and other activities. The long term debt that was legally defeased was retired in January 2002. In January 2002, $10.0 million of Semass bonds were retired with proceeds of the Semass Series 2001 debt.

        The aggregate amounts of long-term debt mature as follows (in thousands):

2003	$83,561
2004	88,805
2005	263,922
2006	51,070
2007	63,466
Thereafter	605,572

$1,156,396

        The fair market value of the Company's indebtedness as of December 31, 2002 approximated $1.2 billion. The Company determined fair values based on quoted market values.

10. Other Long-Term Liabilities

        Other long-term liabilities consist of the long-term portion of the following (in thousands):

		December 31,
	Amortization Period
		2002	2001
Long-term waste contracts acquired	19	$96,640	$103,967
Operating lease acquired	15	70,386	75,665
Deferred revenue	8-20	14,427	48,435
Long-term incentive plan accruals		1,417	20,684
Energy contract levelization		34,735	19,473
Landfill liabilities	13	8,144	6,910
Other		1,684	1,768

		$227,433	$276,902

        See Note 15 for amortization of certain other long-term liabilities.

11. Operational and Other Agreements

        Hempstead, Essex, Seconn, Semass and Delaware Valley operate under various long-term service agreements, the terms of which extend from 2009 through 2020. These service agreements require the projects to provide disposal services for waste delivered by counterparties to these agreements at prices determined by various formulas contained in such agreements. Duke and Allied are each obligated to fund one-half of the cash shortfalls of Essex arising out of operating cost needs subject to an accumulated combined total of $50 million unless funds are required to satisfy certain environmental claims. In the event of such environmental claims, the cumulative total is increased to the lesser of (a) $100 million; or (b) $50 million plus cumulative Essex distributions. In circumstances of default, Duke and Allied would be responsible to fund up to amounts not expended for funding prior cash shortfalls. On April 30, 2001, Essex and ARC LLC entered into agreements with Duke and Allied requiring Essex and ARC LLC to reimburse, indemnify and defend Duke and Allied from any liability in respect to these obligations.

        All of the Company's WTE facilities sell power under long-term power contracts with utility companies, the terms of which expire from 2009 to 2015. These contracts require the facilities to deliver, and the utility companies to purchase, substantially all of the power generated by the facilities at rates defined in the contracts.

Significant Customers

        Electricity generated by the Hempstead facility is sold to Long Island Power Authority (LIPA) under a power purchase contract expiring on April 9, 2009. The power purchase contract provides for payments in an amount equal to LIPA's avoided costs per kilowatt-hour, subject to stated floor and ceiling levels which increase over time. Total net revenues generated from LIPA were approximately

$48.2 million, and $37.6 million for the years ended December 31, 2002 and 2001, respectively, representing approximately 11.0 percent and 12.4 percent, respectively, of total net revenues.

        Electricity generated by Ref-Fuel Semass is sold to Commonwealth Electric Company (Com Elec) under two power sales agreements (PSA I and PSA II), both of which continue through December 31, 2015. Net revenues generated from Com Elec were approximately $33.8 million and $37.4 million for the years ended December 31, 2002 and 2001, respectively, representing approximately 8.0 percent, and 12.4 percent, respectively, of total net revenues.

12. Commitments and Contingencies

Environmental and Regulatory Risk

        The Company operates in an environmentally sensitive industry and is subject to extensive federal, state and local laws and regulations adopted for the protection of the environment. The laws and regulations primarily applicable to the Company are those related to discharge of emissions into the air and management of solid waste but can also include those related to water use, discharges to water, wetlands preservation and hazardous waste management. Certain of these laws have extensive and complicated requirements relating to obtaining construction and operating permits, monitoring, record keeping and reporting. While management believes that it is in substantial compliance with permits and other applicable environmental laws relating to the Company, its facilities, from time to time, may not be in full compliance with all such laws.

        Noncompliance with environmental laws and regulations can result in the imposition of civil or criminal fines or penalties. In some instances, environmental laws also may impose clean-up or other remedial obligations in the event of a release of pollutants or contaminants into the environment. The Company incurs operating costs and capital expenditures related to various environmental protection and monitoring programs. Such expenditures have not had a material adverse effect on the Company's consolidated financial position or results of operations. However, federal, state and local regulatory authorities may consider proposals to restrict or tax certain emissions, which proposals, if adopted, could impose additional costs on the operation of the Company.

Landfill Agreements

        Semass Partnership, a subsidiary of Ref-Fuel Semass, has a waste management agreement (the WMA) dated May 25, 1982, as amended, with the Carver, Marion, Wareham Regional Refuse Disposal District (CMW). The WMA allows Semass Partnership to utilize a portion of a landfill (the CMW Landfill), which CMW leases from Wankinco River, Inc. (Wankinco).

        From May 1997 through July 1999, Wankinco provided notices purportedly terminating the lease on the CMW Landfill based upon an allegation that the lease term automatically expired due to alleged failures to strictly comply with the terms of the lease. In June 1997, Semass Partnership and CMW filed suit against Wankinco and A. D. Makepeace Company, Inc., Wankinco's parent company, seeking a declaratory judgment that Semass Partnership and CMW may continue to operate the CMW Landfill. Trial of the matter before the court was completed in 2001 and a decision was received by the Company in December 2002, which decided virtually all issues in favor of the Semass Partnership. The Semass Partnership avoided both forfeiture of possession and any liability for damages due to landfill operations. Wankinco filed a notice of appeal in January 2003. Apart from this decision, the Semass

Partnership and Wankinco continue litigating several other actions involving regulatory issues at the landfill.

        Management believes that the ultimate resolution of these matters will not have a material adverse impact on the results of operations, future cash flows or financial position of the Company.

        In March 1990, the Semass Partnership, CMW and Wankinco entered into an agreement related to the CMW Landfill, as amended (the Settlement Agreement), which requires, among other things, the Semass Partnership to make annual deposits into an environmental protection trust fund (the Fund) in lieu of obtaining environmental impairment liability insurance for the CMW Landfill. The Semass Partnership is required under the Settlement Agreement to deposit $500,000 annually into the Fund, payable in equal quarterly installments. Certain additional deposits are required subject to the availability of cash in accordance with the Loan Agreement. The Semass Partnership's obligation to make deposits into the Fund ceases when the Fund reaches a balance of $20.0 million. Proceeds from the Fund are to be used primarily for remediation of the CMW Landfill in the event of environmental damage. The Semass Partnership and Wankinco are each entitled to receive one-half of the balance of the Fund upon final closure of the CMW Landfill and receipt of required governmental approvals. During the year ended December 31, 2002, the Semass Partnership made the required quarterly deposits into the Fund and charged operations for one-half of the deposits into the Fund, representing one-half of the balance of the Fund which will be disbursed to Wankinco upon final closure of the CMW Landfill. Additional charges to operations may be required in future years if any disbursements are required from the Fund to remediate any environmental damages. To date, management is not aware of any such environmental damages. As of December 31, 2002, the balance in the Fund is approximately $11.2 million and is included in restricted cash and long-term investments. A corresponding liability of approximately $5.6 million, representing approximately one-half of the deposits and related earnings in the Fund, is included in other long-term liabilities as of December 31, 2002.

Future Minimum Payments Under Operating Leases

        Delaware Valley leases the Delaware Valley Project pursuant to an operating lease that expires in July 2019. The Company leases office space for its Montvale, New Jersey headquarters and office space in Westbury, New York pursuant to operating leases expiring in August 2007 and November 2003, respectively. As of December 31, 2002, total minimum net rental payments on these leases are as follows (in thousands):

2003	$14,215
2004	13,487
2005	14,178
2006	13,611
2007	13,768
Thereafter	105,737

$174,996

        The Company is contingently liable for the payment of stipulated losses, which include minimum net rental payments for Delaware Valley reflected in the table above, under certain circumstances as defined in the Delaware Valley lease agreement. This stipulated loss value as of December 31, 2002 is approximately $184.6 million.

        Total net rental expense was $8.7 million and $3.2 million for the years ended December 31, 2002 and 2001, respectively.

Capital Expenditures

        The Company's has commitments for capital expenditures of approximately $5.2 million, all of which are expected to be incurred in 2003.

Other Matters

        The Company is involved in various claims or litigation in the ordinary course of business. Management believes that the ultimate resolution of these matters, either individually or in the aggregate, will not have a material adverse impact on the future results of operations, cash flows or financial position of the Company.

13. Related Party Transactions

        Included in the consolidated statement of operations are revenues of approximately $12.2 million and $25.8 million generated from the waste disposal services provided to Allied for the four months ended April 30, 2002, the year ended December 31, 2001, respectively. As of December 31, 2001, approximately $7.4 million was outstanding from Allied for these services and is included in accounts receivable from affiliates in the consolidated balance sheet.

        Included in the consolidated balance sheet are accounts payable to Allied of $1.9 million as of December 31, 2001. Included in the consolidated statement of operations are expenses of approximately $1.0 million and $6.8 million for the four months ended April 30, 2002 and the year ended December 31, 2001, respectively, for the hauling of ash and disposal of bypass waste by Allied.

        All of the revenues from the equipment leasing entities explained in Note 1 are derived from operating leases between those entities and Allied; as such, the equity in earnings of equipment leasing entities of $16.7 million is from Allied for the year ended December 31, 2001. As of the Redemption, Allied is no longer an affiliated entity.

        Prior to the Allied Transaction, the Company issued certain notes payable to and notes receivable from certain of the American Ref-Fuel Partnerships. These notes bore interest at 6.12 percent, and were satisfied in conjunction with the Allied Transaction. Interest income under the notes receivable approximated $1.7 million and $5.0 million for the four months ended April 30, 2001, at which point they were satisfied, and the year ended December 31, 2000, respectively. Interest expense pursuant to the notes payable approximated $4.5 million for both the four months ended April 30, 2001, at which point they were satisfied, and the year ended December 31, 2000, respectively.

14. Employee Compensation and Benefit Plans

Retirement Savings Plan

        The Company is the sponsor of the American Ref-Fuel Company Retirement Savings Plan (the Savings Plan), which covers substantially all of the Company's employees. The Savings Plan, adopted

July 1, 1988, as amended, incorporates a defined contribution account for each employee with deferred savings features permitted under Internal Revenue Code Section 401(k). Employees may make voluntary contributions to one or more of various investment funds through payroll deductions. The Company's matching contribution is defined as 50 percent of the first 5 percent of covered compensation contributed by the employee. In addition, the Company makes a basic contribution on an employee's behalf in an amount equal to 3 percent of an employee's regular earnings which are less than the Social Security Wage Base, plus 6 percent of an employee's regular earnings in excess of the Social Security Wage Base. Company contributions are directed to the investment funds in the same proportion as the employees have directed their voluntary contributions. Amounts contributed to the Savings Plan were approximately $3.0 million and $1.7 million in 2002 and 2001, respectively.

Long-Term Incentive Plans

        The Company has granted certain appreciation rights and/or performance awards to its officers and certain key employees that were issued under long-term incentive plans. The incentive plans are administered by the compensation committee of the Board of Directors of the Company. The first Long-Term Incentive Plan (the LTI Plan) is complete except for certain payments that participants were allowed to defer to certain future periods ending October 1, 2003, in exchange for additional compensation. The expenses related to the deferral are being recognized ratably over the deferral period.

        The Long-Term Compensation Plan (the LTC Plan), effective as of January 1, 2001, replaced the LTI Plan. Awards under the LTC Plan are based on the achievement of certain management objectives during each plan year. Awards under the LTC Plan mature in equal amounts of 25 percent each plan year.

        The Company recognized compensation expense related to the LTI Plan and LTC Plan of approximately $4.1 million and $2.9 million during the years ended December 31, 2002 and 2001, The Company's obligation under the LTI Plan and LTC Plan is approximately $24.5 million and $21.4 million at December 31, 2002 and 2001, respectively, of which approximately $1.4 million and $20.7 million is included in other long-term liabilities with the remainder in current liabilities. The Company paid out approximately $0.9 million and $0.2 million under these plans for the years ended December 31, 2002 and 2001.

Employment Agreements

        The Company maintains employment agreements with nine officers expiring through December 31, 2003. Such agreements provide for the payment of base salary plus bonus. The maximum contingent liability under these arrangements was $2.6 million. In addition, the employment agreements contain change-in-control provisions that would entitle each officer's contract term to be extended up to two years, with the exception of the CEO's contract, which can be extended up to three years. The maximum liability related to this provision was $5.7 million at December 31, 2002.

15. Supplemental Disclosure of Cash Flow Information

        Depreciation and amortization expense included in the Statement of Cash Flows consists of the following expenses (revenue) (in thousands):

Asset/liability	Statement of operations	2002	December 31, 2001	2000
Property, plant and equipment	Depreciation and amortization(1)	$67,249	$43,978	$—
Energy contracts	Energy revenues	25,984	12,505
Long-term waste contracts	Waste disposal and related services	(8,453)	(6,283)
Lease	Operating expenses (rent expense)	(5,279)	(3,519)
Debt	Interest expense	(4,608)	(907)
Deferred revenue	Waste disposal and related services and energy revenues	(198)	(1,762)

Total		$74,695	$44,012	—

(1)
Includes amortization of intangible assets and amortization of goodwill

Supplemental cash flow information
Cash paid for interest	$57,306	$65,175	$182
Noncash investing and financing activities
Recapitalization of the HENS		$144,194
Redemption of Class B minority interest in the HENS (Note 3)	$144,194

16. Subsequent Events

        On May 9, 2003, ARC LLC completed the sale of $275 million aggregate principal amount of 6.26 percent Senior Notes due 2015. The proceeds of the financing were used to repay $242.6 million under the outstanding credit facilities, fund debt service reserve accounts and for general corporate purposes. As part of this refinancing, ARC LLC entered into an amended and restated collateralized revolving credit facility for up to $75 million. Under the terms of the credit facility, the Company is subject to certain financial covenants, as defined in the credit facility, with respect to leverage and adjusted cash flow coverage ratios.

        On June 30, 2003, Duke sold its interests in Duke/UAE to MSW Energy Holdings LLC (MSW), which is jointly owned by (a) Highstar Renewable Fuels LLC, which is affiliated with AIG Global Investment Group, Inc. a subsidiary of American International Group, Inc.; and (b) several funds affiliated with CSFB Private Equity, Inc., the global private equity arm of Credit Suisse First Boston. In accordance with the sale, on July 28, 2003, Duke/UAE changed its name to Ref-Fuel Holdings LLC.

AMERICAN REF-FUEL COMPANY LLC AND SUBSIDIARIES

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2003 AND FOR THE THREE MONTHS AND NINE
MONTHS ENDED SEPTEMBER 30, 2003 AND 2002

 AMERICAN REF-FUEL COMPANY LLC AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2003	December 31, 2002
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$55,257	$70,168
Restricted cash and short-term investments	87,929	49,460
Accounts receivable, net of allowance for doubtful accounts of $1,660 and $1,645, respectively	69,955	70,542
Prepaid expenses and other current assets	12,724	10,797

Total current assets	225,865	200,967

Long-term assets
Property, plant and equipment, net	1,087,976	1,103,072
Intangible assets, net	314,620	336,731
Goodwill	28,450	28,066
Restricted cash and long-term investments	93,370	81,961
Other long-term assets	11,111	6,022

Total long-term assets	1,535,527	1,555,852

Total assets	$1,761,392	$1,756,819

Liabilities and Member's Equity
Current liabilities
Accounts payable and other current liabilities	$46,268	$65,626
Current portion of long-term debt	81,001	83,561
Accrued interest payable	24,235	12,854

Total current liabilities	151,504	162,041

Long-term liabilities
Long-term debt	1,071,574	1,072,835
Other long-term liabilities	237,010	227,433

Total long-term liabilities	1,308,584	1,300,268

Total liabilities	1,460,088	1,462,309
Commitments and contingencies (Note 6)
Member's Equity	301,304	294,510

Total liabilities and member's equity	$1,761,392	$1,756,819

See accompanying notes are an integral part of these consolidated financial statements.

 AMERICAN REF-FUEL COMPANY LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands)

	For the three months ended September 30,		For the nine months ended September 30,
	2003	2002	2003	2002
Revenues
Waste disposal and related services	$72,573	$71,410	$211,436	$204,199
Energy	43,341	40,647	126,886	120,425
Other	4,586	1,738	10,073	3,999

Total revenues	120,500	113,795	348,395	328,623
Expenses
Operating	46,713	39,126	145,948	129,098
Depreciation and amortization	14,387	18,247	44,119	51,293
General and administrative	11,540	9,862	34,042	36,798
(Gain) loss on asset retirements	(121)	(302)	1,717	1,715

Operating income	47,981	46,862	122,569	109,719
Interest income	809	916	2,319	2,712
Interest expense	(16,628)	(16,728)	(47,725)	(49,434)
Loss on early extinguishment of debt	—	—	(3,292)	—
Equity in earnings of equipment leasing entities	—	—	—	15,500
Other expense, net	(393)	(51)	(514)	(290)

Income before minority interests	31,769	30,999	73,357	78,207
Minority interests in net income of subsidiaries	—	—	—	(4,885)

Net income	$31,769	$30,999	$73,357	$73,322

The accompanying notes are an integral part of these consolidated financial statements.

 AMERICAN REF-FUEL COMPANY LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF MEMBER'S EQUITY
(Unaudited, in thousands)

Balance, January 1, 2002	$136,210
Redemption of Class B minority interests	144,194
Net income	108,620
Distributions to members	(94,514)

Balance, December 31, 2002	294,510
Net income	73,357
Distributions to members	(66,563)

Balance, September 30, 2003	$301,304

The accompanying notes are an integral part of these consolidated financial statements.

 AMERICAN REF-FUEL COMPANY LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	For the nine months ended September 30,
	2003	2002
Cash flows from operations
Net income	$73,357	$73,322
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	52,956	57,429
Revenue contract levelization	11,387	11,820
Accretion of interest on loss contracts	1,472	1,539
Equity in earnings of equipment leasing entities	—	(15,500)
Minority interest in net income of subsidiaries	—	4,885
Loss on asset retirements	1,717	1,715
Loss on early extinguishment of debt	3,292	—
Changes in assets and liabilities:
Accounts receivable, net	587	(6,649)
Prepaid expenses and other current assets	(1,927)	(1,918)
Other long-term assets	(5,089)	(5,305)
Accounts payable and other current liabilities	(19,355)	2,720
Accrued interest payable	11,381	12,083
Other long-term liabilities	4,248	8,339

Net cash provided by operating activities	134,026	144,480

Cash flows from investing activities
Change in restricted cash and investments, net	(49,861)	(69,521)
Additions of property, plant and equipment	(28,684)	(31,156)
Proceeds from redemption	—	2,592
Proceeds from sales of assets	1,442	1,292
Acquisition of intangible assets	—	(408)

Net cash used in investing activities	(77,103)	(97,201)

Cash flows from financing activities
Borrowings of long-term debt	325,000	40,000
Repayments of long-term debt	(325,116)	(22,731)
Payment of financing costs	(5,155)	(137)
Distributions paid to members	(66,563)	(72,514)

Net cash used in financing activities	(71,834)	(55,382)

Net decrease in cash and cash equivalents	(14,911)	(8,103)
Cash and cash equivalents, beginning of period	70,168	51,737

Cash and cash equivalents, end of period	$55,257	$43,634

See accompanying notes are an integral part of these consolidated financial statements.

 AMERICAN REF-FUEL COMPANY LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1.    Organization and Basis of Presentation

        American Ref-Fuel Company LLC (ARC LLC or the Company), a Delaware limited liability company, was formed in June 2000. ARC LLC is wholly owned by Ref-Fuel Holdings LLC (Ref-Fuel), which was formerly known as Duke/UAE Ref-Fuel LLC, a limited liability company, which is owned 50 percent by United American Energy Corp. (UAE) and was owned 50 percent by Duke Energy Corporation (Duke), who, effective June 30, 2003, sold their interests in Ref-Fuel to MSW Energy Holdings LLC (MSW). ARC LLC was established with the primary objectives of (a) owning certain partnerships that develop, own and operate waste-to-energy facilities that combust municipal solid waste and produce energy in the form of electricity and steam; and (b) procuring waste for such facilities.

        The unaudited consolidated interim financial statements presented as of September 30, 2003 and for the three months and nine months ended September 30, 2003 and 2002 include: (a) American Ref-Fuel Company (Ref-Fuel Management);(b) TransRiver Marketing Company, L.P. (TransRiver); (c) American Ref-Fuel Company of Hempstead (Hempstead); (d) American Ref-Fuel Company of Essex County (Essex); (e) American Ref-Fuel Company of Southeastern Connecticut (Seconn); (f) American Ref-Fuel Company of Niagara, L.P. (Niagara); (g) American Ref-Fuel Company of Semass, L.P. (Ref-Fuel Semass); (h) American Ref-Fuel Operations of Semass, L.P. (Semass Operator); and (i) American Ref-Fuel Company of the Capital District, L.P.; (j) American Ref-Fuel Company of Delaware Valley, L.P. (Delaware Valley) (collectively, the American Ref-Fuel Partnerships). All significant intercompany accounts and transactions have been eliminated in consolidation.

        Previous to April 30, 2001, Hempstead, Essex, Niagara and Seconn (collectively, the HENS) were a series of partnerships that were equally owned by Allied Waste Industries, Inc. (Allied) and Ref-Fuel (the Investors). On April 30, 2001 the Investors recapitalized their partnership interests in the HENS (the Recapitalization). The terms of the Recapitalization provided that indirect subsidiaries of ARC LLC became the managing general partners of the HENS. The interest held by Ref-Fuel in the HENS converted to a Class A interest, and the interest held by Allied converted to a Class B interest. In conjunction with the Recapitalization, the HENS contributed $163.5 million to obtain 99 percent noncontrolling interests in equipment leasing entities controlled by Allied. ARC LLC also agreed to substitute as guarantor for guarantees previously furnished by Duke and Allied, less certain liabilities retained by Allied and Duke pursuant to credit backstop agreements.

        The Class A and Class B partners were both general partners in the HENS; however, the Class B partners had limited involvement in the HENS' management and had limited participation in partnership distributions, except as expressly agreed. Among other limitations, the Class A partners were restricted from the following actions without the written consent of the Class B partners: voluntary dissolution of the HENS, sale or abandonment of a substantial portion of the HENS' assets, disposition of any of the HENS' interests in the equipment leasing entities, and certain other activities.

        From April 30, 2001 through April 30, 2002, the profits and losses of the HENS were allocated as follows: (a) depreciation expense allocated to the HENS from the equipment leasing entities was allocated to the Class A partner only; (b) net income and loss before depreciation of the equipment leasing entities allocated to the HENS was allocated between the Class A and Class B partners based on certain defined earnings tranches; and (c) all other net income or loss of the HENS was allocated between the Class A and Class B partners based on certain defined earnings tranches which differ from the tranches used to allocate the earnings of the equipment leasing entities.

        Both Allied and Ref-Fuel had separate, nonconcurrent rights to cause the HENS to redeem Allied's Class B interests in the HENS for the HENS' interest in the equipment leasing entities (Redemption). In January 2002, Allied announced its intention to exercise that right and completed the Redemption on April 30, 2002. The Redemption of the HENS resulted in the following: (a) gross income for the period from January 1, 2002, through the Redemption date, was reallocated first to the Class A partners in an amount equal to the difference between the Class A partners' share of economic depreciation and prior special allocations of depreciation expense to the Class A partners with all remaining profits and losses allocated consistent with profit and loss allocations described above; (b) the HENS' interests in the equipment leasing entities were distributed to Allied in redemption of Allied's Class B interests in the HENS; and (c) the $2.6 million difference between the fair value of Allied's interest in the HENS and the fair value received by Allied in redemption of those interests was paid by Allied to the HENS.

        The Redemption of Allied's Class B interest in the HENS resulted in the application of purchase accounting to the HENS in accordance with Statement of Financial Accounting Standards (SFAS) No. 141, Business Combinations, and adjusted the assets and liabilities of the HENS to fair value.

        All of the American Ref Fuel Partnerships are indirect wholly owned subsidiaries or controlled subsidiaries of ARC LLC. The consolidated financial statements include the accounts of ARC LLC, its controlled subsidiaries and certain investments. Allied's Class B interest in the HENS has been reflected in the balance sheet as minority interest.

        The unaudited financial statements of the Company furnished herein contain all adjustments that are, in the opinion of management, necessary for a fair statement of results for the interim periods presented. While certain information and footnote disclosures normally included in the financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted, management believes that the disclosures herein are adequate to make the information not misleading. The results of operations for the interim periods are not necessarily indicative of the results for the entire year. These financial statements should be read in conjunction with the consolidated financial statements and notes thereto for the year ended December 31, 2002.

2.    Summary of Significant Accounting Policies

Recent Accounting Pronouncements

        In June 2001, the Financial Accounting Standards Board (the FASB) issued SFAS No. 143, Accounting for Asset Retirement Obligations. SFAS 143 applies to all legally enforceable obligations associated with the retirement of long-lived assets and provides the accounting and reporting requirements for such obligations. SFAS 143 requires amounts initially recognized as an asset retirement obligation to be measured at fair value. The recognized asset retirement cost is capitalized as part of the cost of the asset and is depreciated over the useful life of the asset.

        SFAS 143, which primarily impacts the Company's accounting for its landfill operations, does not change the landfill accounting followed historically by the Company. The Company expenses costs for future closure and post-closure obligations on a per-unit basis as the landfill space is consumed. This practice will continue to be followed upon adoption of SFAS 143 except, under the new rules, costs associated with future final capping activities that occur during the operating life of the landfill will be accounted for as an asset retirement obligation. Interest will be accreted an all landfill retirement obligations using the effective interest method. Landfill retirement costs arising from post-closure obligations, which will be capitalized as part of the landfill asset, will be amortized consistent with the Company's current estimated life and are non-cash in nature. Landfill retirement costs arising from final capping obligations, will be amortized on a units-of-consumption basis over the estimated number of tons of waste that each final capping event covers. The Company adopted SFAS 143 effective January 1, 2003.

        In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections. SFAS 145 requires that most gains and losses from the extinguishment of debt no longer be classified as extraordinary items and that they be recorded in the results of operations. In addition, SFAS 145 amends FASB Statement No. 13 to require that certain lease modifications that have economic effects similar to sale-leaseback transactions be accounted for in the same manner as sale-leaseback transactions. The Company has adopted SFAS 145 and has reclassified losses from early extinguishment of debt, for all applicable years reported in the results of operations.

        In July 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. This statement sets forth various modifications to existing accounting guidance which prescribes the conditions which must be met in order for costs associated with contract terminations, facility consolidations, employee relocations and terminations to be accrued and recorded as liabilities in financial statements. This statement was effective for exit or disposal activities initiated after December 31, 2002. SFAS 146 has no effect on the Company.

        In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation-Transition and Disclosure. This statement amends SFAS No. 123, Accounting for Stock Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirement of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. SFAS No. 148 was effective for fiscal years ending after December 15, 2002. SFAS 148 has no effect on the Company.

        In April 2003, the FASB issued SFAS No. 149, Amendment of SFAS No. 133 on Derivative Instruments and Hedging Activities. This statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under SFAS. No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 149 was effective for contracts entered into or modified after June 30, 2003 and was effective for hedging relationships designated after June 30, 2003. SFAS 149 has no effect on the Company.

        In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were classified as equity. SFAS No. 150 was effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. SFAS 150 did not have an effect on the Company.

        In November 2002, the FASB issued FASB Interpretation (FIN) No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. FIN 45 requires that upon issuance of a guarantee, the guarantor must recognize a liability for the fair value of the obligation it assumes under that guarantee. In addition, FIN 45 requires disclosures about the guarantees that an entity has issued. The Company applied the recognition provisions of FIN 45 prospectively to guarantees issued after December 31, 2002, which did not have a material effect on the Company's financial position, results of operations or cash flows.

        In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities (FIN 46). FIN 46 requires that unconsolidated variable interest entities be consolidated by their primary beneficiaries. A primary beneficiary is the party that absorbs a majority of the entity's expected losses or residual benefits. FIN 46 applies to the interests held by a public entity in certain variable interest entities or potential variable interest entities until the end of the first interim or annual period ending after December 15, 2003 if the variable interest entity or potential variable interest entity was created before February 1, 2003 and the public entity has not issued financial statements reporting that variable interest entity in accordance with FIN 46, other than in disclosures required by paragraph 26 of FIN 46. The Company does not believe that FIN 46 will have a material effect on American Ref-Fuel's financial position, results of operation or cash flows.

3.    Business Combinations (in thousands)

        Pro-forma results showing the effects of the Redemption as if it occurred on January 1, 2002 are as follows:

	For the nine months ended September 30, 2002
	As Reported	Pro Forma Adjustments		Pro Forma Total
Total revenues	$328,623	$(5,592)	(a)	$323,031

Operating income	$109,719	$(6,025)	(b)	$103,694
Interest income	2,712	—		2,712
Interest expense	(49,434)	(644)	(c)	(50,078)
Equity in earnings of equipment leasing entities	15,500	(15,500)	(d)	—
Other expense, net	(290)	—		(290)

Income before minority interests	78,207	(22,169)		56,038
Minority interests in net income of subsidiaries	(4,885)	4,885	(e)	—

Net (loss) income	$73,322	$(17,284)		$56,308

(a)
Represents amortization of purchase accounting adjustments related to energy and waste contracts.

(b)
Represents adjustments described in (a) above and depreciation associated with purchase accounting adjustments related to property, plant and equipment.

(c)
Represents effect of purchase accounting adjustments related to debt.

(d)
Represents elimination of equity earnings of equipment leasing companies as if the Company had no ownership as of January 1, 2002.

(e)
Represents elimination of Class B minority interests earnings allocation as if the Company had full ownership of the HENS as of January 1, 2002.

4.    Property, Plant and Equipment

       In the third quarter of 2002, the Company changed its accounting estimates relating to the useful lives of certain plant and equipment on a prospective basis. The estimated useful lives for most plant assets were extended from 35 years to 50 years, and the service lives of most replacement components, included in plant and equipment, were shortened from a range of 7 to 10 years, to 5 years. The change was based upon a study performed by the Company's engineering department, information obtained from the recent fair market assessments performed related to the Allied transactions, comparisons to industry practice and the effect of the Company's extensive review of capital investments which identified fully depreciated assets still in use, and assets that required replacement before the end of their expected useful life resulting in losses being recorded on asset retirements.

5.    Financing Arrangements

        On May 9, 2003, ARC LLC completed the sale of $275 million aggregate principal amount of 6.26 percent Senior Notes due 2015. The proceeds of the financing were used to repay $242.6 million under the outstanding credit facilities, fund debt service reserve accounts and for general corporate purposes. As part of this refinancing, ARC LLC entered into an amended and restated secured revolving credit facility for up to $75 million, including $45 million of which could be used for letters of credit. Under the terms of the credit facility, the Company is subject to certain financial covenants, as defined in the credit facility, with respect to leverage and adjusted cash flow coverage ratios. As of September 30, 2003, there were no borrowings and $2.2 million of letters of credit outstanding under the secured revolving credit facility. As a result of the refinancing, the Company wrote off approximately $3.3 million of deferred financing costs associated with the retired debt.

6.    Contingencies

Environmental and Regulatory Risk

        The Company operates in an environmentally sensitive industry and is subject to extensive federal, state and local laws and regulations adopted for the protection of the environment. The laws and regulations primarily applicable to the Company are those related to discharge of emissions into the air and management of solid waste but can also include those related to water use, discharges to water, wetlands preservation and hazardous waste management. Certain of these laws have extensive and complicated requirements relating to obtaining construction and operating permits, monitoring, record keeping and reporting. While management believes that it is in substantial compliance with permits and other applicable environmental laws relating to the Company, its facilities, from time to time, may not be in full compliance with all such laws.

        Noncompliance with environmental laws and regulations can result in the imposition of civil or criminal fines or penalties. In some instances, environmental laws also may impose clean-up or other remedial obligations in the event of a release of pollutants or contaminants into the environment. The Company incurs operating costs and capital expenditures related to various environmental protection and monitoring programs. Such expenditures have not had a material adverse effect on the Company's consolidated financial position or results of operations. However, federal, state and local regulatory authorities may consider proposals to restrict or tax certain emissions, which proposals, if adopted, could impose additional costs on the operation of the Company.

Landfill Agreements

        Semass Partnership, a subsidiary of Ref-Fuel Semass, has a waste management agreement (the WMA) dated May 25, 1982, as amended, with the Carver, Marion, Wareham Regional Refuse Disposal District (CMW). The WMA allows Semass Partnership to utilize a portion of a landfill (the CMW Landfill), which CMW leases from Wankinco River, Inc. (Wankinco).

        From May 1997 through July 1999, Wankinco provided notices purportedly terminating the lease on the CMW Landfill based upon an allegation that the lease term automatically expired due to alleged failures to strictly comply with the terms of the lease. In June 1997, Semass Partnership and CMW filed suit against Wankinco and A. D. Makepeace Company, Inc., Wankinco's parent company, seeking a declaratory judgment that Semass Partnership and CMW may continue to operate the CMW Landfill. Trial of the matter before the court was completed in 2001 and a decision was received by the Company in December 2002, which decided virtually all issues in favor of the Semass Partnership. The Semass Partnership avoided both forfeiture of possession and any liability for damages due to landfill operations. Wankinco filed a notice of appeal in January 2003. Apart from this decision, the Semass Partnership and Wankinco continue litigating several other actions involving regulatory issues at the landfill. Management believes that the ultimate resolution of these matters will not have a material adverse impact on the results of operations, future cash flows or financial position of Ref-Fuel Semass, Semass Partnership or the Company.

        In March 1990, the Semass Partnership, CMW and Wankinco entered into an agreement related to the CMW Landfill, as amended (the Settlement Agreement), which requires, among other things, the Semass Partnership to make annual deposits into an environmental protection trust fund (the Fund) in lieu of obtaining environmental impairment liability insurance for the CMW Landfill. The Semass Partnership is required under the Settlement Agreement to deposit $500,000 annually into the Fund, payable in equal quarterly installments. Certain additional deposits are required subject to the availability of cash in accordance with the Company's loan agreement. The Semass Partnership's obligation to make deposits into the Fund ceases when the Fund reaches a balance of $20.0 million. Proceeds from the Fund are to be used primarily for remediation of the CMW Landfill in the event of environmental damage. The Semass Partnership and Wankinco are each entitled to receive one-half of the balance of the Fund upon final closure of the CMW Landfill and receipt of required governmental approvals. During the period ended September 30, 2003, the Semass Partnership made the required quarterly deposit into the Fund and charged operations for one-half of the deposits into the Fund, representing one-half of the balance of the Fund which will be disbursed to Wankinco upon final closure of the CMW Landfill. Additional charges to operations may be required in the future if any disbursements are required from the Fund to remediate any environmental damages. To date, management is not aware of any such environmental damages. As of September 30, 2003, the balance in the Fund is approximately $12.7 million, and is included in restricted cash and long-term investments. A corresponding liability of approximately $6.3 million, representing approximately one-half of the deposits and related earnings in the Fund, is included in other long-term liabilities as of September 30, 2003.

Other Matters

        The Company is involved in various claims or litigation in the ordinary course of business. Management believes that the ultimate resolution of these matters, either individually or in the aggregate, will not have a material adverse impact on the future results of operations, cash flows or financial position of the Company.

7.    Other Long-Term Liabilities

        Other long-term liabilities consist of the long-term portion of the following (in thousands):

	September 2003	December 31, 2002
	(unaudited)
Long-term waste contracts acquired	$91,268	$96,640
Operating lease acquired	66,427	70,386
Deferred revenue	15,553	14,427
Long-term incentive plan accruals	1,512	1,417
Energy contract levelization	47,024	34,735
Landfill liabilities	13,355	8,144
Other	1,871	1,684

	$237,010	$227,433

8.    Supplemental Disclosure of Cash Flow Information (in thousands)

	For the nine months ended September 30,
	2003	2002
Cash paid for interest	$36,763	$35,730

Redemption of Class B minority interest in the HENS		$144,194

        Depreciation and amortization expense included in the Statement of Cash flows consists of the following (in thousands):

		For the nine months ended September 30,
		2003	2002
Asset / liability	Statement of operations	(Revenue) expense
Property, plant and equipment	Depreciation and amortization (1)	$44,119	$51,293
Energy contracts	Energy revenues	21,410	18,841
Long-term waste contracts	Waste disposal and related services	(5,894)	(7,033)
Lease	Operating expenses (rent expense)	(3,959)	(3,959)
Debt	Interest expense	(1,891)	83
Deferred revenue	Waste disposal and related services and energy revenues	(829)	(1,796)

Total		$52,956	$57,429

(1)
Includes amortization of other intangibles

9.    Subsequent Event

       On October 2, 2003, a merger agreement between MSW Merger LLC, an affiliate of one of MSW's members, and UAE Holdings, UAE's parent, was publicly announced. Upon consummation of the merger, which is expected to be completed by December 31, 2003, and a series of related transactions (collectively, the UAE Transactions), MSW Energy II LLC, a subsidiary of MSW Merger LLC, will become an indirect wholly owned subsidiary of UAE, and hold a 50% direct and indirect membership interest in Ref-Fuel Holdings.

        As a result, and upon consummation of the UAE Transactions, Ref-Fuel Holdings will be majority owned, directly and indirectly, and controlled by affiliates of MSW's members ("the control group"). In accordance with Emerging Issues Task Force (EITF) Topic D-97, "Push Down Accounting," the Company's financial statements, after the transaction, will be required to reflect the change in its ownership. Effectively, the aggregate excess of purchase price over the net assets acquired of the Company will be pushed-down to reflect the new owners' bases in the Company.

AMERICAN REF-FUEL COMPANY LLC AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2002 AND THE PERIOD FROM APRIL 30, 2001 (INCEPTION OF OPERATIONS) THROUGH DECEMBER 31, 2001; AND PREDECESSOR COMBINED FINANCIAL STATEMENTS AS OF AND FOR THE FOUR MONTHS ENDED APRIL 30, 2001 AND THE YEAR ENDED DECEMBER 31, 2000, AND REPORT OF INDEPENDENT AUDITORS

Report of Independent Auditors

To the Member and Board of Directors of
American Ref-Fuel Company LLC and subsidiaries

        In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of member's equity and of cash flows present fairly, in all material respects, the financial position of American Ref-Fuel Company LLC and its subsidiaries at December 31, 2002 and December 31, 2001, and the results of their operations and their cash flows for the year ended December 31, 2002 and for the period from April 30, 2001 (Inception of Operations) through December 31, 2001 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        As discussed in Note 2 to the consolidated financial statements, effective January 1, 2002 American Ref-Fuel Company LLC changed its method of accounting for goodwill and intangibles.

/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey
July 31, 2003

Report of Independent Auditors

To the Member and Board of Directors of
American Ref-Fuel LLC

        In our opinion, the accompanying combined statements of operations, of partners' capital and of cash flows of the American Ref-Fuel Partnerships (Predecessor) present fairly, in all material respects, the results of their operations and their cash flows for the four months ended April 30, 2001 and the year ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey
July 31, 2003

AMERICAN REF-FUEL COMPANY LLC AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

(in thousands of dollars)

	December 31,
	2002	2001
Assets
Current assets
Cash and cash equivalents	$70,168	$51,738
Restricted cash and short-term investments	49,460	31,636
Accounts receivable, net of allowance for doubtful accounts of $1,645 and $2,437, respectively	70,542	61,295
Accounts receivable, affiliates	—	7,446
Prepaid expenses and other current assets	10,797	11,662

Total current assets	200,967	163,777

Long-term assets
Property, plant and equipment, net	1,103,072	1,099,019
Intangible assets, net	336,731	276,035
Goodwill	28,066	28,066
Restricted cash and long-term investments	81,961	62,640
Equity in equipment leasing entities	—	180,182
Other long-term assets	6,022	3,453

Total long-term assets	1,555,852	1,649,395

Total assets	$1,756,819	$1,813,172

Liabilities and Member's Equity
Current liabilities
Accounts payable and other current liabilities	$65,626	$46,408
Accounts payable, affiliates	—	1,878
Current portion of long-term debt	83,561	60,078
Accrued interest payable	12,854	6,716

Total current liabilities	162,041	115,080

Long-term liabilities
Long-term debt	1,072,835	1,096,545
Other long-term liabilities	227,433	276,902

Total long-term liabilities	1,300,268	1,373,447

Total liabilities	1,462,309	1,488,527

Commitments and contingencies (Notes 12 and 14)
Minority interest	—	188,435

Member's equity
Total member's equity	294,510	136,210

Total liabilities and member's equity	$1,756,819	$1,813,172

The accompanying notes are an integral part of these consolidated financial statements.

AMERICAN REF-FUEL COMPANY LLC AND SUBSIDIARIES
STATEMENTS OF OPERATIONS
(in thousands of dollars)

	Consolidated		Predecessor Combined
	For the Year ended December 31, 2002	For the Period Ended December 31, 2001(l)	Four Months Ended April 30, 2001	Year Ended December 31, 2000
Revenues
Waste disposal and related services	$260,119	$155,792	$73,455	$204,410
Waste disposal and related services affiliate	12,190	25,848	11,069	41,017
Energy	160,284	117,536	51,145	152,635
Other	5,949	2,702	2,690	4,481

Total net revenues	438,542	301,878	138,359	402,543
Expenses
Operating	169,866	98,481	54,351	131,812
Depreciation and amortization	67,249	43,978	21,378	62,648
General and administrative	43,626	29,521	12,624	37,941
Loss on asset retirements	1,886	757	3,818	1,706

Operating income	155,915	129,141	46,188	168,436
Interest income	3,740	4,663	2,476	8,077
Interest income—affiliate	—	—	194	1,723
Interest expense	(60,893)	(55,747)	(22,033)	(67,227)
Interest expense—affiliate	—	—	(3,298)	(9,782)
Loss on early extinguishment of debt	—	(3,711)	—	(286)
Equity in earnings of equipment leasing entities	15,500	16,705	—	—
Other (expense) income, net	(757)	(145)	465	2,240

Income before minority interests	113,505	90,906	23,992	103,181
Minority interests in net income of subsidiaries	(4,885)	(24,961)	(77)	(161)

Net income	$108,620	$65,945	$23,915	$103,020

(1)
Reflects the period from April 30, 2001 (inception of operations) through December 31, 2001.

The accompanying notes are an integral part of these consolidated financial statements.

AMERICAN REF-FUEL COMPANY LLC AND SUBSIDIARIES
STATEMENT OF EQUITY
(in thousands of dollars)

American-Ref-Fuel Combined Partnerships Capital (Predecessor)
Balance, January 1, 2000	$47,683
Net income	103,020
Distributions to partners	(90,354)

Balance, December 31, 2000	60,349
Contributions received	26,444
Net income	23,915
Distributions to partners	(6,050)
Recapitalization of partnership interest of the HENS	(163,474)

Balance, April 30, 2001	$(58,816)

American Ref-Fuel LLC Members' Equity
Balance, Apri1 30, 2001	$—
Contribution of Duke/UAE partnership interests	64,668
Contributions received	50,000
Net income	65,945
Distributions to members	(44,403)

Balance, December 31, 2001	136,210
Redemption of Class B minority interests	144,194
Net income	108,620
Distributions to members	(94,514)

Balance, December 31, 2002	$294,510

The accompanying notes are an integral part of these consolidated financial statements.

AMERICAN REF-FUEL COMPANY LLC AND SUBSIDIARIES
STATEMENTS OF CASH FLOWS
(in thousands of dollars)

	Consolidated		Predecessor Combined
	For the Year Ended December 31, 2002	For the Period Ended December 31, 2001(1)	Four Months Ended April 30, 2001	Year Ended December 31, 2000
Cash flows from operating activities
Net income	$108,620	$65,945	$23,915	$103,020
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	74,695	44,012	17,732	51,638
Revenue contract levelization	14,359	7,464	3,901	9,957
Accretion of interest on loss contracts	2,051	1,422	711	2,210
Equity in earnings of equipment leasing entities	(15,500)	(16,705)	—	—
Minority interest in net income of subsidiaries, net of distributions	4,885	24,961	9	6
Loss on asset retirements	1,886	757	3,818	1,706
Loss on early extinguishment of debt	—	3,711	—	286
Changes in assets and liabilities
Accounts receivable, net	(9,245)	911	(3,401)	(1,671)
Accounts receivable, affiliates	8,808	(3,009)	3,518	(5,234)
Accrued interest on notes receivable from affiliates	—	—	28	245
Prepaid expenses and other current assets	(7,933)	496	(1,224)	(1,754)
Other long-term assets	3,567	481	57	(76)
Accounts payable and other current liabilities	19,218	(2,235)	(67)	(1,500)
Accounts payable, affiliates	(1,878)	1,150	(10,545)	7,872
Accrued interest payable	6,138	(11,714)	(6,512)	(9,982)
Accrued interest on subordinated notes payable	—	—	3,297	7,222
Other long-term liabilities	(11,006)	14,250	2,592	8,760

Net cash provided by operating activities	198,665	131,897	37,829	172,705

Cash flows from investing activities
Change in restricted cash and investments, net	(37,145)	19,673	(23,567)	8,534
Additions of property, plant and equipment	(35,727)	(9,181)	(19,262)	(29,203)
Acquisition of intangible assets	(548)	—	—	(1,850)
Proceeds from redemption	2,592	—	—	—
Proceeds from sale of assets	1,292	263	117	—
Cash from consolidation of subsidiaries	—	18,675	—	—
Acquisitions, net of cash	—	(147,249)	(163,474)	—

Net cash used in investing activities	(69,536)	(117,819)	(206,186)	(22,519)

Cash flows from financing activities
Borrowings of long-term debt	40,000	646,640	145,000	27,526
Repayments of long-term debt	(56,032)	(584,411)	(18)	(49,086)
Payment of financing costs	(153)	(17,810)	(55)	(288)
Payment of call premiums on early extinguishment of debt	—	(10,006)	—	—
Proceeds on notes receivable from affiliates	—	—	12,750	37,550
Issuance of notes receivable from affiliates	—	—	(13,450)	(37,200)
Proceeds from notes payable to affiliates	—	—	4,400	2,500
Payments on notes payable to affiliates	—	(2,350)	—	(13,822)
Distributions paid	(94,514)	(44,403)	(3,025)	(83,930)
Contributions received	—	50,000	900	846

Net cash (used in) provided by financing activities	(110,699)	37,660	146,502	(115,904)

Net increase (decrease) in cash and cash equivalents	18,430	51,738	(21,855)	34,282
Cash and cash equivalents, beginning of period	51,738	—	52,716	18,434

Cash and cash equivalents, end of period	$70,168	$51,738	$30,861	$52,716

(1)
Reflects the period from April 30, 2001 (inception of operations) through December 31, 2001.

The accompanying notes are an integral part of these consolidated financial statements.

AMERICAN REF-FUEL COMPANY LLC AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

1. Organization and Basis of Presentation

        American Ref-Fuel Company LLC (ARC LLC or the Company), a Delaware limited liability company, was formed in June 2000. ARC LLC was wholly owned by Duke/UAE Ref-Fuel LLC (Duke/UAE), a limited liability company, which is indirectly owned 50 percent by Duke Energy Corporation (Duke) and 50 percent by United American Energy Corp. (UAE) at December 31, 2002. ARC LLC was established with the primary objectives of (a) owning certain partnerships that develop, own and operate waste-to-energy (WTE) facilities that combust municipal solid waste and produce energy in the form of electricity and steam; and (b) procuring waste for such facilities. ARC LLC had no operations until April 2001, when Duke/UAE contributed its interests in the American Ref-Fuel Partnerships (as defined below) to ARC LLC.

        ARC LLC's consolidated financial statements presented for the year ended December 31, 2002 and the period from April 30, 2001 (inception of operations) through December 31, 2001 include the American Ref-Fuel Partnerships (as defined below) along with American Ref-Fuel Company of Delaware Valley, L.P. (Delaware Valley) and 100 percent of TransRiver Marketing Company, L.P. (TransRiver).

        The combined statements of operations and cash flows presented for the four months ended April 30, 2001 (the effective date of the Allied Transaction, as defined below), and for the year ending December 31, 2000 are the combined results of (a) American Ref-Fuel Company (Ref-Fuel Management), which owned a 98 percent consolidated investment in TransRiver; (b) American Ref-Fuel Company of Hempstead (Hempstead); (c) American Ref-Fuel Company of Essex County (Essex); (d) American Ref-Fuel Company of Southeastern Connecticut (Seconn); (e) American Ref-Fuel Company of Niagara, L.P. (Niagara); (f) American Ref-Fuel Company of Semass, L.P. (Ref-Fuel Semass); (g) American Ref-Fuel Operations of Semass, L.P. (Semass Operator); and (h) American Ref-Fuel Company of the Capital District, L.P. (collectively, the American Ref-Fuel Partnerships or the Predecessor). The American Ref-Fuel Partnerships are a series of general and limited partnerships that were equally owned by indirect wholly owned subsidiaries of Allied Waste Industries, Inc. (Allied), and Duke/UAE (collectively with Allied, the Investors). All significant intercompany accounts and transactions have been eliminated in combination.

        On April 30, 2001, the following events (collectively, the Allied Transaction) were completed: (a) Duke and UAE each contributed $25.0 million to Duke/UAE; (b) Duke/UAE contributed $50.0 million and its interests in the American Ref-Fuel Partnerships to ARC LLC; (c) ARC LLC purchased Allied's interests in the American Ref-Fuel Partnerships including the remaining 2 percent of TransRiver and Delaware Valley, except for Allied's partnership interests in Hempstead, Essex, Niagara and Seconn (collectively, the HENS); and (d) the Investors recapitalized their partnership interests in the HENS (the Recapitalization). The terms of the Recapitalization provided that indirect subsidiaries of ARC LLC became the managing general partners of the HENS. The interest held by Duke/UAE in the HENS converted to a Class A interest, and the interest held by Allied converted to a Class B interest. In conjunction with the Allied Transaction, the HENS contributed $163.5 million to obtain 99 percent noncontrolling interests in equipment leasing entities controlled by Allied. ARC LLC also agreed to substitute as guarantor for guarantees previously furnished by Duke and Allied, less certain liabilities retained by Allied and Duke pursuant to credit backstop agreements.

        The Class A and Class B partners were both general partners in the HENS; however, the Class B partners had limited involvement in the HENS' management and had limited participation in partnership distributions, except as expressly agreed. Among other limitations, the Class A partners were restricted from the following actions without the written consent of the Class B partners: voluntary dissolution of the HENS, sale or abandonment of a substantial portion of the HENS' assets, disposition of any of the HENS' interests in the equipment leasing entities, and certain other activities.

        Prior to April 30, 2001, net income or loss of the American Ref-Fuel Partnerships was allocated among the respective partners based on their ownership interests. From April 30, 2001 through April 30, 2002, the profits and losses of the HENS were allocated as follows: (a) depreciation expense allocated to the HENS from the equipment leasing entities was allocated to the Class A partner only; (b) net income and loss before depreciation of the equipment leasing entities allocated to the HENS was allocated between the Class A and Class B partners based on certain defined earnings tranches; and (c) all other net income or loss of the HENS was allocated between the Class A and Class B partners based on certain defined earnings tranches which differ from the tranches used to allocate the earnings of the equipment leasing entities.

        Both Allied and Duke/UAE had separate, nonconcurrent rights to cause the HENS to redeem Allied's Class B interests in the HENS for the HENS' interest in the equipment leasing entities (Redemption). In January 2002, Allied announced its intention to exercise that right and completed the Redemption on April 30, 2002. The Redemption of the HENS resulted in the following: (a) gross income for the period from January 1, 2002, through the Redemption date, was first allocated to the Class A partners in an amount equal to the difference between the Class A partners' share of economic depreciation and prior special allocations of depreciation expense to the Class A partners with all remaining profits and losses allocated consistent with profit and loss allocations described above; (b) the HENS' interests in the equipment leasing entities were distributed to Allied in redemption of Allied's Class B interests in the HENS; and (c) the $2.6 million difference between the fair value of Allied's interest in the HENS and the fair value received by Allied in redemption of those interests was paid by Allied to the HENS.

        The Redemption of Allied's Class B interest in the HENS resulted in the application of purchase accounting to the HENS in accordance with Statement of Financial Accounting Standards (SFAS) No. 141, Business Combinations, and adjusted the assets and liabilities of the HENS to fair value.

        As a consequence of the Allied Transaction, all of the American Ref-Fuel Partnerships became indirect wholly owned subsidiaries or controlled subsidiaries of ARC LLC. The consolidated financial statements include the accounts of ARC LLC, its controlled subsidiaries and certain investments. Allied's Class B interest in the HENS has been reflected in the balance sheet as minority interest. All significant intercompany accounts and transactions have been eliminated in consolidation.

2. Summary of Significant Accounting Policies

Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the (a) reported amounts of assets and liabilities at the date of the financial statements; (b) disclosures of contingent assets and liabilities at the date of the financial statements; and (c) the reported amounts of revenues and expenses recognized during the reporting period. Significant management estimates include the estimated lives of long-lived assets, allowances for doubtful accounts receivable, estimated useful lives and fair value adjustments of net tangible and intangible assets, liabilities for self-insurance and certain landfill liabilities. Such estimates are revised as necessary when additional information becomes available. Actual results could differ from those estimates.

Cash and Cash Equivalents

        Cash and cash equivalents include cash balances and unrestricted short-term investments with maturities when purchased of three months or less.

Restricted Cash and Investments

        The Company is required to maintain cash and investment balances that are restricted by provisions of its debt or lease agreements. When the restrictions on these funds are ongoing during the period of financing, the balances are classified as restricted cash and investments. These amounts are held by financial institutions in order to comply with contractual provisions requiring reserves for payments such as debt service, rent service, and major maintenance. Restricted cash and investments are invested in accounts earning market rates; therefore, the carrying value approximates fair value. Restricted cash and investments are excluded from cash and cash equivalents for the purposes of the consolidated statements of cash flows.

        Restricted cash and investments include certain investments stated at amortized cost, which approximates market, including debt securities that are classified as "held-to-maturity" as the Company has the intent and ability to hold the securities to maturity.

Property, Plant and Equipment

        Property, plant and equipment are carried at cost. The Company provides for depreciation of its assets using the straight-line method over the estimated useful lives.

        Routine repairs and maintenance are charged against current operations. Expenditures that increase value, change capacities or extend useful lives are capitalized.

        When property and equipment are retired, sold, or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations as increases or decreases to operating expense for the period.

        The Company maintains a supply of various spare parts integral to its operations. Certain spare parts that are not expected to be used within the upcoming year have been classified as long-term spare parts inventory with property, plant and equipment.

        Landfill costs, including original acquisition cost and incurred construction costs, are amortized over the estimated capacity of the landfill based on a per-unit basis as landfill space is consumed.

        In accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, management periodically reviews long-lived assets and intangibles whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If factors indicate that an asset should be evaluated for possible impairment, management compares estimated undiscounted future operating cash flows associated with the asset to its carrying amount. If the carrying amount of the asset is greater than undiscounted future operating cash flows, an impairment loss is calculated and recognized. The effect of any impairment would be to expense the difference between the fair value of such asset and its carrying value.

Goodwill

        Goodwill represents the total consideration paid to acquire the interests in Ref-Fuel Management and TransRiver in excess of the fair value of the net tangible and identifiable intangible assets acquired. In July 2001, the Financial Accounting Standards Board (FASB) issued SFAS 141 Business Combinations and SFAS No. 142, Goodwill and Other Intangible Assets effective for fiscal years beginning after December 15, 2001. The provisions of SFAS 141 provide specific criteria for the initial recognition and measurement of intangible assets apart from goodwill. SFAS 141 also requires that upon adoption of SFAS 142 the Company reclassify the carrying amount of certain intangible assets. The provisions of SFAS 142 (i) prohibit the amortization of goodwill and indefinite-lived intangible assets; (ii) require that goodwill and indefinite-lived intangible assets be tested annually for impairment (and in interim periods if certain events occur which would impact the carrying value of such assets); and (iii) require that the Company's operations be formally identified into reporting units for the purpose of assessing potential future impairments of goodwill. Effective January 1, 2002, upon adoption of SFAS 142, the Company stopped recording goodwill amortization and performed its assessment of its reporting units and its initial assessment of impairment, which was estimated using discounted cash flows. Additionally, the Company performed its required annual fair value testing of its recorded goodwill for its reporting units using the discounted cash flows approach which was consistent with that used upon adoption of SFAS 142. As of December 31, 2002, the Company's estimate of the fair value of its reporting units indicated no impairment of goodwill upon adoption or in its annual assessment.

Intangible Assets

        Energy contract intangibles represent the amount by which the contract rates in long-term energy sales contracts held by certain subsidiaries of ARC LLC exceeded fair value on the dates that these subsidiaries were acquired. These contract related intangibles are being amortized into income as a reduction of energy revenues on a straight-line basis over periods ranging from 10 to 20 years, which represent the remaining term of the applicable contracts.

        Waste contract intangibles represents the amount by which the contract rates in long-term waste sales contracts held by Hempstead exceeded fair value on the date that the partnership was acquired. These contract related intangibles are being amortized into income as a reduction of waste revenues on a straight-line basis over eight years which represent the term of the applicable contracts.

        Deferred financing costs represent certain capitalizable costs incurred by the Company to finance its long-term debt obligations. These costs are amortized to interest expense over the life of the related debt.

Equity in Equipment Leasing Entities

        The HENS contributed an aggregate of $163.5 million in cash to obtain a 99 percent noncontrolling interest in four equipment leasing entities. Allied owned the remaining 1 percent controlling interest in the entities and managed their operations. These entities were formed to purchase equipment to be leased to Allied under operating lease agreements. Since the HENS owned a noncontrolling interest in these equipment leasing entities, ARC LLC accounted for these investments using the equity method of accounting. On April 30, 2002, the HENS interests in the equipment leasing entities were distributed to Allied in redemption of Allied's Class B interests in the HENS.

Other Liabilities

        Other current and other long-term liabilities primarily consist of (a) fair value adjustments related to certain operating leases and long-term waste contracts acquired by the Company; (b) deferred revenue; (c) accruals for certain long-term incentive plans; and (d) energy contract levelization (see Notes 10 and 14).

        The fair value adjustment related to the operating lease represents the amount by which future rent payments on the Delaware Valley facility lease exceeded the fair market value of that facility as of the acquisition date of April 30, 2001. This amount is being amortized as a decrease in facility rent expense on a straight-line basis over approximately 15 years, representing the life of the associated lease.

        The fair value adjustment related to the acquired long-term waste contracts represents the amount by which costs of disposal and processing of waste delivered pursuant to certain long-term waste contracts held by Semass Partnership exceeded estimated contract revenues. These costs are being amortized as an increase to waste disposal revenues using the straight-line method and an increase to interest expense using the effective interest method over 19 years, the remaining term of the applicable contracts.

        The Company is accounting for the long-term power contracts at the Semass Partnership in accordance with Emerging Issues Task Force (EITF) Issues 91-6 Revenue Recognition of Long-Term Power Sales Contracts and 96-17 Revenue Recognition under Long-Term Power Sales Contracts That Contain both Fixed and Variable Pricing Terms, which require the Company to recognize power revenues under these contracts as the lesser of (a) amounts billable under the respective contracts; or (b) an amount determinable by the kilowatt hours made available during the period multiplied by the estimated average revenue per kilowatt hour over the term of the contract. The determination of the lesser amount is to be made annually based on the cumulative amounts that would have been recognized had each method been applied consistently from the beginning of the contract. The difference between the amount billed and the amount recognized is included in other long-term liabilities.

        Landfill closure and postclosure costs are also included in other long-term liabilities. The Company accrues landfill closure and postclosure costs as the remaining permitted space of the landfill is consumed over the expected life cycle of the landfill.

Revenue Recognition

        The Company recognizes revenue from two major sources: waste disposal services and energy production. Revenue from waste disposal services is recognized as waste is received, and revenue from energy production is recognized as the energy is delivered.

Concentration of Credit Risk

        The Company invests excess cash and funds held in trust in bank deposit accounts, commercial paper and/or money market investments with a limited number of financial institutions.

        ARC LLC has exposure to credit risk in accounts receivable as the Company disposes of waste for and sells power to a limited number of customers. Furthermore, these and other customers are primarily located in the northeastern region of the United States of America. The Company maintains adequate reserves for potential credit losses.

Income Taxes

        The operating subsidiaries primarily consist of limited liability companies and partnerships. Accordingly, income taxes are not levied at the Company level, but rather on the individual members. Certain wholly owned nonoperating subsidiaries of the Company are taxable corporations. For the year ended December 31, 2002 and 2001, income tax expense amounted to approximately $0.7 million and $0.5 million, respectively, and is included as a component of Other, net in the statement of operations. There were no taxable entities in 2000.

Minority Interest

        For the Predecessor, minority interest reflects Allied's 2 percent ownership in TransRiver through April 30, 2001. For ARC LLC, minority interest reflects Allied's Class B interests in the HENS through April 30, 2002.

Fair Value of Financial Instruments

        Unless disclosed otherwise, all other financial instruments of the Company are stated at cost, which management believes approximates fair market value.

Reclassifications

        Certain prior year amounts have been reclassified to conform to the current year presentation.

Recent Accounting Pronouncements

        In June 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations. SFAS 143 applies to all legally enforceable obligations associated with the retirement of long-lived assets and provides the accounting and reporting requirements for such obligations. SFAS 143 requires amounts initially recognized as an asset retirement obligation to be measured at fair value. The recognized asset retirement cost is capitalized as part of the cost of the asset and is depreciated over the useful life of the asset.

        SFAS 143, which primarily impacts the Company's accounting for its landfill operations, does not change the landfill accounting followed historically by the Company. The Company expenses costs for future closure and post-closure obligations on a per-unit basis as the landfill space is consumed. This practice has continued upon adoption of SFAS 143 except, under the new rules, costs associated with future final capping activities that occur during the operating life of the landfill will be accounted for as an asset retirement obligation. Interest will be accreted an all landfill retirement obligations using the effective interest method. Landfill retirement costs arising from post-closure obligations, which will be capitalized as part of the landfill asset, will be amortized consistent with the Company's current estimated life and are noncash in nature. Landfill retirement costs arising from final capping obligations will be amortized on a units-of-consumption basis over the estimated number of tons of waste that each final capping event covers. The Company adopted SFAS 143 effective January 1, 2003, which had no material effect on the Company.

        In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections. SFAS 145 requires that most gains and losses from the extinguishment of debt no longer be classified as extraordinary items and that they be recorded in the results of operations. In addition, SFAS 145 amends FASB Statement No. 13 to require that certain lease modifications that have economic effects similar to sale-leaseback transactions be accounted for in the same manner as sale-leaseback transactions. The Company has adopted SFAS 145 and reclassified losses from early extinguishment of debt for all applicable years reported in the results of operations.

        In July 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. This statement sets forth various modifications to existing accounting guidance which prescribes the conditions which must be met in order for costs associated with contract terminations, facility consolidations, employee relocations and terminations to be accrued and recorded as liabilities in financial statements. This statement is effective for exit or disposal activities initiated after December 31, 2002. SFAS 146 had no effect on the Company.

        In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation-Transition and Disclosure. This statement amends SFAS No. 123, Accounting for Stock Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirement of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. SFAS 148 is effective for fiscal years ending after December 15, 2002. SFAS 148 has no effect on the Company.

        In April 2003, the FASB issued SFAS No.149, Amendment of SFAS No.133 on Derivative Instruments and Hedging Activities. This statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under SFAS. No.133, Accounting for Derivative Instruments and Hedging Activities. SFAS 149 is effective for contracts entered into or modified after June 30, 2003 and is effective for hedging relationships designated after June 30, 2003. SFAS 149 has no effect on the Company.

        In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity.This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were classified as equity. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. SFAS 150 has no effect on the Company.

        In November 2002, the FASB issued FASB Interpretation (FIN) No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. FIN 45 requires that upon issuance of a guarantee, the guarantor must recognize a liability for the fair value of the obligation it assumes under that guarantee. In addition, FIN 45 requires disclosures about the guarantees that an entity has issued. The Company will apply the recognition provisions of FIN 45 prospectively to guarantees issued after December 31, 2002, which is not expected to have a material effect on the Company's financial position, results of operations or cash flows.

        In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities. FIN 46 requires that unconsolidated variable interest entities be consolidated by their primary beneficiaries. A primary beneficiary is the party that absorbs a majority of the entity's expected losses or residual benefits. FIN 46 applies immediately to variable interest entities created after January 31, 2003 and to existing variable interest entities in the periods beginning after June 15, 2003. The Company has not finalized its evaluation of the interpretation and does not believe that it will have a material effect on the Company's financial position, results of operations or cash flows.

3. Business Combinations

        In 1997 and 1998, Duke/UAE purchased a 50 percent interest in all of the American Ref-Fuel Partnerships. These acquisitions were accounted for using the purchase method of accounting by Duke/UAE. On April 30, 2001, in conjunction with the Allied Transaction, Duke/UAE contributed its interests in the American Ref-Fuel Partnerships to ARC LLC. These interests are carried at the Duke/UAE basis in the ARC LLC financial statements. The combined Predecessor results of the American Ref-Fuel Partnerships prior to April 30, 2001, do not reflect the Duke/UAE basis, as Duke/UAE did not control any of the American Ref-Fuel Partnerships.

        In July 2000, in anticipation of the Allied Transaction, subsidiaries of Allied entered into agreements with Duke/UAE, the American Ref-Fuel Partnerships, and Delaware Valley (the Allied Agreements). Under the terms of these agreements the American Ref-Fuel Partnerships declared, but did not pay $22.4 million and $2.1 million in net distributions to Allied in the year ended December 31, 2000 and the four months ended April 30, 2001, respectively. In accordance with the Allied Agreements, these amounts were treated as a capital contribution to the Predecessor from Allied.

        On April 30, 2001, ARC LLC completed its acquisition of Allied's interests in Ref-Fuel Management, TransRiver, Ref-Fuel Semass, Semass Operator, and Delaware Valley, as well as Allied's interests in notes due to Allied from the HENS. The Company also acquired two other businesses during the year for approximately $5.8 million. The acquisitions were accounted for in accordance with the provisions of SFAS No. 141, Business Combinations. Accordingly, the consolidated statement of operations includes the results of these entities beginning on each of their respective dates of acquisition. The assets acquired and liabilities assumed were recorded at estimated fair values as determined by Company management, after obtaining independent appraisals of the fair values of material acquired property, plant and equipment and identified intangible assets and debt. A summary of the assets acquired and liabilities assumed in the acquisition follows (in thousands):

	Useful Life	Amount
Fair value of assets acquired
Current assets		$51,111
Property, plant and equipment	2-50 years	168,704
Energy contracts	8-20 years	161,456
Other long-term assets		23,579
Allied's basis in notes due from the HENS		80,124

			$484,974
Fair value of liabilities assumed
Current liabilities		(40,024)
Long-term debt obligations		(156,227)
Waste contracts	6-19 years	(71,075)
Operating lease acquired	15 years	(79,184)
Other long-term liabilities		(9,546)

			(356,056)

Net assets acquired, net of cash acquired			128,918
Goodwill			18,331

Cash paid, net of cash acquired			$147,249

        Also on April 30, 2001, the Recapitalization of the HENS occurred. The Recapitalization of Allied's 50 percent interest, combined with the assignment of the 50 percent interest previously held by Duke/UAE, resulted in ARC LLC having control of the HENS. The consolidated ARC LLC results for the period from April 30, 2001 through April 30, 2002 included Duke/UAE's basis in the 50 percent of the HENS contributed and the historical basis of the HENS for the remaining 50 percent.

        Since both Allied and the Company had separate, nonconcurrent rights to cause the Redemption, the fair value of the Class B interests was estimated based on the value that the HENS contributed to the equipment leasing entities at the Recapitalization date. The difference in the final recorded value of Allied's member's equity in the HENS prior to the Recapitalization and the fair value of the Class B interests at the Recapitalization date was $144.2 million, which reduced ARC LLC's member's equity.

        In January 2002, Allied provided notice of its intent to exercise its rights to cause the Redemption. On April 30, 2002, the HENS interest in the equipment leasing entities were distributed to Allied in redemption of Allied's Class B interest in the HENS. The $2.6 million difference between the fair value of Allied's interest in the HENS and the fair value of the interest in the equipment leasing entities received by Allied in redemption of these interests was paid by Allied to the HENS. The effective purchase price paid in connection with the redemption of the Class B interests was determined as $193.1 million, which was the book value of the equipment leasing entities held by the HENS less the amounts received from Allied as of the date of the Redemption.

        In recording the Redemption, ARC LLC released the previously recorded $144.2 million reduction to member's equity and the Company applied purchase accounting to the HENS in accordance with SFAS 141. The assets acquired and liabilities assumed were recorded at estimated fair values as determined by Company management, after obtaining independent appraisals of the fair values of acquired tangible property, plant and equipment and identified intangible assets and debt. The change in basis was approximately $144.0 million, which was allocated as follows (in thousands):

	Useful Life	Amount
Current Assets		$(714)
Property, plant and equipment	2-50 years	31,336
Energy contracts	8-20 years	85,793
Waste contracts	8 years	9,717
Other intangibles	5-30 years	(3,957)
Write-off deferred income		42,199
Long term debt		(20,413)

Total		$143,961

        The Recapitalization of the HENS and the acquisition of the Allied interests in other American Ref-Fuel Partnerships resulted in ARC LLC having control or 100 percent ownership of companies that were previously held as equity interests by Duke/UAE. Accordingly, these equity interests were consolidated at the Duke/UAE level as of April 30, 2001. Duke/UAE's basis in the cash of these subsidiaries totaled $18.7 million, which is included as Cash from consolidation of subsidiaries in the attached statement of cash flows.

Pro Forma Information (Unaudited)

        The pro forma financial information is presented for informational purposes only and is not necessarily indicative of the results of operations that would have been achieved had the acquisitions taken place at the beginning of 2000 (in thousands).

	Year ended December 31,
	2002	2001	2000
Revenues
Waste disposal and related revenues	$272,222	$268,436	$254,167
Energy	154,779	157,479	156,727
Other	5,949	5,331	4,375

Total net revenue	432,950	431,246	415,269
Expenses
Operating	169,866	163,273	157,334
Depreciation and amortization	67,682	66,032	62,146
General and administrative	43,626	42,902	46,199
Loss on asset retirements	1,886	4,575	1,738

Operating income	149,890	154,464	147,852
Interest income	3,740	7,354	8,254
Interest expense	(60,249)	(79,982)	(77,729)
Loss on early extinguishment of debt	—	(3,711)	(286)
Other, net	(755)	317	2,832

Net income	$92,626	$78,442	$80,923

4. Property, Plant and Equipment

        Property, plant and equipment consist of the following (in thousands):

	Useful Life	December 31,
		2002	2001
Plant and equipment	2-50 years	$1,195,551	$1,362,127
Land		3,899	3,532
Leasehold improvements	Up to 17 years	34,966	23,108
Landfill	13 years	11,297	11,239
Spare parts		11,878	11,706
Construction in progress		10,099	3,392

Total property, plant and equipment		1,267,690	1,415,104
Accumulated depreciation		(164,618)	(316,085)

Property, plant and equipment, net		$1,103,072	$1,099,019

        In 2002, the Company changed its accounting estimates relating to the useful lives of certain plant and equipment. The estimated useful lives for most plant assets were extended from 35 years to 50 years, and the service lives of most replacement components, included in plant and equipment, were shortened from a range of 7 to 10 years, to 5 years. The change was based upon a study performed by the Company's engineering department, information obtained from the recent fair value assessments performed related to the Allied transactions, comparisons to industry practice and the effect of the Company's extensive review of capital investments, which identified fully depreciated assets still in use, and assets that required replacement before its expected useful life resulting in losses being recorded on asset retirements. As a result of the change in estimate, 2002 net income was increased by approximately $2.3 million.

5. Intangible Assets

        Intangible assets consist of the following (in thousands):

	Useful Life	December 31,
		2002	2001
Energy contracts	8-20 years	$381,078	$295,251
Waste contracts	8 years	9,717	—
Financing costs	4-22 years	20,349	23,291
Other intangibles	5-30 years	2,639	4,975

		413,783	323,517
Accumulated amortization		(77,052)	(47,482)

Intangible assets, net		$336,731	$276,035

        The following table details the amount of estimated future amortization expense associated with intangible assets to be included in the Company's statement of operations (in thousands).

	Estimated
	2003	2004	2005	2006	2007	Thereafter	Total
Energy contracts	$28,811	$28,811	$28,811	$28,811	$28,811	$167,428	$311,483
Waste contracts	1,267	1,267	1,267	1,267	1,267	2,535	8,870
Financing costs	2,962	2,870	1,638	1,008	939	4,827	14,244
Other intangibles	96	96	96	96	96	1,654	2,134

Totals	$33,136	$33,044	$31,812	$31,182	$31,113	$176,444	$336,731

See Note 15 for amortization expense included in the Company's statement of operations.

6. Goodwill

        The changes in the carrying amount of goodwill are as follows (in thousands):

		Consolidated		Predecessor Combined
	Useful Life	For the Year Ended December 31, 2002	For the Period Ended December 31, 2001(1)	Four Months Ended April 30, 2001	Year Ended December 31, 2000
Beginning balance		$28,066	$—	$110,399	$114,911
Goodwill acquired	20 years	—	28,298	—	—
Fair value adjustment		—	—	(108,895)	—
Amortization		—	(232)	(1,504)	(4,512)

Ending balance		$28,066	$28,066	$—	$110,399

        Calculation of adjusted net income (excluding goodwill amortization) as if SFAS 142 were adopted January 1, 2000.

	Consolidated		Predecessor Combined
	For the Year Ended December 31, 2002	For the Period Ended December 31, 2001(1)	Four Months Ended April 30, 2001	Year Ended December 31, 2000
Reported net income	$108,620	$65,945	$23,915	$103,020
Add back—goodwill amortization	—	232	1,504	4,512

Adjusted net income	$108,620	$66,177	$25,419	$107,532

(1)
Reflects the period from April 30, 2001 (Inception of operations) through December 31, 2001.

        The Company stopped amortizing goodwill as of January 1, 2002 and has performed an impairment test as discussed in Note 2.

7. Equipment Leasing Entities

        The HENS owned 99 percent noncontrolling interests in equipment leasing entities and accounted for them using the equity method. Summarized unaudited financial information reported by these affiliates follows (in thousands):

	H,E,N and S Leasing Companies, LLC Combined Balance Sheets
	April 30, 2002	December 31, 2001
Current assets	$53,212	$33,308
Noncurrent assets	404,028	222,029

	$457,240	$255,337

Current liabilities	$52,176	$15,963
Noncurrent liabilities	207,408	57,375
Members equity	197,656	181,999

	$457,240	$255,337

	Combined Statements of Operations
	For the period January 1, 2002 to April 30, 2002	For the period April 30, 2001 to December 31, 2001
Net revenue	$30,291	$31,198

General and administrative	238	362
Depreciation and amortization	10,597	10,841

Operating income	19,456	19,995
Interest income	245	934
Interest expense	(4,044)	(4,055)

Net income	$15,657	$16,874

The Companys' equity in earnings of equipment leasing entities	$15,500	$16,705

8. Accounts Payable and Other Current Liabilities

        Accounts payable and other current liabilities consist of the following (in thousands):

	December 31,
	2002	2001
Accounts payable	$22,448	$23,451
Incentive plan accruals	23,119	697
Compensation liabilities	9,867	7,828
Short-term portion of deferred revenue	1,887	5,930
Other	8,305	8,502

	$65,626	$46,408

9. Financing Arrangements

        Long-term debt obligations of the Company consist of the following (in thousands):

	December 31,		December 31,
	2002		2002	2001
	Interest Rate (average rate)	Final Maturity
ARC LLC-supported debt
Credit facility term loans	Variable (3.92%)	2005	$191,250	$208,250
Credit facility revolving loan	Variable (3.03%)	2003	58,000	18,000
Seconn Corporate Credit Bonds	5.50% – 6.45%	2022	43,500	43,500
Hempstead Corporate Credit Bonds	5.00%	2010	42,670	42,670
Niagara Series 2001A	5.45% – 5.625%	2015	165,010	165,010
Semass Duke Bonds	Variable (3.03%)	Retired in 2002	—	10,000

ARC LLC-supported debt			500,430	487,430

Other debt
Hempstead project debt	4.40% – 5.00%	2009	149,999	164,923
Essex project debt	5.32% – 7.48%	2020	119,983	130,519
Seconn project debt	5.125% – 5.50%	2015	57,107	60,538
Semass Series 2001A	5.50% – 5.625%	2016	134,345	134,345
Semass Series 2001B	5.00% – 5.50%	2010	118,010	118,010
Semass Series 2001C	2.90% – 4.00%	2004	39,695	39,695

			619,139	648,030

Unamortized debt premium, net			36,491	20,685
Miscellaneous obligations			336	478
Current portion			(83,561)	(60,078)

Total long-term debt obligations			$1,072,835	$1,096,545

        On April 30, 2001, ARC LLC entered into a $325 million credit facility (the Credit Facility) with a group of lending institutions. The Credit Facility provided for term loans of $215 million to be borrowed by ARC LLC and its subsidiaries (the Term Loans) and for a revolving credit facility of up to $110 million, including $35 million of which could be used for letters of credit (the Revolving Loan).

As of December 31, 2002, there was $50.1 million of unutilized revolver capacity available to the Company, $33.1 million of which could be used for letters of credit. ARC LLC is contingently liable to furnish $25 million in letters of credit as collateral under an indemnity agreement if ARC LLC's long-term debt rating is reduced to below investment grade. As of December 31, 2002, there are no letters of credit required as collateral. The Credit Facility is to be used for working capital, capital expenditures, certain investments in consolidated and unconsolidated subsidiaries, and other corporate purposes.

        The Term Loans bear interest which, at ARC LLC's option, is based on the base rate, as defined, plus 1.5 percent or the Eurodollar rate, as defined, plus 2.5 percent. The Revolving Loan bears interest at a rate determined on the date of the borrowing based on the Term Loan interest rate, discussed above, plus an applicable margin of (a) 0.25 percent to 2.125 percent for base rate advances; or (b) 1.25 percent to 3.125 percent for Eurodollar rate advances. Commitment fees of up to 0.5 percent are assessed to ARC LLC on the unused portion of the Revolving Loan.

        The Credit Facility allows ARC LLC to extend the term of the Revolving Loan for one year. Additionally, subsequent to the one-year extension, ARC LLC may convert the Revolving Loan into a one-year term loan. As such, amounts due under the Revolving Loan have been classified as long-term.

        ARC LLC-supported debt includes obligations of subsidiary companies for which ARC LLC has issued a guarantee. Other debt obligations mainly consist of indebtedness supported by the facility to which the indebtedness belongs and certain contingent credit support obligations of the Company.

        Certain of the debt agreements held by the Company contain restrictions on cash distributions and new borrowings and require the Company to maintain defined leverage ratios and adjusted cash flow coverage ratios. Substantially all of the assets and revenues of the facilities owned or controlled and operated by subsidiaries of ARC LLC are pledged to trustees under the terms of the debt agreements. In addition, the terms of the documents governing these obligations limit the business activities and the circumstances and timing of making partnership distributions.

        Subsequent to April 30, 2001, the Company refinanced all variable rate borrowings held prior to the Allied transaction to fixed rate borrowings with various redemption dates. The Company retired $226.1 million and legally defeased $286.9 million during the year, resulting in a loss of $3.7 million related to the payment of call premiums, the write-off of unamortized financing costs and other activities. The long-term debt that was legally defeased was retired in January 2002. In January 2002, $10.0 million of Semass bonds were retired with proceeds of the Semass Series 2001 debt.

        The aggregate amounts of long-term debt mature as follows (in thousands):

2003	$83,561
2004	88,805
2005	263,922
2006	51,070
2007	63,466
Thereafter	605,572

$1,156,396

        The fair market value of the Company's indebtedness as of December 31, 2002 approximated $1.2 billion. The Company determined fair values based on quoted market values.

10. Other Long-Term Liabilities

        Other long-term liabilities consist of the long-term portion of the following (in thousands):

		December 31,
	Amortization Period (years)
		2002	2001
Long-term waste contracts acquired	19	$96,640	$103,967
Operating lease acquired	15	70,386	75,665
Deferred revenue	8-20	14,427	48,435
Long-term incentive plan accruals		1,417	20,684
Energy contract levelization	14	34,735	19,473
Landfill liabilities	13	8,144	6,910
Other		1,684	1,768

		$227,433	$276,902

See Note 15 for amortization of certain other long-term liabilities.

11. Operational and Other Agreements

        Hempstead, Essex, Seconn, Semass and Delaware Valley operate under various long-term service agreements, the terms of which extend from 2009 through 2020. These service agreements require the projects to provide disposal services for waste delivered by counterparties to these agreements at prices determined by various formulas contained in such agreements. Duke and Allied are each obligated to fund one-half of the cash shortfalls of Essex arising out of operating cost needs subject to an accumulated combined total of $50 million unless funds are required to satisfy certain environmental claims. In the event of such environmental claims, the cumulative total is increased to the lesser of (a) $100 million; or (b) $50 million plus cumulative Essex distributions. In circumstances of default, Duke and Allied would be responsible to fund up to amounts not expended for funding prior cash shortfalls. On April 30, 2001, Essex and ARC LLC entered into agreements with Duke and Allied requiring Essex and ARC LLC to reimburse, indemnify and defend Duke and Allied from any liability in respect to these obligations.

        All of the Company's WTE facilities sell power under long-term power contracts with utility companies, the terms of which expire from 2009 to 2015. These contracts require the facilities to deliver, and the utility companies to purchase, substantially all of the power generated by the facilities at rates defined in the contracts.

Significant Customers

        Electricity generated by the Hempstead facility is sold to Long Island Power Authority (LIPA) under a power purchase contract expiring on April 9, 2009. The power purchase contract provides for payments in an amount equal to LIPA's avoided costs per kilowatt-hour, subject to stated floor and ceiling levels which increase over time. Total net revenues generated from LIPA were approximately $48.2 million, $17.9 million, $37.6 million and $52.1 million for the year ended December 31, 2002, for the four months ended April 30, 2001 and the eight months ended December 31, 2001 and the year ending December 31, 2000, respectively, representing approximately 11.0 percent, 11.9 percent, 12.4 percent and 12.0 percent respectively, of total net revenues.

        Electricity generated by Ref-Fuel Semass is sold to Commonwealth Electric Company (Com Elec) under two power sales agreements (PSA I and PSA II), both of which continue through December 31, 2015. Net revenues generated from Com Elec were approximately $33.8 million, $17.7 million, $37.4 million and $54.5 million, for the year ended December 31, 2002, the four months ended April 30, 2001, the eight months ended December 31, 2001 and the year ended December 31, 2000, respectively, representing approximately 8.0 percent, 11.8 percent, 12.4 percent and 12.0 percent, respectively, of total net revenues.

12. Commitments and Contingencies

Environmental and Regulatory Risk

        The Company operates in an environmentally sensitive industry and is subject to extensive federal, state and local laws and regulations adopted for the protection of the environment. The laws and regulations primarily applicable to the Company are those related to discharge of emissions into the air and management of solid waste but can also include those related to water use, discharges to water, wetlands preservation and hazardous waste management. Certain of these laws have extensive and complicated requirements relating to obtaining construction and operating permits, monitoring, record keeping and reporting. While management believes that it is in substantial compliance with permits and other applicable environmental laws relating to the Company, its facilities, from time to time, may not be in full compliance with all such laws.

        Noncompliance with environmental laws and regulations can result in the imposition of civil or criminal fines or penalties. In some instances, environmental laws also may impose clean-up or other remedial obligations in the event of a release of pollutants or contaminants into the environment. The Company incurs operating costs and capital expenditures related to various environmental protection and monitoring programs. Such expenditures have not had a material adverse effect on the Company's consolidated financial position or results of operations. However, federal, state and local regulatory authorities may consider proposals to restrict or tax certain emissions, which proposals, if adopted, could impose additional costs on the operation of the Company.

Landfill Agreements

        Semass Partnership, a subsidiary of Ref-Fuel Semass, has a waste management agreement (the WMA) dated May 25, 1982, as amended, with the Carver, Marion, Wareham Regional Refuse Disposal District (CMW). The WMA allows Semass Partnership to utilize a portion of a landfill (the CMW Landfill), which CMW leases from Wankinco River, Inc. (Wankinco).

        From May 1997 through July 1999, Wankinco provided notices purportedly terminating the lease on the CMW Landfill based upon an allegation that the lease term automatically expired due to alleged failures to strictly comply with the terms of the lease. In June 1997, Semass Partnership and CMW filed suit against Wankinco and A. D. Makepeace Company, Inc., Wankinco's parent company, seeking a declaratory judgment that Semass Partnership and CMW may continue to operate the CMW Landfill. Trial of the matter before the court was completed in 2001 and a decision was received by the

Company in December 2002, which decided virtually all issues in favor of the Semass Partnership. The Semass Partnership avoided both forfeiture of possession and any liability for damages due to landfill operations. Wankinco filed a notice of appeal in January 2003. Apart from this decision, the Semass Partnership and Wankinco continue litigating several other actions involving regulatory issues at the landfill.

        Management believes that the ultimate resolution of these matters will not have a material adverse impact on the results of operations, future cash flows or financial position of the Company.

        In March, 1990, the Semass Partnership, CMW and Wankinco entered into an agreement related to the CMW Landfill, as amended (the Settlement Agreement), which requires, among other things, the Semass Partnership to make annual deposits into an environmental protection trust fund (the Fund) in lieu of obtaining environmental impairment liability insurance for the CMW Landfill. The Semass Partnership is required under the Settlement Agreement to deposit $500,000 annually into the Fund, payable in equal quarterly installments. Certain additional deposits are required subject to the availability of cash in accordance with the Loan Agreement. The Semass Partnership's obligation to make deposits into the Fund ceases when the Fund reaches a balance of $20.0 million. Proceeds from the Fund are to be used primarily for remediation of the CMW Landfill in the event of environmental damage. The Semass Partnership and Wankinco are each entitled to receive one-half of the balance of the Fund upon final closure of the CMW Landfill and receipt of required governmental approvals. During the year ended December 31, 2002, the Semass Partnership made the required quarterly deposits into the Fund and charged operations for one-half of the deposits into the Fund, representing one-half of the balance of the Fund which will be disbursed to Wankinco upon final closure of the CMW Landfill. Additional charges to operations may be required in future years if any disbursements are required from the Fund to remediate any environmental damages. To date, management is not aware of any such environmental damages. As of December 31, 2002, the balance in the Fund is approximately $11.2 million and is included in restricted cash and long-term investments. A corresponding liability of approximately $5.6 million, representing approximately one-half of the deposits and related earnings in the Fund, is included in other long-term liabilities as of December 31, 2002.

Future Minimum Payments Under Operating Leases

        Delaware Valley leases the Delaware Valley Project pursuant to an operating lease that expires in July 2019. The Company leases office space for its Montvale, New Jersey headquarters and office space in Westbury, New York pursuant to operating leases expiring in August 2007 and November 2003, respectively. As of December 31, 2002, total minimum net rental payments on these leases are as follows (in thousands):

2003	$14,215
2004	13,487
2005	14,178
2006	13,611
2007	13,768
Thereafter	105,737

$174,996

        The Company is contingently liable for the payment of stipulated losses, which include minimum net rental payments for Delaware Valley reflected in the table above, under certain circumstances as defined in the Delaware Valley lease agreement. This stipulated loss value as of December 31, 2002 is approximately $184.6 million.

        Total net rental expense was $8.7 million, $3.2 million, $3.8 million and $11.0 million for the year ended December 31, 2002, the eight months ended December 31, 2001, the four months ended April 30, 2001 and the year ended December 31, 2000, respectively.

Capital Expenditures

        The Company's has commitments for capital expenditures of approximately $5.2 million, all of which are expected to be incurred in 2003.

Other Matters

        The Company is involved in various claims or litigation in the ordinary course of business. Management believes that the ultimate resolution of these matters, either individually or in the aggregate, will not have a material adverse impact on the future results of operations, cash flows or financial position of the Company.

13. Related Party Transactions

        Included in the consolidated statement of operations are revenues of approximately $12.2 million, $25.8 million, $11.1 million and $41.0 million generated from the waste disposal services provided to Allied for the four months ended April 30, 2002, the eight months ended December 31, 2001, the four months ended April 30, 2001, and the year ended December 31, 2000, respectively. As of December 31, 2001, approximately $4.1 million was outstanding from Allied for these services and is included in accounts receivable from affiliates in the consolidated balance sheet.

        Included in the consolidated balance sheet are accounts payable to Allied of $1.9 million as of December 31, 2001. Included in the consolidated statement of operations are expenses of approximately $1.0 million, $6.8 million, $3.3 million and $10.1 million for the four months ended April 30, 2002, the eight months ended December 31, 2001, the four months ended April 30, 2001, and the year ended December 31, 2000, respectively, for the hauling of ash and disposal of bypass waste by Allied.

        All of the revenues from the equipment leasing entities explained in Note 1 are derived from operating leases between those entities and Allied; as such, the equity in earnings of equipment leasing entities of $16.7 million is from Allied for the year ended December 31, 2001. As of the Redemption, Allied is no longer an affiliated entity.

        The Company received Waste Disposal revenue from Delaware Valley, which was owned by indirect wholly owned subsidiaries of Allied, of approximately, $1.9 million for the four months ended April 30, 2001 and $7.1 million for the year ended December 31, 2000, respectively. The Company acquired and consolidated Delaware Valley effective April 30, 2001.

        Prior to the Allied Transaction, the American Ref-Fuel Parnerships held certain notes receivable from and notes payable to certain of their members. These notes bore interest at 6.12 percent, and were satisfied in conjunction with the Allied Transaction. Interest income under the notes receivable approximated $0.2 million and $1.7 million for the four months ended April 30, 2001 and the year ended December 31, 2000, respectively. Interest expense pursuant to the notes payable approximated $3.3 million and $9.8 million for the four months ended April 30, 2001 and the year ended December 31, 200, respectively.

14. Employee Compensation and Benefit Plans

Retirement Savings Plan

        ARC LLC is the sponsor of the American Ref-Fuel Company Retirement Savings Plan (the Savings Plan), which covers substantially all employees of the Company. The Savings Plan, adopted July 1, 1988, as amended, incorporates a defined contribution account for each employee with deferred savings features permitted under Internal Revenue Code Section 401(k). Employees may make voluntary contributions to one or more of various investment funds through payroll deductions. The Company's matching contribution is defined as 50 percent of the first 5 percent of covered compensation contributed by the employee. In addition, the Company makes a basic contribution on an employee's behalf in an amount equal to 3 percent of an employee's regular earnings which are less than the Social Security Wage Base, plus 6 percent of an employee's regular earnings in excess of the Social Security Wage Base. ARC LLC's contributions are directed to the investment funds in the same proportion as the employees have directed their voluntary contributions. Amounts contributed to the Savings Plan were approximately $3.0 million, $1.7 million and $2.7 million in 2002, 2001 and 2000, respectively.

Long-Term Incentive Plans

        The Company has granted certain appreciation rights and/or performance awards to its officers and certain key employees that were issued under long-term incentive plans. The incentive plans are administered by the compensation committee of the Board of Directors of the Company. The first

Long-Term Incentive Plan (the LTI Plan) is complete except for certain payments that participants were allowed to defer to certain future periods ending October 1, 2003, in exchange for additional compensation. The expenses related to the deferral are being recognized ratably over the deferral period.

        The Long-Term Compensation Plan (the LTC Plan), effective as of January 1, 2001, replaced the LTI Plan. Awards under the LTC Plan are based on the achievement of certain management objectives during each plan year. Awards under the LTC Plan mature in equal amounts of 25 percent each plan year.

        The Company recognized compensation expense related to the LTI Plan and LTC Plan of approximately $4.1 million, $2.9 million, $1.4 million and $8.0 million during the year ended December 31, 2002, the eight months ended December 31, 2001, the four months ended April 30, 2001, and the year ended December 31, 2000, respectively. The Company's obligation under the LTI Plan and LTC Plan is approximately $24.5 million and $21.4 million, respectively, of which approximately $1.4 million and $20.7 million is included in other long-term liabilities with the remainder in current liabilities for the years ended December 31, 2002 and 2001, respectively. The Company paid out approximately $0.9 million, $0.2 million and $2.3 million under these plans for the years ended December 31, 2002, 2001 and 2000, respectively.

Employment Agreements

        The Company maintains employment agreements with nine officers expiring through December 31, 2003. Such agreements provide for the payment of base salary plus bonus. The maximum contingent liability under these arrangements was $2.6 million at December 31, 2002. In addition, the employment agreements contain change-in-control provisions that would entitle each officer's contract term to be extended up to two years, with the exception of the CEO's contract, which can be extended up to three years. The maximum liability related to this provision was $5.7 million at December 31, 2002.

15. Supplemental Disclosure of Cash Flow Information

        Depreciation and amortization expense included in the Statement of Cash Flows consists of the following (expense (revenue)—in thousands):

		Consolidated		Predecessor Combined
Asset/liability	Statement of operations	For the Year Ended December 31, 2002	For the Period Ended December 31, 2001(2)	Four Months Ended April 30, 2001	Year Ended December 31, 2000
Property, plant and equipment	Depreciation and amortization(1)	$67,249	$43,978	$21,378	$62,648
Energy contracts	Energy revenues	25,984	12,505	1,357	4,076
Long-term waste contracts	Waste disposal and related services	(8,453)	(6,283)	(2,507)	(7,365)
Lease	Operating expenses (rent expense)	(5,279)	(3,519)	—	—
Debt	Interest expense	(4,608)	(907)	(719)	(1,984)
Deferred revenue	Revenues and energy revenues	(198)	(1,762)	(1,777)	(5,737)

Total		$74,695	$44,012	$17,732	$51,638

Supplemental cash flow information
Cash paid for interest		$57,306	$65,175	$27,700	$79,674

Noncash investing and financing activities
Distributions declared but not paid				$(3,025)	$(23,274)
Contributions declared but not paid				900	874
Contribution of net distributions not received				25,544
Recapitalization of the HENS			$144,194
Redemption of Class B minority interest in the HENS (Note 3)		$144,194
Contribution of Duke/UAE partnership interest			64,668

(1)
Includes amortization of intangible assets and amortization of goodwill.

(2)
Reflects the period from April 30, 2001 (inception of operations) through December 31, 2001.

16. Subsequent Events

      On May 9, 2003, ARC LLC completed the sale of $275 million aggregate principal amount of 6.26 percent Senior Notes due 2015. The proceeds of the financing were used to repay $242.6 million under the outstanding credit facilities, fund debt service reserve accounts and for general corporate purposes. As part of this refinancing, ARC LLC entered into an amended and restated collateralized revolving credit facility for up to $75 million. Under the terms of the credit facility, the Company is subject to certain financial covenants, as defined in the credit facility, with respect to leverage and adjusted cash flow coverage ratios.

        On June 30, 2003, Duke sold its interests in Duke/UAE to MSW Energy Holdings LLC (MSW), which is jointly owned by (a) Highstar Renewable Fuels LLC, which is affiliated with AIG Global Investment Group, Inc. a subsidiary of American International Group, Inc.; and (b) several funds affiliated with CSFB Private Equity, Inc., the global private equity arm of Credit Suisse First Boston. In accordance with the sale, on July 28, 2003, Duke/UAE changed its name to Ref-Fuel Holdings LLC.

        We have not authorized any person to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus does not offer to sell or ask for offers to buy any securities other than those to which this prospectus relates and it does not constitute an offer to sell or ask for offers to buy any of the securities in any jurisdiction where it is unlawful, where the person making the offer is not qualified to do so, or to any person who cannot legally be offered the securities. The information contained in this prospectus is current only as of its date.

PROSPECTUS

MSW ENERGY HOLDINGS LLC
MSW ENERGY FINANCE CO., INC.

OFFER TO EXCHANGE

$200,000,000 principal amount of 8 1/2% Series B Senior Secured Notes due 2010, which have been registered under the Securities Act,
for any and all of the outstanding 8 1/2% Series A Senior Secured Notes due 2010

        Until                        , 2004, all dealers that buy, sell or trade the exchange notes, whether or not participating in the exchange offer, may be required to deliver a prospectus. This requirement is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments and subscriptions.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

[ALTERNATE FRONT COVER FOR MARKET-MAKING PROSPECTUS]

PROSPECTUS

MSW ENERGY HOLDINGS LLC
MSW ENERGY FINANCE CO., INC.
8 1/2% Series B Senior Secured Notes due 2010

        The 8 1/2% Series B Senior Secured Notes due 2010 (or the exchange notes) were issued in exchange for 8 1/2% Series A Senior Secured Notes due 2010 (the old notes) by MSW Energy Holdings LLC, a Delaware limited liability company, and MSW Energy Finance Co., Inc., a Delaware corporation, in an exchange offer. Prior to the exchange offer, there was no public trading market for the old notes or the new notes.

        MSW Energy Finance Co., Inc. was formed solely for the purpose of serving as a co-issuer of the notes. Our obligations and the obligations of MSW Energy Finance Co., Inc. with respect to the notes will be joint and several.

        We will pay interest on the notes on March 1 and September 1 of each year. The notes will mature on September 1, 2010.

        We may redeem some or all of the notes at any time prior to September 1, 2007 at a redemption price equal to the make-whole amount set forth in this prospectus. We may also redeem some or all of the notes at any time on or after September 1, 2007 at the redemption prices set forth in prospectus. We may redeem up to 35% of the aggregate initial principal amount of the notes using net proceeds from certain equity offerings completed on or prior to September 1, 2006. Holders may require us to repurchase the notes upon a change of control or if we receive any proceeds from certain financings or asset sales by Ref-Fuel Holdings LLC and its subsidiaries.

        The notes will be our senior secured obligations and will rank equally in right of payment with all of our senior secured indebtedness. The notes will be jointly and severally guaranteed by our current and future restricted subsidiaries. Ref-Fuel Holdings LLC, American Ref-Fuel Company LLC and their subsidiaries were not deemed to be our subsidiaries on the date of the indenture governing the notes. In addition, the notes and the guarantees will be secured by a first-priority perfected lien on substantially all our assets, including the capital stock of Ref-Fuel Holdings LLC and the subsidiaries directly held by us and our restricted subsidiaries, as more fully described in "Description of the Notes—Security."

        Investing in the exchange notes involves risks. See "Risk Factors" beginning on page 17.

        Neither the Securities and Exchange Commission nor any other federal or state agency has approved or disapproved of these securities, nor have any of these organizations determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        This Prospectus is to be used by Credit Suisse First Boston LLC (CSFB) in connection with offers and sales in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. We do not intend to list the exchange notes on a national securities exchange or to apply for quotation of the exchange notes through the National Association of Securities Dealers Automated Quotation System. CSFB has advised us that it intends to make a market in the exchange notes. However, CSFB is not obligated to do so and any market-making activities with respect to the exchange notes may be discontinued at any time without notice. We will receive no portion of the proceeds of the sale of the exchange notes and will bear expenses incident to the registration thereof.

The date of this Prospectus is            , 2003.

[ALTERNATE SECTION FOR MARKET-MAKING PROSPECTUS]

FORWARD-LOOKING STATEMENTS	1
PROSPECTUS SUMMARY	2
RISK FACTORS	17
USE OF PROCEEDS	25
CAPITALIZATION	26
THE ACQUISITION	27
SELECTED FINANCIAL DATA	29
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULT OF OPERATIONS	31
BUSINESS OF AMERICAN REF-FUEL	47
MSW ENERGY HOLDINGS	63
REF-FUEL HOLDINGS	67
REGULATION	69
MANAGEMENT	73
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	77
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	79
DESCRIPTION OF NOTES	80
BOOK-ENTRY; DELIVERY AND FORM	119
FEDERAL INCOME TAX CONSEQUENCES	121
PLAN OF DISTRIBUTION	127
LEGAL MATTERS	128
EXPERTS	128
WHERE YOU CAN FIND MORE INFORMATION	128
INDEX TO PRO FORMA FINANCIAL STATEMENTS	P-1
INDEX TO HISTORICAL FINANCIAL STATEMENTS	F-1

        We have not authorized any person to give any information or to make any representation other than those contained in this prospectus. You must not rely upon any unauthorized information or representation. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it relates, nor does this prospectus constitute an offer to sell or a solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation.

[ALTERNATE SECTION FOR MARKET-MAKING PROSPECTUS]

RISK FACTORS

        Before purchasing the exchange notes, you should carefully consider the information included in the "Risk Factors" section, as well as all other information included in this prospectus.

[ALTERNATE SECTION FOR MARKET-MAKING PROSPECTUS]

USE OF PROCEEDS

        This prospectus is delivered in connection with the sale of the exchange notes by CSFB in market-making transactions. We will not receive any of the proceeds from such transactions.

[ALTERNATE SECTION FOR MARKET-MAKING PROSPECTUS]

FEDERAL INCOME TAX CONSEQUENCES

General

        The following is a summary of the material U.S. federal income tax consequences relating to the acquisition, ownership and disposition of the notes by U.S. and non-U.S. noteholders (as defined below). This discussion is based on current provisions of the Internal Revenue Code of 1986 (which we refer to as the Code), currently applicable Treasury regulations, and judicial and administrative rulings and decisions. Legislative, judicial or administrative changes could alter or modify the statements and conclusions in this discussion. Any legislative, judicial or administrative changes or new interpretations may be retroactive and could affect tax consequences to noteholders. In addition, we have not obtained, nor do we intend to obtain, a ruling from the Internal Revenue Service (which we refer to as the IRS) or an opinion of counsel with respect to any tax consequences of acquiring, owning or disposing of the notes. Thus, we cannot assure you that the IRS would not successfully challenge one or more of the tax consequences or matters described here.

        This discussion applies to noteholders who hold the notes as capital assets. This discussion does not address all of the tax consequences relevant to a particular noteholder in light of that noteholder's circumstances, and some noteholders may be subject to special tax rules and limitations not discussed below (e.g., life insurance companies, tax exempt organizations, financial institutions, dealers in securities, regulated investment companies, S corporations, taxpayers subject to the alternative minimum tax provisions of the Code, nonresident aliens subject to tax on expatriates under Section 877 of the Code, broker-dealers, and persons who hold the notes as part of a hedge, straddle, "synthetic security," or other integrated investment, risk reduction or constructive sale transaction). This discussion also does not address the tax consequences to nonresident aliens, foreign corporations, foreign partnerships or foreign trusts that are subject to U.S. federal income tax on a net basis on income with respect to a note because that income is effectively connected with the conduct of a U.S. trade or business. Those holders generally are taxed in a manner similar to U.S. noteholders; however, special rules (including additional taxes) not applicable to U.S. noteholders may apply. In addition, this discussion does not address any tax consequences under state, local or foreign tax laws, or under U.S. estate and gift tax law. Consequently, prospective investors are urged to consult their tax advisers to determine the federal, state, local and foreign income and any other tax consequences of the purchase, ownership and disposition of the notes, including the consequences of any applicable tax treaties.

        The tax consequences to a partner in a partnership that owns the notes depend in part on the status of the partner and the activities of the partnership. Such persons should consult their tax advisers regarding the consequences of the purchase, ownership and disposition of the notes.

        We use the term "U.S. noteholder" to mean a "U.S. Person" who is the beneficial owner of a note. All noteholders who are not "U.S. noteholders" are herein referred to as "non-U.S. noteholders." A "U.S. Person" is:

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  a citizen or resident of the United States, as determined for U.S. federal income tax purposes;

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  a corporation (or entity treated as a corporation for federal income tax purposes) created or organized in the United States, or under the laws of the United States or of any state (including the District of Columbia);

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  a partnership (or entity treated as a partnership for federal income tax purposes) organized in the United States, or under the laws of the United States or of any state (including the District of Columbia) unless provided otherwise by future Treasury regulations;

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  an estate the income of which is includable in gross income for U.S. federal income tax purposes, regardless of its source;

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  a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust; or

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  any person otherwise subject to U.S. federal income tax on a net income basis in respect of its worldwide taxable income.

Taxation of U.S. Noteholders

Payments of Interest

        Stated interest on the notes will be taxable as ordinary interest income when received or accrued by U.S. noteholders under their method of accounting. Generally, interest on the notes will constitute "investment income" for purposes of the limitations on the deductibility of investment interest expense provided under the Code.

        In certain circumstances (see, generally, "Description of the Notes—Optional Redemption," "Description of the Notes—Repurchase at the Option of Holders—Change of Control" and "Description of the Notes—Registration Rights; Liquidated Damages"), the Issuers may be obligated to pay amounts in excess of stated interest or principal on the notes. According to Treasury regulations, the possibility that any such payments in excess of stated interest or principal will be made will not affect the amount of interest income a U.S. noteholder recognizes if there is only a remote chance as of the date the notes were issued that such payments will be made. The Issuers believe that the likelihood that they will be obligated to make any such payments is remote. Therefore, the Issuers do not intend to treat the potential payment of these amounts as part of the yield to maturity of the notes. The Issuers' determination that these contingencies are remote is binding on a U.S. noteholder unless such holder discloses its contrary position in the manner required by applicable Treasury regulations. The Issuers' determination is not, however, binding on the IRS, and if the IRS were to challenge this determination, a U.S. noteholder might be required to accrue income on its notes in excess of stated interest, and might be required to treat income realized on the taxable disposition of a note before the resolution of the contingencies as ordinary income rather than capital gain. In the event a contingency occurs, it would affect the amount and timing of the income recognized by a U.S. noteholder. If any such amounts are in fact paid, U.S. noteholders will be required to recognize such amounts as income.

Original Issue Discount

        Noteholders will not be subject to the original issue discount rules under the Code and the Treasury regulations with respect to the notes unless a special election is made to treat all interest and market discount (adjusted by any amortizable bond premium) on a note as original issue discount. Noteholders should discuss with their own tax advisors the consequences to them of making any such election.

Market Discount

        A U.S. noteholder that acquires a note after its original issuance may be affected by the "market discount" rules of the Code. Subject to a de minimis exception, those rules generally require a U.S. noteholder who acquires a note at a market discount to treat any principal payment on the note and any gain recognized on any disposition of the note as ordinary income to the extent of the accrued market discount on the note that has not previously been included in income at the time of such payment or disposition. In addition, if such a note is disposed of by a U.S. noteholder in certain otherwise nontaxable transactions, accrued market discount that has not previously been included in income at the time of such disposition must be included as ordinary income by the U.S. noteholder as if the U.S. noteholder had sold the note at its then fair market value. For these purposes, the market discount on a note generally will equal the amount by which the stated redemption price at maturity of the note immediately after its acquisition exceeds its acquisition price. Market discount is generally treated as accruing on a straight-line basis over the remaining term of the note as of the time of acquisition, or, at the election of the holder, on a constant yield basis. The election to accrue market discount on a constant yield basis applies on a note-by-note basis and may not be revoked.

        A U.S. noteholder of a note acquired at a market discount also may elect to include the market discount in income as it accrues. If a U.S. noteholder so elects, the rules discussed above that would require the U.S. noteholder to include accrued market discount in income upon the disposition of the note or the receipt of principal payments thereon will not apply, and the U.S. noteholder's tax basis in the note will be increased by the amount of the market discount included in income at the time it accrues. This election will apply to all market discount bonds acquired by the U.S. noteholder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS. A U.S. noteholder may be required to defer until maturity of the note (or, in certain circumstances, its earlier disposition) the deduction of a portion of the interest expense attributable to debt incurred or continued to purchase or carry a note with market discount, unless the U.S. noteholder makes the election to include market discount in income on a current basis.

Amortizable Bond Premium

        If a U.S. noteholder acquires a note for an amount that is in excess of the sum of all amounts payable on the note after the date of acquisition (other than payments of qualified stated interest), the U.S. noteholder will generally be considered to have purchased the note with "amortizable bond premium" equal to the amount of the excess. A U.S. noteholder generally may elect to amortize bond premium on a constant-yield basis; if no election is made, bond premium will decrease the gain or increase the loss otherwise recognized on the disposition of the note, as described under "Sale or Other Taxable Disposition of the Notes", below. The notes are subject to call provisions at our option at various times, as described elsewhere in this prospectus. A U.S. noteholder must calculate the amount of amortizable bond premium based on the amount payable at the applicable call date, but only if use of the call date (in lieu of the stated maturity date) results in a smaller amortizable bond premium for the period ending on the call date. The amount amortized in any year generally will be treated as a reduction in the U.S. noteholder's interest income on the note. If the amortizable bond premium for a year exceeds the amount of interest for that year, the excess would be allowed as a deduction for that year but only to the extent of the U.S. noteholder's prior interest inclusions with respect to the note. A U.S. noteholder who elects to amortize bond premium must reduce its tax basis in the note by the amount of the premium used to offset interest income as described above. The election by a U.S. noteholder to amortize bond premium applies to all taxable debt obligations held by the noteholder at the beginning of the first taxable year to which the election applies or thereafter acquired by the U.S. noteholder and may not be revoked without the consent of the IRS.

Sale or Other Taxable Disposition of the Notes

        If there is a sale, exchange, redemption, retirement or other taxable disposition of a note, a U.S. noteholder generally will recognize gain or loss equal to the difference between (a) the amount of cash and the fair market value of any other property received (other than amounts attributable to accrued stated interest, which will be taxable as ordinary interest income) and (b) the U.S. noteholder's adjusted tax basis in the note. A U.S. noteholder's adjusted tax basis in a note generally will equal its cost (including any amortizable bond premium), increased by the amount of market discount previously included in that U.S. noteholder's gross income with respect to the note and decreased by any principal payments received by the U.S. noteholder and by any amortization of amortizable bond premium that the U.S. noteholder has taken into account. Subject to the discussion above under "Market Discount", any such gain or loss generally will be capital gain or loss.

Additional Matters Relating to Taxation of Non-U.S. Noteholders

Payments of Interest

        Subject to the discussion below concerning backup withholding, a non-U.S. noteholder that is not engaged in a trade or business in the U.S. to which interest on a note is attributable generally will not be subject to U.S. federal income or withholding tax on interest (including liquidated damages, if any) on a note unless:

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  the non-U.S. noteholder is a controlled foreign corporation that is related to us through stock ownership or is otherwise related as determined by Internal Revenue Code Section 864(d) of the Code;

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  the non-U.S. noteholder is a bank that receives interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; or

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  the non-U.S. noteholder actually or constructively owns 10% or more of the capital or profits interest in us.

        In order for interest payments to qualify for the exemption from U.S. taxation described above, the last person or entity in the United States in the chain of interest payments to the non-U.S. noteholder (the "Withholding Agent") must have received (in the year in which a payment of interest or principal occurs or in any of the three preceding years) a statement that complies with IRS informational requirements and:

  •
  is signed by the non-U.S. noteholder under penalty of perjury;

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  certifies that the non-U.S. noteholder is not a U.S. Person; and

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  provides the name and address of the non-U.S. noteholder.

        The statement may be made on a Form W-8BEN, and the non-U.S. noteholder must inform the Withholding Agent of any change in the information on the statement within 30 days of the change. If a note is held through a securities clearing organization or other financial institution, the organization or institution may provide a signed statement to the Withholding Agent certifying under penalty of perjury that the Form W-8BEN has been received by it from the noteholder or from another qualifying financial institution. However, in that case, the signed statement must be accompanied by a copy of the Form W-8BEN provided to the organization or institution holding the note on behalf of the non-U.S. noteholder.

        In addition, the Treasury regulations permit the shifting of primary responsibility for withholding to "qualified intermediaries" (as defined below) acting on behalf of beneficial owners. Under this option, the Withholding Agent is allowed to rely on a Form W-8IMY furnished by a "qualified intermediary" on behalf of one or more noteholders (or other intermediaries) without having to obtain the W-8BEN from the beneficial owner. "Qualified intermediaries" include: (i) foreign financial institutions or foreign clearing organizations (other than a U.S. branch or U.S. office of such institution or organization), or (ii) foreign branches or offices of U.S. financial institutions or foreign branches of offices of U.S. clearing organizations, which, as to both (i) and (ii), have entered into withholding agreements with the IRS. In addition to certain other requirements, qualified intermediaries must obtain withholding certificates, such as Form W-8BEN, from each noteholder. We urge non-U.S. noteholders to consult a tax advisor about the specific methods to satisfy IRS informational reporting requirements.

        Even if the above conditions are not met, a non-U.S. noteholder may be entitled to a reduction in or an exemption from withholding tax on interest under a tax treaty between the United States and the non-U.S. noteholder's country of residence. To claim such a reduction or exemption, a non-U.S. noteholder must generally complete Form W-8BEN and claim its right to a reduction or exemption on the form. In some cases, a non-U.S. noteholder may instead be permitted to provide documentary evidence of its claim to the intermediary, or a qualified intermediary may already have some or all of the necessary evidence in its files.

Sale, Exchange or Disposition of the Notes

        Generally, any gain realized by a non-U.S. noteholder from the sale, exchange, redemption, retirement or other disposition of a note (other than gain attributable to accrued interest) will not result in U.S. federal income tax liability, unless (i) the noteholder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met or (ii) such gain is treated as effectively connected with a U.S. trade or business of the non-U.S. noteholder.

Backup Withholding and Information Reporting

        Certain noteholders may be subject to backup withholding and information reporting on payments of principal and interest on a note and proceeds received from the disposition of a note. The backup withholding rate is currently 28%; for taxable years beginning after December 31, 2010, the backup withholding rate will be 31%. Generally, in the case of a U.S. noteholder, backup withholding will apply only if (i) the U.S. noteholder fails to furnish its Taxpayer Identification Number (TIN) to the payor, (ii) the IRS notifies the payor that the U.S. noteholder has furnished an incorrect TIN, (iii) the IRS notifies the payor that the U.S. noteholder has failed to properly report payments of interest or dividends, or (iv) under certain circumstances, the U.S. noteholder fails to certify, under penalty of perjury, that it has both furnished a correct TIN and has not been notified by the IRS that it is subject to backup withholding for failure to report interest or dividend payments.

        Some U.S. noteholders (including, among others, corporations, financial institutions and some tax exempt organizations) generally are not subject to backup withholding or information reporting.

        Backup withholding tax will not apply to payments of principal and interest to non-U.S. noteholders if the statement described above in "Non-U.S. Noteholders—Payments of Interest" is provided to the Withholding Agent, or the non-U.S. noteholder otherwise establishes an exemption, provided that the Withholding Agent does not have actual knowledge or reason to know that the payee is a U.S. Person or that the conditions of any other exemption are not, in fact, satisfied. The Withholding Agent may be required to report annually to the IRS and to each non-U.S. noteholder the amount of interest paid to, and the tax withheld, if any, for each non-U.S. noteholder.

        If a sale of notes is effected at an office of a broker outside the United States, the proceeds of that sale will not be subject to backup withholding (absent the broker's actual knowledge that the payee is a U.S. Person). Information reporting (but not backup withholding) will apply, however, to a sale of notes effected at an office of a broker outside the United States if that broker:

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  is a U.S. Person;

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  is a controlled foreign corporation for U.S. federal income tax purposes;

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  is a foreign partnership, if at any time during its tax year, one or more of its partners are U.S. persons who in the aggregate hold more than 50% of the income or capital interest in the partnership or if, at any time during its tax year, the foreign partnership is engaged in a U.S. trade or business; or

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  derives 50% or more of its gross income from the conduct of a U.S. trade or business for a specified three-year period,

unless the broker has in its records documentary evidence that the noteholder is a non-U.S. noteholder and other conditions are met (including that the broker has no actual knowledge that the noteholder is a U.S. noteholder) or the noteholder otherwise establishes an exemption.

        Any amounts withheld under the backup withholding rules from a payment to a noteholder would be allowed as a refund or a credit against that noteholder's U.S. federal income tax, provided that the required information is timely furnished to the IRS.

[ALTERNATE SECTION FOR MARKET-MAKING PROSPECTUS]

PLAN OF DISTRIBUTION

        This prospectus is to be used by Credit Suisse First Boston LLC, the initial purchaser, in connection with offers and sales of the exchange notes in market-making transactions effected from time to time. The initial purchaser may act as a principal or agent in such transactions, including as agent for the counterparty when acting as principal or as agent for both counterparties, and may receive compensation in the form of discounts and commissions, including from both counterparties when it acts as agent for both. Such sales will be made at prevailing market prices at the time of sale, at prices related thereto or at negotiated prices. The initial purchaser has informed us that it does not intend to confirm sales of the exchange notes to any accounts over which it exercises discretionary authority without the prior specific written approval of such transactions by the customer.

        Several funds affiliated with CSFB Private Equity, Inc. (CSFB Private Equity) beneficially own 50% of our membership interests. CSFB Private Equity (or one of its affiliates) is an affiliate of the initial purchaser. Members of our board of directors, as well as one of our officers, are affiliated with, or work for affiliates of, the initial purchaser. CSFB acted as our financial advisor and was the initial purchaser of the old notes. CSFB received customary fees for these services. CSFB or its affiliates may in the future engage in investment banking and other services with us or Ref-Fuel Holdings or its subsidiaries, for which CSFB or its affiliates will receive customary compensation. Affiliates of CSFB Private Equity may provide certain management services to us and, in return, receive compensation for these services. Please see "Certain Relationships and Related Party Transactions."

        We have been advised by the initial purchaser that, subject to applicable laws and regulations, it currently intends to make a market in the exchange notes following the completion of the exchange offer. However, the initial purchaser is not obligated to do so and any such market-making may be interrupted or discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act. There can be no assurance that an active trading market will develop or be sustained.

        We have agreed to indemnify the initial purchaser and its affiliates with respect to the prospectus used by it in connection with any market-making activities.

        The initial purchaser may engage in over-allotment, stabilizing transactions, covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

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  Over-allotment involves sales in excess of the offering size, which creates a short position for the initial purchaser.

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  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

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  Covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions.

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  Penalty bids permit the initial purchaser to reclaim a selling concession from a broker/dealer when the notes originally sold by such broker/dealer are purchased in a stabilizing or covering transaction to cover short positions.

        These stabilizing transactions, covering transactions and penalty bids may cause the price of the notes to be higher than it would otherwise be in the absence of these transactions. These transactions, if commenced, may be discontinued at any time.

[ALTERNATE BACK COVER FOR MARKET-MAKING PROSPECTUS]

        We have not authorized any person to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus does not offer to sell or ask for offers to buy any securities other than those to which this prospectus relates and it does not constitute an offer to sell or ask for offers to buy any of the securities in any jurisdiction where it is unlawful, where the person making the offer is not qualified to do so, or to any person who cannot legally be offered the securities. The information contained in this prospectus is current only as of its date.

PROSPECTUS

MSW ENERGY HOLDINGS LLC
MSW ENERGY FINANCE CO., INC.

8 1/2% Series B Senior Secured Notes due 2010

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers

MSW Energy Holdings LLC

        MSW Energy Holdings LLC was formed as a limited liability company under the laws of the State of Delaware. Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The Amended and Restated Limited Liability Company Agreement of MSW Energy Holdings provides for indemnification of officers, employees, directors and members (and the respective officers, directors, employees, agents, members, managers, stockholders and affiliates of each of the foregoing) to the fullest extent permitted by the Delaware Limited Liability Company Act when such person are acting within the scope of their authority, except for liabilities determined to have been primarily caused by gross negligence, willful misconduct or bad faith. MSW Energy Holdings LLC maintains directors and officers liability insurance for the benefit of its directors and officers.

MSW Energy Finance Co., Inc.

        MSW Energy Finance Co., Inc. is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

        Section 145 of the Delaware General Corporation Law further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145 of the Delaware Corporation Law.

        Pursuant to Section 102(b)(7) of the Delaware General Corporation Law, the Amended and Restated Certificate of Incorporation of MSW Energy Finance Co., Inc. eliminates the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liabilities arising (a) from any breach of the director's duty of loyalty to the corporation or its stockholders; (b) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under Section 174 of the Delaware General Corporation Law; or (d) from any transaction from which the director derived an improper personal benefit. In addition, the bylaws of MSW Energy Finance provide for indemnification of directors, officers, employees and agents to the fullest extent permitted by Delaware law. MSW Energy Finance Co., Inc. maintains directors and officers liability insurance for the benefit of its directors and officers.

MSW Energy Hudson LLC

        MSW Energy Hudson LLC was formed as a limited liability company under the laws of the State of Delaware. Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The Second Amended and Restated Limited Liability Company Agreement of MSW Energy Hudson provides for indemnification of officers, members and employees (and the respective officers, directors, employees, agents, members, managers, stockholders and affiliates of each of the foregoing), when acting within the scope of their authority, to the fullest extent permitted by the Delaware Limited Liability Company Act, except for losses or damages determined to have been primarily caused by gross negligence, willful misconduct or bad faith.

Item 21. Exhibits and Financial Statement Schedules

        (a) Exhibits

3.1	Certificate of Formation of MSW Energy Holdings LLC.*
3.2	Amended and Restated Limited Liability Company Agreement of MSW Energy Holdings LLC, dated as of June 24, 2003, by and between Highstar Renewable Fuels LLC and MSW Acquisition LLC.*
3.3	Amended and Restated Certificate of Incorporation of MSW Energy Finance Co., Inc.*
3.4	Bylaws of MSW Energy Finance Co., Inc.*
3.5	Certificate of Amendment to the Certificate of Formation of MSW Energy Hudson LLC.*
3.6	Second Amended and Restated Limited Liability Company Agreement of MSW Energy Hudson LLC, dated as of June 30, 2003, by MSW Energy Holdings LLC.*
4.1	Indenture dated June 25, 2003, by and among MSW Energy Holdings LLC, MSW Energy Finance Co., Inc. and Wells Fargo Bank Minnesota, National Association as Trustee.*
4.2	Supplemental Indenture dated July 11, 2003, by and among MSW Energy Holdings LLC, MSW Energy Finance Co., Inc., MSW Energy Hudson LLC and Wells Fargo Bank Minnesota, National Association as Trustee.*
4.3	Form of 8 1/2% Senior Secured Note Due 2010 (included in Exhibit 4.1).*
4.4	Registration Rights Agreement dated as of June 25, 2003, by and among MSW Energy Holdings LLC, MSW Energy Finance Co. Inc., MSW Energy Hudson LLC and Credit Suisse First Boston LLC.*
4.5	Pledge and Security Agreement dated as of June 25, 2003, by and among MSW Energy Holdings LLC, MSW Energy Finance Co., Inc. and Wells Fargo Bank Minnesota, National Association as Collateral Agent.*
4.6	Pledge Supplement dated as of June 30, 2003 by MSW Energy Hudson LLC.*
4.7
Deposit Agreement, dated as of June 25, 2003, by and among MSW Energy Holdings LLC, MSW Energy Finance Co., Inc. and Wells Fargo Bank Minnesota, National Association as Collateral Agent and Depositary Agent, as amended.*
4.8	Purchase Agreement, dated as of June 11, 2003, by and among MSW Energy Holdings LLC, MSW Energy Finance Co., Inc., MSW Energy Hudson LLC and Credit Suisse First Boston LLC.*
5.1	Opinion of Bingham McCutchen LLP.*
10.1	Amended and Restated Capital Contribution Agreement, dated as of June 24, 2003, by and between Highstar Renewable Fuels LLC and MSW Acquisition LLC.*
10.2	Agreement, dated as of June 30, 2003, by and between MSW Energy Holdings LLC and Duke Capital Corporation.*
10.3	Escrow Agreement, dated as of June 30, 2003, by and among MSW Energy Holdings LLC, Duke Capital Corporation and Wachovia Bank, National Association.*
10.4	Consulting Agreement, dated as of July 30, 2003, by and between MSW Energy Holdings LLC and William E. Whitman.*

10.5
Amended and Restated Limited Liability Company Agreement of Ref-Fuel Holdings LLC, dated as of April 30, 2001, by and between Duke Energy Global Asset Development, Inc. and UAE Ref-Fuel LLC, as amended.*
10.6
Equity Contribution Agreement, dated as of April 30, 2001, by and among Duke Capital Corporation, United American Energy Corp., Ref-Fuel Holdings LLC (formerly known as Duke/UAE Ref-Fuel LLC) and American Ref-Fuel Company LLC.*
10.7
Substitution, Assumption, Amendment and Release Agreement, dated as of June 30, 2003, by and among Duke Capital Corporation, United American Energy Corp., Ref-Fuel Holdings LLC (formerly known as Duke/UAE Ref-Fuel LLC), American Ref-Fuel Company LLC, and MSW Energy Holdings LLC.*
10.8		Equity Purchase Agreement, dated as of March 19, 2003, by and between MSW Energy Holdings LLC and Duke Energy Global Markets, Inc.*
21.1		Subsidiaries of MSW Energy Holdings LLC.*
23.1(a	)	Consent of PricewaterhouseCoopers LLP.
23.1(b	)	Consent of PricewaterhouseCoopers LLP.
23.1(c	)	Consent of PricewaterhouseCoopers LLP.
23.2		Consent of KPMG LLP.
23.3		Consent of Bingham McCutchen LLP (included in Exhibit 5.1).*
24.1		Power of Attorney of MSW Energy Holdings LLC (included on the signature pages in Part II hereof).*
24.2		Power of Attorney of MSW Energy Finance Co., Inc. (included on the signature pages in Part II hereof).*
24.3		Power of Attorney of MSW Energy Hudson LLC (included on the signature pages in Part II hereof).*
25.1		Form T-1 Statement of Eligibility of Trustee.*
99.1		Form of Letter of Transmittal.*
99.2		Form of Notice of Guaranteed Delivery.*
99.3		Form of Letter to Clients.*
99.4		Form of Broker Dealer Letter.*
99.5		Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.*
*
Previously filed.

        (b) Financial Statement Schedules

        Schedules not listed above have been omitted because they are not applicable or because the required information is contained in the financial statements or notes thereto.

Item 22. Undertakings.

        Each of the undersigned registrants hereby undertakes:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by section 10(a)(3) of the

Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement, or the most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described in Item 20 or otherwise, the registrants have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, MSW Energy Holdings LLC has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 14th day of November, 2003.

MSW ENERGY HOLDINGS LLC

By: /s/ MICHAEL J. MILLER Michael J. Miller Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ MICHAEL J. MILLER Michael J. Miller	Chief Executive Officer (Principal Executive Officer) and Director	November 14, 2003
/s/ WILLIAM E. WHITMAN William E. Whitman	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	November 14, 2003
* Marc C. Baliotti	Director	November 14, 2003
* Ari Benacerraf	Director	November 14, 2003
* Michael W. Ranger	Director	November 14, 2003
*By:	/s/ MICHAEL J. MILLER Attorney-in-Fact	November 14, 2003

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, MSW Energy Finance Co., Inc. has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 14th day of November, 2003.

MSW ENERGY FINANCE CO., INC.

By: /s/ MICHAEL J. MILLER Michael J. Miller President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ MICHAEL J. MILLER Michael J. Miller	President and Chief Executive Officer (Principal Executive Officer) and Director	November 14, 2003
/s/ WILLIAM E. WHITMAN William E. Whitman	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	November 14, 2003
* Marc C. Baliotti	Director	November 14, 2003
* Ari Benacerraf	Director	November 14, 2003
* Michael W. Ranger	Director	November 14, 2003
*By:	/s/ MICHAEL J. MILLER Attorney-in-Fact	November 14, 2003

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, MSW Energy Hudson LLC has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 14th day of November, 2003.

MSW ENERGY HUDSON LLC
By:	MSW Energy Holdings, its Sole Member
By:	/s/ MICHAEL J. MILLER
Michael J. Miller Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ MICHAEL J. MILLER Michael J. Miller	Chief Executive Officer (Principal Executive Officer) and Director of MSW Energy Holdings LLC, the Sole Member of MSW Energy Hudson LLC	November 14, 2003
/s/ WILLIAM E. WHITMAN William E. Whitman	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer) of MSW Energy Holdings LLC, the Sole Member of MSW Energy Hudson LLC	November 14, 2003
* Marc C. Baliotti	Director of MSW Energy Holdings LLC, the Sole Member of MSW Energy Hudson LLC	November 14, 2003
* Ari Benacerraf	Director of MSW Energy Holdings LLC, the Sole Member of MSW Energy Hudson LLC	November 14, 2003
* Michael W. Ranger	Director of MSW Energy Holdings LLC, the Sole Member of MSW Energy Hudson LLC	November 14, 2003
*By:	/s/ MICHAEL J. MILLER Attorney-in-Fact	November 14, 2003

 EXHIBIT INDEX

3.1	Certificate of Formation of MSW Energy Holdings LLC.*
3.2	Amended and Restated Limited Liability Company Agreement of MSW Energy Holdings LLC, dated as of June 24, 2003, by and between Highstar Renewable Fuels LLC and MSW Acquisition LLC.*
3.3	Amended and Restated Certificate of Incorporation of MSW Energy Finance Co., Inc.*
3.4	Bylaws of MSW Energy Finance Co., Inc.*
3.5	Certificate of Amendment to the Certificate of Formation of MSW Energy Hudson LLC.*
3.6	Second Amended and Restated Limited Liability Company Agreement of MSW Energy Hudson LLC, dated as of June 30, 2003, by MSW Energy Holdings LLC.*
4.1	Indenture dated June 25, 2003, by and among MSW Energy Holdings LLC, MSW Energy Finance Co., Inc. and Wells Fargo Bank Minnesota, National Association as Trustee.*
4.2	Supplemental Indenture dated July 11, 2003, by and among MSW Energy Holdings LLC, MSW Energy Finance Co., Inc., MSW Energy Hudson LLC and Wells Fargo Bank Minnesota, National Association as Trustee.*
4.3	Form of 81/2% Senior Secured Note Due 2010 (included in Exhibit 4.1).*
4.4	Registration Rights Agreement dated as of June 25, 2003, by and among MSW Energy Holdings LLC, MSW Energy Finance Co. Inc., MSW Energy Hudson LLC and Credit Suisse First Boston LLC.*
4.5	Pledge and Security Agreement dated as of June 25, 2003, by and among MSW Energy Holdings LLC, MSW Energy Finance Co., Inc. and Wells Fargo Bank Minnesota, National Association as Collateral Agent.*
4.6	Pledge Supplement dated as of June 30, 2003 by MSW Energy Hudson LLC.*
4.7
Deposit Agreement, dated as of June 25, 2003, by and among MSW Energy Holdings LLC, MSW Energy Finance Co., Inc. and Wells Fargo Bank Minnesota, National Association as Collateral Agent and Depositary Agent, as amended.*
4.8	Purchase Agreement, dated as of June 11, 2003, by and among MSW Energy Holdings LLC, MSW Energy Finance Co., Inc., MSW Energy Hudson LLC and Credit Suisse First Boston LLC.*
5.1	Opinion of Bingham McCutchen LLP.*
10.1	Amended and Restated Capital Contribution Agreement, dated as of June 24, 2003, by and between Highstar Renewable Fuels LLC and MSW Acquisition LLC.*
10.2	Agreement, dated as of June 30, 2003, by and between MSW Energy Holdings LLC and Duke Capital Corporation.*
10.3	Escrow Agreement, dated as of June 30, 2003, by and among MSW Energy Holdings LLC, Duke Capital Corporation and Wachovia Bank, National Association.*

10.4		Consulting Agreement, dated as of July 30, 2003, by and between MSW Energy Holdings LLC and William E. Whitman.*
10.5
Amended and Restated Limited Liability Company Agreement of Ref-Fuel Holdings LLC, dated as of April 30, 2001, by and between Duke Energy Global Asset Development, Inc. and UAE Ref-Fuel LLC, as amended.*
10.6
Equity Contribution Agreement, dated as of April 30, 2001, by and among Duke Capital Corporation, United American Energy Corp., Ref-Fuel Holdings LLC (formerly known as Duke/UAE Ref-Fuel LLC) and American Ref-Fuel Company LLC.*
10.7
Substitution, Assumption, Amendment and Release Agreement, dated as of June 30, 2003, by and among Duke Capital Corporation, United American Energy Corp., Ref-Fuel Holdings LLC (formerly known as Duke/UAE Ref-Fuel LLC), American Ref-Fuel Company LLC, and MSW Energy Holdings LLC.*
10.8		Equity Purchase Agreement, dated as of March 19, 2003, by and between MSW Energy Holdings LLC and Duke Energy Global Markets, Inc.*
21.1		Subsidiaries of MSW Energy Holdings LLC.*
23.1	(a)	Consent of PricewaterhouseCoopers LLP.
23.1	(b)	Consent of PricewaterhouseCoopers LLP.
23.1	(c)	Consent of PricewaterhouseCoopers LLP.
23.2		Consent of KPMG LLP.
23.3		Consent of Bingham McCutchen LLP (included in Exhibit 5.1).*
24.1		Power of Attorney of MSW Energy Holdings LLC (included on the signature pages in Part II hereof).*
24.2		Power of Attorney of MSW Energy Finance Co., Inc. (included on the signature pages in Part II hereof).*
24.3		Power of Attorney of MSW Energy Hudson LLC (included on the signature pages in Part II hereof).*
25.1		Form T-1 Statement of Eligibility of Trustee.*
99.1		Form of Letter of Transmittal.*
99.2		Form of Notice of Guaranteed Delivery.*
99.3		Form of Letter to Clients.*
99.4		Form of Broker Dealer Letter.*
99.5		Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.*
*
Previously filed.

QuickLinks

EXPLANATORY NOTE

FORWARD-LOOKING STATEMENTS
PROSPECTUS SUMMARY
The Exchange Offer
Terms of the Exchange Notes
Risk Factors
MSW Energy Holdings Unaudited Summary Pro Forma Condensed Consolidated Financial and Other Data
Supplemental Information American Ref-Fuel Summary Condensed Consolidated Financial and Other Data
RISK FACTORS
USE OF PROCEEDS
CAPITALIZATION
THE ACQUISITION
SELECTED FINANCIAL DATA
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
BUSINESS OF AMERICAN REF-FUEL
MSW ENERGY HOLDINGS
REF-FUEL HOLDINGS
REGULATION
MANAGEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
THE EXCHANGE OFFER
DESCRIPTION OF THE NOTES
BOOK-ENTRY; DELIVERY AND FORM
FEDERAL INCOME TAX CONSEQUENCES
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
MSW Energy Holdings LLC Attention: William E. Whitman c/o Daniel H. Clare, DLJ Merchant Banking Partners, Eleven Madison Avenue 16th Floor, New York, NY 10010 Phone No. 201-444-5041
INDEX TO PRO FORMA FINANCIAL STATEMENTS MSW Energy Holdings LLC and Subsidiaries
MSW ENERGY HOLDINGS LLC AND SUBSIDIARIES UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MSW ENERGY HOLDINGS LLC AND SUBSIDIARIES UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2002 (in thousands of dollars)
MSW ENERGY HOLDINGS LLC AND SUBSIDIARIES UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002 (in thousands of dollars)
MSW ENERGY HOLDINGS LLC AND SUBSIDIARIES UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 (in thousands of dollars)
MSW ENERGY HOLDINGS LLC AND SUBSIDIARIES UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 2003 (in thousands of dollars)
MSW ENERGY HOLDINGS LLC AND SUBSIDIARIES NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2002, THE NINE MONTHS ENDED SEPTEMBER 30, 2002 AND SEPTEMBER 30, 2003 AND THE TWELVE MONTHS ENDED SEPTEMBER 30, 2003
REF-FUEL HOLDINGS LLC AND SUBSIDIARIES UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
REF-FUEL HOLDINGS LLC AND SUBSIDIARIES UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AS OF SEPTEMBER 30, 2003 (in thousands)
REF-FUEL HOLDINGS LLC AND SUBSIDIARIES NOTE TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AS OF SEPTEMBER 30, 2003 (in thousands)
REF-FUEL HOLDINGS LLC AND SUBSIDIARIES UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2002 (in thousands)
REF-FUEL HOLDINGS LLC AND SUBSIDIARIES UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002 (in thousands)
REF-FUEL HOLDINGS LLC AND SUBSIDIARIES UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 (in thousands)
REF-FUEL HOLDINGS LLC AND SUBSIDIARIES UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 2003 (in thousands)
REF-FUEL HOLDINGS LLC AND SUBSIDIARIES NOTE TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2002, THE NINE MONTHS ENDED SEPTEMBER 30, 2002 AND SEPTEMBER 30, 2003, AND THE TWELVE MONTHS ENDED SEPTEMBER 30, 2003 (in thousands)
AMERICAN REF-FUEL COMPANY LLC AND SUBSIDIARIES UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AMERICAN REF-FUEL COMPANY LLC AND SUBSIDIARIES UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AS OF SEPTEMBER 30, 2003 (in thousands)
AMERICAN REF-FUEL COMPANY LLC AND SUBSIDIARIES NOTE TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AS OF SEPTEMBER 30, 2003 (in thousands)
AMERICAN REF-FUEL COMPANY LLC AND SUBSIDIARIES UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2002 (in thousands)
AMERICAN REF-FUEL COMPANY LLC AND SUBSIDIARIES UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002 (in thousands)
AMERICAN REF-FUEL COMPANY LLC AND SUBSIDIARIES UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 (in thousands)
AMERCIAN REF-FUEL COMPANY LLC AND SUBSIDIARIES UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 2003 (in thousands)
AMERICAN REF-FUEL COMPANY LLC AND SUBSIDIARIES NOTE TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2002, THE NINE MONTHS ENDED SEPTEMBER 30, 2002 AND SEPTEMBER 30, 2003, AND THE TWELVE MONTHS ENDED SEPTEMBER 30, 2003 (in thousands)
MSW ENERGY HOLDINGS LLC AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2003 AND FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2003
MSW ENERGY HOLDINGS LLC AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited) September 30, 2003 (in thousands of dollars)
MSW ENERGY HOLDINGS LLC AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited) For the Three Months Ended September 30, 2003 (in thousands of dollars)
MSW ENERGY HOLDINGS LLC AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited) For the Three Months Ended September 30, 2003 (in thousands of dollars)
MSW ENERGY HOLDINGS LLC AND SUBSIDIARIES NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) September 30, 2003 (in thousands of dollars)
MSW ENERGY HOLDINGS LLC AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET AS OF JUNE 30, 2003 AND REPORT OF INDEPENDENT AUDITORS
Report of Independent Auditors
MSW ENERGY HOLDINGS LLC AND SUBSIDIARIES CONSOLIDATED BALANCE SHEET JUNE 30, 2003 (in thousands of dollars)
MSW ENERGY HOLDINGS LLC AND SUBSIDIARIES NOTES TO CONSOLIDATED BALANCE SHEET JUNE 30, 2003 (in thousands of dollars)
REF-FUEL HOLDINGS LLC AND SUBSIDIARIES
UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2003 AND FOR THE THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002
REF-FUEL HOLDINGS LLC AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (in thousands)
REF-FUEL HOLDINGS LLC AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited, in thousands)
REF-FUEL HOLDINGS LLC AND SUBSIDIARIES CONSOLIDATED STATEMENT OF MEMBERS' EQUITY (Unaudited, in thousands)
REF-FUEL HOLDINGS LLC AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited, in thousands)
REF-FUEL HOLDINGS LLC AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
REF-FUEL HOLDINGS LLC AND SUBSIDIARIES
CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2002 AND 2001 AND FOR EACH OF THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 2002, AND REPORTS OF INDEPENDENT AUDITORS
Report of Independent Auditors
Independent Auditors' Report
DUKE/UAE REF-FUEL LLC AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (in thousands of dollars)
DUKE/UAE REF-FUEL LLC AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands of dollars)
DUKE/UAE REF-FUEL LLC AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF MEMBERS' EQUITY (in thousands of dollars)
DUKE/UAE REF-FUEL LLC AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands of dollars)
DUKE/UAE REF-FUEL LLC AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AMERICAN REF-FUEL COMPANY LLC AND SUBSIDIARIES
UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2003 AND FOR THE THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002
AMERICAN REF-FUEL COMPANY LLC AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (in thousands)
AMERICAN REF-FUEL COMPANY LLC AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited, in thousands)
AMERICAN REF-FUEL COMPANY LLC AND SUBSIDIARIES CONSOLIDATED STATEMENT OF MEMBER'S EQUITY (Unaudited, in thousands)
AMERICAN REF-FUEL COMPANY LLC AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited, in thousands)
AMERICAN REF-FUEL COMPANY LLC AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
AMERICAN REF-FUEL COMPANY LLC AND SUBSIDIARIES
CONSOLIDATED FINANCIAL STATEMENTS AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2002 AND THE PERIOD FROM APRIL 30, 2001 (INCEPTION OF OPERATIONS) THROUGH DECEMBER 31, 2001; AND PREDECESSOR COMBINED FINANCIAL STATEMENTS AS OF AND FOR THE FOUR MONTHS ENDED APRIL 30, 2001 AND THE YEAR ENDED DECEMBER 31, 2000, AND REPORT OF INDEPENDENT AUDITORS
Report of Independent Auditors
Report of Independent Auditors
AMERICAN REF-FUEL COMPANY LLC AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (in thousands of dollars)
AMERICAN REF-FUEL COMPANY LLC AND SUBSIDIARIES STATEMENTS OF OPERATIONS (in thousands of dollars)
AMERICAN REF-FUEL COMPANY LLC AND SUBSIDIARIES STATEMENT OF EQUITY (in thousands of dollars)
AMERICAN REF-FUEL COMPANY LLC AND SUBSIDIARIES STATEMENTS OF CASH FLOWS (in thousands of dollars)
AMERICAN REF-FUEL COMPANY LLC AND SUBSIDIARIES NOTES TO FINANCIAL STATEMENTS
PROSPECTUS
MSW ENERGY HOLDINGS LLC MSW ENERGY FINANCE CO., INC.
OFFER TO EXCHANGE
[ALTERNATE SECTION FOR MARKET-MAKING PROSPECTUS]

[ALTERNATE SECTION FOR MARKET-MAKING PROSPECTUS]
RISK FACTORS
[ALTERNATE SECTION FOR MARKET-MAKING PROSPECTUS]
USE OF PROCEEDS
[ALTERNATE SECTION FOR MARKET-MAKING PROSPECTUS]
FEDERAL INCOME TAX CONSEQUENCES
[ALTERNATE SECTION FOR MARKET-MAKING PROSPECTUS]
PLAN OF DISTRIBUTION
PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS
SIGNATURES
SIGNATURES
SIGNATURES
EXHIBIT INDEX